     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2000

                                                   REGISTRATION NO. 333-[      ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          NRG NORTHEAST GENERATING LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4911                            41-1937472
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------
                         1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
                                 (612) 373-5300
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------
                             JAMES J. BENDER, ESQ.
                          NRG NORTHEAST GENERATING LLC
                         1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
                                 (612) 373-5300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             STACY J. KANTER, ESQ.
                              ERICA A. WARD, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NY 10036-6522
                                 (212) 735-3000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                    AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING
TITLE OF CLASS OF SECURITIES TO BE REGISTERED        REGISTERED            PER BOND(1)             PRICE(1)
------------------------------------------------------------------------------------------------------------------
8.065% Series A-1 Senior Secured Bonds due
  2004................                              $320,000,000              100%               $320,000,000
8.842% Series B-1 Senior Secured Bonds due
  2015................                              $130,000,000              100%               $130,000,000
9.292% Series C-1 Senior Secured Bonds due
  2024................                              $300,000,000              100%               $300,000,000
Guarantees............                                   --                    --                     --
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

---------------------------------------------  -------------------
---------------------------------------------  -------------------

                                                    AMOUNT OF
TITLE OF CLASS OF SECURITIES TO BE REGISTERED   REGISTRATION FEE
---------------------------------------------  -------------------
8.065% Series A-1 Senior Secured Bonds due
  2004................                               $84,480
8.842% Series B-1 Senior Secured Bonds due
  2015................                               $34,320
9.292% Series C-1 Senior Secured Bonds due
  2024................                               $79,200
Guarantees............                                 (2)
--------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2) No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                      PRIMARY STANDARD
        EXACT NAME OF           STATE OR OTHER JURISDICTION OF    INDUSTRIAL CLASSIFICATION      I.R.S. EMPLOYER
    ADDITIONAL REGISTRANTS        INCORPORATION OR FORMATION             CODE NUMBER          IDENTIFICATION NUMBER
------------------------------  -------------------------------   -------------------------   ---------------------
Arthur Kill Power LLC*                  Delaware                            4911                   41-1937469
Astoria Gas Turbine Power LLC*          Delaware                            4911                   41-1937470
Connecticut Jet Power LLC*              Delaware                            4911                   41-1949386
Devon Power LLC*                        Delaware                            4911                   41-1949385
Dunkirk Power LLC*                      Delaware                            4911                   41-1937466
Huntley Power LLC*                      Delaware                            4911                   41-1937468
Middletown Power LLC*                   Delaware                            4911                   41-1949384
Montville Power LLC*                    Delaware                            4911                   41-1949383
Norwalk Power LLC*                      Delaware                            4911                   41-1949381
Oswego Harbor Power LLC*                Delaware                            4911                   41-1937465
Somerset Power LLC*                     Delaware                            4911                   41-1924606

---------------
* Address and telephone of principal executive offices are the same as those of NRG Northeast Generating LLC.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JULY 31, 2000.

   PROSPECTUS

    NRG LOGO
                  NRG NORTHEAST GENERATING LLC

                               EXCHANGE OFFER FOR

          $320,000,000 8.065% SERIES A-1 SENIOR SECURED BONDS DUE 2004 $130,000,000 8.842% SERIES B-1 SENIOR SECURED BONDS DUE 2015
          $300,000,000 9.292% SERIES C-1 SENIOR SECURED BONDS DUE 2024
                            ------------------------
       THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

   ON [30 DAYS AFTER COMMENCEMENT OF EXCHANGE OFFER], 2000, UNLESS EXTENDED.

                            ------------------------

                          TERMS OF THE EXCHANGE OFFER:

- We will exchange all outstanding bonds that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

- You may withdraw tendered outstanding bonds at any time prior to the expiration of the exchange offer.

- The exchange of outstanding bonds will not be a taxable exchange for United States federal income tax purposes.

- The terms of the bonds to be issued are substantially identical to the terms of the outstanding bonds, except that transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding bonds do not apply.

- We will not receive any proceeds from the exchange offer.

- There is no existing market for the bonds to be issued, and we do not intend to apply for their listing on any securities exchange.

     See the "Description of the Bonds" section beginning on page 66 for more information about the bonds to be issued in this exchange offer.

     THIS INVESTMENT INVOLVES RISKS.   SEE THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 17 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING BONDS FOR EXCHANGE.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                     Prospectus dated [            ], 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Where You Can Find More Information.........................     ii
Forward-Looking Statements..................................    iii
Prospectus Summary..........................................      1
Risk Factors................................................     17
The Exchange Offer..........................................     24
Use of Proceeds.............................................     33
Capitalization..............................................     33
Selected Historical Financial Data..........................     34
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     35
NRG Northeast, NRG Energy and Northern States Power.........     39
Business of NRG Northeast and the Guarantors................     41
Management..................................................     55
Certain Relationships and Related Transactions..............     57
Summary of Certain Principal Agreements.....................     58
Description of the Bonds....................................     66
Description of Principal Financing Documents................     73
Plan of Distribution........................................     94
Certain U.S. Federal Income Tax Considerations..............     95
Legal Matters...............................................     95
Experts.....................................................     95
Index to Financial Statements...............................    F-1
Appendix: Glossary of Defined Terms.........................    A-1

                            ------------------------

     Our principal executive offices are located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403, and our telephone number is (612) 373-5300.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the bonds offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about our company and the bonds in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement for a more complete understanding of the document or matter.

     After the registration statement becomes effective, we will be subject to the informational requirements of the Exchange Act of 1934, and will file periodic reports, registration statements and other information with the SEC. You may read and copy the registration statement and any of the other documents we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. In addition, reports and other filings are available to the public on the SEC's web site at http://www.sec.gov.

     If for any reason we are not subject to the reporting requirements of the Securities Exchange Act of 1934 in the future, we will still be required under the indenture governing the bonds to furnish the holders of the bonds with certain financial and reporting information. See "Description of Principal Financing Documents -- Indenture -- Covenants of NRG Northeast -- Information Requirements" for a description of the information we are required to provide.

NRG ENERGY

     NRG Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document NRG Energy files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. NRG Energy's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     You should rely only on the information provided in this prospectus or any supplement. NRG Energy has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. NRG Energy's SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of NRG Energy's public filings at the New York Stock Exchange, you should call (212) 656-5060.

NORTHERN STATES POWER COMPANY

     Northern States Power Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Northern States Power files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Northern States Power's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.Northern States Power's SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of Northern States Power's public filings at the New York Stock Exchange, you should call (212) 656-5060.

     You should rely only on the information provided in this prospectus or any supplement. Northern States Power has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which give our current expectations of future events. You will recognize these statements because they do not strictly relate to historical or current facts. Such statements may use words such as "anticipate," "estimate," "expect," "project," "intend," "think," "believe," "will," "should" and other words or terms of similar meaning in connection with any discussion of our future performance. For example, these include statements relating to future actions, future performance, expenses and the impact of the capital markets on our liquidity. From time to time, we also may provide oral or written forward-looking statements in other material released to the public.

     Any or all of our forward-looking statements in this prospectus and in any other public statements we make may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors, which cannot be predicted with certainty, will be important in determining our future results. Among such factors are:

     - governmental, statutory, regulatory or administrative changes or initiatives affecting us, the guarantors, our facilities, the contracts relating to such facilities or the United States electricity industry generally;

     - demand for electric capacity and energy in the markets served by our facilities;

     - competition from other power plants, including new plants that may be developed in the future;

     - the cost and availability of fuel, fuel transportation services and emissions credits for our facilities;

     - our limited operating history as a stand-alone entity;

     - the limited operating history of the entity which is providing power marketing and fuel and emissions procurement services to us;

     - the creditworthiness of our customers and other parties with whom we have contracts;

     - the cost and availability of transmission capacity for the electrical energy generated by our facilities or required to satisfy power sales made on our behalf;

     - general economic conditions;

     - demographic changes; and

     - technological changes.

     As a result of these factors, actual future results may vary materially. Also, please note that the factors we discuss in this prospectus are those we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed above or under "Risk Factors" could also adversely affect us.

     Some of these factors and others are more fully discussed under the caption "Risk Factors."

                            ------------------------

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and this exchange offer but may not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents we refer you to. The words "we," "our," "ours" and "us" refer to NRG Northeast and include our guarantors on a consolidated basis unless otherwise specified, and the term "NRG Northeast" refers to NRG Northeast Generating LLC in its individual capacity, unless otherwise specified. The term "bonds" refers, collectively, to the 8.065% Series A-1 Senior Secured Bonds due 2004, the 8.842% Series B-1 Senior Secured Bonds due 2015, and the 9.292% Series C-1 Senior Secured Bonds due 2024 offered in this prospectus. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements are forward-looking statements which involve risks and uncertainties. See "Forward-Looking Statements." Certain terms used in this prospectus are defined in the "Glossary of Defined Terms" included as Appendix A hereto.

                               THE EXCHANGE OFFER

BONDS OFFERED.................   $320,000,000 aggregate principal amount of new
                                 8.065% Series A-1 Senior Secured Bonds due
                                 2004;

                                 $130,000,000 aggregate principal amount of new 8.842% Series B-1 Senior Secured Bonds due 2015; and

                                 $300,000,000 aggregate principal amount of new 9.292% Series C-1 Senior Secured Bonds due 2024,

                                 all of which have been registered under the Securities Act of 1933.

                                 The terms of the bonds offered in the exchange offer are substantially identical to those of the outstanding bonds, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding bonds do not apply to the new registered bonds.

OUTSTANDING BONDS.............   $320,000,000 aggregate principal amount of
                                 8.065% Series A Senior Secured Bonds due 2004;

                                 $130,000,000 aggregate principal amount of
                                 8.842% Series B Senior Secured Bonds due 2015; and

                                 $300,000,000 aggregate principal amount of
                                 9.292% Series C Senior Secured Bonds due 2024,

                                 all of which were issued on February 22, 2000.

THE EXCHANGE OFFER............   We are offering to issue registered bonds in
                                 exchange for a like principal amount and like denomination of our outstanding bonds. We are offering to issue these registered bonds to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the outstanding bonds when we sold them in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your outstanding bonds for exchange by following the procedures described under the caption "The
                                 Exchange Offer."

TENDERS; EXPIRATION DATE;
WITHDRAWAL....................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on [30 days after
                                 commencement of exchange offer], 2000, unless we extend it. If you decide to exchange your outstanding bonds for new bonds, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new bonds. You may withdraw any bonds that you tender for exchange at any time prior to [30 days after commencement of exchange offer], 2000. If we decide for any reason not to accept any bonds you have tendered for exchange, those bonds will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "The Exchange Offer --
                                 Terms of the Exchange Offer" for a more
                                 complete description of the tender and
                                 withdrawal provisions.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to customary
                                 conditions, some of which we may waive.

U.S. FEDERAL INCOME TAX
  CONSEQUENCES................   Your exchange of outstanding bonds for bonds to
                                 be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 exchange offer.

EXCHANGE AGENT................   The Chase Manhattan Bank.

CONSEQUENCES OF FAILURE TO
EXCHANGE......................   Outstanding bonds that are not tendered or that
                                 are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those bonds. In general, you may offer or sell your outstanding bonds only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to register the outstanding bonds.
                                 If you do not participate in the exchange offer, the liquidity of your bonds could be adversely affected.

CONSEQUENCES OF EXCHANGING
YOUR BONDS....................   Based on interpretations of the staff of the
                                 SEC, we believe that you may offer for resale, resell or otherwise transfer the bonds that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

                                 - acquire the bonds issued in the exchange offer in the ordinary course of your business;

                                 -  are not participating, do not intend to
                                    participate, and have no arrangement or
                                    undertaking with anyone to participate, in the distribution of the bonds issued to you in the exchange offer; and

                                 - are not an "affiliate" of our company as defined in Rule 405 of the Securities Act.

                                 If any of these conditions are not satisfied and you transfer any bonds issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

                                 Any broker-dealer that acquires bonds in the exchange offer for its own account in exchange for outstanding bonds which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any bonds issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

                                   THE BONDS

     The terms of the bonds we are issuing in this exchange offer and the outstanding bonds are identical in all material respects, except:

     - the bonds will have been registered under the Securities Act;

     - the bonds will not contain transfer restrictions and registration rights that relate to the outstanding bonds; and

     - the bonds will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding bonds under circumstances related to the timing of the exchange offer.

     A brief description of the material terms of the bonds follows:

ISSUER........................   NRG Northeast Generating LLC.

BONDS OFFERED.................   $750 million in aggregate principle amount of:
                                 (a) $320,000,000 8.065% Series A-1 Senior
                                 Secured Bonds due December 15, 2004; (b)
                                 $130,000,000 8.842% Series B-1 Senior Secured
                                 Bonds due June 15, 2015; and (c) $300,000,000
                                 9.292% Series C-1 Senior Secured Bonds due
                                 December 15, 2024.

ISSUE PRICE...................   The issue price of the outstanding bonds was
                                 par plus interest accrued from February 22, 2000.

INTEREST PAYMENT DATES........   June 15 and December 15 of each year,
                                 commencing June 15, 2000.

AMORTIZATION..................   Principal of the bonds will be repaid in
                                 accordance with the schedule set forth under "Description of the Bonds -- Amortization of the Bonds."

INITIAL AVERAGE LIVES.........   Series A-1 Senior Secured Bonds due 2004:
                                 approximately 2.4 years; Series B-1 Senior
                                 Secured Bonds due 2015: approximately 9.5 years; and Series C-1 Senior Secured Bonds due
                                 2024: approximately 21.7 years.

DENOMINATIONS.................   NRG Northeast will issue the bonds in minimum
                                 denominations of $100,000 or any integral multiple of $1,000 in excess thereof.

RATINGS.......................   "Baa3" by Moody's Investors Service, Inc. and
                                 "BBB-" by Standard & Poor's Rating Services.

GUARANTORS....................   Each of our existing and certain future
                                 subsidiaries will jointly and severally
                                 guarantee the bonds. NRG Northeast has agreed that it will at all times maintain at least a 50% ownership interest in the guarantors.

NATURE OF OBLIGATIONS.........   NRG Northeast is obligated to make payments on
                                 the bonds. Neither NRG Energy, our indirect parent, nor Northern States Power, which has approximately 82% of the stock outstanding and 98% of the combined voting power of NRG
                                 Energy's common stock and Class A Common Stock, nor any of their affiliates (other than the guarantors) have guaranteed payment of the bonds nor do they have any obligation to make payments on the bonds (other than NRG Energy's obligation under any debt service reserve support instrument).

OPTIONAL REDEMPTION...........   NRG Northeast may redeem the bonds in whole or
                                 in part at any time at a redemption price equal to:

                                 - 100% of the principal amount of the bonds
                                   being redeemed, plus

                                 - interest on the bonds being redeemed accrued
                                   and unpaid through the date of redemption, plus

                                 - a make-whole premium based on an amount equal
                                   to the excess, if any, of

                                   (a) the present value of all interest and principal payments scheduled to become due in respect to the bonds (which is to be determined on the basis of a discount rate equal to the sum of a treasury rate plus 25 basis points) over

                                   (b) the outstanding principal amount of the applicable bonds.

MANDATORY REDEMPTION..........   The bonds will be subject to a mandatory
                                 redemption in whole or in part in the event we receive casualty insurance proceeds or condemnation proceeds, as applicable, in respect of any loss or damage to or condemnation or other governmental taking of any of our facilities or any part thereof, in excess of $10 million; provided that we will first be permitted to repair or rebuild such facilities, or parts thereof, where there are sufficient funds (including such insurance or condemnation proceeds) to do so, and if we provide an officer's certificate that certifies that no material adverse effect on us could reasonably be expected to result.

                                 In the event that we repair or rebuild our facilities and the insurance or condemnation proceeds are greater than the cost of such repair or rebuilding and if such excess amount is greater than $5 million, only the remaining insurance or condemnation proceeds over $5 million will be used for a mandatory redemption or a repayment of senior secured indebtedness.

                                 In the event of a mandatory redemption, the redemption price for the bonds will be 100% of the principal amount of the bonds being redeemed plus interest accrued through the date of redemption. Upon the occurrence of any event requiring a redemption of bonds, we will be required to redeem the bonds and repay other senior secured indebtedness on a pro rata basis in an aggregate amount equal to the loss proceeds to be applied as described above.

CHANGE OF CONTROL.............   Upon the occurrence of events involving a
                                 change of control, we will be required to offer to repurchase all or any part of the outstanding bonds on the immediately following payment date at a cash price equal to 101% of the then outstanding principal amount of the bonds, plus accrued and unpaid interest to the date of payment. A change of control means:

                                 - the acquisition of ownership, directly or
                                   indirectly, beneficially or of record or otherwise, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of this prospectus) other than NRG Energy or its wholly-owned subsidiaries, of ownership interests representing more than 50% of the aggregate ordinary voting power represented by our membership interests; or

                                 - the acquisition of direct or indirect control
                                   of us by any person or group other than NRG
                                   Energy or its wholly-owned subsidiaries.

                                 However, there will be no change of control if either:

                                 - we receive a confirmation of the ratings of
                                   the bonds in effect immediately prior to the occurrence of the change of control; or

                                 - the change of control is approved by holders
                                   of bonds holding at least 66 2/3% in
                                   aggregate principal amount of the
                                   then-outstanding bonds.

DEBT SERVICE RESERVE
ACCOUNT.......................   NRG Northeast established a debt service
                                 reserve account for the benefit of the holders of the bonds and this account must contain at all times a sufficient amount to pay the projected principal and interest on all series of bonds due on the next scheduled payment date for each series of bonds. We do not have to fund this account with cash if we obtain an acceptable debt service reserve support instrument, which may be either an unconditional guarantee by NRG Energy or any of its affiliates other than NRG Northeast (so long as NRG Energy or such affiliate maintains a long-term senior unsecured debt rating of "Baa3" or better by Moody's and "BBB-" or better by S&P) or a letter of credit provided by a commercial bank or other financial institution with a long-term senior unsecured debt rating of "A2" or better by Moody's and "A" or better by S&P. The trustee will disburse funds from this account only to pay principal and interest on, and fees in respect of, the bonds in certain circumstances. Currently the debt service reserve requirement is being satisfied by a guarantee given by NRG Energy.

RANKING OF THE BONDS..........   The bonds:

                                 - are senior obligations of NRG Northeast;

                                 - are equal in right of payment to all of NRG
                                   Northeast's existing and future senior
                                   indebtedness; and

                                 - rank senior in right of payment to all of the
                                   existing and future subordinated indebtedness of NRG Northeast.

RANKING OF THE GUARANTEES.....   The obligations under the guarantees:

                                 - are senior obligations of the relevant
                                   guarantor; and

                                 - are equal in right of payment to all such
                                   guarantor's indebtedness, which is restricted to intercompany notes.

COLLATERAL....................   The bonds will be secured by a security
                                 interest in:

                                 - NRG Northeast's membership or other ownership
                                   interests in the guarantors;

                                 - NRG Northeast's rights under all intercompany
                                   notes between NRG Northeast and the
                                   guarantors;

                                 - the power sales and agency agreements, the
                                   operations and maintenance agreements, the corporate services agreements, the transition power sales contracts entered into by NRG Power

                                   Marketing or the guarantors and the funds administration agreement;

                                 - the debt service reserve account; and

                                 - the revenues from power sales contracts
                                   entered into by NRG Power Marketing
                                   associated with existing or future facilities owned by NRG Northeast or the guarantors.

                                 Pursuant to a collateral agency and
                                 intercreditor agreement, The Chase Manhattan
                                 Bank will act as collateral agent and maintain the collateral for the benefit of the trustee, as representative of the holders of the bonds, the agents under the working capital facility and the lenders or agents in connection with future senior secured debt, except for the debt service reserve account which will be maintained by the trustee solely for the holders of the bonds and any bonds issued under the indenture in the future. See "Description of Principal Financing Documents -- Collateral Agency and Intercreditor Agreement."

COVENANTS OF NRG NORTHEAST....   The terms of the indenture require NRG
                                 Northeast to, among other things:

                                 - provide financial statements, default notices
                                   and other notices to the trustee;

                                 - maintain our property and existence;

                                 - maintain certain agreements;

                                 - comply with applicable laws;

                                 - pay taxes and maintain books and records;

                                 - maintain certain insurance coverage;

                                 - make certain future subsidiaries guarantors
                                   of the bonds and retain in excess of a 50% ownership interest in all guarantors;

                                 - comply with certain regulatory requirements;

                                 - maintain the debt service reserve account;

                                 - comply with the financial information
                                   requirements required under the indenture until bonds that have been registered with the SEC have been issued in exchange for the outstanding bonds in accordance with the registration rights agreement described below; and

                                 - maintain registration under the Exchange Act
                                   after issuance of those bonds so long as required by law.

                                 The terms of the indenture restrict NRG
                                 Northeast's ability to, among other things:

                                 - incur additional debt;

                                 - incur liens on its property or pledge its
                                   assets;

                                 - engage in mergers, consolidations and sales
                                   of assets;

                                 - take any action which subjects NRG Northeast
                                   or the guarantors to certain taxes;

                                 - make distributions;

                                 - make investments and acquisitions;

                                 - enter into certain transactions with
                                   affiliates; and

                                 - enter into businesses other than ownership
                                   and operation of power generation facilities and ownership of subsidiaries which are guarantors and unrestricted subsidiaries.

                                 These restrictions are subject to a number of important qualifications and exceptions which are described under "Description of Principal Financing Documents -- Indenture."

COVENANTS OF THE GUARANTORS...   The terms of the indenture require each
                                 guarantor to, among other things:

                                 - maintain its property and existence;

                                 - maintain certain insurance coverage;

                                 - operate its facilities in accordance with
                                   prudent industry practice; and

                                 - comply with applicable laws.

                                 The terms of the indenture restrict each guarantor's ability to, among other things:

                                 - incur any additional debt;

                                 - incur liens on its property or pledge its
                                   assets;

                                 - engage in mergers, consolidations and sales
                                   of assets;

                                 - make distributions to any person other than
                                   NRG Northeast;

                                 - make investments and acquisitions;

                                 - enter into certain transactions with
                                   affiliates;

                                 - enter into agreements which restrict its
                                   ability to distribute money to NRG Northeast; and

                                 - enter into businesses other than the
                                   ownership and operation of power generation facilities.

                                 These restrictions are subject to a number of important qualifications and exceptions which are described under the caption "Description of Principal Financing Documents -- Indenture."

EXCHANGE OFFER; REGISTRATION
RIGHTS........................   We have agreed to use our reasonable best
                                 efforts to:

                                 - file a registration statement with the SEC
                                   relating to the offer to exchange the
                                   outstanding bonds for publicly registered bonds with identical terms; and

                                 - cause that registration statement to be
                                   declared effective by November 20, 2000.

                                 If applicable interpretations of the staff of the SEC do not permit NRG Northeast and the guarantors to effect the exchange offer, we will use our reasonable best efforts to file with the SEC a registration statement for the resale of the bonds and cause that registration statement to be declared effective.

                                 In the event that the registration statement is not declared effective by November 20, 2000, or the exchange offer is not consummated by January 3, 2001, or if any such registration statement ceases to be effective or useable during the specified time period, we will be obligated to pay additional interest in the amount of 50 basis points to the holders of the bonds until the registration statement is declared effective and is useable or the exchange offer is consummated.

                                 Upon consummation of the exchange offer, holders of the outstanding bonds will no longer have any rights under the registration rights agreement, except to the extent we have continuing obligations to file a registration statement for the resale of the bonds as described above. For additional information, see "Description of Principal Financing Documents -- Registration Rights Agreement."

GOVERNING LAW.................   The bonds and the documents related to the
                                 issuance of the bonds will be governed by, and construed in accordance with, the laws of the State of New York.

                                  THE COMPANY

     NRG Northeast Generating LLC is a Delaware limited liability company which, through its family of subsidiaries, owns electric power generation plants in the northeastern region of the United States. NRG Northeast is an indirect, wholly-owned subsidiary of NRG Energy which has made a net investment of approximately $859 million in NRG Northeast as of March 31, 2000.

     We own a total of ten fossil fuel-fired and six remote gas turbine electric power generation plants located in Connecticut, Massachusetts and New York, providing approximately 6,495 MW of capable generating capacity. There are a variety of ways in which the capacity of electric power generation plants can be measured. We have chosen to express the capacity of our plants in terms of capable generating capacity throughout this prospectus. A table summarizing the characteristics of these facilities is set forth on page 12. We are a major owner of independent electric power generation in terms of net megawatts of generating capacity in the northeastern region of the United States.

     Our assets represent a diversified regional base of competitive generating facilities close to major load centers. Our revenues are derived from base-load facilities, intermediate load facilities and peaking facilities. The facilities are diversified in terms of fuel usage and include coal, natural gas and fuel oil plants.

     Our facilities sell their electrical power to diversified customers and markets. In the first four calendar years of the term of the bonds, we expect to sell a significant portion of our power pursuant to transition power sales contracts with certain of the parties from whom we purchased the facilities. We expect to sell the remainder of our power during this period primarily by bidding into the New England Power Pool, which we will refer to as the NEPOOL, and the New York Power Pool, which we will refer to as the NYPP (including the area of the NYPP which is located in New York City and certain surrounding areas which we will refer to as the New York City in-city market), the power pools in which our facilities are located, and power pools in other areas. In later years, we will look to maximize our revenues by seeking to optimize the mix of sales pursuant to contracts and sales directly into these pools.

     The facilities were purchased at prices we believe to be competitive compared to recent auctions of generation assets in the northeastern region of the United States. In addition, we believe that:

     - The Dunkirk and Huntley facilities are among the lowest variable cost fossil fuel plants that sell into the NYPP; we will operate these assets as base-load facilities.

     - The Connecticut facilities are strategically positioned for sales into the NEPOOL and have a competitive advantage on transmission charges; we will operate these facilities as peaking and intermediate facilities to take advantage of market volatility.

     - The Somerset facility provides low variable cost capacity, strategically positioned to sell power into the NEPOOL; we intend to operate this facility as a peaking and base-load facility, depending on market conditions.

     - The Oswego facility provides very low cost capacity and is a source of excess emissions allowances that can be utilized at our other facilities; we expect to operate this facility as a peaking facility.

     - The Arthur Kill and Astoria facilities are located in the New York City in-city market and represent approximately 20% of installed capacity inside this transmission constrained area. We expect to benefit from the fact that load serving entities in the New York City in-city market must currently contract for 80% of their load obligation from in-city resources and there is limited potential to construct new in-city generation capacity or to gain transmission access to other generation capacity. We expect to operate the Arthur Kill facility as an intermediate and peaking facility and the Astoria facility as a peaking facility.

     We believe certain of the facilities and facility sites provide opportunities for repowering or expansion of generation capacity. We also believe that the diversity of our facilities, in terms of operating characteristics, fuel sources, markets served, as well as their locational advantages, puts us in a position to realize overall operational and financial management synergies relating to integration of our fuel supply management and operating activities. Our relationship with NRG Energy allows us to draw on its years of experience in the power sector by contracting with it and its affiliates for many of these services.

     NRG Northeast was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates, the independent electric generating facilities described in the following chart and any others that we may acquire in the future.

     Our headquarters and principal executive offices are located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403. Our telephone number is
(612) 373-5300.

                            NRG NORTHEAST FACILITIES

FACILITY/LOCATION/        CAPABLE   NO. OF                                     POWER SALES
POWER POOL LOCATION         MW      UNITS    DISPATCH TYPE      FUEL TYPE      CONTRACTS*        SELLING UTILITY
-------------------       -------   ------   -------------      ---------      -----------       ---------------
ARTHUR KILL/                 842       3     Intermediate/   Natural Gas/Oil     Yes         The Consolidated Edison
  Staten Island, NY/                         Peaking                                         Company of New York,
  NYPP, New York City                                                                        Inc. ("ConEd")
  in-city
ASTORIA GAS TURBINES/        614      11     Peaking         Natural Gas/Oil     Yes         ConEd
  Queens, NY/
  NYPP, New York City
  in-city
CONNECTICUT JET POWER/       110       6     Peaking         Oil                 Yes         The Connecticut Light &
  Branford, Cos Cob                                                                          Power Company ("CL&P")
  Torrington, and
  Franklin Drive,
  CT/NEPOOL
DEVON/                       358       7     Intermediate/   Natural Gas/Oil     Yes         CL&P
  Milford, CT/                               Peaking
  NEPOOL
DUNKIRK/                     582       4     Base-load       Coal                Yes         Niagara Mohawk Power
  Dunkirk, NY/                                                                               Corporation ("NiMo")
  NYPP
HUNTLEY/                     566       6     Base-load       Coal                Yes         NiMo
  Buffalo, NY/
  NYPP
MIDDLETOWN/                  770       4     Intermediate/   Natural Gas/Oil     Yes         CL&P
  Middletown, CT/                            Peaking
  NEPOOL
MONTVILLE/                   498       4     Intermediate/   Natural Gas/Oil     Yes         CL&P
  Uncasville, CT/                            Peaking
  NEPOOL
NORWALK HARBOR/              342       3     Intermediate/   Oil                 Yes         CL&P
  S. Norwalk, CT/ NEPOOL                     Peaking
OSWEGO/                    1,660       2     Peaking         Oil/Natural Gas     Yes         NiMo/Rochester Gas and
  Oswego, NY/                                                                                Electric Corporation
  NYPP                                                                                       ("RG&E")
SOMERSET/                    153**   3**     Base-load/      Coal/Oil            Yes         Montaup Electric Company
  Somerset, MA/                              Peaking                                         ("MEC")
  NEPOOL
Total...................   6,495      53

---------------

 * These contracts include the Arthur Kill and Astoria transition capacity agreements, the Dunkirk and Huntley swap and transition power and energy agreements, the Oswego transition power agreement, the Somerset wholesale standard offer service agreement and the CL&P standard offer service wholesale sales agreements. See "Summary of Certain Principal Documents."

** One unit representing approximately 24 MW of capacity is currently leased to Vermont Electric Power Company (VELCO).

OUR BUSINESS

     We are a major owner of independent electric power generation in the northeastern region of the United States. Our regional base of competitive generating facilities is close to major load centers. We intend to pursue a strategy of enhancing profitability and competitiveness of these facilities through their efficient operation. We believe the diversity of our facilities, in terms of operational characteristics and location in and access to multiple power pools and fuel sources, is an important part of this strategy.

     In order to operate our facilities and be competitive, we need to address power marketing, fuel procurement, emissions management and operations and maintenance issues relating to the facilities. We are utilizing certain resources of NRG Energy and its affiliates by entering into contracts with NRG Energy, NRG Power Marketing and subsidiaries of NRG Operating Services, to provide key administrative, marketing and operational services to us. An example of these contractual arrangements is shown in a diagram on page 15.

     In particular, NRG Power Marketing, a wholly-owned subsidiary of NRG Energy, has entered into power sales and agency agreements with each of the guarantors for terms of approximately 30 years. NRG Power Marketing provides all power marketing services, fuel procurement services and emissions management services for the guarantors.

     POWER MARKETING. NRG Power Marketing provides power marketing services to the guarantors, including scheduling, pool bidding, contract management and bilateral sales of excess capacity, energy and ancillary services, with gross receipts less costs incurred due to the guarantors from such activities flowing to NRG Northeast. NRG Power Marketing has the exclusive rights to market all capacity, energy and ancillary services from the guarantors that the guarantors have not otherwise committed under other contracts.

     FUEL PROCUREMENT. NRG Power Marketing provides fuel procurement services for natural gas, coal and oil purchasing; fuel inventory management; and transportation arrangements. As part of NRG Northeast's fuel procurement strategy, NRG Power Marketing will pursue short and intermediate fuel contracts to hedge power sales contracts and other forward sales of power.

     EMISSIONS MANAGEMENT. NRG Power Marketing provides emissions management services for tracking, procurement, sales and allocation of emission allowances. NRG Power Marketing will also assist the guarantors in performing ongoing analyses comparing costs of installing and operating environmental control equipment to emissions allowance procurement.

     RISK MANAGEMENT. NRG Power Marketing will utilize certain risk management policies and procedures to assist us with our objectives of maximizing net operating margins while minimizing the risks associated with the cash flows derived from these assets. Key risk management guidelines adopted by NRG Power Marketing include: (i) a general prohibition on speculative activities; (ii) mitigation of operational risk by not allowing more than 50% of available output not already contracted to be sold forward unless approved by the NRG Power Marketing board of directors; (iii) approval of counter-parties and their trading limits by NRG Energy's treasury; and (iv) fuel and emissions allowance requirements to be matched with future power sales commitments. These risk management policies and procedures can only be changed by NRG Power Marketing's board of directors.

     OPERATIONS AND MAINTENANCE. Each of the guarantors has entered into an operation and maintenance agreement with a separate subsidiary of NRG Operating Services (other than the guarantors which own the Connecticut Jet and Middletown facilities, which share an operator), which is a wholly-owned subsidiary of NRG Energy. NRG Energy, through NRG Operating Services or other subsidiaries, currently has contracts for the operations and maintenance of approximately 7,800 MW of power generation at thirty-one facilities worldwide, excluding the NRG Northeast assets. Each NRG Operating Services subsidiary will be responsible for operating and maintaining specific facilities.

     SIGNIFICANT CUSTOMERS. We derived approximately 85.6% of our 1999 revenues from three customers: Niagara Mohawk Power Corporation (35.0%), Consolidated Edison Company of New York, Inc. (33.0%) and Eastern Utility Association (17.6%). We sell energy and capacity to these customers under transition agreements expiring in 2003, 2002 and 2009, respectively. For the first quarter of 2000, we derived approximately 72.7% of our revenues from three customers:
Connecticut Light and Power (35.2%), Niagara Mohawk Power Corporation (21.5%) and Consolidated Edison Company of New York, Inc. (16.0%).

OUR OWNERSHIP

     We are indirectly wholly-owned by NRG Energy, a leading participant in the independent electric power generation industry throughout the world. Established in 1989, NRG Energy is primarily engaged in the acquisition, development, ownership and operation of power generation facilities and the sale of energy, capacity and related products. On June 5, 2000, NRG Energy consummated the initial public offering of its common stock. Upon completion of the offering, Northern States Power owned approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy's common stock and Class A Common Stock.

     Northern States Power is an investor-owned utility that serves customers in the upper Midwest and owns and operates approximately 7,100 MW of generating capacity. On March 24, 1999, Northern States Power and New Century Energies, Inc., a Colorado-based public utility holding company, entered into an agreement providing for the merger of the two companies. Following the merger, Northern States Power's utility assets will be held in a subsidiary of the surviving corporation in the merger, which will be renamed Xcel Energy, Inc. Xcel Energy will indirectly own approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy's common stock and Class A Common Stock. The merger has been approved by the shareholders of both companies and by the Federal Energy Regulatory Commission (the "FERC"), but remains subject to certain other closing conditions and other regulatory approvals. The merger is expected to be completed in the third quarter of 2000.

                               COMPANY STRUCTURE

                         [COMPANY STRUCTURE FLOW CHART]
                      ------------------------------------
                             NORTHERN STATES POWER
                      ------------------------------------
                                      82%*
                      ------------------------------------
                                NRG ENERGY, INC.
                      ------------------------------------

                    100%                                           100%
    ------------------------------------           ------------------------------------
            Northeast Generation                              NRG Eastern LLC
                 Holding LLC                       ------------------------------------
    ------------------------------------                            50%
                     50%

                      ------------------------------------
                          NRG Northeast Generating LLC
                      ------------------------------------
                                      100%

---------------   ---------------   ---------------   ---------------   ---------------   ---------------
  Arthur Kill       Astoria Gas       Connecticut          Devon            Dunkirk           Huntley
   Power LLC          Turbine          Jet Power         Power LLC         Power LLC         Power PPC
---------------      Power LLC            LLC         ---------------   ---------------   ---------------
                  ---------------   ---------------

---------------   ---------------   ---------------   ---------------   --------
   Middletown        Montville          Norwalk            Oswego           Somerset
   Power LLC         Power LLC         Power LLC           Harbor          Power LLC
---------------   ---------------   ---------------      Power LLC      ---------------
                                                      ---------------

------------------------
* Northern States Power Company owns approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy, Inc.'s common stock and Class A Common Stock.

                       CONTRACTUAL ARRANGEMENTS -- EXAMPLE

                      [CONTRACTUAL ARRANGEMENTS FLOW CHART]

                               -------------------
-------------------------------  NRG ENERGY, INC. ------------------------------
                               -------------------

          100%                                                              100%                                   100%
------------------------                   Corporate Services     ------------------------
NRG OPERATING SERVICES,                         Agreement               NRG NORTHEAST
           INC.                                                        GENERATING LLC
------------------------                                          ------------------------
         100%                                                               100%


------------------------                            ------------------------                           -------------------------
      NRG HUNTLEY              Operation and                                      Power Sales and              NRG POWER
    OPERATIONS, INC.       Maintenance Agreement      HUNTLEY POWER LLC           Agency Agreement           MARKETING INC.
------------------------                            ------------------------                           -------------------------

---------------
Contractual Relationship
-----------
Ownership

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

     We entered into a loan agreement, dated as of June 4, 1999, which we will refer to as the "loan agreement", with several commercial banks and other financial institutions, which provided for a 364-day term loan facility in an amount up to $646.6 million, which we will refer to as the "term loan facility," and a 364-day revolving credit facility in an amount up to $40 million to finance certain of our working capital needs, which we will refer to as the "old working capital facility." We used the term loan facility to partially fund the acquisition of our facilities (other than the Connecticut facilities). The remainder of the purchase price for our facilities (other than the Connecticut facilities) was funded with equity contributions from NRG Energy in the amount of $353.6 million.

     The purchase price for the Connecticut facilities, which were acquired in December 1999, was funded in part by equity contributions and in part by loans, both made by NRG Energy.

     We used the proceeds from the sale of the outstanding bonds:

     - to repay all amounts of principal and interest outstanding under the term loan facility,

     - to pay our costs and expenses in connection with the offering of the bonds, and

     - to repay to NRG Energy money loaned in connection with the purchase of the Connecticut facilities.

     Contemporaneously with the closing of the issuance of the outstanding bonds, we entered into a new $50 million revolving credit facility. At that time, the loan agreement was terminated.

                                 CAPITALIZATION

     The following table sets forth the actual consolidated capitalization of NRG Northeast as of March 31, 2000.

                                                                 AS OF MARCH 31,
                                                                      2000
                                                              ACTUAL CAPITALIZATION
                                                              ---------------------
                                                                   (UNAUDITED)
                                                                 (IN THOUSANDS)
SHORT TERM DEBT:
Term loan facility..........................................       $       --
Old working capital facility................................               --
New working capital facility................................               --
LONG TERM DEBT:
Bonds (a)...................................................          750,000
                                                                   ----------
TOTAL DEBT..................................................          750,000
MEMBERS' EQUITY (B).........................................          859,323
                                                                   ----------
TOTAL DEBT AND MEMBERS' EQUITY..............................       $1,609,323
                                                                   ==========

---------------
(a) On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds, $50 million of which will be payable in less than one year from the date of their issuance. Approximately $646.6 million was used to repay short-term borrowings at December 31, 1999.

(b) Members' equity at March 31, 2000 reflects a net distribution of approximately $116.8 million. This net distribution consists primarily of the $95.8 million repayment of capital to NRG Energy and the payment of $21.4 million of proceeds received upon the termination of certain treasury locks to NRG Energy. The net distribution also includes the effect of removing the minority interest in NRG Northeast and other minor items. In addition to the net distribution described above, members' equity also included net income of $48.9 million.

                                  RISK FACTORS

     In addition to the information contained elsewhere in this prospectus, you should carefully consider the following risk factors in evaluating the exchange offer and an investment in the bonds.

YOU MAY HAVE DIFFICULTY SELLING THE OUTSTANDING BONDS THAT YOU DO NOT EXCHANGE.

     If you do not exchange your outstanding bonds for the bonds offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your bonds. Those transfer restrictions are described in the indenture governing the bonds and in the legend contained on the outstanding bonds, and arose because we originally issued the outstanding bonds under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

     In general, you may offer or sell your outstanding bonds only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the outstanding bonds under the Securities Act.

     If a large number of outstanding bonds are exchanged for bonds issued in the exchange offer, it may be more difficult for you to sell your unexchanged bonds. In addition, if you do not exchange your outstanding bonds in the exchange offer, you will no longer be entitled to have those bonds registered under the Securities Act.

     See "The Exchange Offer -- Consequences of Failure to Exchange Outstanding Bonds" for a discussion of the possible consequences of failing to exchange your bonds.

OUR REVENUES ARE NOT PREDICTABLE BECAUSE OUR POWER GENERATION FACILITIES OPERATE, WHOLLY OR PARTIALLY, WITHOUT LONG-TERM POWER PURCHASE AGREEMENTS.

     Historically, substantially all revenues from independent power generation facilities were derived under power purchase agreements having terms in excess of 15 years, pursuant to which all energy and capacity was generally sold to a single party at fixed prices. Because of changes in the industry, the number of facilities with these types of long-term power purchase agreements has decreased and is continuing to decrease. Our facilities currently operate without these agreements. Without the benefit of these types of power purchase agreements, we cannot assure you that we will be able to sell the power generated by our facilities or that our facilities will be able to operate profitably.

BECAUSE WHOLESALE POWER PRICES ARE SUBJECT TO EXTREME VOLATILITY, THE REVENUES THAT WE GENERATE ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

     Except to the extent provided in the transition power sales contracts we (through NRG Power Marketing) must sell all or a portion of the energy, capacity and other products from our facilities into wholesale power markets. The prices of energy products in those markets are influenced by many factors outside of our control, including fuel prices, transmission constraints, supply and demand, weather, economic conditions, and the rules, regulations and actions of the system operators in those markets. In addition, unlike most other commodities, energy products cannot be stored and therefore must be produced concurrently with their use. As a result, the wholesale power markets are subject to significant price fluctuations over relatively short periods of time and can be unpredictable.

NRG POWER MARKETING HAS A LIMITED HISTORY OF SELLING AND MARKETING PRODUCTS IN THE WHOLESALE POWER MARKETS AND MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE RISKS ASSOCIATED WITH THIS ASPECT OF OUR BUSINESS.

     We are exposed to market risks through the activities on our behalf of our power marketer, which involve the establishment of trading positions in the energy, fuel and emission allowance markets on a short-term basis. Our power marketer, NRG Power Marketing, sells forward contracts and options and establishes positions in, and sells on the spot market, our energy, capacity and other energy products that are not otherwise committed under long-term contracts. In addition, NRG Power Marketing uses these trading activities to procure fuel and emission allowances for our facilities on the spot market. NRG Power Marketing has been managing risks associated with price volatility in this manner for only a limited amount of time. It may not be able to effectively manage this price volatility, and may not be able to successfully manage the other risks associated with trading in energy markets, including the risk that counter parties may not perform.

THE DAY-TO-DAY OPERATION OF POWER GENERATING FACILITIES INVOLVES OPERATIONAL RISKS.

     Operation of our facilities involves many operating risks common to most power generating facilities, including:

     - performance below expected levels of output or efficiency;

     - interruptions in fuel supply;

     - disruptions in the transmission of electricity;

     - breakdown or failure of equipment or processes;

     - violation of permit requirements; and

     - operator error or catastrophic events such as fires, earthquakes, explosions, floods or other similar occurrences affecting power generation facilities.

     In addition, although our facilities had a significant operating history at the time we acquired them, we have a very limited history of owning and operating these facilities and certain operational issues may arise as a result of our lack of familiarity with issues specific to a particular facility or component thereof or change in operating characteristics resulting from regulation. A decrease or elimination of revenues generated by our facilities or an increase in the costs of operating our facilities could decrease or eliminate funds available to us to make payments on the bonds or our other obligations.

WE ARE EXPOSED TO THE RISK OF FUEL COST INCREASES AND INTERRUPTION IN FUEL SUPPLY BECAUSE OUR FACILITIES GENERALLY DO NOT HAVE LONG-TERM FUEL SUPPLY AGREEMENTS.

     Our facilities purchase fuel under short-term contracts or on the spot market. Even though we attempt to hedge some portion of our known fuel requirements, we still may face the risk of supply interruptions and fuel price volatility. The price we can obtain for the sale of energy may not rise at the same rate, or may not rise at all, to match a rise in fuel costs. This may have a material adverse effect on our financial performance.

WE OFTEN RELY ON SINGLE SUPPLIERS AND AT TIMES WE RELY ON SINGLE CUSTOMERS AT OUR FACILITIES, EXPOSING US TO SIGNIFICANT FINANCIAL RISKS IF EITHER SHOULD FAIL TO PERFORM THEIR OBLIGATIONS.

     We often rely on a single supplier for the provision of fuel, water and other services required for operation of a facility, and at times, we rely on a single customer or a few customers to purchase all or a significant portion of a facility's output. The failure of any one customer or supplier to fulfill its contractual obligations to a facility could have a material adverse effect on that facility's financial results. Consequently, the financial performance of any such facility is dependent on the continued performance by customers and suppliers of their obligations and, in particular, on the credit quality of the project's customers and suppliers.

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL GOVERNMENTAL REGULATION AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED BY ANY FUTURE INABILITY TO COMPLY WITH EXISTING REGULATIONS OR REQUIREMENTS OR CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS.

     In General. Our business is subject to extensive energy, environmental and other laws and regulations of federal, state and local authorities. We generally are required to obtain and comply with a wide variety of licenses, permits and other approvals in order to operate our facilities. We may incur significant additional costs because of our compliance with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of liens or fines. In addition, existing regulations may be revised or reinterpreted, new laws and regulations may be adopted or become applicable to us or our facilities, and future changes in laws and regulation may have a detrimental effect on our business.

Furthermore, with the continuing trend toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the assets we operate, we expect our future environmental expenditures to be substantial.

     Energy Regulation. The Public Utility Holding Company Act of 1935 ("PUHCA") and the Federal Power Act ("FPA") regulate public utility holding companies and their subsidiaries and place certain constraints on the conduct of their business. The Energy Policy Act of 1992 provides relief from regulation under PUHCA to exempt wholesale generators ("EWGs"). Maintaining the status of our facilities as EWGs is conditioned on their continuing to meet statutory criteria, and could be jeopardized, for example, by the making of retail sales by an EWG in violation of the requirements of the Energy Policy Act. We are not and will not be subject to regulation as a holding company under PUHCA as long as the power plants we own are EWGs.

     We are continually in the process of obtaining or renewing federal, state and local approvals required to operate our facilities. Additional regulatory approvals may be required in the future due to a change in laws and regulations, a change in our customers or other reasons. We may not always be able to obtain all required regulatory approvals, and we may not be able to obtain any necessary modifications to existing regulatory approvals or maintain all required regulatory approvals. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain and comply with any required regulatory approvals, the operation of our facilities or the sale of electricity to third parties could be prevented or subject to additional costs.

     Environmental Regulation. In acquiring our facilities, we assumed, subject to certain exceptions, all on-site liabilities associated with the environmental condition of our facilities, regardless of when such liabilities arose and whether known or unknown, and generally agreed to indemnify the former owners of those facilities for on-site environmental liabilities. We may not at all times be in compliance with all applicable environmental laws and regulations. Steps to bring our facilities into compliance could be prohibitively expensive, and may cause us to be unable to pay our debts when due. Moreover, environmental laws and regulations can change.

     For example, on October 14, 1999, Governor Pataki of New York announced that he was ordering the New York Department of Environmental Conservation to require further reductions of sulphur dioxide and nitrogen oxides emissions from New York power plants, beyond that which is required under current federal and state law. These reductions would be phased in between January 1, 2003 and January 1, 2007. Compliance with these emission reductions requirements, if they become effective, could have a material adverse impact on the operation of some of our facilities located in the State of New York.

     On May 17, 2000, Governor Rowland of Connecticut issued an Executive Order to the Connecticut Department of Environmental Protection ("CDEP") that requires the CDEP to develop regulations, applicable to power plants and other major sources of air pollution, to further reduce emissions of nitrogen oxides and sulphur dioxides by May 2003. The Executive Order requires reductions of sulphur dioxides by an amount that is 30% to 50% greater than current commitments and reductions of nitrogen oxides that are 20% to 30% greater than current commitments. The Executive Order provides that the CDEP should use market based incentives and a system of creditable emissions allowances or credits to foster cost effective reductions. Although we are actively participating in the CDEP's rulemaking process, there is no assurance that our positions will be adopted.

     In addition, the Connecticut legislature has in the past considered, but rejected, legislation that would require older electrical generation stations to comply with more stringent pollution standards than are currently in effect in Connecticut for nitrogen oxides and sulphur dioxide emissions. The legislation debated during the 2000 legislative session would have required our Connecticut facilities to rely on more expensive fuels or install additional air pollution control equipment. If such legislation were to become law without reflecting the benefit of current federal emission reduction initiatives, such as market based emission trading between sources located across broad geographic regions, our Connecticut facilities may be placed at a significant competitive disadvantage.

     Finally, the Commonwealth of Massachusetts is also seeking additional emissions reductions beyond current requirements. The Massachusetts Department of Environmental Protection has issued proposed regulations that would require significant emissions reductions from certain coal-fired power plants in the state, including our Somerset facility. The Massachusetts Department of Environmental Protection has proposed that such facilities comply with stringent limits on emissions of nitrogen oxides by December 31, 2003; on emissions of sulfur dioxides commencing on December 31, 2003, with further reductions required by December 31, 2005; and on emissions of carbon dioxide by December 31, 2005. In addition to output-based limits (that is, a standard which limits emissions to a certain rate per net megawatt hour), the proposed regulations also would limit, by December 31, 2005, the total emissions of nitrogen oxides and sulfur dioxide at the Somerset facility to no more than 75% of the average annual emissions of the Somerset facility for the years 1997 - 1999. Finally, the proposed regulations require the Massachusetts Department of Environmental Protection to evaluate, by December 31, 2002, the technological and economic feasibility of controlling or eliminating mercury emissions by the year 2010, and to propose mercury emission standards within 18 months of completion of the feasibility evaluation. Compliance with these proposed regulations, if such regulations become effective, could have a material impact on the operation of our Somerset facility. The annual average carbon dioxide emission rate identified in the proposed regulations cannot be met by the Somerset facility.

     The New York Department of Environmental Conservation recently issued a Notice of Violation to us and the prior owner of our Huntley and Dunkirk facilities relating to physical changes made at those facilities prior to our assumption of ownership. The Notice of Violation alleges that these changes represent major modifications undertaken without obtaining the required permits. Although we have a right to indemnification by the previous owner for fines, penalties, assessments, and related losses resulting from the previous owner's failure to comply with environmental laws and regulations, if these facilities did not comply with the applicable permit requirements, we could be required, among other things, to install specified pollution control technology to further reduce air emissions from the Dunkirk and Huntley facilities and we could become subject to fines and penalties associated with the current and prior operation of the facilities. See "Business -- Legal Proceedings."

     In addition, on November 3, 1999, the United States Department of Justice filed suit against seven electric utilities for alleged violations of Clean Air Act requirements related to modifications of existing sources at seventeen utility generation stations located in the southern and midwestern regions of the United States. The EPA also issued administrative notices of violation alleging similar violations at eight other power plants owned by some of the electric utilities named as defendants in the lawsuit, and also issued an administrative order to the Tennessee Valley Authority for similar violations at seven of its power plants. Other than the Notice of Violation issued to the Huntley and Dunkirk facilities, no lawsuits or administrative actions have been brought against us or any of our subsidiaries or affiliates or the former owners of our facilities alleging similar violations. Lawsuits or administrative actions alleging similar violations at our facilities could be filed in the future and if successful, could have a material adverse effect on our business.

OUR COMPETITION IS INCREASING.

     The independent power industry is characterized by numerous strong and capable competitors, some of which may have more extensive operating experience, more extensive experience in the acquisition and development of power generation facilities or greater financial resources than we do.

     In addition, regulatory changes have also been proposed to increase access to transmission grids by utility and non-utility purchasers and sellers of electricity. Industry deregulation may encourage the disaggregation of vertically integrated utilities into separate generation, transmission and distribution businesses. As a result, significant additional competitors could become active in the generation segment of our industry.

WE FACE ONGOING CHANGES IN THE UNITED STATES UTILITY INDUSTRY THAT COULD AFFECT OUR COMPETITIVENESS.

     The United States electric utility industry is currently experiencing increasing competitive pressures, primarily in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas-fired generation that is more efficient than our generation facilities and other factors. FERC has implemented and continues to propose regulatory changes to increase access to the nationwide transmission grid by utility and non-utility purchasers and sellers of electricity. In addition, a number of states are considering or implementing methods to introduce and promote retail competition.

     Proposals have been introduced in Congress to repeal PUHCA, and FERC has publicly indicated support for the PUHCA repeal effort. If the repeal of PUHCA occurs, either separately or as part of legislation designed to encourage the broader introduction of wholesale and retail competition, the significant competitive advantages that independent power producers currently enjoy over certain regulated utility companies would be eliminated or sharply curtailed, and the ability of regulated utility companies to compete more directly with independent power companies would be increased. To the extent competitive pressures increase and the pricing and sale of electricity assumes more characteristics of a commodity business, the economics of domestic independent power generation projects may come under increasing pressure. Deregulation may not only continue to fuel the current trend toward consolidation among domestic utilities, but may also encourage the disaggregation of vertically-integrated utilities into separate generation, transmission and distribution businesses.

     In addition, the independent system operators who oversee most of the wholesale power markets have in the past imposed, and may in the future continue to impose, price limitations and other mechanisms to address some of the volatility in these markets. For example, on May 31, 2000, FERC approved a request of the independent system operator for the NYPP, which we will refer to in this prospectus as the NY ISO, to impose price limitations on one ancillary service, Ten Minute Non-synchronized Reserves, on a prospective basis only, effective March 28, 2000, the date the NY ISO began capping bids for the service. FERC rejected the NY ISO's request for authority to adjust the market-clearing prices for that service on a retroactive basis. On June 30, 2000 the NY ISO sought reconsideration of this order. If our positions do not prevail, our revenues from ancillary services sold in the NYPP could be substantially reduced. We will attempt to adjust our business operations to mitigate the future impact of the order.

     These types of price limitations and other mechanisms in New York and elsewhere may adversely impact the profitability of our generation facilities that sell energy into the wholesale power markets. Given the extreme volatility and lack of meaningful long-term price history in many of these markets and the imposition of price limitations by independent system operators, we can offer no assurance that we will be able to operate profitably in all wholesale power markets.

WE RELY ON OUR CONTRACTUAL ARRANGEMENTS WITH NRG ENERGY AND ITS AFFILIATES TO CONDUCT OUR BUSINESS.

     We currently have no employees of our own and, accordingly, are dependent on contractual arrangements with NRG Energy, NRG Power Marketing and subsidiaries of NRG Operating Services to conduct our business. We are not certain that we could easily replace any of these contractual arrangements with a third party on substantially similar terms if any existing arrangement were to be terminated. In addition, in the event the other contracting party performed its obligations in a manner which resulted in a loss to us, our possible remedies and indemnities under these agreements may not make us completely whole due to limitations on liability provided by these contractual arrangements. Thus the risk of poor performance by any of these contracting parties could be borne by us under certain circumstances.

WE DEPEND ON AND ARE CONTROLLED BY NRG ENERGY AND NORTHERN STATES POWER COMPANY.

     NRG Energy indirectly owns 100% of the equity interest in NRG Northeast, and in turn Northern States Power Company owns approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy's common stock and Class A Common Stock. In circumstances involving a conflict of interest between NRG Energy, Northern States Power Company or their affiliates, on the one hand, and our creditors, on the other, we cannot guarantee that NRG Energy or Northern States Power Company would not exercise its power to control us in a manner that would benefit NRG Energy, Northern States Power Company and their affiliates to the detriment of the holders of the bonds. Moreover, we cannot guarantee that NRG Energy or Northern States Power Company will not in the future elect to compete with us, directly or indirectly, including by acquiring electrical generation assets which sell energy, capacity and/or ancillary services into the NYPP and/or the NEPOOL.

WE ARE UNCERTAIN ABOUT OUR FUTURE ACCESS TO CAPITAL.

     To date, the capital for the acquisition of our facilities has been provided by equity contributions from NRG Energy and certain borrowings. We cannot guarantee that we will be successful in obtaining sufficient additional capital from NRG Energy or additional borrowings at favorable interest rates to enable us to fund all our future capital requirements.

WE MAY INCUR ADDITIONAL DEBT WHICH COULD ADVERSELY AFFECT YOU.

     Subject to the indenture, we may incur additional debt, including additional series of bonds, to pay for certain capital improvements and expansions of our facilities, to refinance existing indebtedness and to make additional distributions to our owners. Certain types of this permitted indebtedness may rank equally with the bonds and share in the collateral package.

THE INSURANCE COVERAGE FOR OUR FACILITIES MAY NOT BE ADEQUATE TO COVER POTENTIAL LIABILITIES AND LOSSES.

     We are required by the indenture to have insurance for our facilities in amounts and against risks as are customarily maintained by companies engaged in the same or similar operations operating in the same or similar locations. We cannot guarantee that such insurance coverage for our facilities will be available in the future on commercially reasonable terms.

WE ARE THE ONLY ONES REQUIRED TO MAKE PAYMENTS ON THE BONDS AND OUR ABILITY TO DO SO IS DEPENDENT ON CIRCUMSTANCES BEYOND OUR CONTROL.

     None of our affiliates, members or officers will be required to make payments on the bonds, including NRG Energy and Northern States Power Company (other than the guarantors, and NRG Energy under any debt service reserve support instrument issued in respect of our debt service reserve requirements). NRG Northeast is a holding company and its only significant assets are its equity interests in the guarantors. Our ability to make payments on the bonds (including prepayment obligations triggered by specific kinds of change of control events which we cannot necessarily control) is dependent on the ability of the guarantors to make current payments on the intercompany notes and/or make equity distributions.

YOU MAY FIND IT DIFFICULT TO SELL YOUR BONDS BECAUSE THERE IS NO EXISTING TRADING MARKET FOR THE BONDS.

     You may find it difficult to sell your bonds because an active trading market for the bonds may not develop. The bonds are being offered to the holders of the outstanding bonds. The outstanding bonds were issued on February 22, 2000, primarily to a small number of institutional investors and overseas investors. After the exchange offer, the trading market for the remaining untendered outstanding bonds could be adversely affected.

     There is no existing trading market for the bonds. We do not intend to apply for listing or quotation of the bonds on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers of the outstanding bonds have informed us that they currently intend to make a market in the bonds, they are not required to do so, and they may cease market-making at any time without notice. As a result, the market price of the bonds issued in this exchange offer could be adversely effected.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID SUBSIDIARY GUARANTEES AND REQUIRE HOLDERS OF BONDS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees by the guarantors of the bonds could be voided, or claims in respect thereof could be subordinated to all other debts of a guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than fair consideration or reasonably equivalent value for the guarantee;

     - was insolvent or rendered insolvent by reason of such issuance;

     - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to that guarantor, or to a fund for the benefit of the creditors of such guarantor. The guarantors' liabilities under their guarantees are contractually limited to the maximum amount they could pay without the guarantees being deemed to be fraudulent transfers. We cannot guarantee, however, that this limitation would be effective and, if it were effective, if the limited amount would be sufficient to pay the bonds in full.

IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE BONDS, AND THE PROCEEDS RECEIVED FROM A SALE OF THE COLLATERAL MAY BE INSUFFICIENT TO REPAY THE BONDS.

     Our obligation to make payments on the bonds is secured only by the collateral described in this prospectus and, specifically, does not include a lien on the physical assets comprising our facilities. The collateral agent's ability to foreclose on the collateral on your behalf may be subject to perfection and priority issues and to practical problems associated with the realization of the collateral agent's security interest in the collateral. For example, the collateral agent may need to obtain the consent of a third party prior to transferring a contract. We cannot assure you that the collateral agent will be able to obtain such consent. Further, we cannot assure you that enforcement of the security interest with respect to the collateral would provide sufficient funds to repay all amounts due on the bonds.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When we sold the outstanding bonds on February 22, 2000, we entered into a registration rights agreement with the initial purchasers of those bonds. Under the registration rights agreement, we agreed to use our reasonable best efforts to file the registration statement of which this prospectus forms a part regarding the exchange of the outstanding bonds for bonds which are registered under the Securities Act of 1933 and cause this registration statement to be declared effective by the SEC by November 20, 2000. We also agreed to conduct this exchange offer for at least 30 days after the date notice of the exchange offer is mailed to the holders of the outstanding bonds. We will use our best efforts to keep this registration statement effective until the exchange offer is completed. The registration rights agreement provides that we will be required to pay liquidated damages to the holders of the outstanding bonds if:

     - the registration statement is not declared effective by November 20, 2000; or

     - the exchange offer has not been consummated by January 3, 2001.

     A copy of the registration rights agreement is filed as an exhibit to this registration statement.

TERMS OF THE EXCHANGE OFFER

     This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding bonds which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on [30 days after commencement of exchange offer], 2000, or such later date and time to which we, in our sole discretion, extend the exchange offer.

     The form and terms of the bonds being issued in the exchange offer are the same as the form and terms of the outstanding bonds, except that:

     - the bonds being issued in the exchange offer will have been registered under the Securities Act;

     - the bonds issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

     - the bonds being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the outstanding bonds.

     Bonds tendered in the exchange offer must be in denominations of the principal amount of $100,000 and any integral multiples of $1,000 in excess thereof.

     We expressly reserve the right, in our sole discretion:

     - to extend the expiration date;

     - to delay accepting any outstanding bonds;

     - if any of the conditions set forth below under "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any bonds for exchange; and

     - to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During an extension, all outstanding bonds previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding bonds not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

HOW TO TENDER OUTSTANDING BONDS FOR EXCHANGE

     When the holder of outstanding bonds tenders, and we accept, bonds for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding bonds who wishes to tender bonds for exchange must, on or prior to the expiration date:

          (1) transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Chase Manhattan Bank (the "exchange agent") at the address set forth below under the heading "-- The Exchange Agent"; or

          (2) if bonds are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "-- The Exchange Agent."

     In addition, either:

          (1) the exchange agent must receive the certificates for the outstanding bonds and the letter of transmittal;

          (2) the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the bonds being tendered into the exchange agent's account at the Depository Trust Company ("DTC") along with the letter of transmittal or an agent's message; or

          (3) the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer (a "book-entry confirmation"), which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

     The method of delivery of the outstanding bonds, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or bonds should be sent directly to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the bonds surrendered for exchange are tendered:

          (1) by a holder of outstanding bonds who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

          (2) for the account of an eligible institution.

     An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If bonds are registered in the name of a person other than the signer of the letter of transmittal, the bonds surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of bonds tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

          (1) reject any and all tenders of any bond improperly tendered;

          (2) refuse to accept any bond if, in our judgment or the judgment of our counsel, acceptance of the bond may be deemed unlawful; and

          (3) waive any defects or irregularities or conditions of the exchange offer as to any particular bond either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender bonds in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer as to any particular bonds either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of bonds for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of bonds for exchange, nor will any of us incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of the outstanding bonds tendered for exchange signs the letter of transmittal, the tendered bonds must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding bonds.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any bonds or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

     By tendering, each holder will represent to us that, among other things, the person acquiring bonds in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the bonds issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such bonds to be acquired in the exchange offer, such holder or any such other person:

          (1) may not rely on the applicable interpretations of the staff of the SEC; and

          (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer who acquired its outstanding bonds as a result of market-making activities or other trading activities and thereafter receives bonds issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such bonds issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

ACCEPTANCE OF OUTSTANDING BONDS FOR EXCHANGE; DELIVERY OF BONDS ISSUED IN THE EXCHANGE OFFER

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding bonds properly tendered and will issue bonds registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding bonds for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "-- Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any bonds for exchange.

     For each outstanding bond accepted for exchange, the holder will receive a bond registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding bond. Accordingly, registered holders of bonds issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the outstanding bonds, from February 22, 2000. Outstanding bonds that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding bonds under circumstances relating to the timing of the exchange offer.

     In all cases, we will issue bonds in the exchange offer for outstanding bonds that are accepted for exchange only after the exchange agent timely receives:

          (1) certificates for such outstanding bonds or a timely book-entry confirmation of such outstanding bonds into the exchange agent's account at DTC;

          (2) a properly completed and duly executed letter of transmittal or an agent's message; and

          (3) all other required documents.

     If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding bonds, or if a holder submits outstanding bonds for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged bonds without cost to the tendering holder. In the case of bonds tendered by book-entry transfer into the exchange agent's account at DTC such non-exchanged bonds will be credited to an account maintained with DTC. We will return the bonds or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

BOOK ENTRY TRANSFERS

     The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two (2) business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding bonds denominated in dollars by causing DTC to transfer the outstanding bonds into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding bonds into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of bonds issued in the exchange offer may be effected through book-entry transfer at DTC as applicable. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

          (1) be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date; or

          (2) comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of outstanding bonds desires to tender such bonds and the holder's bonds are not immediately available, or time will not permit such holder's bonds or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

          (1) the holder tenders the bonds through an eligible institution;

          (2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the bonds being tendered and the amount of the bonds being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three
     (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered bonds, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

          (3) the exchange agent receives the certificates for all physically tendered outstanding bonds, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your outstanding bonds at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must:

          (1) specify the name of the person having tendered the outstanding bonds to be withdrawn;

          (2) identify the outstanding bonds to be withdrawn, including the principal amount of such outstanding bonds; and

          (3) where certificates for outstanding bonds are transmitted, specify the name in which outstanding bonds are registered, if different from that of the withdrawing holder.

     If certificates for outstanding bonds have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If bonds have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn bonds and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered bonds so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any bonds which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of bonds tendered by book-entry transfer into the exchange agent's account at DTC, the bonds withdrawn will be credited to an account maintained with DTC for the outstanding bonds. The bonds will be returned or credited to DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn bonds may be re-tendered by following one of the procedures described under "-- How to Tender Bonds for Exchange" above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We are not required to accept for exchange, or to issue bonds in the exchange offer for any outstanding bonds. We may terminate or amend the exchange offer, if at any time before the acceptance of such outstanding bonds for exchange:

          (1) any federal law, statute, rule or regulation will have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

          (2) any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

          (3) there will occur a change in the current interpretation by staff of the SEC which permits the bonds issued in the exchange offer in exchange for the outstanding bonds to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such bonds acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such bonds issued in the exchange offer;

          (4) there has occurred any general suspension of or general limitation on prices for, or trading in, securities on any national exchange or in the over-the-counter market;

          (5) any governmental agency creates limits that adversely affect our ability to complete the exchange offer;

          (6) there will occur any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

          (7) there will have occurred a change (or a development involving a prospective change) in our and our subsidiaries' businesses, properties, assets, liabilities, financial condition, operations, results of operations taken as a whole, that is or may be adverse to us; or

          (8) we will have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding bonds or the bonds to be issued in the exchange offer.

     The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three (3) business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

THE EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                               Main Delivery To:
                            The Chase Manhattan Bank

                     By hand delivery or overnight courier:
                            The Chase Manhattan Bank
                              450 West 33rd Street
                            New York, New York 10001
                    Attention: [          ] -- Confidential

                                    By mail:
                            The Chase Manhattan Bank
                              450 West 33rd Street
                            New York, New York 10001
                    Attention: [          ] -- Confidential

                           By facsimile transmission:
                        (for eligible institutions only)
                                212-946-[     ]

                             Confirm by Telephone:
                                212-946-[     ]

     Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $500,000.

TRANSFER TAXES

     Holders who tender their outstanding bonds for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, bonds issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the bonds tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding bonds in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING BONDS

     Holders who desire to tender their outstanding bonds in exchange for bonds registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor our company is under any duty to give notification of defects or irregularities with respect to the tenders of bonds for exchange.

     Outstanding bonds that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding bonds and the existing restrictions on transfer set forth in the legend on the outstanding bonds and in the prospectus dated February 15, 2000, relating to the outstanding bonds. Except in limited circumstances with respect to specific types of holders of outstanding bonds, we will have no further obligation to provide for the registration under the Securities Act of such outstanding bonds. In general, outstanding bonds, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding bonds under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the outstanding bonds will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

     Holders of the bonds issued in the exchange offer and any outstanding bonds which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

CONSEQUENCES OF EXCHANGING OUTSTANDING BONDS

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the bonds issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of those bonds, other than by any holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act. The bonds may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

          (1) the bonds issued in the exchange offer are acquired in the ordinary course of such holder's business; and

          (2) the holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the bonds issued in the exchange offer.

     However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

     Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

          (1) it is not an affiliate of ours;

          (2) it is not engaged in, and does not intend to engage in, a distribution of the bonds issued in the exchange offer and has no arrangement or understanding to participate in a distribution of bonds issued in the exchange offer;

          (3) it is acquiring the bonds issued in the exchange offer in the ordinary course of its business; and

          (4) it is not acting on behalf of a person who could not make representations (1)-(3).

     Each broker-dealer that receives bonds issued in the exchange offer for its own account in exchange for outstanding bonds must acknowledge that such outstanding bonds were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such bonds issued in the exchange offer. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

     In addition, to comply with state securities laws of certain jurisdictions, the bonds issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the bonds. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted securities, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the bonds issued in the exchange offer in any state where an exemption from registration or qualification is required and not available. "Transfer restricted securities" means each bond until:

          (1) the date on which such bond has been exchanged by a person other than a broker-dealer for a bond in the exchange offer;

          (2) following the exchange by a broker-dealer in the exchange offer of a bond for a bond issued in the exchange offer, the date on which the bond issued in the exchange offer is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

          (3) the date on which such bond has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the registration rights agreement; or

          (4) the date on which such bond is distributed to the public in a transaction under Rule 144 of the Securities Act.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

     We entered into a loan agreement, dated as of June 4, 1999, which we will refer to as the "loan agreement", with several commercial banks and other financial institutions, which provided for a 364-day term loan facility in an amount up to $646.6 million, which we will refer to as the "term loan facility," and a 364-day revolving credit facility in an amount up to $40 million to finance certain of our working capital needs, which we will refer to as the "old working capital facility." We used the term loan facility to partially fund the acquisition of our facilities (other than the Connecticut facilities). The remainder of the purchase price for our facilities (other than the Connecticut facilities) was funded with equity contributions from NRG Energy in the amount of $353.6 million.

     The purchase price for the Connecticut facilities, which were acquired in December 1999, was funded in part by equity contributions and in part by loans, both made by NRG Energy.

     We used the proceeds from the sale of the outstanding bonds:

     - to repay all amounts of principal and interest outstanding under the term loan facility,

     - to pay our costs and expenses in connection with the offering of the bonds, and

     - to repay to NRG Energy money loaned in connection with the purchase of the Connecticut facilities.

     Contemporaneously with the closing of the issuance of the outstanding bonds, we entered into a new $50 million revolving credit facility. At that time, the loan agreement was terminated.

                                 CAPITALIZATION

     The following table sets forth the actual consolidated capitalization of NRG Northeast as of March 31, 2000.

                                                              AS OF MARCH 31, 2000
                                                              ACTUAL CAPITALIZATION
                                                              ---------------------
                                                                   (UNAUDITED)
                                                                 (IN THOUSANDS)
SHORT TERM DEBT:
Term loan facility..........................................       $       --
Old working capital facility................................               --
New working capital facility................................               --
LONG TERM DEBT:
Bonds(a)....................................................          750,000
                                                                   ----------
TOTAL DEBT..................................................          750,000
MEMBERS' EQUITY(B)..........................................          859,323
                                                                   ----------
TOTAL DEBT AND MEMBERS' EQUITY..............................       $1,609,323
                                                                   ==========

---------------
(a) On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds, $50 million of which will be payable in less than one year from the date of their issuance. Approximately $646.6 million was used to repay short-term borrowings at December 31, 1999.

(b) Members' equity at March 31, 2000, reflects a net distribution of approximately $116.8 million. This net distribution consists primarily of the $95.8 million repayment of capital to NRG Energy and the payment of $21.4 million of proceeds received upon the termination of certain treasury locks to NRG Energy. The net distribution also includes the effect of removing the minority interest in NRG Northeast and other minor items. In addition to the net distribution described above, members' equity also included net income of $48.9 million.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical financial data for NRG Northeast and the guarantors. NRG Northeast had no assets or operations prior to its acquisition of its facilities. The Somerset facility was acquired by the Somerset guarantor in April 1999 and ownership of the Somerset guarantor was transferred to NRG Northeast in July 1999. The Arthur Kill, Astoria, Dunkirk and Huntley facilities were each acquired in June 1999 and the Oswego facility was acquired in October 1999. The Connecticut guarantors acquired their facilities in December 1999. The ownership of the Connecticut guarantors was transferred to NRG Northeast on the date of the issuance of the outstanding bonds. The selected historical financial data has been derived from the audited historical financial statements of NRG Northeast included elsewhere in this prospectus. The information set forth below should be read in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the accompanying notes included in this prospectus.

                                                               PERIOD FROM
                                                             APRIL 27, 1999      AS OF AND FOR THE
                                                             (INCEPTION) TO      THREE MONTHS ENDED
                                                            DECEMBER 31, 1999      MARCH 31, 2000
                                                            -----------------    ------------------
(IN THOUSANDS, EXCEPT RATIO DATA)                                         (UNAUDITED)
STATEMENT OF INCOME DATA (FOR THE PERIOD):
  Revenues................................................     $  258,574            $  243,500
                                                               ----------            ----------
  Operating costs.........................................        152,986               160,493
  Depreciation and amortization...........................         17,026                12,269
  General and administrative expenses.....................          7,805                 4,351
  Interest expenses.......................................         26,410                17,769
  Other (Income) expense, net.............................             --                  (327)
                                                               ----------            ----------
  Net income..............................................     $   54,347            $   48,945
                                                               ==========            ==========
BALANCE SHEET DATA (AT THE END OF PERIOD):
  Total assets............................................      1,704,638            $1,764,895
  Long term debt..........................................        646,564               750,000
  Total liabilities.......................................        777,490               905,572
  Members' equity.........................................        927,148               859,323
                                                               ----------            ----------
OTHER DATA (FOR THE PERIOD):
  EBITDA (1)..............................................     $   97,783            $   78,983
  Capital expenditures....................................         32,254                 7,317
  Ratio of earnings to fixed charges......................           2.81                  3.33

---------------
(1) EBITDA is the sum of income (loss) before income taxes, interest expense (net of capitalized interest) and depreciation and amortization expense. EBITDA is a measure of financial performance not defined under generally accepted accounting principles, which you should not consider in isolation or as a substitute for net income, cash flows from operations or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading because all companies and analysts do not calculate it in the same fashion.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors."

     NRG Northeast is a Delaware limited liability company formed on March 11, 1999 which, through its family of subsidiaries, owns electric generation plants in the northeastern region of the United States. NRG Northeast is an indirect, wholly-owned subsidiary of NRG Energy which was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates, the facilities described in this prospectus.

     The Somerset facility was acquired in April 1999 and each of the Arthur Kill, Astoria, Dunkirk and Huntley facilities were acquired in June 1999. The Oswego facility was acquired in October 1999. The Connecticut guarantors, which acquired the Connecticut facilities in December, 1999, were transferred to NRG Northeast on the date of the issuance of the outstanding bonds. These facilities were acquired for an aggregate purchase price of approximately $1,519 million. These purchase prices were funded by the term loan facility and certain equity contributions and loans from NRG Energy. See "Business of NRG Northeast and the Guarantors -- Our Generating Facilities."

     Prior to our acquisition of the facilities from ConEd, CL&P, NiMo, RG&E and MEC, the facilities were operated by their former owners on a fully-integrated basis with other assets and operations of those former owners. Therefore, no historical financial information is available that would be meaningful or indicative of the future results that may be achieved through the operation of the facilities in light of the manner and regulatory and market environments in which they are being operated by NRG Northeast. As a result, this Management's Discussion and Analysis of Financial Condition and Results of Operations reflects NRG Northeast's operations since formation but does not include a discussion of, or comparison to, prior periods.

     Our facilities sell their electrical power to diversified customers and markets. In the first four calendar years of the term of the bonds, we expect to sell a significant portion of our power pursuant to transition power sales contracts with certain of the parties from whom we purchased the facilities. We expect to sell the remainder of our power during this period primarily by bidding into the New England Power Pool, and the New York Power Pool which is located in New York City and certain surrounding areas, the power pools in which our facilities are located, and power pools in other areas.

RESULTS OF OPERATIONS

     Results of operations for the three months ended March 31, 2000 are discussed below:

  REVENUES

     Revenues for the period were $243.5 million. Revenues consisted of $182.2 million of sales from transition power sales contracts which represents approximately 74.8 percent of total revenues. The remaining revenues of $61.3 million consist primarily of sales from short term spot and bilateral agreements.

  OPERATING COSTS

     Operating costs of $160.5 million consisted of expenses for fuel and plant operations and maintenance.

     Fuel expense of $107.1 million included $28.4 million of coal, $35.5 million of natural gas and $43.2 million of fuel oil and diesel. We do not incur fuel costs for certain facilities under the terms of our transition power sales contracts.

     Plant operations and maintenance expense was $53.4 million, which included labor and benefits under operating service agreements of $16.6 million, maintenance parts, supplies and services of $17.2 million and property taxes and other expenses totaling $19.6 million.

  DEPRECIATION

     Depreciation expense was $12.3 million. Depreciation expense was primarily related to the acquisition costs of the facilities, which are being depreciated over thirty years.

  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses were $4.4 million and included costs for outside legal and other contract services, payments to NRG Energy for corporate services, expenses related to office administration, as well as costs for certain employee benefits incurred under operating service agreements.

  INTEREST EXPENSE

     Interest expense was $17.8 million, which included $14.6 million of interest on loans and $3.2 million of amortization of deferred financing costs. The interest on loans relates to the loan agreement, which includes the term loan facility and the old working capital facility and beginning February 22, 2000, $750 million of senior secured bonds. The weighted average interest rate on these facilities for the period was 8.18 percent and principal amounts owed under the facilities as of March 31, 2000, totaled $750 million.

     On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds, which we refer to in this prospectus as the outstanding bonds, to refinance its short term project borrowings and for certain other purposes. The bond offering included three tranches; $320 million with an interest rate of
8.065 percent due in 2004, $130 million with an interest rate of 8.842 percent due in 2015 and $300 million with an interest rate of 9.292 percent due in 2024.

     Results of operations from April 27, 1999 through December 31, 1999 are discussed below:

  REVENUES

     Revenues for the period were $258.6 million. Revenues primarily consisted of $190.2 million of sales from transition power sales contracts which represents 73.5 percent of total revenues. The remaining revenues of $68.4 million primarily consist of sales from short-term spot and bilateral agreements.

  OPERATING COSTS

     Operating costs of $152.9 million consisted of expenses for fuel, market energy purchases and plant operations and maintenance. Fuel expense of $78.5 million included $61.3 million of coal and $14.1 million of natural gas and $3.1 million of fuel oil and diesel. Energy purchases were $5.1 million and other related expenses were $1.1 million. We do not incur fuel costs for certain facilities under the terms of our transition power sales contracts.

     Plant operations and maintenance expense was $68.2 million, which included labor and benefits under operating service agreements of $19.1 million, maintenance parts, supplies and services of $21.5 million and property taxes and other expenses totaling $27.6 million.

  DEPRECIATION

     Depreciation expense was $17.0 million. Depreciation expense was primarily related to the acquisition costs of the facilities, which are being depreciated over thirty years.

  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses were $7.8 million and included costs for outside legal and other contract services, payments to NRG Energy for corporate services, expenses related to office administration, as well as costs for certain employee benefits incurred under operating service agreements.

  INTEREST EXPENSE

     Interest expense was $26.4 million, which included $22.7 million of interest on loans and $3.7 million of amortization of deferred financing costs. The interest on loans relates to the loan agreement, which includes the term loan facility and the old working capital facility. The weighted average interest rate on these facilities for the period was 6.86 percent and principal amounts owed under the facilities as of December 31, 1999, were $682.3 million.

LIQUIDITY AND CAPITAL RESOURCES

     In order to maintain the long-term high availability of our facilities, we will incorporate standard overhaul cycles for major equipment. Funding is budgeted to maintain existing equipment, to determine areas of replacement or repair in order to sustain availability and to identify major expenses in advance. We believe that our budgeted amounts will be sufficient to implement the independent engineer's recommendations we received in connection with the issuance of the outstanding bonds for this period of time and the independent engineer has confirmed our budget as sufficient for this period. We have budgeted in excess of $40 million for capital expenditures between 2000 and 2004 for environmental compliance, which includes the possible installation of NO(x) control technology at the Somerset facility, intake screens at the Dunkirk facility, the resolution of consent orders for remediation at the Arthur Kill and Astoria facilities and the resolution of a consent order for water intake at the Arthur Kill facility. The budget does not include capital expenditures that may be required with respect to air pollution control initiatives recently undertaken by New York, Connecticut and Massachusetts or with more expensive cooling water intake technology that may be required at our Arthur Kill facility. See "Business of NRG Northeast and the Guarantees -- Environmental Matters."

     The use of the proceeds from the sale of the outstanding bonds was applied as follows: (i) to repay all amounts of principal and interest outstanding under the term loan facility, (ii) to pay our costs and expenses in connection with the offering of the outstanding bonds, and (iii) to repay to NRG Energy money loaned in connection with the purchase of the Connecticut facilities in December 1999. In addition, on the date of the issuance of the outstanding bonds, we replaced our old working capital facility with a new $50 million working capital facility. The indenture also permits certain additional borrowings as described under "Description of Principal Financing Documents -- Indenture." We expect that funds from our operations, borrowings under our new working capital facility and other borrowings will be sufficient for our cash needs.

     Pursuant to the indenture, we are required to establish a debt service reserve account for the benefit of the holders of the bonds. This account must contain at all times a sufficient amount to pay the projected principal and interest payments on the bonds for the next six months. We have the option of funding the debt service reserve account through cash or providing a debt service reserve support instrument. NRG Energy has initially provided a debt service reserve support instrument in the form of a guarantee to satisfy our debt service reserve requirements with respect to the bonds.

SEASONALITY OF POWER GENERATION BUSINESS

     Power sales are highly seasonal and are affected by unusual weather conditions. While long-term prices of electricity are affected by the market factors discussed above, such as current and future supply of electricity generation capacity, the price of fuel to existing and potential new entrant power stations and the transmission capacity between different regions, short-term prices in the NYPP and the NEPOOL may also be affected by weather conditions. Peak demand for electricity occurs during the summer months, caused by increased use of air-conditioning equipment. Cooler than normal summer temperatures may lead to reduced use of air-conditioners. This reduces short-term electricity demand, and, consequently, may lead to a reduction in wholesale electricity prices. To the extent that the output of the facilities during these periods is not under contract, their revenue would be adversely affected.

RECENT DEVELOPMENTS

     On January 19, 2000, NRG Energy announced the execution of an agreement to acquire 1,875 MW of fossil-fueled electric generating capacity and other assets from Conectiv, an electric utility based in

Wilmington, Delaware. While we had stated that it was possible that NRG Energy may elect to contribute or transfer the Conectiv facilities to us, since the issue of the outstanding bonds NRG Energy has decided it will not make such contribution or transfer.

     On June 5, 2000, NRG Energy consummated the initial public offering of its common stock. Upon completion of the offering, Northern States Power Company owned approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy's common stock and Class A Common Stock.

     On May 31, 2000, FERC approved a request of the NY ISO, to impose price limitations on one ancillary service, Ten Minute Non-synchronized Reserves, on a prospective basis only, effective March 28, 2000, the date the NY ISO began capping bids for that service. FERC rejected the NY ISO's request for authority to adjust the market-clearing prices for that service on a retroactive basis. As a result of the FERC order (unless the NY ISO or another party successfully appeals the order), we will retain the approximately $8.0 million of revenues collected in February 2000 and approximately $8.2 million included in revenues, but not yet collected, for March 2000. The NY ISO has sought reconsideration of the FERC order on June 30, 2000. We will attempt to adjust our business operations to mitigate the future impact of the order.

USE OF DERIVATIVES AND MARKET RISK

     We may from time to time use derivative financial instruments to manage exposure to fluctuations in interest rates. The use of these instruments may expose us to market and credit risks. We have executed ISDA Master Agreements with Citibank, N.A. and with The Chase Manhattan Bank pursuant to which we may from time to time enter into interest rate swap and cap agreements and other hedging transactions to moderate exposure to interest-rate changes and to lower our overall cost of borrowing, and for other purposes. As of December 31, 1999, we had in place six interest rate hedges with three separate counterparties, in order to hedge our exposure to interest-rate changes in respect of the offering of the outstanding bonds. These "treasury locks" had a notional amount of $600 million and had a market value of approximately $19.2 million at December 31, 1999. These hedges expired on February 29, 2000. We paid NRG Energy the proceeds received by us from these contracts, which totaled $21.4 million.

     Management believes that over exposure to credit risk due to non-performance by the counterparties to its hedging contracts is insignificant based on the investment grade rating of the counterparties.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative, its resulting designation and its effectiveness. We plan to adopt this standard in 2001, as required. The potential impact of implementing this statement has not yet been determined.

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133." This statement amends SFAS 133 in four areas, normal purchases and sales contracts, definition of interest rate risk, hedging recognized foreign currency denominated assets and liabilities and hedging foreign currency risk and intercompany derivatives. We plan to adopt the standard, as required. The potential impact of implementing this standard has not been determined.

              NRG NORTHEAST, NRG ENERGY AND NORTHERN STATES POWER

NRG NORTHEAST

     NRG Northeast Generating LLC is a Delaware limited liability company which, through its subsidiaries, owns electric generation power plants in the northeastern region of the United States. NRG Northeast is an indirect wholly-owned subsidiary of NRG Energy which was formed for the purpose of financing, acquiring, owning, operating and maintaining, through our subsidiaries and affiliates, the facilities described in this prospectus.

     NRG Northeast owns a 100% interest in each of its subsidiaries which were formed to hold their respective assets. Our subsidiaries, Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Power LLC, Oswego Harbor Power LLC and Somerset Power LLC, shown here have jointly and severally guaranteed the bonds.

                         [COMPANY STRUCTURE FLOW CHART]
                      ------------------------------------
                             Northern States Power
                      ------------------------------------
                                      82%*
                      ------------------------------------
                                NRG Energy, Inc.
                      ------------------------------------

                    100%                                           100%
    ------------------------------------           ------------------------------------
            Northeast Generation                              NRG Eastern LLC
                 Holding LLC                       ------------------------------------
    ------------------------------------                            50%
                     50%

                      ------------------------------------
                          NRG Northeast Generating LLC
                      ------------------------------------
                                      100%

---------------   ---------------   ---------------   ---------------   ---------------   ---------------
  Arthur Kill       Astoria Gas       Connecticut          Devon            Dunkirk           Huntley
   Power LLC          Turbine          Jet Power         Power LLC         Power LLC         Power PPC
---------------      Power LLC            LLC         ---------------   ---------------   ---------------
                  ---------------   ---------------

---------------   ---------------   ---------------   ---------------   --------
   Middletown        Montville          Norwalk            Oswego           Somerset
   Power LLC         Power LLC         Power LLC           Harbor          Power LLC
---------------   ---------------   ---------------      Power LLC      ---------------
                                                      ---------------

------------------------
* Northern States Power Company owns approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy, Inc.'s common stock and Class A Common Stock.

     Our headquarters and principal executive offices are located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403. Our telephone number is
(612) 373-5300.

NRG ENERGY

     NRG Energy is a leading participant in the independent electric power generation industry. Established in 1989, NRG Energy is primarily engaged in the acquisition, development, ownership and operation of power generation facilities and the sale of energy, capacity and related products. On June 5, 2000, NRG Energy consummated the initial public offering of its common stock. Upon completion of the offering, Northern States Power Company owned approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy's common stock and Class A Common Stock.

     NRG Energy owns all or a portion of 57 generation projects that have total generating capacity of 23,660 MW. Its net ownership interest in those projects is 13,664 MW. Upon the closing of NRG Energy's pending acquisition from Conectiv of interests in six power generation facilities, which NRG Energy expects to occur later this year, it will have interests in projects having a total generating capacity of 28,722 MW and its net ownership interest in those projects will be 15,539 MW. NRG Energy has experienced significant growth in the last year, expanding from 3,300 MW of net ownership interests in power generation facilities (including those under construction) as of December 31, 1998 to 10,990 MW of net ownership interests as of December 31, 1999.

     NRG Energy has historically endeavored to make capital for additional investments available by allowing other companies to purchase a portion of NRG Energy's interests in companies wholly-owned by NRG Energy. While such a sell-down of NRG Energy's interest in NRG Northeast is not currently contemplated by NRG Energy, any potential holders of the bonds should consider that such a sell-down is a possibility.

     Additional and more detailed information concerning NRG Energy and its business is set forth in its annual and periodic reports filed with the SEC. See "Where You Can Find More Information."

NRG POWER MARKETING

     NRG Power Marketing is a wholly-owned subsidiary of NRG Energy which was formed in August 1997 for the purpose of serving the power marketing, fuel procurement and emissions management needs of NRG Energy and its affiliates. It currently has contracts to provide these services to each of the guarantors.

NRG OPERATING SERVICES

     NRG Operating Services is a wholly-owned subsidiary of NRG Energy which was formed in October 1992 for the purpose of operating and maintaining electric power generation facilities owned by NRG Energy and its affiliates. NRG Energy, through NRG Operating Services or other subsidiaries, currently has contracts for the operation and maintenance of approximately 7,800 MW of power generation at thirty-one facilities worldwide, excluding our facilities.

NORTHERN STATES POWER

     Northern States Power is an investor-owned utility that serves customers in the upper Midwest and owns and operates approximately 7,100 MW of generating capacity. Of the approximately 3.4 million customers served by Northern States Power, the majority are concentrated in the Minneapolis-St. Paul metropolitan area. In 1998, about 63% of Northern States Power's electric retail revenue was from the Minneapolis-St. Paul metropolitan area and about 53% of retail gas revenue came from sales in the Minneapolis-St. Paul metropolitan area.

     On March 24, 1999, Northern States Power and New Century Energies, Inc., a Colorado-based registered public utility holding company, entered into an agreement providing for the merger of New Centuries Energy with and into Northern States Power. Following the merger, Northern States Power's utility assets will be held in a subsidiary of the surviving corporation in the merger, which will become a registered holding company subject to PUHCA and will be renamed Xcel Energy, Inc. Xcel Energy will indirectly own approximately 82% of the stock outstanding and 98% of the combined voting power of NRG Energy's common stock and Class A Common Stock. The merger has been approved by the shareholders of both companies and the FERC, but remains subject to certain other closing conditions, including approval or regulatory review by certain state utilities regulators, the SEC, the Nuclear Regulatory Commission and the Federal Communications Commission. It is currently expected that the merger will be completed in the third quarter of 2000.

     Additional and more detailed information concerning Northern States Power and its business is set forth in its annual and periodic reports filed with the SEC. See "Where You Can Find More Information."

                  BUSINESS OF NRG NORTHEAST AND THE GUARANTORS

INDUSTRY OVERVIEW

     Until recently, the demand for power in the United States has been met by utilities which would construct large-scale electric generating plants under cost-of-service based regulation. Under this regulatory regime, in exchange for their status as the designated provider of electricity in a given area, the traditional electric utility agreed to submit its decisions regarding operation of its business (e.g., construction of plants, closure of plants, etc.) to public service commission scrutiny, and in exchange it received a moderate guaranteed rate of return on the costs incurred in providing electric service.

     Beginning in 1978, legislative changes designed to increase competition in the electric industry spurred independent power producers to enter the power market, beginning with an entrepreneurial group of cogenerators and small power producers which was later joined by larger, better capitalized companies, such as subsidiaries of fuel supply companies, electric utilities, engineering companies, equipment manufacturers and affiliates of other industrial companies. While these independent power producers were not subject to public service commission review and scrutiny with respect to decisions they made and costs they incurred, they were also not guaranteed any specified rate of return with respect to their investments.

     Many of the newly constructed or acquired independent power assets operate without long-term power purchase agreements in place, selling their output into the market or through shorter term bilateral contracts. Our facilities have committed a portion of our energy and capacity pursuant to the transition power sales contracts and we plan to sell our uncommitted energy, capacity and ancillary services either directly into the market, through future power sales contracts or pursuant to arrangements with power marketing entities. While the absence of a long-term power purchase agreement introduces certain relatively new risks and uncertainties to independent power producers, and requires careful advance analysis of the local power markets, we believe this arrangement is becoming increasingly accepted in the domestic independent power market.

     The United States electric industry, including companies engaged in providing generation, transmission, distribution and ancillary services, has undergone significant change over the last several years, leading to significant deregulation and increased competition. The FERC, pursuant to Order No. 888 and Order No. 889, and as further refined and supplemented by Orders 888-A, -B and -C (collectively, the "Open Access Rules"), requires the owners and operators of electric transmission facilities to make those facilities available for transmission on a non-discriminatory basis to all wholesale generators, sellers and buyers of electricity ("wholesale wheeling").

     The FERC has proposed further regulatory changes to improve access to the nationwide transmission grid by utility and non-utility purchasers and sellers of electricity and to promote wholesale market efficiency. In December 1999, the FERC issued order No. 2000, which set forth minimum requirements for the establishment and operation of Regional Transmission Organizations ("RTOs"). Order No. 2000 also set forth a voluntary procedure by which RTOs would be established. In addition to wholesale wheeling, throughout the United States there has been an increasing number of proposals at the state level to allow retail customers to choose their electricity suppliers, with incumbent utilities required to deliver such electricity over their transmission and distribution systems ("retail wheeling"). Numerous electric utilities nationwide are in the process of divesting all or a portion of their generation business or are expected to commence such a process in the foreseeable future, as legislative and regulatory developments drive the industry to disaggregate.

REGULATION

  FEDERAL LAW

     Federal Power Act. The Federal Power Act gives the FERC exclusive rate-making jurisdiction over wholesale sales of electricity and the transmission of electricity in interstate commerce. Pursuant to the Federal Power Act, all public utilities subject to the FERC's jurisdiction are required to file rate schedules with the FERC prior to commencement of wholesale sales or transmission of electricity. Because the guarantors will be selling power in the wholesale market, they are deemed to be public utilities for purposes of the Federal Power Act. Arthur Kill Power, Astoria Power, Dunkirk Power, Huntley Power, and Somerset Power applied for and were granted market-based rate authority for the wholesale sales of power by the FERC in Spring and early Summer 1999. Oswego Power filed for market-based rates on July 19, 1999 and was granted market-based rate authority on September 15, 1999. On September 1, 1999, Connecticut Jet Power, Devon Power, Middletown Power, Montville Power and Norwalk Power filed for market-based rates. The FERC granted market-based rate authority to these guarantors on November 10, 1999. In its orders, the FERC also granted waivers of certain of the accounting, record-keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules.

     In addition, the FERC's orders, as is customary with market-based rate schedules, reserved the right to suspend, upon complaint, market-based rate authority on a prospective basis if it is subsequently determined that we or any of our affiliates exercised market power. If the FERC were to suspend market-based rate authority, it would most likely be necessary to file, and obtain FERC acceptance of, cost-based rate schedules. In addition, the loss of market-based rate authority would subject the guarantors to the accounting, record-keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules.

     Public Utility Holding Company Act. PUHCA provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to registration and regulation under PUHCA as a registered holding company, unless an exemption is established or an order is issued by the SEC declaring it not to be a holding company. Registered holding companies under PUHCA are required to limit their utility operation to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under PUHCA is subject to financial and organizational regulation, including approval by the SEC of certain of its financing transactions. However, under the Energy Policy Act, a company engaged exclusively in the business of owning and/or operating a facility used for the generation of electric energy exclusively for sale at wholesale may be exempted from PUHCA regulation by operation of its status as an exempt wholesale generator ("EWG") as defined under Section 32 of PUHCA. Each of the guarantors qualifies to be an EWG and has filed with the FERC to confirm that status.

     If there occurs a "material change" in facts which might affect any of the guarantors' continued eligibility for EWG status, within 60 days of such material change, the relevant guarantor must (i) file a written explanation of why the material change does not affect its EWG status, (ii) file a new application for EWG status or (iii) notify the FERC that it no longer wishes to maintain EWG status. If any of the guarantors were to lose its EWG status, we, along with our affiliates, would be subject to regulation under PUHCA as a public utility company. Absent a substantial restructuring of our business, it would be difficult for us to comply with PUHCA without a material adverse effect on our business.

  STATE LAW

     New York. Pursuant to the New York Public Service Law (the "NYPSL"), the New York Public Service Commission ("NYPSC") regulates all "public utility companies" or "utility companies" operating in New York. A "public utility company" or "utility company" under the NYPSL includes, among other things, any entity engaged in the production, transmission or distribution of electricity to the public for light, heat or power purposes. The Huntley, Dunkirk, Oswego, Arthur Kill and Astoria facilities (the "New York facilities"), each considered an EWG, will not provide electricity directly to the public and each plans to sell only at wholesale to power marketers, energy service companies or the NYPP. Although the NYPSL is silent with respect to the utility status of electric corporations selling at wholesale within New York, precedent of the NYPSC has applied "lightened regulation" to New York EWGs, which provides for minimal financial and organizational regulation. Each of the New York facilities has been accorded lightened regulatory treatment by the NYPSC. The New York facilities' rates, however, remain subject to the jurisdiction of the FERC.

     Massachusetts. Pursuant to Chapter 164 of the Massachusetts General Laws, a "wholesale generation company" includes any company engaged in the business of producing, manufacturing or generating electricity for sale at wholesale only. The Somerset facility, as an EWG, will not provide electricity directly to the public and plans to sell only at wholesale to power marketers and energy service companies and thus would be considered a wholesale generation company. Such companies are subject to very limited regulation by the Massachusetts Department of Telecommunications and Energy ("MDTE"), and the Somerset facility will not likely be subject to regulation as a Massachusetts public utility or electric company. If, however, the Somerset facility were deemed to be an electric company by the MDTE, the MDTE could retroactively apply certain provisions of the statutes to the Somerset facility. The Somerset facility would also be subject to other laws and regulations (other than rate regulation) applicable to Massachusetts electric companies. The Somerset facility's rates, however, would remain subject to the jurisdiction of the FERC.

     Connecticut. Pursuant to Title 16, Chapter 283 of the Connecticut General Statutes, a "foreign electric company" is a corporation organized under the laws of a state other than Connecticut authorized by that state to generate electric energy. A foreign electric company is allowed to acquire and operate electric utility facilities, which include generating stations, in Connecticut. However, any foreign electric company which owns or operates any utility facility in the state is deemed to be an "electric company" and a "public service company" for all purposes of Title 16.

     Pursuant to Title 16, Chapter 277 of the Connecticut General Statutes, a "public service company" includes electric companies, but does not include EWGs. An "electric company" includes every corporation engaged in generating electricity to be transmitted or distributed within the state, but does not include an EWG. The Connecticut Department of Public Utility Control ("DPUC") has authority to adopt rules with respect to rates and charges, services, accounting practices, safety and the conduct of operations generally of public service companies, as it deems reasonable and necessary. The DPUC also must approve the merger or consolidation of any public service company, and the issuance of common stock, notes, bonds, evidence of indebtedness, or securities by any public service company. A waiver of the requirement for preapproval of debt and securities issuances is available if the foreign state of incorporation regulates such issuances.

     Since they are EWGs, Middletown Power, Montville Power, Norwalk Power, Devon Power, and Connecticut Jet Power will not likely be regulated as public service companies or electric companies by the DPUC. If, however, the Connecticut facilities were deemed to be public service companies or electric companies by the DPUC, the DPUC could retroactively apply certain provisions of the statutes to the Connecticut facilities. The Connecticut facilities would also be subject to other laws and regulations (other than rate regulation) applicable to Connecticut public service or electric companies. The rates for each of the Connecticut facilities, however, would remain subject to the jurisdiction of the FERC.

     Certain Regulatory Approvals. In order to put in place the ownership structure described in this prospectus, we sought and received approval from the FERC with respect to the transfers to NRG Northeast on the date of the issuance of the outstanding bonds of: (i) the 0.5% membership interests in the New York and Massachusetts guarantors previously held by each of the members of NRG Northeast and (ii) the interest of NRG Connecticut, another subsidiary of NRG Energy, in the Connecticut guarantors. On January 10, 2000, we filed with the FERC requesting these approvals. We received these approvals on February 10, 2000 and they have subsequently become final. In addition, in order to enable the New York guarantors to provide their guarantees in respect of the bonds, we sought and received the approval of the NYPSC. We filed with the NYPSC requesting this approval on January 11, 2000. We received this approval on February 9, 2000, and it has subsequently become final.

COMPETITION

     FEDERAL. The Energy Policy Act laid the ground work for a competitive wholesale market for electricity. Among other things, the Energy Policy Act expanded the FERC's authority to order wholesale wheeling, thus allowing qualifying facilities under Public Utility Regulatory Policies Act, power marketers and EWGs to compete more effectively in the wholesale market.

     In May 1996, the FERC issued the first of the Open Access Rules, which requires utilities to offer eligible wholesale transmission customers non-discriminatory open access on utility transmission lines on a comparable basis to the utilities' own use of the lines. In addition, the Open Access Rules direct the regional power pools (including the NYPP and the NEPOOL) that control the major electric transmission networks to file uniform, non-discriminatory open access tariffs. The Open Access Rules have been the subject of rehearing at the FERC and are now undergoing judicial review.

     Over the past few years, Congress and the administration of President Clinton have considered various pieces of legislation to restructure the electric industry that would require, among other things, customer choice and/or repeal of PUHCA. The debate is likely to continue, and perhaps intensify. The effect of enacting such legislation cannot be predicted with any degree of certainty.

     STATE. The Energy Policy Act did not preempt state authority to regulate retail electric service. Historically, in most states, competition for retail customers is limited by statutes or regulations granting existing electric utilities exclusive retail franchises and service territories. Since the passage of the Energy Policy Act, the advisability of retail competition has been the subject of intense debate in federal and state legislative and regulatory forums. Many states have taken steps to facilitate retail competition as a means of stimulating competitive generation rates. Retail competition commenced in New York and Massachusetts in 1998. Full retail competition commenced in Connecticut on July 1, 2000.

POWER MARKETS

     THE NEW YORK POWER POOL. The NYPP includes 34,000 MW of installed capacity and serves almost all of New York State's electric power requirements. The current members of the NYPP include the six New York investor-owned utilities, the Long Island Power Authority and the New York Power Authority, various local and municipal utilities, as well as a growing number of independent power producers and power marketers. The NYPP has been restructured as a competitive, non-discriminatory market through, among other things, the establishment of the NY ISO and the creation of bid-based markets for energy, capacity and ancillary services. The NY ISO commenced operations in November 1999. Most of New York State's investor-owned utilities have completed or are in the process of divesting their fossil generation assets as part of the restructuring of the state's electricity markets. These divested plants will compete to varying degrees with new merchant plants in the wholesale markets. The market-clearing price for the NYPP's day-ahead and real-time energy markets will be calculated by the NY ISO by determining the market-clearing price for transactions with zonal adjustments to account for transmission constraints. All purchasers of energy from the market will also pay a transaction charge set by the NY ISO to settle system energy balancing and certain ancillary service costs.

     THE NEW YORK CITY IN-CITY MARKET. In connection with the divestiture by ConEd of certain of its electric generating resources in the New York City in-city market, certain market power mitigation measures will be applied to generators located in that area. The intent of these market power mitigation measures is to alleviate concerns that the divested generation resources might be able to exercise localized market power due to the current configuration of New York City in-city market loads, generation, and transmission facilities and related local reliability rules and transmission constraints. The market mitigation measures are intended to be implemented by the NY ISO and tracked through its market monitoring process.

     On May 31, 2000, FERC approved a request of the NY ISO to impose price limitations on one ancillary service, Ten Minute Non-synchronized Reserves, on a prospective basis only, effective March 28, 2000, the date the NY ISO began capping bids for that service. FERC rejected the NY ISO's request for authority to adjust the market-clearing prices for that service on a retroactive basis. As a result of the FERC order (unless the NY ISO or another party successfully appeals the order), we will retain the approximately $8.0 million of revenues collected in February 2000 and approximately $8.2 million included in revenues, but not yet collected, for March 2000. The NY ISO has sought reconsideration of the FERC order. We will attempt to adjust our business operations to mitigate the future impact of the order.

     THE NEW ENGLAND POWER POOL. The NEPOOL was originally formed to capture the benefits of economic dispatch and joint planning between a large number of utilities. The NEPOOL is populated with a large
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number of small utilities. The region is a high variable cost power market, with oil/gas units operating in the margin. The NEPOOL has a large number of nuclear units, the continuing operational status of which is, at present, unclear; this factor adds pressure to the capacity needs in the NEPOOL service area. In addition, the region has transmission constraints that limit imports from neighboring regions. As such, the NEPOOL will require significant new capacity additions over the next few years: approximately 7,000 MW of new capacity is projected to be needed by 2005, driven by (i) current deficiencies and increased shortfalls due to load growth; and (ii) economic retirements of older and inefficient units. The deficit could grow much larger if there are further shutdowns of nuclear plants or aging fossil capacity.

     There are over 30,000 MW of new merchant plant proposals in the NEPOOL. However, only about 2,500 MW of new merchant plants is actually under construction. Virtually all proposals for new merchant plants in the NEPOOL are for gas-fired combined cycle facilities, and are designed to meet incremental generation requirements, and displace older, less efficient units. Some of this capacity will require the addition of new gas pipeline capacity into New England. In addition, approximately 12,500 MW of capacity in the NEPOOL has been divested or is in the process of being divested. These divested generation assets will compete with the new merchant plants in the wholesale market.

     On May 1, 1999, ISO New England began administering the NEPOOL's electricity marketplace through which energy, automatic generation control, and several capacity services are supplied. ISO New England is a "day-ahead-hourly" marketplace. This means that wholesale electricity suppliers and generators bid their resources into the market the day before and submit separate bids for each resource for each hour of the day. ISO New England tabulates the bids and stacks them in dollar terms from lowest to highest matching the expected hourly demand forecast for that hour and each hour in the next day. The ISO New England operations staff then determines the least cost dispatch sequence for the next day which reflects the actual bids. Generators will then be dispatched to match the actual load occurring on the system. Unlike in the NYPP, there is no hour-ahead market in the NEPOOL. Actual energy balancing differences from the day-ahead schedule are accounted for through an uplift charge.

OUR GENERATING FACILITIES

     We own a total of ten fossil fuel-fired and six remote gas turbine electric power generation facilities, as described below. The purchase price set forth below for certain of the facilities is based on an allocation made by us where more than one facility was purchased pursuant to the same purchase and sale agreement.

     ARTHUR KILL FACILITY. The Arthur Kill facility was acquired from ConEd in June 1999 for a purchase price of $395.5 million. The Arthur Kill facility, located in Staten Island, New York, is a natural gas/oil-fired intermediate/peaking plant consisting of 3 units and having capable capacity of 842 MW (including a black start gas turbine). We expect the Arthur Kill facility to benefit from its location in the New York City in-city market due to requirements that load-serving entities must contract with resources located in the New York City in-city market for 80% of their needs, and there is limited ability to build new capacity in this area or to gain access to this area by means of transmission.

     ASTORIA FACILITY. The Astoria facility was acquired from ConEd in June 1999 for a purchase price of $109.5 million. The Astoria facility, located in Queens, New York, is a gas/liquid fuel-fired peaking plant consisting of 11 units and having capable capacity of 614 MW. We expect the Astoria facility to benefit from its location in the New York City in-city market due to requirements that load-serving entities must contract with resources located in the New York City in-city market for 80% of their needs, and there is limited ability to build new capacity in this area or to gain access to this area by means of transmission.

     CONNECTICUT JET FACILITIES. Six unmanned ICU facilities were acquired from CL&P in December 1999 for a purchase price of $22.3 million. These ICU facilities, located at local switchyards in Branford, Torrington Terminal, Franklin Drive and Cos Cob, are oil-fired peaking units consisting of 6 units and having an aggregate capable capacity of 110 MW.

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

     DEVON FACILITY. The Devon facility was acquired from CL&P in December 1999 for a purchase price of $113.3 million. The Devon facility, located in Milford, Connecticut, is a natural gas/oil-fired intermediate/peaking load facility consisting of 7 units and having capable capacity of 358 MW.

     DUNKIRK FACILITY. The Dunkirk facility was acquired from NiMo in June 1999 for a purchase price of $193.3 million. The Dunkirk facility, located in Dunkirk, New York (near Buffalo), is a coal-fired base-load facility consisting of 4 units and having capable capacity of 582 MW. The Dunkirk facility is among the lowest variable cost fossil fuel plants that sell into the NYPP. We plan to operate it as a base-load facility.

     HUNTLEY FACILITY. The Huntley facility was acquired from NiMo in June 1999 for a purchase price of $161.7 million. The Huntley facility, located five miles northeast of Buffalo, New York, is a coal-fired base-load facility consisting of 6 units and having capable capacity of 566 MW. The Huntley facility is among the lowest cost fossil fuel plants that sell into the NYPP. We plan to operate it as a base-load facility.

     MIDDLETOWN FACILITY. The Middletown facility was acquired from CL&P in December 1999 for a purchase price of $225.8 million. The Middletown facility, located in Middletown, Connecticut, is a natural gas/oil-fired intermediate/peaking plant consisting of 4 units and having capable capacity of 770 MW.

     MONTVILLE FACILITY. The Montville facility was acquired from CL&P in December 1999 for a purchase price of $82.8 million. The Montville facility, located in Uncasville, Connecticut, is a natural gas/oil-fired intermediate/peaking load plant consisting of 4 units and having a capable capacity of 498 MW.

     NORWALK FACILITY. The Norwalk facility was acquired from CL&P in December 1999 for a purchase price of $75.0 million. The Norwalk facility, located in Norwalk, Connecticut, is an oil-fired intermediate/peaking load plant consisting of 3 units and having capable capacity of 342 MW.

     OSWEGO FACILITY. The Oswego facility was acquired from NiMo and RG&E in October 1999 for a purchase price of $84.9 million. The Oswego facility, located in Oswego, New York, is a natural gas/oil-fired peaking plant consisting of 2 units and having capable capacity of 1,660 MW. The Oswego facility has very low cost capacity and is a source of excess emissions allowances that can be utilized at our other facilities. We expect to operate this facility as a peaking facility.

     SOMERSET FACILITY. The Somerset facility was acquired from MEC in April 1999 for a purchase price of $55.2 million. The Somerset facility, located in Somerset, Massachusetts, is an oil/coal-fired base-load/peaking facility consisting of 3 units and having capable capacity of 153 MW. One unit representing approximately 24 MW of capacity is currently leased to VELCO. The Somerset facility provides low variable cost capacity, strategically positioned to sell power into the NEPOOL. We intend to operate this facility as a peaking and base-load facility, depending on market conditions.

     We believe the Connecticut facilities are strategically positioned for sales into the NEPOOL and have a competitive advantage on transmission charges; we will operate these facilities as peaking and intermediate facilities to take advantage of market volatility. In addition, we believe certain of the facilities and facility sites represent opportunities for repowering and/or expansion of generation capacity. We believe it may be possible at the Huntley and Arthur Kill facilities to generate revenues through steam sales. In addition, we believe there are opportunities to improve on the existing fuel supply arrangements at the facilities.

NRG NORTHEAST OPERATIONS

     We are a major owner of independent electric power generation in the northeastern region of the United States. Our regional base of competitive generating facilities is close to major load centers. We intend to pursue a strategy of enhancing profitability and competitiveness of these facilities through their efficient operation. We believe the diversity of our facilities, in terms of operational characteristics, location in and access to multiple power pools and fuel sources, is an important part of this strategy.

     In order to operate our facilities and be competitive in the northeast market, we need to address power marketing, fuel procurement, emissions management and operations and maintenance issues relating to the facilities. We are utilizing certain resources of NRG Energy and its affiliates by entering into contracts with

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NRG Energy, NRG Power Marketing and subsidiaries of NRG Operating Services, to provide key financial, operational and administrative services to us.

     In particular, NRG Power Marketing, a wholly-owned subsidiary of NRG Energy, has entered into power sales and agency agreements with each of the guarantors for terms of approximately 30 years. NRG Power Marketing provides all power marketing services, fuel procurement services, and emissions management services for the guarantors.

     POWER MARKETING. NRG Power Marketing provides power marketing services to the guarantors, including scheduling, pool bidding, contract management and bilateral sales of excess capacity, energy and ancillary services, with gross receipts less costs incurred due to the guarantors from such activities flowing to NRG Northeast. NRG Power Marketing has the exclusive rights to market all capacity, energy and ancillary services produced by the guarantors that the guarantors have not otherwise committed under other contracts.

     NRG Power Marketing will have an agency role in scheduling to the appropriate independent system operator or power pool, and will also have a principal role for bilateral sales and wheeling of energy to other power pools. NRG Northeast and the guarantors will continue to evaluate the tradeoffs between long-term contractual opportunities and shorter term merchant sales. See "Summary of Certain Principal Project Documents."

     NRG Power Marketing is directed to use NRG Northeast assets to maximize net operating margins. With baseload units and facilities, NRG Power Marketing will seek a constant reduction of fixed and variable costs in combination with improved capacity factors. With intermediate/peaking units and facilities, NRG Power Marketing will maximize revenues during peak pricing periods and minimize expenses during low pricing periods.

     The New York facilities sell capacity, energy and voltage support into the NYPP centralized power market. The Somerset facility and the Connecticut facilities sell capacity, energy and voltage support into the NEPOOL's centralized power market. Our facilities may also enter into bilateral contracts for the sale of capacity and energy to power marketers and load serving entities within the NYPP, the NEPOOL and surrounding markets, as applicable. Our facilities currently sell capacity, energy and ancillary services pursuant to certain transition power sales contracts which range in term from one to ten years.

     FUEL PROCUREMENT. NRG Power Marketing provides fuel procurement services to the guarantors for natural gas, coal and oil procurement; local gas distribution and transportation company balancing; pipeline capacity purchasing and balancing; position reporting; fuel inventory management; and barge and rail management. As part of NRG Northeast's fuel procurement strategy, NRG Power Marketing will pursue short and intermediate fuel contracts to hedge power sales contracts and other forward sales of power. It will also actively manage the fuel inventory and attempt to reduce barge, rail, inventory, fuel handling and gas distribution charges.

     EMISSIONS MANAGEMENT. NRG Power Marketing provides emissions management services for tracking, procurement, sales and allocation of emissions allowances. Emissions management will be closely integrated with plant generation planning. NRG Power Marketing will also assist in performing ongoing analyses comparing costs of installing and operating environmental control equipment to emissions allowance procurement.

     RISK MANAGEMENT. NRG Power Marketing will utilize certain risk management policies and procedures to assist us with our objective of maximizing net operating margins while minimizing the risks associated with the cash flows derived from these assets. Key risk management guidelines adopted by NRG Power Marketing include: (i) a general prohibition on speculative activities; (ii) mitigation of operational risk by not allowing more than 50% of available output not already contracted to be sold forward unless approved by the NRG Power Marketing board of directors; (iii) approval of counter-parties and their trading limits by NRG Energy's treasury; and (iv) fuel and emissions allowance requirements to be matched with future power sale commitments. These risk management policies and procedures can only be changed by the board of directors of NRG Power Marketing.

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

     OPERATIONS AND MAINTENANCE. Each of the guarantors has entered into an operation and maintenance agreement with a facility-specific subsidiary (other than the guarantors which own the Connecticut Jet and Middletown facilities, which share an operator) of NRG Operating Services, which is a direct, wholly-owned subsidiary of NRG Energy. The agreements are effective for five years, with options to extend beyond five years. Under the agreements, the NRG Operating Services company operator will be reimbursed for usual and customary costs related to providing the services, including plant labor and other operating costs. NRG Energy, through NRG Operating Services or other subsidiaries, currently has contracts for the operations and maintenance of approximately 7,800 MW of power generation at thirty-one facilities worldwide, excluding the NRG Northeast assets.

     Each NRG Operating Services subsidiary will perform all administrative, operations and maintenance work at its respective facility, including:

     - coordinating the fuel delivery, unloading and inventory;

     - developing a spare parts and inventory program;

     - meeting external performance standards for transmission of electricity;

     - providing operating and maintenance consulting to the guarantors as the guarantors may deem necessary and desirable;

     - performing and recording periodic operational tests of the facility equipment scheduled by NRG Power Marketing in accordance with the NEPOOL or the NYPP requirements, the manufacturer's specifications, legal requirements, environmental guidelines and other established guidelines;

     - cooperating with and assisting the guarantors in performing the guarantors' obligations under agreements related to each facility;

     - assisting its respective guarantor in preparing the budgets, including providing operating budgets, rolling five year forecasts and providing notice to the respective guarantor that the operating expenses exceed or are expected to exceed the approved operating budget; and

     - disposing of all waste material in accordance with legal requirements and the guarantor's waste disposal arrangements, if any.

     There are incentive fees and penalties based on performance in each operation and maintenance agreement that attempt to align the operator's incentives with NRG Northeast's incentives for additional net operating margin. To ensure knowledge transfer, each operator has retained most of the plant operators previously employed by the sellers of our facilities.

ENVIRONMENTAL MATTERS

     GENERAL. NRG Northeast and its guarantors, like most industrial enterprises, are subject to regulation with respect to the environmental impact of their operations, including air and water quality control, limitations on land use, disposal of wastes, aesthetics and other matters.

     Environmental laws generally require air emissions and water discharges to meet specified limits. They also impose potential joint and several liability, without regard to fault, on the generators of various hazardous substances to manage these materials properly and to clean up property affected by the production and discharge of such substances. We have budgeted in excess of $40 million for capital expenditures between 2000 and 2004 for environmental compliance, which includes the possible installation of NO(x) control technology at the Somerset facility, intake screens at the Dunkirk facility, the resolution of consent orders for remediation at the Arthur Kill and Astoria facilities, the resolution of a consent order for water intake at the Arthur Kill facility, and completing remediation-related requirements under the Connecticut Transfer Act. The budget does not include capital expenditures that may be required with respect to air pollution control initiatives recently undertaken by New York, Connecticut and Massachusetts or with more expensive cooling water intake technology that may be required at our Arthur Kill facility. See "Management's Discussion and Analysis of Financial Condition and Results of
Operation -- Liquidity and Capital Resources."
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

     As a result of alleged historical noncompliance with environmental laws and regulations, ConEd, the former owner of the Arthur Kill facility and the Astoria facility, executed a series of consent orders with the NYDEC commencing in 1993. The consent orders imposed a number of obligations on ConEd, including, but not limited to,

     - the evaluation of the impact of water intake screens on aquatic species;

     - the investigation and remediation of spills and releases of petroleum and transformer fluids;

     - the evaluation of wastewater discharge points to determine if all such locations have been permitted;

     - the inspection and evaluation of above ground petroleum storage tanks, including the secondary containment for such tanks, and implementation of corrective actions, if necessary;

     - the performance of tightness testing of underground pipelines associated with the above ground storage tanks; and

     - compliance with air pollution requirements related to visible emissions.

     The ConEd consent orders include provisions establishing stipulated penalties for violations of the orders. In connection with the acquisition of the Arthur Kill facility and the Astoria facility, Arthur Kill Power and Astoria Power assumed ConEd's remaining obligations under the consent orders to the extent the orders apply to those facilities. Arthur Kill Power and Astoria Power are currently negotiating a consent order with the NYDEC to memorialize the obligations we are assuming in connection with the ConEd consent orders.

  AIR POLLUTION CONTROL.

     Sulfur Dioxide. The Clean Air Act provides for SO(2) emission reductions to be achieved through a total cap on SO(2) emissions from affected units, and an allocation of SO(2) "allowances" (each allowance authorizes the emission of one ton of SO(2)). Units needing to cover emissions above their allocations can buy allowances from sources that have excess allowances. Although we have projected that the SO(2) allowances purchased and currently allocated to our facilities will be in excess of predicted SO(2) emissions through the year 2009, whether we will have an excess or deficit of SO(2) allowances for any given year will depend, in part, on the capacity utilization of each of the facilities. If necessary, we intend to comply with existing laws limiting SO(2) emissions by purchasing additional allowances; however, depending on the extent of any allowance deficits and the price and the availability of allowances for purchase, we will consider changing to low sulfur coal, lower sulfur oil or the installation of scrubbers. As discussed below, recent regulatory initiatives in New York, Connecticut and Massachusetts may have an impact on our strategies regarding SO(2) emissions reductions.

     Nitrogen Oxides. Air quality in the northeastern region of the United States is affected by air pollution transported within and into the region by prevailing winds. In September 1994, 11 Northeastern states and the District of Columbia signed a memorandum of understanding (the "MOU") establishing a regional plan for reducing NO(x) emissions from utility and large industrial boilers. NO(x) contributes to the formation of ozone. The 12 jurisdictions signing this MOU fall within the Ozone Transport Region (the "OTR"), created under the Clean Air Act in recognition of the regional ozone problem facing the northeastern United States. In addition to the MOU, the EPA has issued a regulation requiring 22 states in the eastern half of the United States to make significant NO(x) emission reductions by May 1, 2003, and to subsequently cap those emissions (the "SIP Call"). The NO(x) emissions reductions required by the SIP Call are comparable to the reductions required by the MOU.

     NO(x) regulations for New York, Massachusetts and Connecticut to implement the MOU have been promulgated through the year 2002. New York, Massachusetts and Connecticut have also promulgated regulations to implement the SIP Call and the MOU for the years 2003 and beyond. Consistent with the MOU and the SIP Call, emissions reductions are to be achieved through a cap on ozone season NO(x) emissions from the largest sources of NO(x), including our facilities. Under formulas established in the regulations, each source will be allocated a number of "allowances," with each allowance representing one ton of NO(x) that the source is allowed to emit. The allowances can be bought and sold through a regional trading program similar to the trading of SO(2) allowances established by the EPA pursuant to the Clean Air Act. The
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

extent of investment in control technologies, operational changes, and allowance purchases required to comply with these regulations will be directly related to the number of allowances our facilities receive and to the operation of the facilities.

     Based on the regulations and the projected operation of the facilities, we have projected that the NO(x) allowances to be allocated to the facilities will be less than the projected NO(x) emissions from the facilities by the year 2003 and for subsequent years. Whether we will have an excess or deficit of NO(x) allowances for any given year will depend, in part, on the capacity utilization of each of the facilities. We are evaluating the installation of pollution control equipment at the Somerset facility to implement the "Consumers First" Agreement between MEC and the Attorney General for the Commonwealth of Massachusetts that requires the Somerset facility to reduce NO(x) emissions at Unit 6 to 0.15 lb./mmBtu by the year 2003. As part of this evaluation we are considering the purchase of allowances and/or credits to meet the goals of the Agreement. To the extent necessary, we intend to implement a strategic plan for the purchase of NO(x) allowances and/or reduction of NO(x) emissions through the installation of pollution control equipment. As discussed below, recent regulatory initiatives of New York, Connecticut and Massachusetts may impact our strategies regarding NO(x) emissions reductions.

     Public Policy Relating to Air Emissions. On May 25, 2000, the New York Department of Environmental Conservation issued a Notice of Violation to us and the prior owner of our Huntley and Dunkirk facilities relating to physical changes made at those facilities prior to our assumption of ownership. The Notice of Violation alleges that these changes represent major modifications undertaken without obtaining the required permits. Although we have a right to indemnification by the previous owner for fines, penalties, assessments, and related losses resulting from the previous owner's failure to comply with environmental laws and regulations, if these facilities did not comply with the applicable permit requirements, we could be required, among other things, to install specified pollution control technology to further reduce air emissions from the Dunkirk and Huntley facilities and we could become subject to fines and penalties associated with the current and prior operation of the facilities.

     On October 14, 1999, Governor Pataki of New York announced that he is ordering the NYDEC to require further reductions of SO(2) emissions and NO(x) emissions from New York power plants, beyond that which is required under current federal and state law. Under Governor Pataki's directive, NO(x) emissions during the "non-ozone" season would be required to be reduced by 40% from the Ozone Transport Commission's baseline levels. This additional reduction requirement would be phased in between January 1, 2003 and January 1, 2007. In addition, Governor Pataki announced that he is ordering a reduction of SO(2) emissions by 50% beyond the requirements of the federal Acid Rain Program. These reductions would also be phased in between January 1, 2003 and January 1, 2007. Compliance with these emissions reductions requirements, if they become effective, could have a material impact on the operation of our facilities located in the State of New York.

     On May 17, 2000, Governor Rowland of Connecticut issued an Executive Order to the Connecticut Department of Environmental Protection ("CDEP") that requires the CDEP to develop regulations, applicable to power plants and other major sources of air pollution, to further reduce emissions of nitrogen oxides and sulfur dioxide by May 2003. The Executive Order requires reductions of sulfur dioxide by an amount that is 30% to 50% greater than current commitments and reductions of nitrogen oxides that are 20% to 30% greater than current commitments. The Executive Order provides that the CDEP should use market based incentives and a system of creditable emissions allowances or credits to foster cost effective reductions. The Connecticut legislature has in the past considered legislation that would require older electrical generating stations to comply with more stringent pollution standards for NO(x) and SO(2) emissions. During the 1999 legislative session, the Connecticut House of Representatives voted in favor of such legislation, but the Connecticut Senate voted against it. Similar legislation was introduced in the Connecticut House of Representatives on February 7, 2000, but the sponsor of the bill withdrew it prior to ratification of its amended version. Such legislation could require the Connecticut facilities to rely on more expensive fuels or install additional air pollution control equipment. If such legislation were to become law and the schedule to implement it were overly aggressive, the Connecticut facilities could be placed at a significant competitive disadvantage.
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     The Commonwealth of Massachusetts is also seeking additional emissions reductions beyond current requirements. The Massachusetts Department of Environmental Protection has issued proposed regulations that would require significant emissions reductions from certain coal-fired power plants in the state, including our Somerset facility. The Massachusetts Department of Environmental Protection has proposed that such facilities comply with stringent limits on emissions of nitrogen oxides by December 31, 2003; on emissions of sulfur dioxides commencing on December 31, 2003, with further reductions required by December 31, 2005; and on emissions of carbon dioxide by December 31, 2005. In addition to output-based limits (that is, a standard which limits emissions to a certain rate per net megawatt hour), the proposed regulations also would limit, by December 31, 2005, the total emissions of nitrogen oxides and sulfur dioxide at the Somerset facility to no more than 75% of the average annual emissions of the Somerset facility for the years 1997-1999. Finally, the proposed regulations require the Massachusetts Department of Environmental Protection to evaluate, by December 31, 2002, the technological and economic feasibility of controlling or eliminating mercury emissions by the year 2010, and to propose mercury emission standards within 18 months of completion of the feasibility evaluation. Compliance with these proposed regulations, if such regulations become effective, could have a material impact on the operation of our Somerset facility. The annual average carbon dioxide emission rate identified in the proposed regulations cannot be met by the Somerset facility.

     Particulate Matter. A new ambient air quality standard was also adopted by EPA in July 1997 to address emissions of fine particulate matter. It is widely understood that attainment of the fine particulate matter standard may require reductions in NO(x) and SO(2) emissions, although under the time schedule announced by the EPA when the new standard was adopted, non-attainment areas were not to have been designated until 2002 and control measures to meet the standard were not to have been identified until 2005. However, in a May 14, 1999 decision, the D.C. Circuit remanded the standard to the EPA for further justification. Accordingly, the impact, if any, of future revision to the fine particulate matter ambient air quality standard on our facilities is uncertain at this time.

     As a result of alleged violations of opacity, or visible emissions, standards at the Huntley, Dunkirk and Oswego facilities, NiMo, the former owner and operator of these facilities, was in the process of negotiating a consent order with the NYDEC to resolve such violations at the time we acquired these facilities. Under the terms of the asset purchase agreements, NiMo will be responsible for any and all exceedances which occurred prior to the closing of the transactions contemplated in the asset purchase agreements. We have agreed, in connection with our acquisition of these facilities, to enter into separate consent orders for each of these facilities, to address on-going and potential future violations of opacity standards. We believe that almost all of the opacity exceedances at the Dunkirk and Oswego facilities are non-preventable events occurring as a result of startups and shutdowns at those facilities that should not be subject to penalties under the New York regulations.

     Hazardous Air Pollutants. The EPA is also evaluating whether to regulate mercury emissions from coal-fired utility boilers. Because we do not know what the EPA may require with respect to this issue, we are not able to evaluate the impact of potential mercury regulations on the facilities that burn coal. However, in 1999 the Dunkirk and Huntley facilities conducted coal sampling and analysis as required by the EPA. Further, the Dunkirk facility was selected by the EPA as a site where stack emissions sampling and analysis was to be conducted. The stack sampling was completed in October, 1999. As noted above, the Massachusetts Department of Environmental Protection has issued a proposed regulation pursuant to which it will evaluate, by December 1, 2002, the feasibility of regulating mercury emissions and will propose mercury emission limits within 18 months of completing its feasibility report.

     Greenhouse Gases. Since the adoption of the United Nations Framework on Climate Change in 1992, there has been worldwide attention with respect to greenhouse gas ("GHG") emissions. In December 1997, the Clinton Administration participated in the Kyoto, Japan negotiations, where the basis of a Climate Change treaty was formulated. Under the treaty, known as the Kyoto Protocol, the United States would have an overall reduction target of 7% in GHG emissions from 1990 levels by 2008-2012. In 1997, the United States Senate passed a resolution indicating that it would not ratify a GHG emissions reduction treaty that did not involve commitments from developing nations to limit GHG emissions or one that would damage the U.S. economy. To date, the Senate has not ratified the Kyoto Protocol. We believe that as a result of curtailing
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emissions by operating at reduced capacity factors, the anticipated repowering of existing generating units and/or the replacement of such units with more energy efficient plants, we will be in a good position to comply with GHG emission reduction requirements should the U.S. Senate ratify the Kyoto Protocol.

     As noted above, the Massachusetts Department of Environmental Protection has issued a proposed regulation that will require the Somerset Facility to meet output-based carbon dioxide emission rate limits by December 1, 2005. According to the Massachusetts Department of Environmental Protection, these limits are intended to achieve a reduction of carbon dioxide emissions of 7% below 1990 emissions levels. However, we do not expect the annual average proposed carbon dioxide rate limitation of 1600 lbs. per net MWh to survive through the draft regulation stage.

  WATER POLLUTION CONTROL

     The major issue facing the facilities with respect to its wastewater discharges is the potential for more stringent regulation of cooling water intake structures. We have submitted a Final Action Plan to the NYDEC with respect to the Arthur Kill cooling water intake structures. However, the NYDEC Division of Fish, Wildlife & Marine Resources, in July 2000, disapproved our Final Action Plan as not being in compliance with the Best Technology Available standard required by New York regulations. The NYDEC's letter suggests that we may need to install technology to reduce impingement and entrainment of aquatic species by 99% or more. We are in the process of evaluating our options with respect to this issue. At the Somerset facility, we expect to be required to undertake entrainment and possibly impingement studies in connection with the renewal of our National Pollutant Discharge Elimination System permit, although the scope of such studies has not been determined by the EPA. We also anticipate making capital improvements to the cooling water intake structure at the Montville, Dunkirk, Oswego, and Huntley facilities (depending on future operations at the latter two facilities). We have budgeted approximately $8 million (not including the Huntley facility or any additional capital costs for cooling water intake technology beyond that proposed in our Final Action Plan for the Arthur Kill facility) in connection with water intake issues for the facilities.

     With respect to cooling water intake structures, the EPA is currently required under a consent decree to propose draft regulations on or before July 1999 and promulgate final regulations by August 2001. The EPA has indicated that it intends to seek an extension of these deadlines. These regulations will address, among other things, regulatory approaches for determining what constitutes adverse environmental impact and what constitutes the best technology available for minimizing adverse environmental impact. It is not possible to determine at this time how the EPA will resolve these issues. The EPA's regulations in general and these determinations in particular may have a material effect on the adequacy of our capital budgets relating to cooling water intake structures.

  REMEDIATION

     Under various federal, state and local environmental laws and regulations, a current or previous owner or operator of any facility, including an electric generating facility, may be required to investigate and remediate past releases or threatened releases of hazardous or toxic substances or petroleum products located at the facility, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and remediation costs incurred by a party in connection with any releases or threatened releases. These laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, impose liability without regard to whether the owner knew of or caused the presence of the hazardous substances, and courts have interpreted liability under such laws to be strict and joint and several. The cost of investigation, remediation or removal of substances may be substantial. In connection with our ownership and operation of our facilities, we may be liable for such costs.

     In connection with the divestiture of our facilities, the former owners of the facilities undertook "Phase I" and "Phase II" environmental investigations to evaluate the potential existence of contamination at the facilities and whether remediation of such facilities would be required. A Phase I environmental investigation typically involves a review of documents maintained by the facility with respect to conditions at the facility;

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

interviews with facility personnel; review of governmental agency files; research into historical operations at a facility; and a visual inspection of the facility. A Phase II environmental investigation involves the collection and analysis of samples from environmental media at a facility, with particular attention paid to those areas of concern identified during the Phase I investigation.

     We believe that some remediation will be required at the Astoria and Arthur Kill facilities. The Astoria facility is contaminated with liquid phase petroleum products at the soil/groundwater interface. Sampling in the groundwater at the Arthur Kill facility revealed elevated levels of certain metals in the groundwater and surface water in certain areas of this facility. We have assumed an obligation to address contamination at these two facilities pursuant to a consent order previously executed by and between the NYDEC and the former owner of these facilities, ConEd. We have budgeted $3.5 million for the remediation work at the Astoria facility and $1.5 million for the Arthur Kill facility. Finally, with respect to the Somerset facility, we have completed our remedial work for the three areas of concern located on the Somerset facility property in accordance with Massachusetts Department of Environmental Protection regulations. We expect that we will be required to remove a limited amount of contaminated materials from the property acquired in connection with our purchase of the Somerset facility.

     In accordance with the requirements of the Connecticut Transfer Act, we will be required to investigate and, if necessary, remediate, the Devon, Norwalk, Montville, and Middletown facilities. The Phase I and Phase II environmental assessments for these Connecticut facilities revealed several contamination issues associated with fuel oil storage tanks, ash ponds and ash disposal areas. However, we believe the only significant concern with respect to these facilities relates to the on-site placement of ash produced during the period when these facilities were coal-fired. Testing of the ash has revealed relatively high concentrations of arsenic, and samples of soils and groundwater in the vicinity of the ash disposal areas have indicated exceedances of Connecticut regulatory standards for arsenic and certain other metals. We intend to undertake additional sampling and analysis to demonstrate that, given the limited access to the areas of the stations impacted by the ash, affirmative remedial actions (other than property use restrictions designed to limit access to the facilities by trespassers) will not be required. We have currently budgeted approximately $1.5 million to (1) complete remediation and closure activities associated with the Connecticut Transfer Act and (2) complete closure of former RCRA facilities at the Connecticut facilities. If we are required to undertake certain affirmative remedial actions, such as providing cover over areas impacted by the ash to prevent exposure to the ash, the costs for completing the Connecticut Transfer Act process could be significantly higher.

LABOR RELATIONS

     None of the operating employees at our facilities is an employee of NRG Northeast or any guarantor. These operating employees are employed directly by the respective subsidiary of NRG Operating Services that has contracted with the guarantor to operate the facility. Many of the operating employees of the respective operator subsidiaries were employed by the previous owner of that facility. All of the facilities (other than the Middletown facility) are staffed by a combination of union and non-union employees. The Middletown facility is staffed completely by non-union employees. With respect to union employees, all such employees are covered by current labor agreements with the relevant union, which agreements have varying expiration dates. To date there are no unresolved arbitrations or grievances filed by employees at any of our facilities.

INSURANCE

     We maintain insurance coverages that, in the opinion of an insurance consultant, are sufficiently comprehensive in scope and consistent with, or exceed, those normally carried by companies engaged in the same or similar businesses and owning similar properties and operating in the same or similar locations. The insurance program includes all-risk property insurance that provides replacement value cover for all real and personal property, losses from boiler and machinery breakdowns, and business interruption for large generating assets. All of these policies are subject to certain sublimits. We also carry general liability insurance covering liabilities to third parties for bodily injury or property damages resulting from operations, automobile liability insurance and excess liability insurance. Further, we have the benefit of title insurance and workers'
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

compensation insurance. Limits and deductibles in respect of these insurance policies are comparable to those carried by other electric generating enterprises with similar capital structures and owning and operating facilities of like size and type as our facilities.

LEGAL PROCEEDINGS

     On or about July 12, 1999, Fortistar Capital Inc., a Delaware corporation, filed a complaint in District Court (Fourth Judicial District, Hennepin County) in Minnesota against NRG Energy, asserting claims for injunctive relief and for damages as a result of NRG Energy's alleged breach of a confidentiality letter agreement with Fortistar relating to the Oswego facility.

     NRG Energy disputed Fortistar's allegations and has asserted numerous counterclaims. NRG Energy has counterclaimed against Fortistar for breach of contract, fraud and negligent misrepresentations and omissions, tortious interference with contract, prospective business opportunities and prospective contractual relationships, unfair competition and breach of the covenant of good faith and fair dealing. NRG Energy seeks, among other things, dismissal of Fortistar's complaint with prejudice and rescission of the letter agreement.

     A temporary injunction hearing was held on September 27, 1999. The acquisition of the Oswego facility was closed on October 22, 1999, following notification to the court of Oswego Power's and NiMo's intention to close on that date. On January 14, 2000, the court denied Fortistar's request for a temporary injunction. In April, 2000, NRG Energy filed a summary judgment motion to dispose of the litigation. A hearing on this motion has not yet been scheduled. NRG Energy intends to continue to vigorously defend the suit and believes Fortistar's complaint to be without merit. No trial date has been set.

     NRG Energy has provided an indemnity to the trustee and the holders of the bonds with respect to the Fortistar Litigation. See "Description of Principal Financing Documents -- Indemnification Agreement."

     On May 25, 2000, the New York Department of Environmental Conservation issued a Notice of Violation to us and the prior owner of our Huntley and Dunkirk facilities relating to physical changes made at those facilities prior to our assumption of ownership. The Notice of Violation alleges that these changes represent major modifications undertaken without obtaining the required permits. Although we have a right to indemnification by the previous owner for fines, penalties, assessments, and related losses resulting from the previous owner's failure to comply with environmental laws and regulations, if these facilities did not comply with the applicable permit requirements, we could be required, among other things, to install specified pollution control technology to further reduce air emissions from the Dunkirk and Huntley facilities and we could become subject to fines and penalties associated with the current and prior operation of the facilities.

     On May 31, 2000, FERC approved a request of the NY ISO, to impose price limitations on one ancillary service, Ten Minute Non-synchronized Reserves, on a prospective basis only, effective March 28, 2000, the date the NY ISO began capping bids for that service. FERC rejected the NY ISO's request for authority to adjust the market-clearing prices for that service on a retroactive basis. As a result of the FERC order (unless the NY ISO or another party successfully appeals the order), we will retain the approximately $8.0 million of revenues collected in February 2000 and approximately $8.2 million included in revenues, but not yet collected, for March 2000. The NY ISO has sought reconsideration of the FERC order. We will attempt to adjust our business operations to mitigate the future impact of the order.

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                                   MANAGEMENT

ABOUT OUR MANAGEMENT COMMITTEE AND EXECUTIVE OFFICERS

     NRG Northeast is a member-managed limited liability company, which means that its members are responsible for managing its affairs. NRG Northeast's members act collectively through a committee known as the Management Committee, which has full authority to manage our business and affairs. Each member selects three representatives to represent it at the Management Committee meetings.

     Members of our Management Committee (and their ages) from each of NRG Eastern LLC and Northeast Generation Holding LLC are David Peterson (58), Leonard Bluhm (54) and Craig Mataczynski (39).

     David H. Peterson has been a member of our Management Committee since April 29, 1999. Mr. Peterson has been Chairman of the Board of NRG Energy since January 1994, Chief Executive Officer since November 1993, President since 1989 and a Director since 1989. Mr. Peterson was also Chief Operating Officer of NRG Energy from June 1992 to November 1993. Prior to joining NRG Energy, Mr. Peterson was Vice President, Non-Regulated Generation for Northern States Power Company, and he has served in various other management positions with Northern States Power Company during the last 20 years.

     Leonard A. Bluhm has been a member of our Management Committee since January 26, 2000. Mr. Bluhm has been Executive Vice President and Chief Financial Officer of NRG Energy since January 1997. Immediately prior to that, he served as the first President and Chief Executive Officer, and subsequently Chairman, of Cogeneration Corporation of America (formerly NRG Generating (U.S.) Inc.) from May 1993. Mr. Bluhm has served in various management positions with NRG Energy since joining NRG Energy in 1991. Mr. Bluhm previously served for over 20 years in various financial positions with Northern States Power Company.

     Craig A. Mataczynski has been a member of our Management Committee since April 29, 1999. Mr. Mataczynski has also served as our President since June 1, 1999. He has been Senior Vice President, North America of NRG Energy, and President and Chief Executive Officer of NRG Energy North America since July 1998. From December 1994 until July 1998, Mr. Mataczynski served as Vice President, US Business Development of NRG Energy. From May 1993 to January 1995, Mr. Mataczynski served as President of NEO Corporation, NRG Energy's wholly-owned subsidiary that develops small electric generation projects within the United States. Prior to joining NRG Energy, Mr. Mataczynski worked for Northern States Power Company from 1982 to 1994 in various positions, including Director, Strategy and Business Development and Director, Power Supply Finance.

     Our executive officers and their respective positions are listed below.

NAME                                                          AGE   POSITION
----                                                          ---   --------
Craig A. Mataczynski........................................  39    President
Bryan K. Riley..............................................  43    Vice President
Brian B. Bird...............................................  37    Treasurer
Michael J. Young............................................  43    Secretary

     Set forth below are the principal occupations and business activities of our executive officers (other than Mr. Mataczynski, whose principal occupations and business activities are set forth above) for the past five years in addition to their positions described above.

     Bryan K. Riley has been our Vice President since August 20, 1999. He has been Vice President of the eastern division of NRG Energy North America since June 1999. Prior to joining NRG Energy, Mr. Riley was Vice President of Business Development for PacificCorp from February to December 1998, where he was responsible for energy investment in Eastern Europe, Commonwealth of Independent States countries, the Middle East and Turkey. From 1980 to 1997, Mr. Riley held several positions with Peabody Holding Company, Inc. Mr. Riley is based in NRG Energy's Pittsburgh regional office.

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

     Brian B. Bird has been our Treasurer since June 1, 1999. He is the Vice President and Treasurer of NRG Energy, and has been employed by NRG Energy since 1997. Mr. Bird was Director of Corporate Finance and Treasury for Deluxe Corporation in Shoreview, Minnesota from September 1994 to May 1997. Prior to that Mr. Bird was Manager of Finance for the Minnesota Vikings professional football team from March 1993 to September 1994. Mr. Bird held several financial management positions with Northwest Airlines in Minneapolis, Minnesota from 1988 to March 1993.

     Michael J. Young has been our Secretary since June 1, 1999. He has been Assistant General Counsel of NRG Energy since April 1999. Prior to joining NRG Energy in May 1995, Mr. Young was an attorney at Cargill Inc. for five years, and an associate with the law firm of Lindquist & Vennum in Minneapolis, Minnesota for three years.

EXECUTIVE COMPENSATION

     All our executive officers are employees of NRG Energy. They do not receive any compensation from NRG Northeast.

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our members are NRG Eastern LLC and Northeast Generation Holding LLC, each of which holds a 50% interest in us. We hold 100% of the ownership interest in each of the guarantors. On the date of the issuance of the outstanding bonds, our affiliate, NRG Connecticut, transferred its 100% ownership interest in the Connecticut guarantors to us and we assumed certain debt to NRG Energy incurred by NRG Connecticut in connection with the acquisition of the Connecticut facilities. This debt to NRG Energy relating to the Connecticut facilities was fully repaid from the proceeds of the issuance of the outstanding bonds NRG Energy, our parent, owns a 100% interest in each of our members. NRG Energy, in turn, is majority owned by Northern States Power. See "NRG Northeast, NRG Energy and Northern States Power."

POWER SALES AND AGENCY AGREEMENTS

     Each guarantor has entered into a power sales and agency agreement with NRG Power Marketing, a wholly-owned subsidiary of NRG Energy, pursuant to which NRG Power Marketing will provide services in the areas of managing, marketing and selling the guarantors' energy and capacity; managing and procuring the guarantors' fuel requirements; and managing the guarantors' emissions allowances. See "Summary of Certain Principal Agreements."

     During 1999 and for the three months ended March 31, 2000, we have recorded gross receipts less costs incurred from NRG Power Marketing totaling $174.8 million and $137.7 million, respectively.

OPERATION AND MAINTENANCE AGREEMENTS

     Each guarantor has entered into an operation and maintenance agreement with a facility-specific subsidiary of NRG Operating Services, a wholly-owned subsidiary of NRG Energy (other than the guarantors which own the Connecticut Jet and Middletown facilities, which share an operator), pursuant to which the subsidiary of NRG Operating Services will operate and maintain its respective facility. See "Summary of Certain Principal Agreements."

     During 1999 and for the three months ended March 31, 2000, we incurred operating and maintenance costs billed from NRG Operating Services totaling $42.7 million and $35.0 million, respectively.

CORPORATE SERVICES AGREEMENTS

     Each guarantor has entered into a corporate services agreement with NRG Energy pursuant to which NRG Energy will provide, on an as requested basis, services relating to any corporate business functions in any area, including areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. See "Summary of Certain Principal Agreements."

     During 1999 and for the three months ended March 31, 2000, we have paid NRG Energy approximately $1.0 million and $0.7 million for corporate support and services, respectively.

INTERCOMPANY NOTES

     NRG Northeast has loaned each guarantor a portion of the funds used by such guarantor to acquire its facility. The loan made by NRG Northeast to each guarantor is evidenced by a note given by each guarantor to NRG Northeast evidencing the indebtedness to be repaid to NRG Northeast by such guarantor. See "Summary of Certain Principal Agreements."

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                    SUMMARY OF CERTAIN PRINCIPAL AGREEMENTS

     The following is a summary of certain principal agreements related to our facilities and our business and that of the guarantors, and it is not a full statement of the terms of such agreements. Accordingly, the following summaries of such agreements are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this prospectus to any agreement will mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date hereof. Copies of all of these agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information."

POWER SALES AND AGENCY AGREEMENTS

     SCOPE. NRG Power Marketing has entered into power sales and agency agreements with each of the guarantors for terms of approximately 30 years from various execution dates. NRG Power Marketing will have the exclusive right and obligation to effect the direction of the power output from the facilities. In addition, pursuant to these agreements, NRG Power Marketing will (i) have the exclusive right to manage, market and sell all power not otherwise sold or committed by the guarantors, (ii) procure and provide to the guarantors all fuel requirements required to operate their respective facilities and (iii) provide emissions management services to the guarantors for the tracking, procurement, sales and allocation of emissions allowances, and will also assist in performing analyses comparing the costs of installing and operating environmental control equipment to emissions allowance procurement. The guarantors must make all commercially reasonable efforts in accordance with good utility practice to make such power available to NRG Power Marketing at each agreed delivery point. In the event the guarantor delivers less than the expected amount of power to the delivery point, the guarantor will refund NRG Power Marketing for the amount of any overpayment plus interest from the date of such overpayment until the amount is paid in full. Also, NRG Power Marketing will assist the facilities in performing all of the guarantors' obligations under the transition power sales contracts.

     PAYMENT. NRG Power Marketing will pay to each guarantor the "Net Power Revenue" from its sales of power pursuant to the agreement. Net Power Revenue is defined as the gross receipts for sales of power by NRG Power Marketing less (i) payments by NRG Power Marketing to the guarantor pursuant to any of the transition power sales contracts; (ii) transmission and other delivery costs;
(iii) any taxes paid by NRG Power Marketing in connection with the sale of power; and (iv) any other costs incurred in connection with the sale of power, including an arms-length, commercially reasonable allocation of overhead and administrative costs. The guarantor will pay to NRG Power Marketing the costs of fuel provided to the guarantor by NRG Power Marketing. In addition, NRG Power Marketing will pay to the guarantor any amounts received for the sale of emissions allowances provided by the guarantor to NRG Power Marketing and the guarantor will pay to NRG Power Marketing any amounts due for the purchase of emissions allowances from NRG Power Marketing.

     If either party fails to make a payment when due, such overdue payment will accrue interest at a rate of 2% from the due date until the date of payment. In addition, if NRG Power Marketing is in default on a payment for power for 30 days after notice of such default, the guarantor may (i) suspend NRG Power Marketing's responsibility for bidding and scheduling such guarantor's power into the power pool; (ii) sell power into the power pool or to another power marketer; (iii) terminate the agreement; or (iv) exercise any other remedy it has available in law or equity with respect to such default.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. Title and risk of loss related to the power procured by NRG Power Marketing will transfer to NRG Power Marketing at a mutually agreed-upon delivery point. Each party will indemnify the other for harm suffered arising from any act or incident occurring during the period when control and title to the power is vested in the indemnifying party, as designated by the delivery point.

     TERM.  The agreements terminate on December 31, 2030.

     ASSIGNMENT. The agreements may not be assigned without the prior written consent of the other party; provided, however, either party may, without the consent of the other party (i) transfer, sell, pledge, encumber

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or assign the agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements by or for the benefit of the guarantor or NRG Northeast, (ii) transfer to a creditworthy affiliate whose ability to perform its obligations is not materially different from the transferring or assigning party, (iii) transfer to a person acquiring all, or substantially all, the assets of a party, or (iv) in the case of the guarantors, transfer to a person acquiring the entire facility; provided, however, that in each case, except an assignment pursuant to clause (i) above, the assignee must provide written consent to the terms and conditions of the agreement and such assignee's creditworthiness and technical ability to perform its obligations must not be materially different then that of the assignor.

     ASSIGNMENT TO ISSUER. On the date of the issuance of the outstanding bonds, each guarantor, with the consent of NRG Power Marketing, assigned its rights to receive revenues under its respective power sales and agency agreement (including rights in respect of the transition power sales contract attributable to its facility) to NRG Northeast, such revenues to be used by NRG Northeast in accordance with the funds administration agreement entered into by NRG Northeast and the guarantors. This assignment may be terminated by any guarantor with respect to its revenues upon 30 days written notice to NRG Power Marketing.

OPERATION AND MAINTENANCE AGREEMENTS

     SCOPE. Each of the guarantors has entered into an operation and maintenance agreement with a facility-specific subsidiary operator of NRG Operating Services (other than the guarantors which own the Connecticut Jet and Middletown facilities, which share an operator).

     Each operator will perform all administrative, operation and maintenance work at its respective facility, including:

     - coordinating the fuel delivery, unloading and inventory;

     - developing a spare parts and inventory program;

     - meeting external performance standards for transmission of electricity;

     - providing operating and maintenance consulting to the guarantors as the guarantors may deem necessary and desirable;

     - performing and recording periodic operational tests of the facility equipment scheduled by NRG Power Marketing in accordance with the NEPOOL or the NYPP requirements, the manufacturer's specifications, legal requirements, environmental guidelines and other established guidelines;

     - cooperating with and assisting the guarantors in performing the guarantors' obligations under agreements related to each facility;

     - assisting its respective guarantor in preparing the budgets, including providing operating budgets, rolling five year forecasts and providing notice to the respective guarantor that the operating expenses exceed or are expected to exceed the approved operating budget; and

     - disposing of all waste material in accordance with legal requirements and the guarantor's waste disposal arrangements, if any.

     PAYMENT. The base fee to be paid to each operator varies by facility ranging from $300,000 to $750,000 per calendar year. The fee is not subject to escalation during the term of the agreement. There are also incentive fees and penalties based on performance under the approved operating budget, the heat rate and safety. There are caps on both the incentive fees and penalties which vary by facility. Each operator will be reimbursed for usual and customary demobilization costs and severance costs, if any, if a guarantor elects not to renew. Each guarantor will also fund an operating account for current and reasonably-projected short-term operating costs.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. To the extent not otherwise covered by facility insurance, each party will indemnify and hold harmless the other party for any damages incurred as a result of a breach of the agreement by the indemnifying party, unless, however, such damage is incurred as a result of the gross

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negligence or misconduct of the indemnified party. The liability of either party to the other for any and all losses incurred in connection with the agreement, will in no case exceed five times the base annual operator fee.

     TERM. Each agreement is effective for a term of five years beginning the execution date of the agreement. The agreements are automatically renewed for successive five year terms if the parties do not provide termination notice 180 days prior to the end of each term. A guarantor may terminate its respective agreement at any time if it gives 6 month's notice and pays the present value of the operator's fees for the remaining term discounted at prime plus 6%, plus the customary demobilization costs.

     ASSIGNMENT. The agreement may not be assigned without the prior written consent of the other party unless such assignment (i) is in connection with a financing by or for the benefit of the guarantor or NRG Northeast; (ii) is to a creditworthy affiliate; (iii) to a person acquiring all, or substantially all, the assets of a party; or (iv) in the case of the guarantor, to a person acquiring the facility; provided, however, that in each case, except an assignment pursuant to clause (i) above, the assignee must provide written consent to the terms and conditions of the agreement and such assignee's creditworthiness and technical ability to perform its obligations must not be materially different than that of the assignor.

     PENDING RENEGOTIATION. We intend to replace the existing operation and maintenance agreements following renegotiation of their terms with NRG Operating Services on behalf of the operators. Issues currently under discussion include the amount of the annual fee payable to each operator, the current provisions in the agreements for liquidated damages payable by the operators in the event certain operating targets are not met, the appropriate targets to be set and the basis for calculation of these targets. We expect that replacement of these agreements will result in higher operating costs for the guarantors but will not have a material adverse effect on NRG Northeast and the guarantors, taken as a whole.

CORPORATE SERVICES AGREEMENTS

     SCOPE. NRG Energy has entered into separate but identical agreements with each guarantor pursuant to which NRG Energy will provide services in support of the operations of the respective facilities. NRG Energy has agreed to provide, on an as requested basis, any work, direction of work, technical or commercial information, data, consulting, staff augmentation or any other corporate business function performed for or on behalf of the guarantor or the operator, as the case may be, by NRG Energy in functional areas such as, but not limited to: human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. The standard of performance for the services is with reasonable diligence and dispatch in a prudent, cost effective and efficient manner, in accordance with all applicable laws. NRG Energy may provide the personnel to perform such services, in its sole discretion, or elect to have these services performed by a third party, but NRG Energy will be ultimately responsible for the services.

     PAYMENT. NRG Energy will be paid for the personnel time and other costs associated with performing the services, including transportation or relocation costs of personnel; miscellaneous expenses; reproduction costs; cost of any permits, fees, licenses or royalties; and premiums and brokerage fees on all bonds and insurance policies required.

     WARRANTY AND LIMITATION OF LIABILITY. NRG Energy warrants that the services performed under the corporate services agreements will be in accordance with accepted professional standards and practices. The sole and exclusive remedy for breach of this warranty will be for NRG Energy to re-perform the portion of the defective service. All costs of any re-performance will be reimbursed by the guarantor to NRG Energy but NRG Energy will receive no additional profit thereon. NRG Energy's legal liability under the agreement will not exceed the value of its services performed during the calendar year prior to the cause giving rise to or creating any such liability.

     TERM. The term of the agreements commenced on the date of the execution of the agreement and continues until terminated in writing by the guarantor. If either party fails to perform its obligations or

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becomes subject to bankruptcy, an event of default will occur and the non-defaulting party may elect to suspend or terminate the agreement upon notice to the other party.

     ASSIGNMENT. Neither party may assign its rights or obligations under the agreement without the consent of the other party. However, NRG Energy, in its sole discretion, may cause an affiliate or third-party provider to perform any of the services required by NRG Energy.

TRANSITION POWER SALES CONTRACTS

     For the first four years of the term of the bonds, we expect to sell a significant portion of our power pursuant to transition power sales contracts entered into between each guarantor or NRG Power Marketing, and the former owners of the facilities. The transition power sales contracts for each of the guarantors is described in more detail below.

     ARTHUR KILL AND ASTORIA TRANSITION CAPACITY AGREEMENTS. Arthur Kill Power and Astoria Power have entered into agreements with ConEd that obligate them, as sellers, to maintain the electric generating capability and availability of their respective facilities at specified levels for the terms of these agreements, and whereby during certain periods, Arthur Kill Power and Astoria Power have agreed to sell to ConEd at a fixed price up to 100% of the capacity of each of the Arthur Kill and Astoria facilities, as long as the capacity is counted in the installed capacity requirement for New York. The capacity must satisfy all criteria, standards and requirements applicable to providers of installed capacity established by the New York State Reliability Counsel ("NYSRC"), the Northwest Power Coordinating Council ("NPCC"), the North American Electric Reliability Council ("NERC"), the NYPP or the NY ISO. Should the capacity of the facility drop below the minimum level required, the guarantor owning the facility will pay to ConEd a deficiency charge. The sellers may use electric capacity other than that generated by their own plants to satisfy ConEd's demands.

     The guarantors will bill ConEd for the electricity capacity sold and ConEd will bill the guarantors for any capacity deficiency payments on a monthly basis. Any amount unpaid after it is due will accrue interest. Any dispute on the amount payable will first be settled by good faith negotiation among the parties

     The agreements expire on the earlier of (i) December 31, 2002 or (ii) the date on which Arthur Kill Power or Astoria Power receives written notice from the NY ISO indicating that none of the electric capacity of the specified facility is required for meeting the installed capacity requirements in New York City.

     DUNKIRK AND HUNTLEY SWAPTION ARRANGEMENT. For the first four years of the term of the bonds, we estimate that a significant portion of the total revenues from the Dunkirk and Huntley facilities will be derived from four-year transition power sales contracts for capacity and energy. Under these agreements, NRG Power Marketing, acting on behalf of Dunkirk Power and Huntley Power, has agreed to sell to NiMo 100% of the capacity of the Dunkirk and Huntley facilities, and an option to purchase up to 39% of the annual energy output from the Dunkirk facility and 45% of the annual energy output from certain units of the Huntley facility. We currently anticipate that energy not sold to NiMo during the transition period will be sold to the NY ISO. Each of the following agreements was executed on June 11, 1999 and extends for a term of four years from the closing date of the asset purchase.

     MASTER SWAP AGREEMENT. To hedge its transition to market rates, NiMo has required NRG Power Marketing to enter into the ISDA Master Agreement (together with the Schedule, the Confirmation and the Guarantee Agreement, the "Swap Agreement"). Under the Swap Agreement, NiMo will pay to NRG Power Marketing a fixed monthly price for the Dunkirk (units 1, 2, 3 and 4) and Huntley (units 67 and 68 only) facilities' capacity and ancillary services and NRG Power Marketing will pay to NiMo the market rates for the related capacity and ancillary services. The swap is only a financial contract and it incorporates the terms of the ISDA Master Agreement.

     NiMo will have the right from time to time to exercise a call option for an additional swap pursuant to which, within a certain limit consistent with outages and availability requirements, NiMo will nominate certain amounts of energy from the Dunkirk and Huntley facilities and will pay to NRG Power Marketing an amount for such energy determined in accordance with the heat rate curve representing the nominated unit.

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

NRG Power Marketing will pay to NiMo the market rates for such energy at the time that the energy was nominated. However, NRG Power Marketing may refuse the call option for either of the facilities if a facility is unexpectedly forced off-line or derated sufficiently to be unable to fulfill the portion of the specified quantity of power in the option. Any such refusal of the call option will be limited to the Decline Quantity Cap, which is calculated based upon the capacity of the relevant facility for the prior six months. NiMo will be entitled to make up for any refused call option in the future by delivering reasonable notice to NRG Power Marketing.

     TRANSITION POWER PURCHASE AGREEMENT (HUNTLEY 65 OR 66 -- SECONDARY
CALL). Huntley Power has entered into an agreement with NiMo that gives NiMo the option to purchase from the Huntley facility certain quantities of electricity generated by the Huntley units 65 and 66, during the summer and winter months, up to a specified maximum limit for the term of this agreement. If Huntley Power is selling the electrical output generated by units 65 and 66 to a third party, Huntley Power may refuse to deliver such output to NiMo. Furthermore, if unit 65 or 66 is generating for NiMo, Huntley Power has the right to "recall" the unit(s) in order to facilitate a sale to a third party. If Huntley Power fails to meet NiMo's quantity request for electricity output, it will compensate NiMo. NiMo will pay Huntley Power according to the amount of electricity output delivered to NiMo, on a monthly basis. Control and title pass at the point of delivery of the energy and each party agrees to indemnify the other against any claims arising out of any act or incident occurring during the period when control and title of the electricity is vested in the indemnifying party. Neither party may assign the agreement without the written consent of the other party, except assignments in connection with any financing, to certain qualified affiliates and in connection with any transfer of substantially all the assets of such party.

     TRANSITION POWER PURCHASE AGREEMENT (HUNTLEY POWER LLC -- CALL). Huntley Power has entered into an agreement with NiMo that gives NiMo the option to purchase from Huntley Power certain quantities of electricity generated by Huntley units 67 or 68 (during peak and off-peak summer hours), within a specified range of MW per hour, not to exceed 189 MW for any one hour during the peak hours, for the term of the agreement. If Huntley Power fails to meet NiMo's quantity request for electricity, Huntley Power will compensate NiMo for quantities not provided. NiMo will pay Huntley Power according to the amount of power delivered to NiMo, on a monthly basis. Control and title passes at the point of delivery of the energy and each party will indemnify the other party from any claims arising out of any act or incident occurring during the period when control and title of the electricity is vested in the indemnifying party. Neither party may assign the agreement without the written consent of the other party, except assignments in connection with any financing, to certain qualified affiliates and in connection with any transfer of substantially all the assets of such party.

     OSWEGO TRANSITION POWER AGREEMENT. Oswego Power has entered into a four-year transition power sales contract with NiMo in order to hedge its transition to market rates. Under the agreement, NiMo will pay to Oswego Power a fixed monthly price plus start up fees for the right, but not the obligation, to claim, at a specified delivery point or points, the installed capacity of unit 5 of the Oswego facility, for the right to exercise, at a specified price, an option for 40% of the installed capacity of unit 6, and for the right to exercise, at a specified price, an option for an additional 350 MW of installed capacity from both units. The total amount of energy which Oswego Power must supply under the call option is limited to a nominal amount of energy per year. Oswego Power may refuse such option if the facility is unexpectedly unavailable or derated sufficiently to be unable to fulfill the option, as long as Oswego Power uses "good utility practice" to maintain the power stations. Oswego Power may also choose to supply the energy required from another source as long as adjustment is made for any difference in value between the agreed upon delivery point and the actual point of delivery. In the event that Oswego Power is unable to provide from its own sources installed capacity of unit 5 in the amount claimed by NiMo, Oswego Power must procure the capacity from the market and provide it to NiMo at no additional cost or else suffer a penalty. Each party has agreed to indemnify the other party for any claims occurring while the other party has control of the power. No party may assign the agreement without the prior written consent of the other party except to an affiliate or in connection with a merger or consolidation. The term of the agreement is for four years from the closing date of the asset sale.

     SOMERSET WHOLESALE STANDARD OFFER SERVICE AGREEMENT. NRG Power Marketing, acting on behalf of Somerset Power, has entered into a Wholesale Standard Offer Service Agreement, dated October 13, 1998
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

and amended as of January 15, 1999 (the "WSO Agreement"), with Blackstone Valley Electric Company, Eastern Edison Company, and Newport Electric Corporation (collectively the "EUA Companies"), which obligates NRG Power Marketing to provide each of the EUA Companies with firm all-requirements electric service, including capacity, energy, reserves, losses and related services necessary to serve approximately 30% of the EUA Companies' aggregate load attributable to retail customers taking standard offer service which we estimate to be approximately 275 MW at peak requirement. The difference between the EUA Companies' service requirements and the Somerset facility's operational capacity will be made up by a combination of power supplied by facilities owned by our other guarantors and purchased power. NRG Power Marketing assumes all expenses, liabilities and losses, regulatory or economical, related to such service. NRG Power Marketing may supply the power to the EUA Companies at any point on the NEPOOL transmission facilities system or on the EUA Companies' system.

     The price for each unit of electricity is a combination of a fixed price plus a fuel adjustment factor. The EUA Companies will calculate the estimated power supplied each month and pay to NRG Power Marketing the price for such electricity before the end of the next month. Any amounts unpaid by the due date will accrue interest. The EUA Companies may make retroactive adjustments to the bills for up to one year after the date of the original billing. NRG Power Marketing must meet certain creditworthiness criteria for the term of the agreement, or must provide a guaranty from an entity which meets the creditworthiness criteria. The term extends from April 26, 1999, the closing date of the asset purchase agreement until December 31, 2009. The agreement may also be terminated in the case of an event of default or if the facility's electric service requirement is less than 1 MW/hr for two consecutive months.

     No party may assign the agreement without the prior written consent of the other party except to an affiliate or in connection with a merger or consolidation. Each party has agreed to indemnify the other party for all damages or liabilities arising out of the wrongful acts or omissions by the employees or agents of the indemnifying party unless caused by an act of negligence or willful misconduct by the indemnified party.

     CONNECTICUT FACILITIES STANDARD OFFER SERVICE WHOLESALE SALES
AGREEMENT. NRG Power Marketing has entered into a standard offer service wholesale sales agreement with CL&P pursuant to which NRG Power Marketing will supply CL&P at fixed prices a specified share of a portion of CL&P's aggregate retail load. The quantity of power to be supplied is equal to 35% of CL&P's standard offer service load during calendar year 2000, 40% during calendar years 2001 and 2002 and 45% during calendar year 2003. We estimate that 45% of CL&P's standard offer service load in 2003 will be approximately 2,000 MW at peak requirement.

     NRG Power Marketing is responsible for delivering the contracted power to a mutually agreed upon delivery point, at which point title to and liability for the electricity passes to CL&P. NRG Power Marketing is also responsible for forecasting for the purposes of meeting its supply obligation and for all ISO and NEPOOL charges and expenses in connection with the delivery of power. CL&P is responsible for arranging all delivery services for electricity from the delivery point to retail customers.

     The agreement also requires NRG Power Marketing to either (i) be a member of the NEPOOL or (ii) have a contract with a member of the NEPOOL for the duration of the term of the agreement which commences on January 1, 2000 and expires on December 31, 2003.

     No party may assign the agreement without the prior written consent of the other party except to an affiliate or in connection with a merger or consolidation. Each party has agreed to indemnify the other party for all damages or liabilities arising out of the wrongful acts or omissions by the employees or agents of the indemnifying party unless caused by an act of negligence or willful misconduct by the indemnified party.

FUNDS ADMINISTRATION AGREEMENT

     On the date of the issuance of the outstanding bonds, NRG Northeast and the guarantors entered into a funds administration agreement, pursuant to which each guarantor will assign its right to receive revenues under the power sales and agency agreement to which it is a party to NRG Northeast and NRG Northeast will agree to perform accounting, tax and treasury functions for each guarantor. NRG Northeast agrees that it will use these funds to pay expenses of each guarantor, including the following:

     - operating expenses;

     - payments in connection with permitted indebtedness;

     - capital expenditures; and

     - other payments as directed by each guarantor.

     Any funds remaining after making the foregoing payments will be disbursed by NRG Northeast, as directed in writing by each guarantor, or held by NRG Northeast until it receives written direction from each guarantor.

     At the present time each guarantor has directed that any such remaining funds be retained by NRG Northeast for its own account.

     Any guarantor may terminate this funds administration agreement with respect to itself upon 30 days' written notice to NRG Northeast.

INTERCONNECTION AGREEMENTS

     Each of the guarantors has entered into a long-term interconnection agreement with the utility from which it acquired its facility. Pursuant to such interconnection agreements, the selling utility's transmission system will remain interconnected with the guarantor's facility, which interconnection facility will be operated by the utility at the guarantor's expense. The selling utility typically has discretion to determine whether, when and in what manner replacements or upgrades to the interconnection facility will be installed. These interconnection agreements typically require that each guarantor's facility conform to the selling utility's operational requirements. If relocation, rearrangement or abandonment of the interconnection facility is necessitated by practical, economical or governmental reasons, either party will promptly inform the other party and the applicable guarantor will bear the costs of relocation or modification of the interconnection facility.

     The selling utility typically owns and maintains, at the guarantor's expense, a metering system to calculate the amount of electricity transferred. Each guarantor is typically required to provide reactive capability to regulate and maintain system voltage at the delivery point. Each guarantor is also responsible for the proper coordination of any applied under/over frequency generator tripping and for maintenance of the operating voltage within a certain range.

     Each party is required to fully indemnify the other party as to its own actions. Should any interconnection agreement be at variance with any laws, regulations or ordinances, the relevant party is required to notify the other party and the parties will negotiate in good faith to comply with the law.

     These interconnection agreements are typically long-term agreements having terms ranging from 20 years up to the time of retirement of the facility, unless terminated earlier in accordance with the terms of the applicable agreement.

SITE AGREEMENTS

     Each of the guarantors has entered into a site agreement with the utility from which it acquired its facility, which clarifies the ownership of different assets at the facilities and the continuing responsibilities and obligations that each party has to the other with respect to access to, use of, and services to be provided for and with respect to the property, assets and facilities of the other.

     SITE ACCESS. Under the site agreements, each guarantor typically grants the selling utility access to parts of the electric generating assets acquired by the guarantor, while the selling utility grants to the guarantor access to parts of the transmission and distribution assets retained by the selling utility. In order to conduct its business, each party is granted permanent easements for access to and maintenance of its own facilities, systems and equipment, located on or in the property or the facilities of the other. Each party is also required to grant reasonable access to all of its properties and facilities as may be necessary to enable the other party to maintain its respective facilities, systems, equipment, and property or, with respect to the easement granted to the selling utility, to perform any required environmental remediation on the guarantor's site.

     MAINTENANCE. Each party will cooperate in providing routine maintenance to all the facilities. Generally, for essential structures, the party owning such structures is obligated to maintain them pursuant to good utility practice and prepare and deliver a written report on the condition of such structure to the other party. The selling utility has the right to operate certain of the guarantor's systems and equipment that are essential to its transmission and distribution system should the guarantor or its successor fail, upon notice and an opportunity to cure, to operate such vital systems and equipment. Each party may also construct new facilities, or modify or alter any facility, system or equipment that is subject to the site agreement.

     INFORMATION AND COOPERATION. The site agreements generally require a guarantor to provide the information needed for operation, maintenance and planning of the selling utility's transmission or distribution system. In addition, each guarantor is often required to cooperate with the selling utility in any investigation of any disturbance to or mis-operation of the transmission or distribution system. Each party is required to promptly provide the other with any notice of safety issues that may have an immediate adverse effect on the other party's facilities, system or equipment.

     ANCILLARY SERVICES AND INSURANCE. Each party is obligated to provide the other with certain local services, and with such current, potential, metering and contact outputs as are required for the operation of protection and control systems. Each party is also obligated to provide to the other party all data with respect to remote terminal units. Each party will maintain sufficient insurance and provide regular notice of coverage to the other party. Each party will be named as additional insured on the general liability insurance policies of the other party.

     TERM. The site agreements typically have very long terms, generally from 40 years up to the time of retirement of the facility.

PURCHASE AND SALE AGREEMENTS

     NRG Energy entered into purchase and sale agreements with NiMo, ConEd, CL&P, MEC and RG&E for the purchase of the guarantor facilities. The rights and obligations of NRG Energy under the agreements have been assigned to, and assumed by, each of the guarantors in respect of its facility pursuant to certain assignment and assumption agreements.

     Generally all the representations, covenants and warranties contained in these agreements expired and were terminated upon the closing of the asset sales. However, certain of the indemnification obligations (which have been assumed by each guarantor in respect of its facility), including indemnification of certain claims (including environmental claims) brought by third parties, survive the applicable date of the issuance of the outstanding bonds for up to 18 months.

                            DESCRIPTION OF THE BONDS

     The terms of the bonds we are issuing in this exchange offer and the outstanding bonds are identical in all material respects, except:

     - the bonds issued in the exchange offer will have been registered under the Securities Act;

     - the bonds issued in the exchange offer will not contain transfer restrictions and registration rights that relate to the outstanding bonds; and

     - the bonds issued in the exchange offer will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding bonds under circumstances related to the timing of the exchange offer.

     Any outstanding bonds that remain outstanding after the exchange offer, together with bonds issued in the exchange offer, will be treated as a single class of securities under the indenture for voting purposes. When we refer to the term "bond" or "bonds", we are referring to both outstanding bonds and the bonds to be issued in the exchange offer. When we refer to "holders" of the bonds, we are referring to those persons who are the registered holders of bonds on the books of the registrar appointed under the indenture.

     The following is a description of certain provisions of the bonds offered in this prospectus. The following information does not purport to be a complete description of the bonds and is subject to, and qualified in its entirety by, reference to the bonds and the indenture. Unless otherwise specified, the following description applies to all of the bonds. For purposes of this section, references to the "NRG Northeast", "us", "we" or "our" do not include the guarantors.

GENERAL

     The outstanding bonds were issued and the bonds will be issued pursuant to an indenture, as supplemented by the first supplemental indenture, dated as of February 22, 2000, by and among NRG Northeast, the guarantors and The Chase Manhattan Bank, as trustee, in the United States in a private transaction, and outside the United States in an offering pursuant to Regulation S under the Securities Act, none of which is subject to the registration requirements of the Securities Act. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The bonds are senior secured obligations and rank senior in right of payment to all of our existing and future indebtedness that is designated as subordinate or junior in right of payment to the bonds.

PRINCIPAL, MATURITY AND INTEREST

     The Series A-1 Senior Secured Bonds is limited in aggregate principal amount to $320,000,000 and will mature on December 15, 2004. The Series B-1 Senior Secured Bonds is limited in aggregate principal amount to $130,000,000 and will mature on June 15, 2015. The Series C-1 Senior Secured Bonds is limited in aggregate principal amount to $300,000,000 and will mature on December 15, 2024. Interest on the bonds is payable semiannually in arrears on each June 15 and December 15, commencing on June 15, 2000 to holders of records on each June 1 or December 1, respectively, immediately preceding such payment date. Interest will accrue on the basis of a 360-day year consisting of 12 months of 30 days at a rate of 8.065% in the case of the Series A-1 Senior Secured Bonds, 8.842% in the case of the Series B-1 Senior Secured Bonds and 9.292% in the case of the Series C-1 Senior Secured Bonds. Principal, premium, if any, and interest on the bonds will be payable at our office or agency maintained for such purpose within New York City or, at our option, payment of interest may be made by check mailed to the holders of the bonds at their respective addresses set forth in the register of holders of the bonds. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for such purpose. The outstanding bonds are and the bonds will be issued in denominations of $100,000 or any multiple of $1,000 in excess of $100,000.

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

AMORTIZATION OF THE BONDS

     The principal of the bonds is payable in semiannual installments on each June 15 and December 15 occurring on or after December 15, 2000 to the registered holder of the bonds on the immediately preceding regular record date, such that the initial weighted average life is approximately 2.4 years, 9.5 years and 21.7 years for the Series A-1 Senior Secured Bonds, the Series B-1 Senior Secured Bonds and the Series C-1 Senior Secured Bonds, respectively. The table on the following page shows the amount of principal of the bonds which is payable on each semiannual principal payment date.

                                               PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
                                                  PAYABLE ON           PAYABLE ON           PAYABLE ON
              PRINCIPAL PAYMENT                SERIES A-1 SENIOR    SERIES B-1 SENIOR    SERIES C-1 SENIOR
                    DATES                        SECURED BONDS        SECURED BONDS        SECURED BONDS
              -----------------                -----------------    -----------------    -----------------
December 15, 2000............................    $ 50,000,000         $          0         $          0
  June 15, 2001..............................      45,000,000                    0                    0
December 15, 2001............................      45,000,000                    0                    0
  June 15, 2002..............................      53,500,000                    0                    0
December 15, 2002............................      53,500,000                    0                    0
  June 15, 2003..............................      17,500,000                    0                    0
December 15, 2003............................      17,500,000                    0                    0
  June 15, 2004..............................      19,000,000                    0                    0
December 15, 2004............................      19,000,000                    0                    0
  June 15, 2005..............................                                    0                    0
December 15, 2005............................                                    0                    0
  June 15, 2006..............................                                    0                    0
December 15, 2006............................                                    0                    0
  June 15, 2007..............................                           16,500,000                    0
December 15, 2007............................                           16,500,000                    0
  June 15, 2008..............................                           17,000,000                    0
December 15, 2008............................                           17,000,000                    0
  June 15, 2009..............................                           19,000,000                    0
December 15, 2009............................                           19,000,000                    0
  June 15, 2010..............................                            2,000,000                    0
December 15, 2010............................                            2,000,000                    0
  June 15, 2011..............................                            2,000,000                    0
December 15, 2011............................                            2,000,000                    0
  June 15, 2012..............................                            2,000,000                    0
December 15, 2012............................                            2,000,000                    0
  June 15, 2013..............................                            2,500,000                    0
December 15, 2013............................                            2,500,000                    0
  June 15, 2014..............................                            2,500,000                    0
December 15, 2014............................                            2,500,000                    0
  June 15, 2015..............................                            3,000,000                    0
December 15, 2015............................                                                 3,000,000
  June 15, 2016..............................                                                 3,000,000
December 15, 2016............................                                                 3,000,000
  June 15, 2017..............................                                                 3,500,000
December 15, 2017............................                                                 3,500,000
  June 15, 2018..............................                                                15,500,000
December 15, 2018............................                                                15,500,000
  June 15, 2019..............................                                                17,000,000
December 15, 2019............................                                                17,000,000
  June 15, 2020..............................                                                18,500,000
December 15, 2020............................                                                18,500,000
  June 15, 2021..............................                                                20,000,000
December 15, 2021............................                                                20,000,000
  June 15, 2022..............................                                                22,000,000
December 15, 2022............................                                                22,000,000
  June 15, 2023..............................                                                23,000,000
December 15, 2023............................                                                23,000,000
  June 15, 2024..............................                                                26,000,000
December 15, 2024............................                                                26,000,000
                                                 ------------         ------------         ------------
          TOTAL..............................    $320,000,000         $130,000,000         $300,000,000

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

THE GUARANTEES

     The bonds are jointly and severally guaranteed by all of our existing and certain future subsidiaries. The obligations of the guarantors under their guarantees are limited as necessary to minimize the risk that such guarantees would constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require holders of bonds to return payments received from guarantors."

     The guarantees of the notes: (i) are senior obligations of the relevant guarantor; and (ii) are equal in right of payment to all of the relevant guarantor's indebtedness, which is restricted to intercompany notes.

     As of the date of this prospectus, all of our subsidiaries are guarantors subject to the restrictive covenants of the indenture and the obligations under the security agreement. However, under certain circumstances we will be permitted to designate certain of our subsidiaries as "unrestricted subsidiaries" which will not be subject to the restrictive covenants in the indenture or the obligations under the security agreement. See "Description of Principal Financing Documents -- Indenture -- Covenants of NRG
Northeast -- Certain Obligations Respecting Subsidiaries."

NATURE OF RECOURSE

     Recourse for payment or performance of any of our obligations in respect of the bonds will be limited solely to us and the guarantors (other than to the extent NRG Energy provides a debt service reserve support instrument). Neither any of our affiliates (other than the guarantors or NRG Energy to the extent it provides a debt service reserve support instrument) nor any of our officers, directors and stockholders or the officers, directors and stockholders of any of our affiliates will be liable for the payment of the principal of, premium, if any, or interest on the bonds, and holders of the bonds will have no claim against or recourse to (whether by operation of law or otherwise) such entities or persons or their affiliates.

RANKING

     The bonds constitute our senior secured obligations and rank senior in right of payment to all of our existing and future indebtedness that is designated as subordinate or junior in right of payment to the bonds. The bonds are fully and unconditionally guaranteed by each guarantor and secured by our membership interests in the guarantors, our rights under intercompany notes with the guarantors, the power sales and agency agreements, the operation and maintenance agreements, the corporate services agreements and the transition power sales contracts, the debt service reserve account and the revenues from the power sales contracts entered into by NRG Power Marketing. The obligations of each guarantor under the guarantees constitute senior unsecured debt of the relevant guarantor. As a result, the bonds and guarantees rank equally with all the senior debt of NRG Northeast and that of the guarantors, and rank senior to all other indebtedness of NRG Northeast and the guarantors.

RATINGS

     Moody's has assigned the bonds a long-term senior secured debt rating of "Baa3" and S&P has assigned the bonds a long-term senior secured debt rating of "BBB-". These expectations reflect only the views of Moody's and S&P, respectively, at the time the rating is issued, and any explanation of the significance of these ratings may be obtained only from the respective rating agency. There is no assurance that these ratings will remain in effect for any given period of time or that these ratings will not be lowered, suspended or withdrawn entirely by Moody's or S&P if, in their judgment, circumstances so warrant. Any lowering, suspension or withdrawal of these ratings may have an adverse effect on the market price or marketability of the bonds.

REDEMPTION AND REPURCHASE

  MANDATORY REDEMPTION

     The bonds will be subject to mandatory redemption in whole or in part in the event we receive casualty insurance proceeds or condemnation proceeds, as applicable, in respect of any loss or damage to or condemnation or other governmental taking of any facility or any part thereof, in excess of $10 million. Under the collateral agency and intercreditor agreement, we and the guarantors are permitted to repair or rebuild such facilities, or parts thereof if there are sufficient funds (including insurance or condemnation proceeds) to do so, and if we provide an officer's certificate that certifies that no material adverse effect on us, could reasonably be expected to result. If we or any guarantor repair or rebuild any facility and the insurance or condemnation proceeds are greater than the cost of such repair or rebuilding and if such excess amount is greater than $5 million, then only the remaining insurance or condemnation proceeds over $5 million will be applied to a mandatory redemption or a repayment of senior secured indebtedness. In the event of a mandatory redemption, the redemption price for the bonds will be 100% of the principal amount of the bonds being redeemed plus interest accrued to but excluding the date of redemption. Upon the occurrence of any event requiring a redemption of bonds, we will be required to redeem the bonds and repay other senior secured indebtedness on a pro rata basis in an aggregate amount equal to the loss proceeds to be applied as described above.

  OPTIONAL REDEMPTION

     Any series of the bonds will be subject to optional redemption, in whole or in part on a pro rata basis for the series, at any time, at a redemption price equal to the principal of, the bond, plus accrued and unpaid interest on the principal of the bond to but excluding the redemption date, plus a make-whole premium.

     The "make-whole premium" will be an amount equal to the excess, if any, of
(i) the present value of all interest and principal payments scheduled to become due after the date of the optional redemption by NRG Northeast in respect of the bonds being redeemed (the present value to be determined on the basis of a discount rate equal to the sum of (a) a treasury rate and (b) 25 basis points) over (ii) the outstanding principal amount of the bonds. "Treasury rate" means the yield to maturity at the time of computation of United States Treasury securities with a final maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days in New York prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the remaining average life on the redemption date of the bonds being redeemed, provided, however, that if the period from the redemption date to the maturity date of the series of bonds being redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

  SELECTION AND NOTICE

     If less than all of the bonds are to be redeemed at any time, selection of bonds for redemption will be made by the trustee on a pro rata basis. Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date (unless a shorter period will be satisfactory to the trustee) to each holder of the bonds at its registered address. If any bond is to be redeemed in part only, the notice of redemption that relates to that bond will state the portion of the principal amount of the bond to be redeemed. A new bond in principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon cancellation of the original bond. Bonds called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on bonds or portions of them called for redemption.

CHANGE OF CONTROL

     Upon the occurrence of certain events involving a change of control, NRG Northeast will be required to offer to repurchase all or any part of the outstanding bonds at a cash price equal to 101% of the then outstanding principal amount of the bonds, plus accrued and unpaid interest to but excluding the date of payment. NRG Northeast must send a notice to holders of the bonds within 30 days of a change of control and must repurchase any bonds validly tendered pursuant to the offer within 30 to 60 days from the mailing of the notice.

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     A change of control means (a) the acquisition of ownership, directly or indirectly, beneficially or of record or otherwise, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than NRG Energy or wholly-owned subsidiaries, of ownership interests representing more than 50% of the aggregate ordinary voting power represented by our membership interests; or (b) the acquisition of direct or indirect control of us by any person or group other than NRG Energy or its wholly-owned subsidiaries otherwise than as described in clause (a). However, there will be no change of control if either: (i) we receive a confirmation of the ratings of the bonds in effect immediately prior to the occurrence of such events; or (ii) that change of control is approved by holders of the bonds holding at least 66 2/3% in the aggregate principal amount of the then-outstanding bonds.

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the bonds will be issued in fully registered form. Except as described below, the bonds will initially be represented by one or more global bonds in fully registered form without interest coupons. The global bonds will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

  CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL BONDS

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor any of the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is (i) a limited-purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that pursuant to procedures established by DTC:

     - Upon issuance of the global bonds, DTC will credit the respective principal amounts of the bonds represented by the global bonds to the accounts of persons who have accounts with DTC.Ownership of beneficial interest in the global bonds will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants.

     - Ownership of the beneficial interests in the bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the bonds represented by a global bond to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a

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

person having an interest in bonds represented by a global bond to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of the global bonds, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by the global bonds for all purposes under the indenture and the bonds. Except as provided below, owners of beneficial interests in a global bond will not be entitled to have bonds represented by the global bonds registered in their names, will not receive or be entitled to receive physical delivery of certificated bonds in definitive form, and will not be considered the owners or holders of any bonds under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder of the bonds owning a beneficial interest in the global bonds must rely on the procedures of DTC and, if such holder of the bonds is not a participant or an indirect participant, on the procedures of the participant through which such holder of the bonds owns its interest, to exercise any rights of a holder of the bonds under the indenture or such global bond. We understand that under existing industry practice, in the event that we request any action of holders of bonds, or a holder of the bonds that is an owner of a beneficial interest in a global bond desires to take any action that DTC, as the holder of such global bond, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders of the bonds owning through such participants to take such action or would otherwise act upon the instruction of such holders of the bonds. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of bonds by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such bonds.

     Payments with respect to the principal of, and premium, if any, if and interest on, any bonds represented by the global bonds registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to DTC or its nominee in its capacity as the registered holder of the global bonds. Under the terms of the indenture, we and the trustee may treat the persons in whose names the bonds, including the global bonds, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global bond (including principal, premium, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global bond will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  CERTIFICATED BONDS

     If (i) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of bonds in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the global bonds, certificated bonds will be issued to each person that DTC identifies as the beneficial owner of the bonds represented by the global bonds. Upon any such issuance, the trustee is required to register the certificated bonds in the name of the person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related bonds and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the bonds to be issued).

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                  DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS

     The following summaries of certain provisions of the financing documents do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions thereof, including definitions therein of certain terms. Copies of the financing documents have been filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information." Capitalized terms used herein and not otherwise defined in this prospectus have the meanings ascribed to such terms in the respective financing documents. For purposes of this section, references to the "NRG Northeast", "us", "we" and "our" do not include the guarantors.

LOAN FACILITIES

     On June 4, 1999, we executed a loan agreement under which the lenders party thereto agreed to loan, with the guarantee of certain of our guarantors, (i) an aggregate principal amount of up to $646,564,000 under a term loan facility to finance the acquisition of certain of our facilities, and (ii) $40,000,000 for our working capital needs under our old working capital facility. As of December 31, 1999, the term loan facility had been fully drawn. All amounts outstanding under the term loan facility were repaid in full with the proceeds of the sale of the outstanding bonds. Contemporaneously with the closing of the issuance of the outstanding bonds on February 22, 2000, we entered into a new working capital facility. At that time, the loan agreement was terminated.

NEW WORKING CAPITAL FACILITY

     On the date of the issuance of the outstanding bonds we entered into a 364-day $50 million floating rate working capital revolving facility provided by a syndicate of financial institutions led by Citibank, N.A. and The Chase Manhattan Bank. The proceeds of this facility will be used to finance the ordinary course working capital needs (other than debt service) of us and the guarantors. The lenders under this facility were granted a security interest in the same collateral that secures the bonds (other than the debt service reserve account which is maintained by the trustee solely for the benefit of the holders of the bonds and the bonds issued under the indenture in the future) and ranks equally with the holders of the bonds and the guarantors guaranteed repayment of this facility. The covenants and events of default in the working capital facility are substantially similar to those set forth in the indenture.

INDENTURE

     The bonds will be issued pursuant to an indenture, as supplemented by the first supplemental indenture, by and among NRG Northeast, the guarantors and The Chase Manhattan Bank, as trustee. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The bonds are senior secured obligations and rank senior in right of payment to all of our existing and future indebtedness that is designated as subordinate or junior in right of payment to the bonds.

     COVENANTS OF NRG NORTHEAST

     Following is a description of certain covenants with which we are obligated to comply under the indenture so long as any bonds remain outstanding.

     Information Requirements

     We will furnish or cause to be furnished to the trustee and the rating agencies:

     - within 105 days after the end of each fiscal year of NRG Northeast, (i) the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of NRG Northeast and our subsidiaries as of the end of and for such year, (ii) the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of NRG Northeast and the guarantors (excluding the financial condition and results of operation of the unrestricted subsidiaries) as of the end of and for such year setting forth in each case in comparative form the figures for the

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

       previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects our financial condition and results of operations and the financial condition and results of operations of our subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     - within 60 days after the end of each of the first three quarters of each fiscal year, (i) the unaudited consolidated balance sheet and related statements of operations, members' equity and cash flows of NRG Northeast and our subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (ii) the unaudited consolidated balance sheet and related statements of operation, members' equity and cash flows of NRG Northeast and the guarantors (excluding the financial condition and results of operations of the unrestricted subsidiaries), setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by an authorized representative of ours as presenting fairly in all material respects our financial condition and results of operations and the financial condition and results of operations of our subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     - concurrently with any delivery of financial statements under the immediately preceding two "bullet points", an officer's certificate (i) certifying as to whether, to the best knowledge of the signer thereof, certain defaults have occurred and, if such a default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent prior audited financial statements delivered pursuant to the first "bullet point" above or delivered to holders of the bonds on or prior to the date of the issuance of the outstanding bonds, as applicable, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     - concurrently with any delivery of financial statements under the first "bullet-point" above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of defaults involving the making of restricted payments;

     - promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by us or any of the guarantors with the SEC, or any governmental authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by us to our members generally, as the case may be;

     - promptly after receiving notice of the same, copies of any information with respect to any material litigation or material governmental or environmental proceedings against us or the guarantors; and

     - promptly following any request, such other information regarding our operations, business affairs and financial condition or the operations, business affairs and financial condition of us or any of the guarantors, or compliance with the terms of the indenture and the other transaction documents, as the trustee or majority holders of the bonds may reasonably request.

     Maintenance of Existence

     We will, and will cause each of the guarantors to, do or cause to be done
(i) all things necessary to preserve, renew and keep in full force and effect our legal existence as a limited liability company, provided that we may change our status as a limited liability company if each of the rating agencies confirms its then current rating of the bonds and we otherwise comply with the financing documents and (ii) all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of our business as then conducted. The foregoing will neither prohibit

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any merger, consolidation, liquidation or dissolution permitted under the indenture, nor prohibit NRG Northeast or any guarantor from changing its status as a limited liability company if the rating agencies confirm their current ratings of the bonds and NRG Northeast or such guarantor otherwise complies with all obligations under the financing documents.

     Maintenance of Tax Status

     We will not, and will cause each of the guarantors not to, voluntarily take any action to cause us or any guarantors to be subject to taxation as a separate entity for federal income tax purposes.

     Compliance with Laws and Contractual Obligations

     We will, and will cause each of our subsidiaries to, comply with all laws, rules, regulations and orders of any governmental authority (including environmental laws and ERISA matters), and all contractual obligations applicable to us or our property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on us and the guarantors taken as a whole.

     Maintenance of Property

     We will, and will cause each of the guarantors to, keep and maintain all property material to the conduct of our business in good working order and condition, ordinary wear and tear excepted. Neither we nor any guarantor will be prevented from disposing of any asset (subject to certain prohibitions on selling assets and on making fundamental changes described under "Limitation on Fundamental Changes" and "Limitation on Sale of Assets" below) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by us in good faith, desirable in the conduct of our business or the business of any guarantor and would not reasonably be expected to have a material adverse effect on us and the guarantors taken as a whole.

     Insurance

     We will, and will cause each of the guarantors to, maintain, with financially sound and reputable insurance companies, insurance with respect to each facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. We will maintain and will cause each of the guarantors to maintain insurance for risks customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the facilities in accordance with prudent industry practice.

     Flow of Funds

     We will provide funds to each of the guarantors at such times and in such amounts so as to enable each of the guarantors to pay all operating expenses incurred by each such guarantor on or before the date such operating expenses become due and payable. If, on the last business day of each calendar month, the funds available to us exceed the amount equal to the aggregate amount of our operating expenses and the operating expenses of the guarantors then due and payable plus our operating expenses and those of the guarantors reasonably anticipated to become due and payable during the following calendar month, then, on or before the third business day of such following calendar month, we will deposit into the debt service reserve account an amount equal to the lesser of
(i) the debt service reserve shortfall, if any, determined as at the last business day of a calendar month and (ii) the amount of such excess.

     Creation of the Debt Service Reserve Account

     We established at the trustee's corporate trust office a special, irrevocable collateral account called the debt service reserve account which will be maintained at all times until the termination of the indenture. All amounts from time to time held in this account will be held (i) in the name of the trustee for the benefit of the holders and (ii) under the exclusive dominion and control of the trustee. Except as expressly provided in the
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

indenture, neither we nor any guarantor will have any right to withdraw funds from this account. All amounts on deposit in the debt service reserve account and all investments held therein will constitute a part of the collateral and will not constitute payment of any bond until applied as provided in the indenture. We irrevocably authorized the trustee to withdraw funds from the debt service reserve account in accordance with the indenture.

     The debt service reserve account must contain a sufficient amount at all times to pay the principal and interest on all series of bonds due on the next scheduled payment date for each series of bonds. We do not have to fund this account with cash if we obtain an acceptable debt service reserve support instrument which may be either a guarantee by an acceptable bank, NRG Energy or its affiliate other than NRG Northeast (so long as NRG Energy or such affiliate maintains a long-term senior unsecured debt rating of "Baa3" or better by Moody's and "BBB-" or better by S&P) or a letter of credit provided by a commercial bank or other financial institution with a long-term senior unsecured debt rating of "A2" or better by Moody's and "A" or better by S&P.

     We may direct withdrawal from the debt service reserve account (i) to the extent that no other funds are available to pay principal or interest on the bonds of any series that are due on the date of such withdrawal and (ii) if on any scheduled payment date the trustee will have received from us funds that are insufficient to pay the aggregate amount of the principal and interest then due.

     If on any scheduled payment date the trustee will have received funds that are insufficient to pay the aggregate amount of such principal and interest in full, then, the trustee will transfer from the debt service reserve account, to the extent funds are available therein, to the accounts of the holders an amount equal to such insufficiency.

     If on any date on which the trustee is required to make withdrawals from the debt service reserve account, the funds on deposit are insufficient to make such withdrawals, the trustee will draw on a demand payment under any debt service reserve support instrument then in its possession in an amount equal, when added to all amounts paid under each other debt service reserve support instrument on such date, to such insufficiency.

     Limitation on Incurrence of Indebtedness

     We will not (i) create, incur, assume or permit to exist any indebtedness, except permitted indebtedness; (ii) permit any guarantor to create, incur, assume or permit to exist any indebtedness, except its guarantee of the bonds or its guarantee of other permitted indebtedness (other than subordinated indebtedness), and intercompany loans; or (iii) permit any unrestricted subsidiary to create, incur, assume or permit to exist any indebtedness, except for non-recourse obligations.

     "permitted indebtedness" will be any of the following items of indebtedness:

     - the outstanding bonds and the bonds;

     - other indebtedness, provided, that after giving effect to the incurrence of such indebtedness on a pro forma basis and the application of the net proceeds thereof (A) there is no current default or event of default unless the proceeds of such indebtedness are applied to cure, and such application does cure, such default or event of default; and (B) we provide an officer's certificate that certifies that (x) the minimum annual projected debt service coverage ratio for each calendar year commencing with the year in which such indebtedness is incurred through the final maturity of the bonds is no less than 2.00 to 1; and (y) the debt service coverage ratio for our preceding four consecutive fiscal quarters (taken as a whole) was not less than 2.00 to 1 (or such shorter period covering the quarters ended subsequent to the issuance of the bonds); and (C) each of the rating agencies confirms its then current rating on the bonds;

     - indebtedness for working capital purposes not to exceed in the aggregate the sum of $50,000,000, plus, upon the acquisition of any subsequent guarantor or any additional facility by a guarantor or NRG Northeast, 4% of the indebtedness incurred by us in connection with such acquisition;

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     - indebtedness related to permitted liens (as described under "Limitation on Liens" below);

     - indebtedness to any of the guarantors;

     - indebtedness represented by hedging agreements permitted by the indenture which are not for speculative purposes;

     - indebtedness in the form of performance or payment guarantees entered into by us in the ordinary course of business in connection with (i) fuel procurement by NRG Power Marketing directly related to the facilities,
       (ii) sales or purchases of emissions credits by NRG Power Marketing directly related to the facilities and (iii) sales of electrical generating energy, capacity and ancillary services by NRG Power Marketing directly related to the facilities, in each case, so long as such activities are not for speculative purposes;

     - indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of business;

     - trade accounts payable or other similar indebtedness arising, and accrued expenses incurred, in the ordinary course of business (but not in any case for borrowed money);

     - other senior indebtedness not to exceed $15,000,000; and

     - subordinated indebtedness.

     "debt service coverage ratio" will mean for any period, on a consolidated basis of NRG Northeast and the guarantors, without the inclusion of unrestricted subsidiaries and without duplication, the ratio of (x) all revenues minus all operating, maintenance, general and administrative expenses (other than nonrecurring expenses in connection with the issuance of permitted indebtedness), minus all capital expenditures (unless funded with permitted indebtedness) to (y) the aggregate of principal, interest and fees payable on the bonds and all other permitted indebtedness (other than subordinated indebtedness, fees in connection with the issuance of permitted indebtedness and principal payments under the working capital facility, provided that such amounts remain available to be drawn under the working capital facility or are refinanced under a replacement working capital facility) plus net payments under any interest rate agreements less payments to be received under any letter of credit for such period.

     "intercompany loan" will mean loans to NRG Northeast or any guarantor by NRG Northeast or any guarantor.

     "non-recourse obligations" will mean indebtedness or other obligations or liabilities (i) as to which neither we nor any of the guarantors (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) other than pursuant to a pledge by NRG Northeast of an equity interest in the obligor of the indebtedness or (c) constitutes the lender and (ii) no default with respect to which (including any rights any person may have to take enforcement action against an unrestricted subsidiary) would permit (upon notice, lapse of time or both) any holder of the bonds or any of our indebtedness or any indebtedness of any guarantor to declare a default on such indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     Limitation on Restricted Payments

     We will not make, or agree to pay or make, directly or indirectly, any restricted payment, unless, at the time of and after giving effect to such restricted payment (i) no default or event of default will have occurred and be continuing or would occur as a consequence of such restricted payment; (ii) the debt service reserve account is funded up to the debt service reserve requirement; (iii) the debt service coverage ratio for the preceding four consecutive quarters (or such shorter period covering the quarters ended subsequent to the issuance of the bonds, taken as a consecutive period) was not less than 1.50 to 1.0 in the case of any such period ending prior to December 31, 2003 or 1.70 to 1.0 for any such period ending thereafter; (iv) the projected debt service coverage ratio for the next succeeding eight calendar quarters (taken as two periods of

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

four quarters and determined as of the beginning of the quarter during which the determination is made) is not less than 1.50 to 1.0 in the case of any such four quarter period ending prior to December 31, 2003 or 1.70 to 1.0 for any such four quarter period ending thereafter; and (v) we certify that making the restricted payment would not reasonably be expected to have a material adverse effect on us and the guarantors taken as a whole. Restricted payments by any guarantor that is not a wholly-owned subsidiary of ours made otherwise than to us will be subject to the restrictions set forth in clauses (i), (ii), (iii),
(iv) and (v) of the preceding sentence. Restricted payments to us by any of our wholly-owned subsidiaries will not be subject to conditions.

     "restricted payments" are (i) membership distributions by or distributions in respect of any equity interest in us or any guarantor (in cash, property, securities or obligations) on, or (ii) any other payments or distributions on account of payments of interest, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, (a) subordinated indebtedness or (b) any portion of any membership interest or equity interest in us or such guarantor or of any warrants, options or other rights to acquire any such membership interest or equity interest (or to make any payments to any person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of NRG Northeast or any guarantors). However, distributions or other payments by one of the guarantors to us will not constitute restricted payments.

     Notwithstanding the foregoing, we will not be restricted from making (i) payments to NRG Energy of any proceeds from treasury locks entered into by us on or prior to the date of the issuance of the outstanding bonds or (ii) the repayment on that date of loans made by NRG Energy in connection with the acquisition of the Connecticut facilities and assumed by us.

     Limitation on Liens

     We will not, nor will we permit any of the guarantors to, create, incur, assume or permit to exist any lien on any property or asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, other than permitted liens.

     "permitted liens" will be any of the following liens:

     - liens in favor of us or any guarantor;

     - liens imposed by law for taxes, assessments or governmental charges that are not yet delinquent and remain payable without penalty or that are being contested in compliance in good faith by appropriate proceeding;

     - carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings;

     - pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or other statutory obligations of NRG Northeast or any guarantor;

     - cash deposits or rights of set-off to secure the performance of bids, lenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, government contracts and other obligations of a like nature (other than for payment obligations of borrowed money), in each case in the ordinary course of business;

     - judgment liens in respect of judgments that do not give rise to an event of default under the indenture;

     - certain encumbrances and other easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with our ordinary conduct of business or the ordinary conduct of business of any of the guarantors;

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

     - liens securing hedging agreements which hedging agreements relate to indebtedness that is secured by liens otherwise permitted under the indenture;

     - liens that are incidental to our business or the business of the guarantors, are not for borrowing money and are not material, taken as a whole to our business and the business of the guarantors;

     - liens created or granted pursuant to the security documents; and

     - liens with respect to other permitted indebtedness (other than subordinated indebtedness), so long as the bonds are secured on an equal and ratable basis with the obligation so secured until such obligation is no longer secured.

     Certain Obligations Respecting Subsidiaries.

     In the event that we form or acquire any new subsidiary that constitutes a subsidiary under the indenture, we must designate such new subsidiary as a "guarantor" or an "unrestricted subsidiary" and we will or will cause each new subsidiary designated as a guarantor:

     - to become an "obligor" under the security agreement;

     - to take such action (including delivering such membership interests or other ownership interests, executing and delivering such Uniform Commercial Code financing statements) as will be necessary to create and perfect valid and enforceable first priority liens on substantially all of the personal property of such guarantor on which a lien is required to be created pursuant to the security agreement as collateral security for the obligations of such guarantor under the indenture; and

     - to take such action, from time to time as will be necessary to ensure that any such guarantor remain at all times a "guarantor" under the indenture except as otherwise permitted under the indenture.

     An "unrestricted subsidiary" is (i) any of our subsidiaries that is designated by our board of directors as an unrestricted subsidiary pursuant to a board resolution; but only to the extent that such subsidiary: (a) has no indebtedness or other liabilities or obligations other than non-recourse obligations; (b) is not party to any agreement, contract, arrangement or understanding with us or any of our guarantors unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such guarantor than those that might be obtained at the time from persons who are not our affiliates; and (c) is a person with respect to which neither we nor any of the guarantors has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results.

     If, at any time, any unrestricted subsidiary would fail to meet the foregoing requirements as an unrestricted subsidiary, it will thereafter cease to be an unrestricted subsidiary and such subsidiary will be deemed to be a guarantor and any indebtedness of such subsidiary will be deemed to be incurred by a guarantor as of such date (and, if such indebtedness is not permitted to be incurred as of such date the indenture, we will be in default). Our board of directors may at any time designate any unrestricted subsidiary to be a guarantor. Such a designation will be an incurrence of indebtedness by a guarantor of any outstanding indebtedness of such unrestricted subsidiary and such designation will only be permitted if (i) such indebtedness is permitted under the indenture, and (ii) no default or event of default would occur or be in existence following such designation.

     We will, and will cause each of our subsidiaries to, take such action from time to time as will be necessary to ensure that our ownership in the voting equity interests of each of the guarantors will at all times exceed 50% of all such voting equity interests. In the event that any additional membership interests are issued by any subsidiary of ours (other than an unrestricted subsidiary), we agree to deliver to the collateral agent pursuant to the security agreement the certificates evidencing such equity interests, accompanied by undated stock powers executed in blank and to take such other action as the trustee will request to perfect the security interest created therein pursuant to the security agreement.

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

     Limitation on Fundamental Changes

     Except as permitted under the provision described "Limitation on Asset Sales", we will not, nor will we permit any of the guarantors to, merge into or consolidate with any other person or permit any other person to merge into or consolidate with us, or sell, transfer, lease or otherwise dispose of all or any substantial part of our assets, or all or substantially all of the membership or other equity interests of any of our subsidiaries, or liquidate or dissolve, except that, if, as a result thereof no default will have occurred and be continuing:

     - any subsidiary may merge into us in a transaction in which we are the surviving corporation;

     - any guarantor may merge into any guarantor in a transaction in which the surviving entity is a guarantor and our economic interest in each merging guarantor's assets will not have been diminished as a result of such merger;

     - any guarantor may sell, transfer, lease or otherwise dispose of its assets to us or to another guarantor (provided that our economic interest in such assets is not diminished as a result thereof); and

     - any guarantor may liquidate or dissolve if the assets of that guarantor are transferred to another guarantor (provided that our economic interest in such assets is not diminished as a result thereof) and if we determine in good faith that such liquidation or dissolution is in our best interests and is not materially disadvantageous to the holders of the bonds.

     Limitation on Sale of Assets

     We will not, and will not permit the guarantors to, sell or otherwise dispose of any assets other than:

     - transfers of assets among us and the guarantors;

     - sales and dispositions in the ordinary course of business not in excess of $20,000,000 in aggregate for us and the guarantors in any fiscal year;

     - any sales or dispositions of surplus, obsolete or worn-out equipment;

     - any sales or dispositions required for compliance with applicable law or necessary governmental approvals;

     - sales or dispositions of non-controlling ownership interests in guarantors in accordance with the indenture so long as the guarantee with regard to such guarantor stays in effect;

     - sales or dispositions of ownership interests in unrestricted subsidiaries;

     - any sales or dispositions of assets permitted under the indenture as a permitted fundamental change (see "Limitation on Fundamental Change" above); and

     - any other sale or other disposition so long as after giving effect to such events, the rating agencies will have confirmed their respective ratings of the bonds in effect immediately prior to such sale or other disposition.

     Limitation on Business Activities

     We will not, nor will we permit any of the guarantors to, engage to any material extent in any business other than, (i) in our case, the ownership of the guarantors and the unrestricted subsidiaries and the ownership and operation of non-nuclear electric generating facilities and (ii) in the case of the guarantors (including subsequent guarantors), the ownership and operation of their respective facilities and the ownership and operation of other non-nuclear electric generating facilities.

     Limitation on Transactions with Affiliates

     Subject to certain exceptions, we will not, nor will we permit any of our subsidiaries (other than unrestricted subsidiaries) to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or

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

otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of our affiliates, except:

     - transactions in the ordinary course of business at prices and on terms and conditions not less favorable to us or our subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

     - transactions between or among us and the guarantors not involving any other affiliate;

     - any restricted payment permitted under the indenture; and

     - transactions that are contemplated by any transaction document or any extensions, renewals or replacements thereof that will not have a material adverse effect on us and the guarantors, taken as a whole.

     Limitation on Investments

     We will not, nor will we permit any guarantor to, make or permit to remain outstanding any investments except:

     - investments outstanding on the date of the issuance of the outstanding bonds;

     - operating deposit accounts with banks;

     - cash or permitted investments;

     - investments by us or the guarantors in us or the guarantors (including investments by us in intercompany loans);

     - investments in another person, if as a result of such investment (A) such other person becomes a guarantor or (B) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to us or a guarantor;

     - investments representing capital stock or obligations issued to, us or any guarantor in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of ours or any guarantor;

     - investments in the bonds;

     - investments acquired by NRG Northeast or any of the guarantors in connection with any asset sale permitted under the indenture to the extent such investments are non-cash proceeds;

     - any investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of NRG Northeast;

     - investments consisting of security deposits with utilities and other persons made in the ordinary course of business;

     - hedging agreements entered into in the ordinary course of business and not for speculative purposes;

     - amounts which we or the guarantors would otherwise be permitted to make under the indenture if such amount were a restricted payment; and

     - additional investments up to but not exceeding $10,000,000 in the aggregate.

     For purposes of the immediately preceding "bullet-point" above, the aggregate amount of an investment at any time will be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such investment; the amount of an investment will not in any event be reduced by reason of any write-off of such investment nor increased by any increase in the amount of earnings retained in the person in which such investment is made that have not been dividend, distributed or otherwise paid out.

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

     "permitted investments" means investments in securities or other instruments that are: (i) direct obligations of the United States, or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit issued by commercial banks under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan or any country that is a member of the European Economic Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations for underlying securities of the types described in clauses (i) and
(ii) above, entered into with any commercial bank meeting the qualifications specified in clause (iii) above or any other financial institution having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's in connection with which such underlying securities are held in trust or by a third-party custodian; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) investments in money market funds having a rating assigned by each of the rating agencies equal to the highest rating assigned thereby to money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of "A" or better by S&P and "A2" or better by Moody's (including money market funds or money market mutual funds for which the trustee in its individual capacity or any of its affiliates is investment manager or adviser) or (vii) a deposit of any bank (including the trustee), trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least $500,000,000, whose long-term, unsecured debt is rated "A" or higher by S&P and "A2" or higher by Moody's.

     Limitation on Restrictive Agreements

     We will not, and will not permit any of the guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) our ability or the ability of any guarantor to create, incur or permit to exist any lien upon any of our or its property or assets that is either (i) created under the transaction documents or (ii) in our favor, or (b) the ability of any guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to us or any other guarantor or to guarantee our indebtedness or any the indebtedness of any other guarantor except such prohibition, restriction or condition existing under or by reason of: (1) applicable law, (2) the indenture or any financing document, (3) with respect to real property, customary non-assignment provisions of any contract or any lease governing a leasehold interest of any guarantor, (4) any agreements existing at the time of acquisition of any person or the properties or assets of the person so acquired, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired, (5) agreements listed in the indenture, (6) liens incurred in accordance with the indenture, and (7) refinancing of indebtedness with respect to clauses (4) or (5).

     Limitations on the Modification of Certain Documents

     Without the prior consent of the majority holders of the bonds, we will not agree or consent to, nor allow any of the guarantors to agree or consent to, any termination, modification, supplement, replacement or waiver of any transaction document unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a material adverse effect on us and the guarantors, taken as a whole.

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     Other Covenants

     The indenture also contains certain other covenants, including our obligations to, and to cause each of the guarantors to: (i) pay all taxes and claims; (ii) maintain books and records; and (iii) maintain the EWG status of each of the guarantors.

  GUARANTOR COVENANTS

     Following is a description of certain covenants made by each of the guarantors in favor of the trustee and the holders of the bonds with which the guarantors will be obligated to comply under the indenture so long as the bonds remain outstanding.

     Existence; Conduct of Business

     Each guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect such guarantor's legal existence as a limited liability company and all things reasonably necessary to preserve, renew and keep in full force and effect such guarantor's rights, licenses, permits, privileges and franchises material to the conduct of such guarantor's business as then conducted. The foregoing will neither prohibit any merger, consolidation, liquidation or dissolution permitted under the indenture, nor prohibit any guarantor from changing its status as a limited liability company if the rating agencies confirm their current ratings of the bonds and such guarantor otherwise complies with all obligations under the financing documents.

     Compliance with Laws and Contractual Obligations

     Each guarantor will comply with all laws (including environmental laws and ERISA matters) and all contractual obligations, in each case, as applicable to such guarantor or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on us and the guarantors, taken as a whole.

     Maintenance of Properties

     Each guarantor will keep and maintain all property material to the conduct of such guarantor's business in good working order and condition, ordinary wear and tear excepted. The guarantor will not be prevented from disposing of any asset (subject to compliance with the indenture) or from discontinuing the operation or maintenance of any of such material properties if the guarantor reasonably determines in good faith that such discontinuance is desirable in the conduct of its business and would not reasonably be expected to have a material adverse effect.

     Insurance

     Each guarantor will maintain, with financially sound and reputable insurance companies, insurance with respect to each facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations in accordance with prudent industry practices. Each guarantor agrees that it will maintain insurance for risks customarily insured against by other enterprises with similar capital structures and owning and operating facilities of like size and type as that of the facilities in accordance with prudent industry practice.

     Limitation on Indebtedness

     Each guarantor will not create, incur, assume or permit to exist any indebtedness, except intercompany loans, the guarantees of the bonds or guarantees of other permitted indebtedness (other than subordinated indebtedness).

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

     Limitation on Liens

     Each guarantor will not create, incur, assume or permit to exist any lien on any property or asset now owned or hereafter acquired by such guarantor, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except permitted liens.

     Prohibition on Fundamental Changes

     Except for the asset sales otherwise permitted by the indenture, each guarantor will not merge into or consolidate with any other person, or permit any other person to merge into or consolidate with such guarantor, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets, or liquidate or dissolve, except that (i) each guarantor may merge into a subsidiary in a transaction in which such guarantor is the surviving corporation, (ii) any guarantor may merge into any other guarantor in a transaction in which the surviving entity is a guarantor, (iii) each guarantor may sell, transfer, lease or otherwise dispose of such guarantor's assets to us or a guarantor and (iv) any guarantor may liquidate or dissolve if we determine in good faith that such liquidation or dissolution is in the best interests of the guarantor and is not materially disadvantageous to the holders of the bonds, provided that no default will have occurred and be continuing as a result of any of the events described in clauses (i), (ii) or (iii) above.

     Limitation on Business Activities

     Each guarantor will not engage, to any material extent, in any business other than the ownership and operation of non-nuclear electric generating facilities. In the event an entity becomes a guarantor after the date of the issuance of the outstanding bonds, such guarantor agrees that it will not engage to any material extent in any business other than the ownership and, operation of non-nuclear electric generating facilities.

     Limitation on Payments

     Each guarantor will not make, or agree to pay or make, directly or indirectly, any restricted payment, unless such payment is only (a) to us at any time or (b) to any future minority owners of the guarantors only if at the time of such restricted payment we would be permitted to make the payment to such other minority owner as if such minority owner held a minority interest in us instead of such guarantor.

     Limitation on Transactions with Affiliates

     Subject to certain exceptions, each guarantor will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of such guarantor's affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the guarantor than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among such guarantor and NRG Northeast or other guarantors not involving any other affiliate, (c) any restricted payment permitted by the indenture and (d) transactions that are contemplated by any transaction document or any extensions, renewals or replacements thereof that will not have a material adverse effect on NRG Northeast and the guarantors, taken as a whole.

     Limitation on Investments

     Each guarantor will not make or permit to remain outstanding any investments except:

     - investments outstanding on the date of the issuance of the outstanding bonds and identified in the indenture;

     - operating deposit accounts with banks;

     - cash or permitted investments;

     - investments by such guarantor in ourselves or other guarantors;

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

     - investments in another person, if as a result of such investment (A) such other person becomes a guarantor or (B) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to NRG Northeast or a guarantor;

     - investments representing capital stock or obligations issued to us or any guarantor in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of ours or any guarantor;

     - investments in the bonds;

     - investments acquired by any guarantor or in connection with any asset sale permitted under the indenture to the extent such investments are non-cash proceeds;

     - any investment to the extent that consideration therefor is capital stock (other than redeemable capital stock) of NRG Northeast;

     - investments consisting of security deposits with utilities and other like persons made in the ordinary course of business;

     - hedging agreements entered into in the ordinary course of business and not for speculative purposes;

     - amounts constituting restricted payments which the guarantors would otherwise be permitted to make to minority owners under the indenture; and

     - additional investments up to but not exceeding $10,000,000 in the aggregate with respect to such guarantor, the other guarantors and NRG Northeast.

     For purposes of the immediately preceding "bullet point" above, the aggregate amount of an investment at any time will be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, including any securities, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such investment, the amount of an investment will not in any event be reduced by reason of any write-off of such investment not increased by any increase in the amount of earnings retained in the person in which such investment is made that have not been divided, distributed or otherwise paid out.

     Limitation on the Operation of Facilities

     Each guarantor will operate, or cause to be operated, its respective facility in accordance with prudent industry practices.

     Prohibition on Sale of Assets

     Each guarantor will not to sell or otherwise dispose of any assets other than

     - transfers of assets between us and another guarantor;

     - sales and dispositions in the ordinary course of business not in excess of $20,000,000 in the aggregate for such guarantor, any other guarantor and NRG Northeast in any fiscal year;

     - any sales or dispositions of surplus, obsolete or worn-out equipment;

     - any sales or dispositions required for compliance with applicable law or necessary governmental approvals;

     - any sales or dispositions of assets permitted under the indenture as a permitted fundamental change; and

     - any other sale or other disposition so long as after giving effect to such events, the rating agencies will have confirmed their respective ratings of the bonds in effect immediately prior to such sale or other disposition.

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

     Limitations on the Modification of Certain Documents

     Without the prior consent of the majority holders of the bonds, the guarantors will not agree or consent to any termination, modification, supplement, replacement or waiver of any transaction document unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a material adverse effect on NRG Northeast and the guarantors, taken as a whole.

     Events of Default

     The indenture provides that each of the following constitutes an event of default:

          (i) we default in the payment of any principal or interest on any bond when that principal or interest becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, for 15 days or more;

          (ii) we default in the performance or observance in any material respect of any other term, covenant, or obligation of ours under the indenture, not otherwise expressly defined as an event of default, and the continuance of such default for more than 60 days after the earliest to occur of (i) actual knowledge by an executive officer of NRG Northeast of such default, (ii) the time at which an executive officer of NRG Northeast should reasonably have had knowledge of such default or (iii) notice from the trustee or the holders of the bonds of such default;

          (iii) we default under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of indebtedness under which the we or any guarantor then has outstanding indebtedness in excess of $15,000,000, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such indebtedness and such acceleration has not been annulled or rescinded;

          (iv) an involuntary proceeding will be commenced or an involuntary petition will be filed seeking (i) liquidation, reorganization or other relief in respect of us or any of the guarantors or our debts, or of a substantial part of our assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for us or any of the guarantors or for a substantial part of its assets, and, in any such case, such proceeding or petition will continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing will be entered;

          (v) we or any of the guarantors will (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (ix) of this section, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for us or for a substantial part of our assets, (d) file an answer admitting the material allegations of a petition filed against us in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing;

          (vi) an event described in clauses (iv) or (v) above occurs with respect to NRG Energy, NRG Power Marketing, NRG Operating Services or any operator (so long as such operator continues to be a direct or indirect subsidiary of NRG Energy), in each case to the extent a party to any transaction document, and remains uncured for the grace periods provided in such clauses, provided, however, that in respect of such an event relating to an operator, we will have an additional 60-day period within which to enter into a replacement operating arrangement, and provided further that in no case will such an event in respect of an operator constitute an event of default unless it has a material adverse effect on us and the guarantors taken as a whole.

          (vii) we or any of the guarantors will become unable, admit in writing our inability or such guarantor's inability or fail generally to pay our debts or such guarantor's debts as they become due;

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

          (viii) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 will be rendered against us or any of the guarantors or any combination thereof and the same will remain undischarged or unpaid for a period of 60 consecutive days during which execution will not be effectively stayed;

          (ix) we will be terminated, dissolved or liquidated (as a matter of law or otherwise);

          (x) the liens created by the collateral documents will at any time not constitute a valid and perfected lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the trustee, free and clear of all other liens (other than liens permitted under the indenture or under the respective collateral documents), or, except for expiration in accordance with its terms, any of the collateral documents will for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof will be contested by us, or any guarantor or any member of NRG Northeast on the date of this offering;

          (xi) either (a) the indenture or any other financing document is declared in a final non-appealable judgment to be unenforceable against us or any guarantor, or we or any of the guarantors will have expressly repudiated our or its obligations thereunder; or (b) any other transaction document is declared in a final non-appealable judgment to be unenforceable against any party thereto, or any such party will have expressly repudiated its obligations thereunder and ceased to perform such obligations, or defaulted in the performance or observance of any of its material obligations thereunder and such default has continued unremedied for a period of five days or more or any such party is the subject of any proceeding under the federal bankruptcy code;

          (xii) default by us, any guarantor or any counterparty under or invalidity of any of (a) any power sales and agency agreement, (b) any operation and maintenance agreement or (c) any corporate services agreement to the extent such default under or invalidity of any such agreement (x) continues for 30 consecutive days and (y) could reasonably be expected to have a material adverse effect on us and the guarantors taken as a whole; or

          (xiii) failure to renew or replace any operation and maintenance agreement (or to make a substantially similar arrangement with respect to the operation and maintenance of a facility) upon (a) termination by a guarantor or an operator, after having given 180 days notice of its intent to terminate, within 5 days of such termination, (b) termination by any guarantor, within 5 days of such termination, or (c) termination by any operator, within 30 days of such termination.

  ENFORCEMENT

     If any event of default occurs and is continuing, the trustee may, and upon written direction of holders of the bonds holding not less than 33 1/3% (in the case of any event of default specified in clause (i) under "-- Events of Default" above) or 50% (in the case of an event of default specified in clauses
(ii), (iii), (vi), (viii), (ix), (x), (xi), (xii) or (xiii) under "-- Events of Default" above) of the aggregate principal amount of the bonds will, (a) declare, by written notice, the entire outstanding principal amount of the bonds and accrued interest thereon to be due and payable immediately. However, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to us or any of the guarantors, all outstanding principal and accrued interest with respect to the bonds will become due and payable without further action or notice; and (b) proceed to enforce all remedies available to the trustee under the indenture and the other documents to which the trustee is a party, including the collateral agency and intercreditor agreement, or available under applicable law. Holders of the bonds may not enforce the indenture or the bonds except as provided in the indenture. Subject to certain limitations, holders of the bonds holding a majority in principal amount at maturity of the then outstanding bonds may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the bonds notice of any continuing default or event of default (except a default or an event of default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     No holder of the bonds will have any right to institute any proceeding for a remedy under the indenture unless:

     - such holder of the bonds has previously given to the trustee written notice of a continuing event of default;

     - the holders of the bonds holding not less than 25% in aggregate principal amount of the then outstanding bonds have made written request to the trustee to institute such proceeding;

     - the holders of the bonds, have offered to the trustee adequate security and indemnity against costs and liabilities associated with such proceeding;

     - the trustee has failed to institute such proceeding within 60 days after the receipt of such notice; and

     - no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of the bonds of a majority in aggregate principal amount of the outstanding bonds of such series.

     The right of any holder of the bonds, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on its bonds on or after the due date therein expressed, or to institute suit for the enforcement of such payment on or after such due date, or the obligation of ours, which is also absolute and unconditional, to pay the principal of, premium, if any, and interest on each of such bonds to such holder of the bonds thereof at the time and place set forth in the bonds, will not be impaired or affected without the consent of such holder of the bonds.

     Priority of Payments during an Event of Default

     Any money collected by the trustee with respect to a series of bonds pursuant to the indenture will be applied in the following order, at the date or dates fixed by the trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the bonds of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the trustee as compensation (including expenses and indemnities) under the indenture, and the balance.

          SECOND: To the payment of the amounts then due and unpaid upon the bonds of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably among bonds within each series and among the series, without preference or priority of any kind, according to the amounts due and payable on such bonds for principal (and premium, if any) and interest, respectively.

     Legal Defeasance and Covenant Defeasance

     Legal and covenant defeasance will be permitted upon terms and conditions customary for transactions of this nature.

     Satisfaction and Discharge

     We may terminate the indenture by delivering all outstanding bonds to the trustee for cancellation and by paying all other sums payable under the indenture.

     Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, with the consent of the holders of at least a majority in aggregate principal amount of the bonds of all series then outstanding, considered as one class, we may, and the trustee, will, enter into supplemental indentures for the purpose of changing provisions of the indenture. However, if there are bonds of more than one series outstanding and if a proposed supplemental indenture will directly affect the rights of the holders of one or more, but less than all, of such series, then the consent of only the holders of not less than a majority in aggregate principal amount of the outstanding bonds of all series so directly affected, considered as one class, will be required.

     Without the consent of each holder of the bonds affected, no supplemental indenture will (with respect to any bonds held by a non-consenting holder of the bonds):

     - reduce the principal amount of bonds whose holders must consent to a supplement or waiver;

     - change the principal of or change the fixed maturity of any bond or alter certain provisions with respect to the redemption of the bonds;

     - change the rate of or change the time for payment of interest on any bond;

     - waive a default or an event of default in the payment of principal of, premium, if any, or interest on the bonds;

     - permit the creation of any lien prior to or, except as permitted by the indenture, pari passu with the lien of the collateral documents with respect to any collateral or deprive any holder of the security afforded by the lien of the collateral documents;

     - waive a redemption payment with respect to any bond; or

     - make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of the holders, we may enter into one or more supplemental indentures in form satisfactory to the trustee or enter into any consent with respect to the collateral documents for the purposes of:

     - establishing the form and terms of bonds of any series permitted under the indenture;

     - evidencing the succession of another entity to us and the assumption by any such successor to our covenants in the indenture;

     - evidencing the succession of a new trustee pursuant to the indenture;

     - adding further covenants, restrictions, conditions or provisions as the board of directors will consider to be for the protection of the holders, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture;

     - conveying, transferring and assigning to the trustee properties or assets to secure the bonds, and to correct or amplify the description of any property at any time subject to the indenture or the collateral documents or to assure, convey and confirm unto the trustee any property subject or required to be subject to the indenture or the collateral documents;

     - modifying, eliminating or adding to the provisions of the indenture to such extent as will be necessary to qualify, requalify or continue the qualification of the indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted;

     - permitting or facilitating the issuance of bonds in uncertificated form;

     - changing or eliminating any provision of the indenture or the collateral documents. However, if such change or elimination will adversely affect the interests of the holders of the bonds of any series, such change or elimination will not become effective with respect to such series;

     - curing any ambiguity, correcting or supplementing any provision in the indenture or the collateral documents that may be defective or inconsistent with any other provision, or making any other provisions with respect to matters or questions arising under the indenture or the collateral documents. Such action must not adversely affect the interest of the holders of any series in any material respect; or

     - providing for the issuance of exchange securities, as contemplated by the registration rights agreement, and to make such other changes to the indenture or the collateral documents as our board of directors determines are necessary or appropriate in connection therewith. Such action must not adversely affect the interests of the bondholder of any series in any material respect.

     Concerning the Trustee

     Holders of the bonds holding a majority in principal amount of the then outstanding bonds will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an event of default occurs (which is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the bonds, unless such holder of the bonds will have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

     Transfer and Exchange

     A holder of the bonds may transfer or bonds in accordance with the indenture. The registrar and the trustee may require a holder of the bonds, among other things, to furnish appropriate endorsements and transfer documents and the registrar may require a holder of the bonds to pay any taxes and fees required by law or permitted by the indenture.

     The registered holder of the bonds will be treated as the owner of it for all purposes.

SECURITY AGREEMENTS

     Pursuant to the security agreements, secured parties will have a security interest in certain collateral, including:

     - our membership or other ownership interests in the guarantors;

     - our rights under all the intercompany notes between NRG Northeast and the guarantors entered into on the date of the issuance of the outstanding bonds;

     - the balance from time to time in the collateral account;

     - the power sales and agency agreements, the operation and maintenance agreements, the corporate services agreements and the transition power sales contracts; and

     - the revenues from certain power sales contracts entered into by NRG Power Marketing associated with the facilities owned by NRG Northeast or the guarantors.

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

     Pursuant to the collateral agency and intercreditor agreement, NRG Northeast, the guarantors, the trustee, the agents under the new working capital facility, and any trustee or agents under any other senior secured debt document agree to appoint The Chase Manhattan Bank as the collateral agent.

  AUTHORITY OF COLLATERAL AGENT

     The collateral agent will have the authority to administer the intercreditor collateral in accordance with the security documents, and upon the occurrence and continuance of an event where 67% of the combined exposure will have been declared to be, or will automatically have become, due and payable under the financing documents, as determined by the collateral agent based upon written notices provided to the collateral agent by the secured parties (a "trigger event"), will exercise, upon written instruction of persons that at such time hold at least 33 1/3% of the combined exposure (the "required creditors"), such rights and remedies with respect to the intercreditor collateral as are granted to it under the security documents and applicable law.

     "combined exposure" means, as of any date of calculation, the sum (calculated without duplication) of the following to the extent the same is held by or represented by a secured party (i) the aggregate principal amount of all bonds outstanding as of the calculation date, (ii) the aggregate principal amount of all loans (if any) outstanding as of such calculation date under the working capital facility, (iii) the aggregate amount of all undrawn financing commitments as of such calculation date under the working capital facility which, as of such calculation date, the lenders party to the working capital agreement have no right to terminate, (iv) the aggregate principal amount of all other senior secured debt (if any) outstanding as of such calculation date and
(v) the aggregate amount of all undrawn financing commitments under any senior secured debt documents as of such calculation date which, as of such calculation date, the creditors party to such other senior secured debt documents have no right to terminate.

     "intercreditor collateral" means any collateral in which there is a security interest purported to be granted to a secured party other than the debt service reserve account.

  ACTIONS BY SECURED PARTIES

     No secured party will have any right to (i) sell, exchange, release or otherwise deal with any property pledged, assigned or mortgaged to secure the financing liabilities, (ii) exercise or refrain from exercising any rights to direct the collateral agent to take any action in respect of the intercreditor collateral or (iii) take any other action with respect to the intercreditor collateral (A) independently of the collateral agent or (B) other than to direct the collateral agent to take action in accordance with the collateral agency and intercreditor agreement.

  PRIORITY OF PAYMENTS

     Following the occurrence of a trigger event or upon the exercise of remedies by the secured parties after an event of default, the proceeds of any collection, sale or other realization of any part of the intercreditor collateral will be applied by the collateral agent in the following order of priority:

     - First, to the payment of all reasonable costs and expenses relating to the sale of the intercreditor collateral plus costs of the collateral agent in enforcing the indemnity payment due to the collateral agent;

     - Second, to the payment of accrued and unpaid interest on the bonds, the working capital facility and any other senior secured debt, pro rata;

     - Third, to the payment of principal, make-whole premiums, if any, and breakage costs, if any, pro rata;

     - Fourth, to the payment of other secured obligations owed to the trustee, the working capital agents and each senior secured debt agent, pro rata; and

     - Finally, to the payment of the relevant obligor, or its successor or assignees, or as a court of competent jurisdiction may direct, of any surplus remaining.

  EVENT OF LOSS

     If an event of loss will occur and the determination is made that the affected property cannot be rebuilt, repaired or restored or NRG Northeast elects not to rebuild, repair or restore, and loss proceeds exceed $10 million, then all of the loss proceeds in excess of $10 million will be distributed pro rata among the secured parties. If an event of loss occurs and NRG Northeast rebuilds, repairs or restores the affected property and the loss proceeds exceed the actual cost of such rebuilding, repair or restoration by more than $5 million, then any excess loss proceeds over $5 million will be distributed pro rata among the secured parties. The pro rata share of loss proceeds owing to the trustee for the benefit of the holders of the bonds will be applied to the pro rata redemption of the bonds in accordance with the indenture.

  NOTICE

     Each secured party will give each other secured party and the collateral agent written notice of the occurrence of an event of default under such secured party's financing documents of which it has written notice and of the occurrence of an acceleration of the maturity of such secured party's financing liabilities.

INDEMNIFICATION AGREEMENT

     Pursuant to an indemnification agreement dated as of December 23, 1999, NRG Energy gave an indemnification in respect of the Fortistar Litigation to the lender representatives and the financing parties described in such indemnification agreement. The indemnification agreement provides that NRG Energy agrees to absolutely and unconditionally indemnify and hold harmless NRG Northeast, the guarantors, the lender representatives and each financing party and each related party of any of the foregoing persons (collectively, "indemnified parties") from all claims of any nature against any indemnified party arising out of or relating to the Fortistar Litigation.

     NRG Energy has agreed that the trustee and the holders of the bonds also constitute indemnified parties as such term is used in the indemnification agreement.

REGISTRATION RIGHTS AGREEMENT

     As part of the sale of the outstanding bonds and under an registration rights agreement, dated as of February 15, 2000, NRG Northeast and the guarantors agreed with the initial purchasers, for the benefit of the holders of the bonds, to use their reasonable best efforts to file with the SEC and cause to become effective, at our cost, a registration statement with respect to a registered offer to exchange the outstanding bonds for bonds which are in all material respects substantially identical to the outstanding bonds. Once the registration statement that this prospectus is part of is declared effective, we will offer the bonds in return for surrender of the outstanding bonds. This offer will remain open for no less than 30 days after the date a notice of the exchange offer is mailed to the holders of the outstanding bonds. For each outstanding bond surrendered to us under the exchange offer, the holder of outstanding bonds will receive bonds aggregating an equal principal amount. Interest on each bond will accrue from the last scheduled payment date on which interest was paid on the outstanding bond so surrendered or, if no interest has been paid, since February 22, 2000.

     If:

     - because of any change in law or applicable interpretations by the staff of the SEC we are not permitted to exchange the outstanding bonds for the bonds, or

     - any outstanding bonds validly tendered pursuant to the registered exchange offer are not exchanged for bonds upon consummation of the exchange offer, or

     - any initial purchaser so requests with respect to outstanding bonds not eligible to be exchanged for bonds in the registered exchange offer and held by it following the consummation of the registered exchange offer, or

     - any applicable law or interpretations do not permit any holder of the outstanding bonds other than the initial purchasers to participate in the registered exchange offer, or

     - any holder of the outstanding bonds that participates in the registered exchange offer does not receive freely transferable exchange securities in exchange for tendered securities, or

     - we so elect, then we will, at our cost, use our reasonable best efforts (subject to customary representations and agreements of the holders of the bonds) to have a shelf registration statement covering resale of the outstanding bonds declared effective and kept effective until February 22, 2002, subject to specified exceptions.

     We will, in the event of such a shelf registration, provide to each holder of the bonds copies of the prospectus, notify each holder of the bonds when a registration statement for the outstanding bonds has become effective and take certain other actions as are appropriate to permit resale of the outstanding bonds.

     In the event that any such exchange offer is not commenced or such registration statement is not declared effective by November 20, 2000, the exchange offer is not consummated by January 3, 2001 or any such registration statement ceases to be effective or useable during the specified time period, the respective annual interest rates on the outstanding bonds will increase by 50 basis points until the date on which such registration statement will have become effective and is useable or such exchange offer is consummated.

     Each holder of the bonds who wishes to exchange the outstanding bonds for bonds in the exchange offer will be required to represent that any bonds to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the exchange offer it will have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the bonds.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of bonds received in exchange for outstanding bonds where the outstanding bonds acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until [90 days after the effective date of this registration statement], 2000, all dealers effecting transactions in the bonds may be required to deliver a prospectus.

     Neither NRG Northeast nor any of the guarantors will receive any proceeds from any sale of bonds by broker-dealers. Bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the bonds or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the bonds. Any broker-dealer that resells bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such bond

          (1) may be deemed to be an "underwriter" within the meaning of the Securities Act and

          (2) must acknowledge that it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale transaction.

Furthermore, any broker dealer that acquired any of its outstanding bonds directly from our company:

     - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1983) and

     - must also be named a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Profit on any resale of the bonds issued in the exchange offer and any commission or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the expiration date of the exchange offer NRG Northeast will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. NRG Northeast has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the bonds) other than commissions or concessions of any broker-dealers and will indemnify the holders of the bonds (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain U.S. federal income tax considerations relating to the exchange of the outstanding bonds for the bonds issued in this exchange offer. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. NRG Northeast has not obtained, nor does it intend to obtain, a ruling from the IRS as to any U.S. federal income tax consequences discussed below and there can be no assurances that the IRS will not take contrary positions. This discussion does not address all aspects of U.S. federal income tax that may be relevant to particular holders of outstanding bonds or bonds issued in this exchange offer. This discussion deals only with holders of bonds who hold the bonds as capital assets and exchange outstanding bonds for bonds pursuant to this exchange offer. This discussion does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of the bonds, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

THE EXCHANGE OFFER

     An exchange of the outstanding bonds for the bonds pursuant to the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes because the terms of the bonds issued in the exchange offer are substantially identical to the terms of the outstanding bonds. Consequently, a holder of the outstanding bonds will not recognize taxable gain or loss as a result of exchanging bonds pursuant to the exchange offer. The holding period of the bonds issued in the exchange offer will be the same as the holding period of the outstanding bonds and the tax basis of the bonds will be the same as the basis in the outstanding bonds immediately before the exchange.

                                 LEGAL MATTERS

     Certain legal matters with respect to the bonds will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     The financial statements as of December 31, 1999 and for the periods then ended included in this Prospectus are as follows: NRG Northeast Generating LLC, Dunkirk Power LLC, Huntley Power LLC, Arthur Kill Power LLC, and Middletown Power LLC. Such financial statements have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

            NRG NORTHEAST GENERATING LLC AND SUBSIDIARIES
Independent Accountant's Report.............................  F-2
Index to Consolidated Financial Statements..................  F-3
Consolidated Balance Sheet..................................  F-4
Consolidated Statement of Operations........................  F-5
Consolidated Statement of Cash Flows........................  F-6
Consolidated Statement of Member's Equity...................  F-7
Notes to Consolidated Financial Statements..................  F-8
                         MIDDLETOWN POWER LLC
Independent Accountant's Report.............................  F-21
Index to Financial Statements...............................  F-22
Balance Sheet as of December 31, 1999.......................  F-23
Statement of Operations for the period from December 17,
  1999 to December 31, 1999.................................  F-24
Statement of Cash Flows for the period From December 17,
  1999 to December 31, 1999.................................  F-25
Statement of Members' Equity for the period from December
  17, 1999 to December 31, 1999.............................  F-26
Notes to Financial Statements...............................  F-27
                          HUNTLEY POWER LLC
Independent Accountant's Report.............................  F-35
Index to Financial Statements...............................  F-36
Balance Sheet as of December 31, 1999.......................  F-37
Statement of Operations for the period from June 11, 1999 to
  December 31, 1999.........................................  F-38
Statement of Cash Flows for the period from June 11, 1999 to
  December 31, 1999.........................................  F-39
Statement of Members' Equity for the period from June 11,
  1999 to December 31, 1999.................................  F-40
Notes to Financial Statements...............................  F-41
                          DUNKIRK POWER LLC
Independent Accountant's Report.............................  F-50
Index to Financial Statements...............................  F-51
Balance Sheet as of December 31, 1999.......................  F-52
Statement of Operations for the period from June 11, 1999 to
  December 31, 1999.........................................  F-53
Statement of Cash Flows for the period from June 11, 1999 to
  December 31, 1999.........................................  F-54
Statement of Members' Equity for the period from June 11,
  1999 to December 31, 1999.................................  F-55
Notes to Financial Statements...............................  F-56
                        ARTHUR KILL POWER LLC
Independent Accountant's Report.............................  F-65
Index to Financial Statements...............................  F-66
Balance Sheet as of December 31, 1999.......................  F-67
Statement of Operations for the period from June 25, 1999 to
  December 31, 1999.........................................  F-68
Statement of Cash Flows for the period from June 25, 1999 to
  December 31, 1999.........................................  F-69
Statement of Members' Equity for the period from June 25,
  1999 to December 31, 1999.................................  F-70
Notes to Financial Statements...............................  F-71

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Members of
NRG Northeast Generating LLC:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of member's equity and of cash flows present fairly, in all material respects, the financial position of NRG Northeast Generating LLC and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the period from April 27, 1999 (Inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
March 17, 2000

                 NRG NORTHEAST GENERATING LLC AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet..................................  F-4
Consolidated Statement of Operations........................  F-5
Consolidated Statement of Cash Flows........................  F-6
Consolidated Statement of Member's Equity...................  F-7
Notes to Consolidated Financial Statements..................  F-8

                          NRG NORTHEAST GENERATING LLC

                           CONSOLIDATED BALANCE SHEET

                                                              DECEMBER 31, 1999   MARCH 31, 2000
                                                              -----------------   --------------
                                                                                   (UNAUDITED)
                                             ASSETS
(THOUSANDS OF DOLLARS)
CURRENT ASSETS:
  Cash and cash equivalents.................................     $   10,551         $   92,277
  Accounts receivable.......................................        100,428             88,746
  Inventory (Note 5)........................................        108,262             94,819
  Prepaid expenses..........................................         21,686             25,728
                                                                 ----------         ----------
       Total current assets.................................        240,927            301,570
  Property, plant & equipment, net (Note 2).................      1,460,483          1,455,518
  Deferred financing costs, net (Note 2)....................          3,228              7,807
                                                                 ----------         ----------
       Total assets.........................................     $1,704,638         $1,764,895
                                                                 ==========         ==========
                                LIABILITIES AND MEMBER'S EQUITY
LIABILITIES:
  Credit facility debt......................................     $   35,766         $       --
  Accounts payable..........................................          2,876              1,829
  Accounts payable-affiliates...............................         52,232             64,625
  Accrued interest..........................................          1,125              6,954
  Accrued fuel and purchased power expense..................         26,007             36,698
  Other accrued liabilities.................................         12,920             24,206
                                                                 ----------         ----------
       Total current liabilities............................        130,926            134,312
Long-term debt..............................................        646,564            750,000
Other long-term liabilities.................................             --             21,260
                                                                 ----------         ----------
       Total liabilities....................................        777,490            905,572
MEMBER'S EQUITY.............................................        927,148            859,323
                                                                 ----------         ----------
       Total liabilities and member's equity................     $1,704,638         $1,764,895
                                                                 ==========         ==========

          See accompanying notes to consolidated financial statements.

                          NRG NORTHEAST GENERATING LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  FOR THE PERIOD         FOR THE THREE
                                                            APRIL 27, 1999 (INCEPTION)    MONTHS ENDED
                                                               TO DECEMBER 31,1999       MARCH 31, 2000
                                                            --------------------------   --------------
                                                                                          (UNAUDITED)
(THOUSANDS OF DOLLARS)
Revenues..................................................           $258,574               $243,500
Operating Costs...........................................            152,986                160,493
                                                                     --------               --------
       Operating margin...................................            105,588                 83,007
Depreciation..............................................             17,026                 12,269
General and Administrative Expenses.......................              7,805                  4,351
                                                                     --------               --------
       Income from operations.............................             80,757                 66,387
Interest Expense..........................................             26,410                 17,769
Other (Income) Expense, net...............................                 --                   (327)
                                                                     --------               --------
       Net Income.........................................           $ 54,347               $ 48,945
                                                                     ========               ========

          See accompanying notes to consolidated financial statements.

                          NRG NORTHEAST GENERATING LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 FOR THE PERIOD           FOR THE THREE
                                                           APRIL 27, 1999 (INCEPTION)      MONTHS ENDED
                                                              TO DECEMBER 31, 1999        MARCH 31, 2000
                                                          -----------------------------   --------------
                                                                                           (UNAUDITED)
(THOUSANDS OF DOLLARS)
Cash Flow from operating activities:
  Net income............................................           $    54,347              $  48,945
Adjustments to reconcile net income to net cash provided
  from operating activities:
     Depreciation.......................................                17,026                 12,269
     Amortization of deferred financing costs...........                 3,664                  3,201
     Other, net.........................................                    (3)                    13
  Changes in assets and liabilities:
       Accounts receivable..............................               (97,763)                11,682
       Inventories......................................               (10,704)                13,442
       Prepaid expenses.................................               (10,420)                (4,042)
       Accounts payable.................................                 2,876                 (1,047)
       Accounts payable-affiliates......................                22,690                 12,392
       Accrued interest.................................                 1,125                  5,829
  Accrued fuel and purchased power expense..............                26,007                 10,692
  Other accrued liabilities.............................                 5,064                 11,286
  Cash provided by changes in other assets and
     liabilities........................................                    --                 21,260
                                                                   -----------              ---------
          Net cash provided by operating activities.....                13,909                145,922
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed......            (1,519,365)                    --
  Proceeds from disposition of property and equipment...                    22                     --
  Capital expenditures..................................               (32,254)                (7,317)
                                                                   -----------              ---------
          Net cash used in investing activities.........            (1,551,597)                (7,317)
Cash flows from financing activities:
  Repayment of short-term borrowings....................                    --               (682,330)
  Proceeds from borrowings..............................               682,330                750,000
  Contributions by member...............................               872,801               (116,770)
  Deferred financing costs..............................                (6,892)                (7,779)
                                                                   -----------              ---------
          Net cash flows provided by (used in) financing
            activities..................................             1,548,239                (56,879)
                                                                   -----------              ---------
Net increase in cash and cash equivalents...............                10,551                 81,726
Cash and cash equivalents at beginning of period........                    --                 10,551
                                                                   -----------              ---------
Cash and cash equivalents at end of period..............           $    10,551              $  92,277
                                                                   ===========              =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid (net of amount capitalized)...............           $    21,786              $   8,739

          See accompanying notes to consolidated financial statements.

                          NRG NORTHEAST GENERATING LLC

                   CONSOLIDATED STATEMENT OF MEMBER'S EQUITY

(THOUSANDS OF DOLLARS)
Balance, April 27, 1999 (Inception).........................  $      --
  Contributions.............................................    872,801
  Net Income................................................     54,347
                                                              ---------
Balance, December 31, 1999..................................    927,148
                                                              =========
  Distributions (unaudited).................................   (116,770)
  Net Income (unaudited)....................................     48,945
                                                              ---------
Balance, March 31, 2000 (unaudited).........................  $ 859,323
                                                              =========

          See accompanying notes to consolidated financial statements.

                          NRG NORTHEAST GENERATING LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     NRG Northeast Generating LLC ("the Company"), a wholly owned indirect subsidiary of NRG Energy, Inc. ("NRG"), owns electric power generation plants in the northeastern region of the United States. The Company was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates the facilities owned by Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Harbor Power LLC, Oswego Harbor Power LLC and Somerset Power LLC.

     As of December 31, 1999, the Company held a 99% interest in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC, wholly owned subsidiaries of NRG Energy, Inc., each held a minority interest of 0.5% in Arthur Kill Power LLC ("Arthur Kill Power"), Astoria Gas Turbine Power LLC ("Astoria Gas Turbine Power"), Dunkirk Power LLC, Huntley Power LLC ("Huntley Power"), Oswego Harbor Power LLC ("Oswego Power") and Somerset Power LLC.

     NRG Connecticut Generating LLC, a wholly owned subsidiary of NRG, owned 100% of Connecticut Jet Power LLC, Devon Power LLC, Middletown Power LLC, Montville Power LLC and Norwalk Harbor Power LLC.

     Effective January 1, 2000, the minority ownership interests held by Northeast Generation Holding LLC and NRG Eastern LLC as well as the ownership interests held by NRG Connecticut Generating LLC were transferred to the Company. Since all assets and operations were under common ownership and control since April 27, 1999 (Inception), the consolidated financial statements have been presented on a combined basis without minority interest.

     Additional information regarding the Company can be found in NRG's Form 10-K for the twelve months ended December 31, 1999.

     In the opinion of management, the accompanying consolidated financial statements present fairly the consolidated financial position of the Company as of December 31, 1999, the results of its operations, cash flows and members' equity for the period from April 27, 1999 to December 31, 1999.

NOTE 1 -- BUSINESS DEVELOPMENTS

     In April 1999, the Somerset facility was acquired for approximately $55 million from Montaup Electric Company ("MEC"). The Somerset facility, located in Somerset, Massachusetts, includes two coal-fired generating facilities and two aeroderivative combustion turbine peaking units having a capacity of 160 MW, excluding 69 MW on deactivated reserve.

     In June 1999, the Huntley and Dunkirk facilities were acquired from Niagara Mohawk Power Corporation ("NiMo") for approximately $355 million. The two coal-fired facilities are located near Buffalo, New York, and have a combined capacity of 1,360 MW.

     In June 1999, the Arthur Kill and the Astoria facilities were acquired for approximately $505 million from the Consolidated Edison Company of New York, Inc. ("ConEd"). These facilities, which are located in Staten Island and Queens, New York, have a combined capacity of 1,456 MW.

     In October 1999, the 1,700 MW capacity oil and gas-fired Oswego facility was acquired for approximately $85 million from NiMo and Rochester Gas and Electric Corporation. The facility is located in Oswego, New York.

     In December 1999, affiliates of the Company acquired four fossil fuel electric generating stations and six remote gas turbines having an aggregate capacity of 2,235 MW from Connecticut Light & Power Company ("CL&P") for approximately $460 million, plus adjustments for working capital. These facilities are located in Connecticut.

                          NRG NORTHEAST GENERATING LLC

NOTE 1 -- BUSINESS DEVELOPMENTS -- (CONTINUED)
     On January 19, 2000, NRG announced the execution of an agreement to acquire 1,875 MW of fossil-fueled electric generating capacity and other assets from Conectiv, an electric utility based in Wilmington, Delaware. NRG has committed to pay approximately $800 million for these assets, which are currently owned by Conectiv's subsidiaries, Atlantic City Electric Company and Delmarva Power & Light Company ("Delmarva"). Under a five-year power purchase agreement, NRG will sell 500 MW of energy per year to Delmarva.

     While the Company had stated that it was possible that NRG may elect to contribute or transfer the Conectiv facilities to the Company, NRG has decided it will not make such contribution or transfer (unaudited).

     During 1999, the Company purchased the above mentioned facilities for an aggregate purchase price of $1.5 billion. The acquisitions were accounted for as purchases of assets in the following manner:

                                                              (IN THOUSANDS)
                                                              --------------
Aggregate purchase price of net assets......................    $1,519,365

     The aggregate purchase price was allocated among the assets acquired and liabilities assumed in the following amounts:

                                                              (IN THOUSANDS)
                                                              --------------
ASSETS
  Cash......................................................    $    2,665
  Inventory.................................................        97,447
  Other current assets......................................        11,266
  Property, plant and equipment.............................     1,445,386
                                                                ----------
Total Assets................................................     1,556,764
LIABILITIES
  Accounts payable -- affiliates............................        29,543
  Other current liabilities.................................         7,856
                                                                ----------
Total Liabilities...........................................        37,399
NET ASSETS ACQUIRED.........................................    $1,519,365
                                                                ----------

     Pro forma information has not been presented for the assets acquired in 1999 due to the fact that the assets acquired do not constitute businesses under Rule 11-01(d) of Regulation S-X. Accordingly, historical financial information does not exist for the assets acquired.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries (referred to collectively herein as the Company). All significant intercompany transactions and balances have been eliminated in consolidation. Accounting policies for all of the Company's operations are in accordance with accounting principles generally accepted in the United States.

                          NRG NORTHEAST GENERATING LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

  Cash and Cash Equivalents

     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.

  Inventory

     Inventory consists of spare parts, coal, fuel oil and kerosene and is stated at the lower of weighted average cost or market (Note 5).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

  Derivative Financial Instruments

     Hedge accounting is applied only if the derivative reduces the risk of the underlying hedged item and is designated at inception as a hedge, with respect to the hedged item. If a derivative ceased to meet the criteria for deferral, any gains or losses would be currently recognized in income. The Company does not hold or issue derivative financial instruments for trading purposes.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment.........................  25 to 30 years
Office furnishings and equipment............................   3 to 10 years

     At December 31, 1999 and March 31, 2000, property, plant and equipment consisted of the following:

                                                         DECEMBER 31, 1999   MARCH 31, 2000
                                                         -----------------   --------------
                                                                              (UNAUDITED)
(IN THOUSANDS)
Facilities, machinery and equipment....................     $1,398,166         $1,399,465
Land...................................................         53,009             53,009
Construction in progress...............................         25,764             31,082
Office furnishings and equipment.......................            570              1,257
Accumulated depreciation...............................        (17,026)           (29,295)
                                                            ----------         ----------
Property, plant and equipment (net)....................     $1,460,483         $1,455,518
                                                            ==========         ==========

                          NRG NORTHEAST GENERATING LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Deferred Financing Costs

     Deferred financing costs at December 31, 1999 and March 31, 2000 consisted of the following:

                                                         DECEMBER 31, 1999   MARCH 31, 2000
                                                         -----------------   --------------
                                                                              (UNAUDITED)
(IN THOUSANDS)
Deferred financing costs...............................       $ 6,892           $14,672
Accumulated amortization...............................        (3,664)           (6,865)
                                                              -------           -------
Net deferred financing costs...........................       $ 3,228           $ 7,807
                                                              =======           =======

     Deferred financing costs consist of legal and other costs incurred by the Company to obtain short-term financing. These costs are being amortized over the terms of the related short-term debt.

  Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

  Power Marketing Activities

     The Company's subsidiaries have entered into contracts with a marketing affiliate for the sale of energy, capacity and ancillary services produced by these subsidiaries, which enables the affiliate to engage in forward sales and hedging transactions to manage the subsidiaries' electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate (Note 6).

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of December 31, 1999, the accompanying financial statements report a balance of $1,460,483 for net property, plant and equipment. The tax basis of this property is estimated to be $1,377,804. The primary difference is due to accelerated tax depreciation.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company plans to adopt this standard in 2001, as required. The potential impact of implementing this statement has not yet been determined.

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133." This Statement exceeds SFAS 133 in four areas, normal purchase and sales contracts, definition of interest rate risk, hedging recognized foreign currency denominated assets and liabilities and hedging foreign currency risk and

                          NRG NORTHEAST GENERATING LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) intercompany derivatives. The Company plans to adopt the amendment, if required. The potential impact of implementing this federal law has not been determined (unaudited).

  Interim Results (Unaudited)

     Information as of and for the three months ended March 31, 2000 is unaudited. The information as of and furnished in the unaudited March 31, 2000 Balance Sheet, Statement of Income and Cash Flows include all material adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in these notes to the financial statements for this period is also unaudited.

NOTE 3 -- SHORT TERM BORROWINGS

     At December 31, 1999, the Company had $682.3 million in short-term borrowings under its credit facility, which had a weighted average interest rate of 6.86% for the period. The credit facility consists of a $646.6 million term loan facility and a $35.7 million working capital revolving facility.

     On February 22, 2000 the Company entered into a 364 day $50 million floating rate working capital revolving facility. The proceeds of this facility will be used to finance the Company's working capital needs. As of March 31, 2000, the Company has available $50 million under this facility (unaudited).

NOTE 4 -- LONG TERM DEBT

     On February 22, 2000, the Company issued $750 million of senior secured bonds to refinance short-term project borrowings and for certain other purposes. The bond offering included three tranches: $320 million with an interest rate of
8.065 percent due in 2004; $130 million with an interest rate of 8.842 percent due in 2015; and $300 million with an interest rate of 9.292 percent due in 2024. The Company used $646.6 million of the proceeds to repay short-term borrowings outstanding at December 31, 1999; accordingly $646.6 million of short-term debt has been reclassified as long-term debt based on the refinancing.

NOTE 5 -- INVENTORY

     At December 31, 1999 and March 31, 2000, inventory, which is stated at the lower of weighted average cost or market, consisted of:

                                                         DECEMBER 31, 1999   MARCH 31, 2000
                                                         -----------------   --------------
                                                                              (UNAUDITED)
(IN THOUSANDS)
Fuel Oil...............................................      $ 35,773           $27,865
Spare Parts............................................        55,198            55,587
Coal...................................................        15,497            10,034
Kerosene...............................................         1,395               840
Other..................................................           399               493
                                                             --------           -------
     Total.............................................      $108,262           $94,819
                                                             ========           =======

NOTE 6 -- RELATED PARTY TRANSACTIONS

     The Company's subsidiaries have entered into power sales and agency agreements with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreements are effective until December 31, 2030. Under the agreements, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and

                          NRG NORTHEAST GENERATING LLC

NOTE 6 -- RELATED PARTY TRANSACTIONS -- (CONTINUED) sell all power not otherwise sold or committed to or by such subsidiaries, (ii) procure and provide to such subsidiaries all fuel required to operate their respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by such subsidiaries. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreements, NRG Power Marketing Inc. pays to the subsidiaries gross receipts generated through sales, less costs incurred by NRG Power Marketing Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).

     During 1999 and for the three months ended March 31, 2000, the Company recorded gross receipts less costs incurred from NRG Power Marketing Inc. totaling $174.8 million and $137.7 million (unaudited), respectively.

     The Company's subsidiaries have entered into operation and maintenance agreements with subsidiaries of NRG Operating Services, Inc., a wholly-owned subsidiary of NRG ("NRG Operating Services"). The agreements are effective for five years, with options to extend beyond five years. Under the agreements, the NRG Operating Services company operator operates and maintains its respective facility, including (i) coordinating fuel delivery, unloading and inventory,
(ii) managing facility spare parts, (iii) meeting external performance standards for transmission of electricity, (iv) providing operating and maintenance consulting and (v) cooperating with and assisting the Company in performing the Company's obligations under agreements related to its facilities.

     Under the agreements, the operator will be reimbursed for usual and customary costs related to providing the services including plant labor and other operating costs. A demobilization payment will be made if the subsidiary elects not to renew the agreement. There are also incentive fees and penalties based on performance under the approved operating budget, the heat rate and safety.

     During 1999 and for the three months ended March 31, 2000, the Company incurred operating and maintenance costs billed from NRG Operating Services totaling $42.7 million and $35.0 million (unaudited), respectively.

     The Company's subsidiaries have entered into agreements with NRG for corporate support and services. The agreements are perpetual in term, unless terminated in writing by a subsidiary. Under the agreements, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreements, NRG is paid for personnel time as well as out-of-pocket costs.

     During 1999 and for the three months ended March 31, 2000, the Company paid NRG approximately $1.0 million and $0.7 million (unaudited) for corporate support and services, respectively.

     Under the terms and conditions of the Company's recently completed bond offering of $750 million, the Company is obligated to establish a debt service reserve account for the benefit of the bond holders. This account must contain a sufficient amount of cash to pay the projected principal and interest on the bonds due in the next six months. The Company and NRG have entered into an agreement that provides for an unconditional guarantee of the payment of at least six-months of projected principal and interest on the bonds. This guarantee precludes the Company from having to fund the debt service reserve account with cash. NRG provides this service to the Company and its other subsidiaries without cost.

NOTE 7 -- BENEFIT PLANS

     The Company does not have any employees. The employees at each of the operating facilities are employed by NRG Operating Services. The Company has contracted with NRG Operating Services to

                          NRG NORTHEAST GENERATING LLC

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)
operate each facility (Note 6). Many of the operating employees were formerly employed by the previous owner of that facility.

PENSION BENEFITS -- 1999 ACQUISITIONS

     During 1999, subsidiaries of the Company acquired several generating assets and assumed benefit obligations for a number of employees associated with those acquisitions. The benefit obligations included noncontributory defined benefit pension formulas, matched 401(k) savings plans and contributory post-retirement welfare plans. Approximately 56 percent of the benefit employees are represented by eight local labor unions under collective bargaining agreements, which expire between 2000 and 2003.

     NRG Operating Services sponsors one noncontributory defined benefit pension plan that covers most of the employees associated with the 1999 acquisitions. Generally, the benefits are based on a combination of years of service, the final average pay and Social Security benefits. The benefit plan data is shown below, as the Company will be required to fund the plan under its agreement with NRG Operating Services.

COMPONENTS OF NET PERIODIC BENEFIT COST
                                                              DECEMBER 31,
                                                                  1999
(THOUSANDS OF DOLLARS)                                        ------------
Service cost benefits earned................................    $    968
Interest cost on benefit obligation.........................       1,115
Expected return on plan assets..............................      (1,193)
                                                                --------
     Net periodic (benefit) cost............................    $    890
                                                                ========
RECONCILIATION OF FUNDED STATUS
(THOUSANDS OF DOLLARS)                                           1999
                                                                --------
Benefit obligation at beginning of year.....................    $ 24,954
Additional acquisitions during the year.....................      27,330
Service cost................................................         968
Interest cost...............................................       1,115
Plan amendments.............................................          --
Actuarial gain..............................................      (1,098)
Benefit payments............................................        (403)
                                                                --------
     Benefit obligation at Dec. 31..........................    $ 52,866
                                                                ========
Fair value of plan assets at beginning of year..............    $ 24,905
Additional assets transferred...............................      10,070
Actual return on plan assets................................       3,091
Benefit payments............................................        (403)
                                                                --------
     Fair value of plan assets at Dec. 31...................    $ 37,663
                                                                ========
Funded status at Dec. 31- excess of assets over
  obligation................................................    $(15,203)
Unrecognized transition (asset) obligation..................          --
Unrecognized prior service cost.............................          --
Unrecognized net gain.......................................      (2,996)
                                                                --------
(Accrued) Prepaid benefit obligation at Dec. 31.............    $(18,199)

                          NRG NORTHEAST GENERATING LLC

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)

COMPONENTS OF NET PERIODIC BENEFIT COST
                                                              DECEMBER 31,
                                                                  1999
(THOUSANDS OF DOLLARS)                                        ------------
AMOUNT RECOGNIZED IN THE BALANCE SHEET
(THOUSANDS OF DOLLARS)                                           1999
                                                                --------
Prepaid benefit cost........................................          --
Accrued benefit liability...................................    $(18,199)
                                                                --------
     Net amount recognized -- (Accounts
      payable -- affiliates)................................    $(18,199)

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% for December 31, 1999. The rate of increase in future compensation levels used in determining the actuarial present value of the projected obligation was 4.5% for nonunion employees and 3.50% for union employees. The assumed long-term rate of return on assets used for cost determination was 8.5% for 1999.

POSTRETIREMENT HEALTH CARE

     Under its agreement with NRG Operating Services, the Company assumed postretirement health care benefits for some of the employees associated with the 1999 acquisitions. The plan enables the Company and the retirees to share the costs of retiree health care. The cost sharing varies by acquisition group and collective bargaining agreements. There are no existing Company retirees under these plans as of December 31, 1999. Complete valuation data is not available for some of these groups. The estimated net periodic postretirement benefit cost for 1999 is $0.85 million. The estimated accumulated postretirement benefit obligation is $12 million at December 31, 1999.

401(k) PLANS

     Under its agreement with NRG Operating Services, the Company established several contributory defined contribution employee savings plans as a result of its 1999 acquisition activity. These plans comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and cover substantially all of the NRG Operating Service's employees who are not covered by NSP's 401(k) Plan. The Company matches specified amounts of employee contributions to the plan. Employer contributions made to the Company's plans were approximately $0.31 million in 1999.

NOTE 8 -- SALES TO SIGNIFICANT CUSTOMERS

     During 1999, sales to three customers accounted for 35.0%, 33.0% and 17.6% of total revenues in 1999. During 1999, the Company entered into transition agreements with these customers providing for the sale of energy, capacity and other ancillary services generated from certain electric generating facilities recently acquired from these customers and others. These agreements generally range from four to ten years in duration. For the three months ended March 31, 2000, sales to three customers accounted for 35.2%, 21.5% and 16.0% of total revenues (unaudited).

NOTE 9 -- DERIVATIVE FINANCIAL INSTRUMENTS

     During the third quarter of 1999, the Company entered into $600 million of "treasury locks," at various interest rates, which expired in February 2000. The current market value of these hedges totaled approximately $19.2 million at December 31, 1999. These treasury locks were an interest rate hedge for the Company's bond offering that was completed on February 22, 2000. Upon termination of the treasury locks the Company realized a gain of $21.4 million which was deferred and is being amortized into income over the term of the related bonds (unaudited). The proceeds of this bond offering were used to pay down borrowings under the Company's existing short-term credit facility (Note 3 and Note 4).

                          NRG NORTHEAST GENERATING LLC

NOTE 9 -- DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)
     Management believes that the Company's exposure to credit risk due to nonperformance by the counterparties to its hedging contracts is insignificant, based on the investment grade rating of the counterparties.

NOTE 10 -- CONTINGENT REVENUES

     During 1999, the first year of electricity deregulation in the state of New York, the Company had claims related to certain revenues earned during the period April 27, 1999 to December 31, 1999. The Company is actively pursuing resolution and/or collection of these amounts, which totaled approximately $8.9 million as of December 31, 1999. These amounts have not been recorded in the financial statements and will not be recognized as income until disputes are resolved and collection is assured. The contingent revenues relate to interpretation of certain transition power sales agreements and to sales to the New York Power Pool ("NYPP") and New England Power Pool ("NEPOOL"), conflicting meter readings, pricing of firm sales and other power pool reporting issues.

  Retroactive Market Cap (Unaudited)

     On March 30, 2000, the Company received notification from the New York Independent System Operator (NYISO) of their petition to the Federal Energy Regulatory Commission (FERC) to place a $2.52 per megawatt hour market cap on ancillary service revenues. The NYISO also requested authority to impose this cap on a retroactive basis to March 1, 2000.

     On May 31, 2000, FERC approved the NYISO's request to impose price limitations on one ancillary service, Ten Minute Non-Synchronized Reserve (TMNSR) on a prospective basis only, effective March 28, 2000. The FERC rejected the NYISO's request for authority to adjust the market-clearing prices for TMNSR on a retroactive basis. On June 30, 2000, the NYISO appealed the FERC's decision. The Company anticipates the adjustment of its business operations to mitigate any future impact of the order (unaudited).

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

  Environmental

     On October 14, 1999, Governor Pataki of New York announced that he is ordering the New York Department of Environmental Conservation ("NYDEC") to require further reductions of sulfur dioxide ("SO(2)") emissions and nitrogen oxide ("NO(x)") emissions from New York power plants, beyond that which is required under current Federal and state law. The additional reduction requirement would be phased in between January 1, 2003 and January 1, 2007. Compliance with these emissions reductions requirements, if they become effective, could have a material impact on the operation of the Company's subsidiaries that own certain New York facilities.

     In a letter dated October 12, 1999, the Office of the Attorney General from the State of New York alleged that, based on a preliminary analysis, it believes major modifications were made to the Huntley and Dunkirk facilities during NiMo's ownership of those facilities without obtaining appropriate air permits. The Company has no reason to believe that NiMo did not comply with the preconstruction permit requirements for the facilities, and, accordingly, cannot predict the outcome of this investigation or its financial exposure related to the claim.

     As a result of alleged historical noncompliance with environmental laws and regulations, ConEd, the former owner of the Arthur Kill and Astoria facilities, executed a series of consent orders with the NYDEC

                          NRG NORTHEAST GENERATING LLC

NOTE 11 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED) commencing in 1993. The consent orders imposed a number of obligations on ConEd, including, but not limited to:

     - the evaluation of the impact of water intake screens on aquatic species;

     - the investigation and remediation of spills and releases of petroleum and transformer fluids;

     - the evaluation of wastewater discharge points to determine if all such locations have been permitted;

     - the inspection and evaluation of above ground petroleum storage tanks and performance of testing associated with underground pipelines associated with the storage tanks; and

     - compliance with air pollution requirements related to visible emissions.

     The ConEd consent orders include provisions establishing stipulated penalties for violations of the orders. In connection with the acquisition of the Arthur Kill and Astoria facilities, Arthur Kill Power and Astoria Gas Turbine Power assumed certain remaining obligations under the consent orders to the extent the orders apply to those facilities. These subsidiaries are currently negotiating a consent order with the NYDEC to memorialize the commitment they are assuming relative to the ConEd consent orders.

     As a result of alleged violations of opacity, or visible emission, standards at the Huntley, Dunkirk and Oswego facilities, NiMo, the former owner and operator of these facilities, was in the process of negotiating a consent order with NYDEC to resolve such violations at the time we acquired such facilities. Under the terms of the asset purchase agreements, NiMo will be responsible for any and all exceedences which occurred prior to the closing of the transactions contemplated in the asset purchase agreements. The Company's subsidiaries which own these facilities have agreed, in connection with their acquisition of these facilities, to enter into separate consent orders for each facility to address on-going and potential future violations of opacity standards. The Company believes that almost all of the opacity exceedences at the Dunkirk and Oswego facilities are non-preventable events occurring as a result of startups and shutdowns at those facilities that should not be subject to penalties under the New York regulations. These subsidiaries are currently in discussions with the NYDEC regarding this issue. Opacity exceedences at the Huntley Facility are also under discussion with NYDEC.

     Environmental site agreements have been prepared for all of the recently acquired assets. The remediation activities at the Arthur Kill, Astoria Gas Turbine and Somerset facilities are still in the study phase. As such, the remediation cost estimates are based on approaches that have not been approved yet by the regulatory agencies involved. Data for additional investigations performed at the Astoria Gas Turbine station and the approach being taken at the Somerset Station may result in less costly remediation efforts than originally estimated.

     For the Connecticut facilities, the Company is planning to conduct additional studies to better quantify remedial need. Such studies include the preparation of risk assessments to justify remedial actions proposed by the Company to the Connecticut Department of Environmental Protection and the United States Environmental Protection Agency.

     The Company has recorded approximately $5.8 million for expected environmental costs related to site remediation issues at the Arthur Kill, Astoria and Somerset facilities. These amounts are based on the environmental assessments for these sites.

     The Company has budgeted approximately $44 million for capital expenditure between 2000 and 2004 for environmental compliance, which includes the above remedial investigations, the installation of NO(x) control technology at the Somerset facility, intake screens at the Dunkirk facility, the resolution of consent orders for

                          NRG NORTHEAST GENERATING LLC

NOTE 11 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED) remediation at the Arthur Kill and Astoria facilities and the resolution of consent orders for water intake at the Arthur Kill facility.

  Contractual Commitments

     Upon the closing of the acquisition of the generating facilities now owned by Arthur Kill Power and Astoria Gas Power, Arthur Kill Power and Astoria Gas Turbine Power entered into agreements with ConEd, the previous owner of the generating facilities. The agreements obligate Arthur Kill Power and Astoria Gas Turbine Power to maintain specified levels of generating capability and availability. ConEd will be billed for the electricity capacity sold to it and ConEd will bill the respective subsidiary for any capacity deficiency should capacity be unavailable when called on by ConEd.

     For the next four years, the Company estimates that a significant portion of the total revenues from the Dunkirk and Huntley facilities will be derived from four-year transition contracts for capacity and energy. All forward capacity is sold to NiMo during the transition period, with the remainder of energy sold to the New York ISO. Each of the following agreements was executed on June 11, 1999 and extends for a term of four years.

     NRG Power Marketing has entered into an agreement with NiMo to hedge NiMo's transition to market rates. Under the agreement, NiMo will pay a fixed monthly price for the capacity and ancillary services provided by NRG Power Marketing. NRG Power Marketing will pay to NiMo the market price for the related capacity and ancillary services delivered.

     NRG Power Marketing has entered into a swap agreement with NiMo to hedge NiMo's transition to market rates. In accordance with the agreement, NiMo will pay to NRG Power Marketing a fixed monthly price for the capacity and ancillary services provided to NiMo related to Dunkirk units 1, 2, 3 and 4 and Huntley units 67 and 68. NRG Power Marketing will pay to NiMo the market price for such services.

     NiMo may also exercise a call option for an additional swap under which NiMo will nominate certain amounts of energy for the Dunkirk and Huntley facilities and will pay to NRG Power Marketing an amount for such energy determined in accordance with the nominated unit's heat rate curve. NRG Power Marketing will pay to NiMo the market rates for such energy at the time the energy was nominated.

     Huntley Power has entered into two agreements with NiMo that gives NiMo the option to purchase certain quantities of energy generated by Huntley units 65 and 66, during the summer and winter months and Huntley units 67 and 68 during peak and off peak summer hours.

     Oswego Power has entered into a 4-year transition power sales contract with NiMo in order to hedge NiMo's transition to market rates. Under the agreement, NiMo will pay to Oswego Power a fixed monthly price plus start up fees for the right to claim, at a specified delivery point(s), the installed capacity of unit 5 and for the right to exercise an option for an additional 350 MW of installed capacity.

     NRG Power Marketing has entered into a wholesale standard offer service agreement with Blackstone Valley Electric Company, Eastern Edison Company and Newport Electric Corporation (collectively the EUA Company's). Under the agreement, NRG Power Marketing is obligated to provide each of the EUA Company's with firm all-requirements electric service, including capacity, energy, reserves, line losses and related services necessary to serve a specified share of the aggregate load attributable to retail customers taking standard offer service. The price the EUA Company's pay to NRG Power Marketing for each unit of electricity is a fixed price plus a fuel adjustment factor.

     NRG Power Marketing has entered into a standard offer service wholesale sales agreement with CL&P pursuant to which NRG Power Marketing will supply CL&P at fixed prices a specified share of a portion of

                          NRG NORTHEAST GENERATING LLC

NOTE 11 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
CL&P's aggregate retail load. The quantity of power to be supplied is equal to 35% of CL&P's standard offer service load during calendar year 2000, 40% during calendar years 2001 and 2002 and 45% during calendar year 2003.

     NRG Power Marketing is responsible for delivering the contracted power to a mutually agreed upon delivery point, at which point title to and liability for the electricity passes to CL&P. NRG Power Marketing is also responsible for forecasting for the purposes of meeting its supply obligation and for all the Independent System Operator (ISO) and the NEPOOL charges and expenses in connection with the delivery of power. CL&P is responsible for arranging all delivery services for electricity from the delivery point to retail customers.

     The agreement also requires NRG Power Marketing to either (i) be a member of the NEPOOL or (ii) have a contract with a member of the NEPOOL for the duration of the term of the agreement which commences on January 1, 2000 and expires on December 31, 2003.

  Litigation:

     On or about July 12, 1999, Fortistar Capital Inc., a Delaware corporation ("Fortistar"), filed a Complaint in District Court (Fourth Judicial District, Hennepin County) in Minnesota against NRG, asserting claims for injunctive relief and for damages as a result of NRG's alleged breach of a letter agreement with Fortistar relating to the Oswego Facility. NRG disputes Fortistar's allegations and has asserted numerous counterclaims.

     A temporary injunction hearing was held on September 27, 1999. The acquisition of the Oswego facility was closed on October 22, 1999, following notification to the court of Oswego Power's intention to close on that date. On January 14, 2000, the court denied Fortistar's request for a temporary injunction. NRG intends to continue to vigorously defend the suit and believes Fortistar's claims to be without merit. No trial date has been set.

                              MIDDLETOWN POWER LLC
                              FINANCIAL STATEMENTS
           FOR THE PERIOD FROM DECEMBER 17, 1999 TO DECEMBER 31, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee
  Of Middletown Power LLC:

     In our opinion, the accompanying balance sheet and the related statement of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of Middletown Power LLC at December 31, 1999, and the results of their operations and their cash flows for the period from December 17, 1999 (Inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
July 14, 2000

                              MIDDLETOWN POWER LLC

                         INDEX TO FINANCIAL STATEMENTS

Balance Sheet as of December 31, 1999.......................  F-23
Statement of Operations for the period from December 17,
  1999 to December 31, 1999.................................  F-24
Statement of Cash Flows for the period from December 17,
  1999 to December 31, 1999.................................  F-25
Statement of Members' Equity for the period from December
  17, 1999 to December 31, 1999.............................  F-26
Notes to Financial Statements...............................  F-27

                              MIDDLETOWN POWER LLC

                                 BALANCE SHEET

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              (THOUSANDS OF DOLLARS)
                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................         $      2
  Accounts receivable.......................................            2,520
  Inventory.................................................           17,024
  Prepaid expenses and other current assets.................              379
                                                                     --------
          Total current assets..............................           19,925
  Property, plant & equipment, net (Note 2).................          212,553
                                                                     --------
          Total assets......................................         $232,478
                                                                     ========

                          LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
  Current liabilities:
     Accounts payable -- affiliates.........................         $  5,157
     Other accrued liabilities..............................              156
                                                                     --------
     Total liabilities......................................            5,313
MEMBERS' EQUITY.............................................          227,165
                                                                     --------
          Total liabilities and members' equity.............         $232,478
                                                                     ========

                See accompanying notes to financial statements.

                              MIDDLETOWN POWER LLC

                            STATEMENT OF OPERATIONS

                                                                     FOR THE PERIOD
                                                              DECEMBER 17, 1999 (INCEPTION)
                                                                  TO DECEMBER 31, 1999
                                                              -----------------------------
                                                                 (THOUSANDS OF DOLLARS)
Revenues....................................................             $2,520
Operating Costs.............................................              1,256
                                                                         ------
     Operating margin.......................................              1,264
Depreciation and Amortization...............................                309
General and Administrative Expenses.........................                 11
                                                                         ------
     Net Income.............................................             $  944
                                                                         ======

                See accompanying notes to financial statements.

                              MIDDLETOWN POWER LLC

                            STATEMENT OF CASH FLOWS

                                                                     FOR THE PERIOD
                                                              DECEMBER 17, 1999 (INCEPTION)
                                                                  TO DECEMBER 31, 1999
                                                              -----------------------------
                                                                  (THOUSAND OF DOLLARS)
Cash Flow from operating activities:
Net income..................................................            $     944
Adjustments to reconcile net income to net cash provided
  from operating activities:
  Depreciation and amortization.............................                  309
  Changes in assets and liabilities:
     Accounts receivable....................................               (2,520)
     Prepaid expenses.......................................                  714
     Accounts payable -- affiliates.........................                  677
     Other current liabilities..............................                   91
                                                                        ---------
       Net cash provided by operating activities............                  215
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed..........             (225,815)
  Capital expenditures......................................                 (619)
                                                                        ---------
       Net cash used in investing activities................             (226,434)
Cash flows from financing activities:
  Contributions by members..................................              226,221
                                                                        ---------
       Net cash flows provided by financing activities......              226,221
                                                                        ---------
Net increase in cash and cash equivalents...................                    2
Cash and cash equivalents at beginning of period............                   --
                                                                        ---------
Cash and cash equivalents at end of period..................            $       2
                                                                        =========

                See accompanying notes to financial statements.

                              MIDDLETOWN POWER LLC

                          STATEMENT OF MEMBERS' EQUITY

                                                                     FOR THE PERIOD
                                                              DECEMBER 17, 1999 (INCEPTION)
                                                                  TO DECEMBER 31, 1999
                                                              -----------------------------
                                                                 (THOUSANDS OF DOLLARS)
Balance, December 17, 1999..................................            $     --
  Contributions.............................................             226,221
  Net Income................................................                 944
                                                                        --------
Balance, December 31, 1999..................................            $227,165
                                                                        ========

                See accompanying notes to financial statements.

                              MIDDLETOWN POWER LLC

                         NOTES TO FINANCIAL STATEMENTS

     Middletown Power LLC ("the Company"), a wholly-owned subsidiary of NRG Northeast Generating LLC ("NRG Northeast") owns and operates the approximately 856 Megawatt ("MW"), four unit, natural gas/oil fired intermediate/peaking electric generating facility located in Middletown, Connecticut.

     NRG Northeast, a wholly-owned indirect subsidiary of NRG Energy, Inc. ("NRG"), owns electric power generation plants in the northeastern region of the United States. NRG Northeast was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates the electric generating facilities owned by Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Harbor Power LLC, Oswego Harbor Power LLC and Somerset Power LLC.

     As of December 31, 1999, NRG Northeast held a 99% interest in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC each held a minority interest of 0.5% in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC are wholly-owned subsidiaries of NRG Energy, Inc.

     NRG Connecticut Generating LLC, a wholly owned subsidiary of NRG, owned 100% of Connecticut Jet Power LLC, Devon Power LLC, Middletown Power LLC, Montville Power LLC and Norwalk Harbor Power LLC.

     Effective January 1, 2000, the minority ownership interests held by Northeast Generation Holding LLC and NRG Eastern LLC as well as the ownership interests held by NRG Connecticut Generating LLC were transferred to NRG Northeast. Since all assets and operations were under common ownership and control since April 27, 1999 (Inception of NRG Northeast), the financial statements have been presented on a combined basis without minority interest.

     Additional information regarding NRG Northeast and the Company can be found in NRG's Form 10-K for the twelve months ended December 31, 1999.

NOTE 1 -- BUSINESS DEVELOPMENTS

     In December 1999, the Middletown facilities were acquired from Connecticut Light and Power Company ("CL&P") for approximately $225.8 million. The four natural gas/oil fired facilities are located in Middletown, Connecticut, and have a capacity of 856 MW.

     The acquisition was accounted for as the purchase of assets. The aggregate purchase price was allocated among the assets acquired and liabilities assumed in the following amounts based on a draft appraisal prepared in January 2000:

                                                              (IN THOUSANDS)
ASSETS
  Inventory.................................................     $ 17,024
  Other current assets......................................        1,093
  Property, plant and equipment.............................      212,243
                                                                 --------
Total Assets................................................      230,360
LIABILITIES
  Accounts payable -- affiliates............................        4,480
  Other current liabilities.................................           65
                                                                 --------
Total Liabilities...........................................        4,545
NET ASSETS ACQUIRED.........................................     $225,815
                                                                 ========

                              MIDDLETOWN POWER LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, uncollectible accounts and actuarially determined benefit costs, among others. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

  Cash and Cash Equivalents

     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.

  Inventory

     Inventory consists of spare parts and fuel oil and is stated at the lower of weighted average cost or market (Note 4).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment.........................  25 to 30 years
Office furnishings and equipment............................   3 to 10 years

     At December 31, 1999, property, plant and equipment consisted of the following:

                                                              (IN THOUSANDS)
Facilities, machinery and equipment.........................     $208,881
Land........................................................        1,119
Construction in progress....................................        2,825
Office furnishings and equipment............................           37
Accumulated depreciation....................................         (309)
                                                                 --------
Property, plant and equipment (net).........................     $212,553
                                                                 ========

  Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

  Power Marketing Activities

     The Company has entered into a contract with a marketing affiliate for the sale of energy, capacity and ancillary services produced, which enables the affiliate to engage in forward sales and hedging transactions to

                              MIDDLETOWN POWER LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate.

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of December 31, 1999, the accompanying financial statements report a balance of $212,553 for net property, plant and equipment. The tax basis of this property is estimated to be $204,684. The primary difference is due to accelerated tax depreciation.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company plans to adopt this standard in 2001, as required. The potential impact of implementing this statement has not yet been determined.

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133." This Statement amends SFAS 133 in four areas, normal purchases and sales contracts, definition of interest rate risk, hedging recognized foreign currency denominated assets and liabilities and hedging foreign currency risk and intercompany derivatives. The Company plans to adopt the standard, as required. The potential impact of implementing this standard has not been determined.

NOTE 3 -- LONG TERM DEBT

     On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds to refinance short-term project borrowings and for certain other purposes. The bond offering included three tranches: $320 million with an interest rate of
8.065 percent due in 2004; $130 million with an interest rate of 8.842 percent due in 2015; and $300 million with an interest rate of 9.292 percent due in 2024. NRG Northeast used $646.6 million of the proceeds to repay short-term borrowings outstanding at December 31, 1999; accordingly $646.6 million of short-term debt has been reclassified as long-term debt based on the refinancing. Each of the subsidiaries of NRG Northeast, of which the Company is one, jointly and severally guarantee the bonds. The bonds are secured by a security interest in NRG Northeast's membership or other ownership interest in its subsidiaries that guarantee the bonds; NRG Northeast's rights under all intercompany notes between it and its subsidiaries, the power sales and agency agreements, the operations and maintenance agreements, the corporate services agreements, the transition power sales contracts entered into by NRG Northeast and its subsidiaries and the funds administration agreement; the debt service reserve account; and the revenues from certain power sales contracts entered into by NRG Power Marketing associated with existing or future facilities owned by NRG Northeast or its subsidiaries. A portion of the interest expense related to these bonds will be recognized as part of the Company's results of operations.

                              MIDDLETOWN POWER LLC

NOTE 4 -- INVENTORY

     At December 31, 1999, inventory, which is stated at the lower of weighted average cost or market, consisted of:

                                                              (IN THOUSANDS)
Fuel Oil....................................................     $12,342
Spare Parts.................................................       4,682
                                                                 -------
     Total..................................................     $17,024
                                                                 =======

NOTE 5 -- RELATED PARTY TRANSACTIONS

     On December 15, 1999 the Company entered into a power sales and agency agreement with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreement is effective until December 31, 2030. Under the agreement, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and sell all power not otherwise sold or committed to or by the Company, (ii) procure and provide to the Company all fuel required to operate its respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by the Company. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreement, NRG Power Marketing Inc. pays to the Company gross receipts generated through sales, less costs incurred by NRG Power Marketing Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).

     During 1999, the Company recorded gross receipts less costs incurred from NRG Power Marketing Inc. totaling $2.5 million.

     On December 15, 1999 the Company entered into an operation and maintenance agreement with a subsidiary of NRG Operating Services, Inc., a wholly-owned subsidiary of NRG ("NRG Operating Services"). The agreement is effective for five years, with options to extend beyond five years. Under the agreement, the NRG Operating Services company operator operates and maintains its respective facility, including (i) coordinating fuel delivery, unloading and inventory,
(ii) managing facility spare parts, (iii) meeting external performance standards for transmission of electricity, (iv) providing operating and maintenance consulting and (v) cooperating with and assisting the Company in performing the Company's obligations under agreements related to its facilities.

     Under the agreement, the operator will be reimbursed for usual and customary costs related to providing the services including plant labor and other operating costs. A demobilization payment will be made if the subsidiary elects not to renew the agreement. There are also incentive fees and penalties based on performance under the approved operating budget, the heat rate and safety.

     During 1999, the Company incurred operating and maintenance costs billed from NRG Operating Services totaling $1.2 million.

     On December 15, 1999 the Company entered into an agreement with NRG for corporate support and services. The agreement is perpetual in term, unless terminated in writing. Under the agreement, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreement, NRG is paid for personnel time as well as out-of-pocket costs.

     During 1999, the Company did not incur any costs for corporate support and services.

                              MIDDLETOWN POWER LLC

NOTE 6 -- BENEFIT PLANS

     The Company does not have any employees. The employees at the operating facility are employed by NRG Operating Services. NRG Northeast has contracted with NRG Operating Services to operate the facility (Note 5). Many of the operating employees were formerly employed by the previous owner of the facility.

PENSION BENEFITS -- 1999 ACQUISITIONS

     During 1999, subsidiaries of NRG Northeast acquired several generating assets and assumed benefit obligations for a number of employees associated with their acquisitions of generating assets. The benefit obligations included noncontributory defined benefit pension formulas, matched 401(k) savings plans and contributory post-retirement welfare plans. Approximately 56 percent of the benefit employees are represented by eight local labor unions under collective bargaining agreements, which expire between 2000 and 2003.

     NRG Operating Services sponsors one noncontributory defined benefit pension plan that covers most of the employees associated with the 1999 acquisitions. Generally, the benefits are based on a combination of years of service, the final average pay and Social Security benefits. The benefit plan data is shown below, as NRG Northeast and its respective subsidiaries, including the Company, will be required to fund the plan under its agreement with NRG Operating Services.

                                                                   NRG
                                                                NORTHEAST      MIDDLETOWN
                                                                  PLAN          PORTION
                                                                  1999            1999
                                                              -------------    ----------
                                                                (THOUSANDS OF DOLLARS)
COMPONENTS OF NET PERIODIC BENEFIT COST

Service cost benefits earned................................    $    968        $    22
Interest cost on benefit obligation.........................       1,115             --
Expected return on plan assets..............................      (1,193)            --
                                                                --------        -------
     Net periodic (benefit) cost............................    $    890        $    22
                                                                ========        =======

                                                                   NRG
                                                                NORTHEAST      MIDDLETOWN
                                                                  PLAN          PORTION
                                                                  1999            1999
                                                              -------------    ----------
                                                                (THOUSANDS OF DOLLARS)
RECONCILIATION OF FUNDED STATUS

Benefit obligation at beginning of year.....................    $ 24,954             --
Additional acquisitions during the year.....................      27,330        $ 4,600
Service cost................................................         968             22
Interest cost...............................................       1,115             --
Plan amendments.............................................          --             --
Actuarial gain..............................................      (1,098)            --
Benefit payments............................................        (403)            --
                                                                --------        -------
     Benefit obligation at Dec. 31..........................    $ 52,866        $ 4,622
                                                                ========        =======

                              MIDDLETOWN POWER LLC

NOTE 6 -- BENEFIT PLANS -- (CONTINUED)

                                                                   NRG
                                                                NORTHEAST      MIDDLETOWN
                                                                  PLAN          PORTION
                                                                  1999            1999
                                                              -------------    ----------
                                                                (THOUSANDS OF DOLLARS)
Fair value of plan assets at beginning of year..............    $ 24,905        $    --
Additional assets transferred...............................      10,070             --
Actual return on plan assets................................       3,091             --
Benefit payments............................................        (403)            --
                                                                --------        -------
     Fair value of plan assets at Dec. 31...................    $ 37,663        $    --
                                                                ========        =======
Funded status at Dec. 31 -- excess of assets over
  obligation................................................    $(15,203)       $(4,622)
Unrecognized transition (asset) obligation..................          --             --
Unrecognized prior service cost.............................          --             --
Unrecognized net gain.......................................      (2,996)            --
                                                                --------        -------
(Accrued) Prepaid benefit obligation at Dec. 31.............    $(18,199)       $(4,622)

                                                                  1999            1999
                                                              -------------    ----------
                                                                (THOUSANDS OF DOLLARS)
AMOUNT RECOGNIZED IN THE BALANCE SHEET

Prepaid benefit cost........................................          --             --
Accrued benefit liability...................................    $(18,199)       $(4,622)
                                                                --------        -------
     Net amount recognized -- (Accounts
      payable -- affiliates)................................    $(18,199)       $(4,622)

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% for December 31, 1999. The rate of increase in future compensation levels used in determining the actuarial present value of the projected obligation was 4.5% for nonunion employees and 3.5% for union employees. The assumed long-term rate of return on assets used for cost determination was 8.5% for 1999.

POSTRETIREMENT HEALTH CARE

     Under its agreement with NRG Operating Services, NRG Northeast assumed postretirement health care benefits for some of the employees associated with the 1999 acquisitions. The plan enables NRG Northeast and the retirees to share the costs of retiree health care. The cost sharing varies by acquisition group and collective bargaining agreements. There are no existing NRG Northeast retirees under these plans as of December 31, 1999. Complete valuation data is not available for some of these groups. The estimated net periodic postretirement benefit cost for 1999 is $0.85 million. The estimated accumulated postretirement benefit obligation is $12 million at December 31, 1999.

401(k) PLANS

     Under its agreement with NRG Operating Services, NRG Northeast established several contributory defined contribution employee savings plans as a result of its 1999 acquisition activity. These plans comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and cover substantially all of the NRG Operating Service's employees who are not covered by Northern States Power's (NRG's parent) 401(k) Plan. NRG Northeast matches specified amounts of employee contributions to the plan. Employer contributions made to NRG Northeast's plans were approximately $0.31 million in 1999.

                              MIDDLETOWN POWER LLC

NOTE 7 -- SALES TO SIGNIFICANT CUSTOMERS

     During 1999, sales to one customer (the previous owner of the generating facilities) accounted for all of the Company's revenues in 1999. During 1999, the Company entered into an agreement with the previous owner of the Company's recently acquired electric generating facility for the sale of energy, capacity and other ancillary services. This agreement accounted for all of the Company's revenues during 1999 (Note 8).

NOTE 8 -- COMMITMENTS AND CONTINGENCIES

  Environmental

     On May 17, 2000, Governor Rowland of Connecticut issued an Executive Order to the Connecticut Department of Environmental Protection ("CDEP") that requires the CDEP to develop regulations, applicable to power plants and other major sources of air pollution, to further reduce emissions of nitrogen oxides and sulphur dioxides by May 2003. The Executive Order requires reductions of sulphur dioxides by an amount that is 30% to 50% greater than current commitments. The Executive Order provides that the CDEP should use market based incentives and a system of creditable emissions allowances or credits to foster cost effective reductions. Such legislation could require the Company's facilities located in Connecticut to rely on more expensive fuels or install additional air pollution control equipment. If such legislation were to become law and the schedule to implement it were overly aggressive, the Connecticut facilities could be placed at a significant competitive disadvantage.

  Contractual Commitments

     NRG Power Marketing has entered into a standard offer service wholesale sales agreement with CL&P pursuant to which NRG Power Marketing will supply CL&P at fixed prices a specified share of a portion of CL&P's aggregate retail load. The quantity of power to be supplied is 35 percent of CL&P's standard offer service load during calendar year 2000, 40 percent during calendar years 2001 and 2002 and 45 percent during calendar year 2003.

     NRG Power Marketing is responsible for delivering the contracted power to a mutually agreed upon delivery point at which point title to and liability for the electricity passes to CL&P. NRG Power Marketing is also responsible for forecasting for the purpose of meeting its supply obligation and for all Independent System Operator and NEPOOL charges and expenses in connection with the delivery of power. CL&P is responsible for arranging all delivery services for electricity from the delivery point to retail customers.

     The agreement also requires NRG Power Marketing to either (i) be a member of NEPOOL or (ii) have a contract with a member of the NEPOOL for the duration of the term of the agreement which commences January 1, 2000 and expires on December 31, 2003.

                               HUNTLEY POWER LLC
                              FINANCIAL STATEMENTS
             FOR THE PERIOD FROM JUNE 11, 1999 TO DECEMBER 31, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee
  Of Huntley Power LLC:

     In our opinion, the accompanying balance sheet and the related statement of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of Huntley Power LLC at December 31, 1999, and the results of their operations and their cash flows for the period from June 11, 1999 (Inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
July 14, 2000

                               HUNTLEY POWER LLC

                         INDEX TO FINANCIAL STATEMENTS

Balance Sheet as of December 31, 1999.......................  F-37
Statement of Operations for the period from June 11, 1999 to
  December 31, 1999.........................................  F-38
Statement of Cash Flows for the period from June 11, 1999 to
  December 31, 1999.........................................  F-39
Statement of Members' Equity for the period from June 11,
  1999 to December 31, 1999.................................  F-40
Notes to Financial Statements...............................  F-41

                               HUNTLEY POWER LLC

                                 BALANCE SHEET

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              (THOUSANDS OF DOLLARS)
                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................         $      1
  Accounts receivable.......................................           20,506
  Inventory.................................................           18,607
  Prepaid expenses..........................................            5,203
                                                                     --------
          Total current assets..............................           44,317
  Property, plant & equipment, net (Note 2).................          153,533
  Deferred financing costs, net of accumulated amortization
     of $548................................................              432
                                                                     --------
          Total assets......................................         $198,282
                                                                     ========
                          LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
  Current liabilities:
     Accounts payable.......................................              175
     Accounts payable -- affiliates.........................           22,682
     Accrued fuel and purchased power expense...............            5,476
     Accrued taxes..........................................              494
     Other current liabilities..............................            2,052
                                                                     --------
       Total current liabilities............................           30,879
     Notes Payable -- affiliates............................           97,127
                                                                     --------
          Total Liabilities.................................          128,006
MEMBERS' EQUITY.............................................           70,276
                                                                     --------
          Total liabilities and members' equity.............         $198,282
                                                                     ========

                See accompanying notes to financial statements.

                               HUNTLEY POWER LLC

                            STATEMENT OF OPERATIONS

                                                                   FOR THE PERIOD
                                                              JUNE 11, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Revenues....................................................           $66,189
Operating Costs.............................................            50,795
                                                                       -------
     Operating margin.......................................            15,394
Depreciation and Amortization...............................             2,869
General and Administrative Expenses.........................             2,413
                                                                       -------
     Income from operations.................................            10,112
Interest Expense............................................             4,424
                                                                       -------
     Net Income.............................................           $ 5,688
                                                                       =======

                See accompanying notes to financial statements.

                               HUNTLEY POWER LLC

                            STATEMENT OF CASH FLOWS

                                                                   FOR THE PERIOD
                                                              JUNE 11, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Cash Flow from operating activities:
Net income..................................................          $   5,688
Adjustments to reconcile net income to net cash provided
  from operating activities:
  Depreciation and amortization.............................              2,869
  Amortization of deferred financing costs..................                548
  Changes in assets and liabilities:
     Accounts receivable....................................            (19,281)
     Inventories............................................             (3,695)
     Prepaid expenses.......................................             (5,203)
     Accounts payable.......................................                175
     Accounts payable-affiliates............................             22,658
     Accrued fuel and purchased power expense...............              5,476
     Accrued taxes..........................................                494
     Other current liabilities..............................              2,052
                                                                      ---------
       Net cash provided by operating activities............             11,781
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed..........           (161,715)
  Capital expenditures......................................            (10,800)
                                                                      ---------
       Net cash used in investing activities................           (172,515)
                                                                      ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................             97,127
  Deferred financing costs..................................               (980)
  Contributions by members..................................             64,588
                                                                      ---------
       Net cash flows provided by financing activities......            160,735
                                                                      ---------
Net increase in cash and cash equivalents...................                  1
Cash and cash equivalents at beginning of period............                 --
                                                                      ---------
Cash and cash equivalents at end of period..................          $       1
                                                                      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid (net of amount capitalized)...................          $   3,930

                See accompanying notes to financial statements.

                               HUNTLEY POWER LLC

                          STATEMENT OF MEMBERS' EQUITY

                                                                   FOR THE PERIOD
                                                              JUNE 11, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Balance, June 11, 1999......................................           $    --
  Contributions.............................................            64,588
  Net Income................................................             5,688
                                                                       -------
Balance, December 31, 1999..................................           $70,276
                                                                       =======

                See accompanying notes to financial statements.

                               HUNTLEY POWER LLC

                         NOTES TO FINANCIAL STATEMENTS

     Huntley Power LLC ("the Company"), a wholly-owned subsidiary of NRG Northeast Generating LLC ("NRG Northeast") owns and operates the approximately 760 Megawatt ("MW"), six unit, coal-fired base-load electric generating facility located near Buffalo, New York.

     NRG Northeast, a wholly-owned indirect subsidiary of NRG Energy, Inc. ("NRG"), owns electric power generation plants in the northeastern region of the United States. NRG Northeast was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates the electric generating facilities owned by Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Harbor Power LLC, Oswego Harbor Power LLC and Somerset Power LLC.

     As of December 31, 1999, NRG Northeast held a 99% interest in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC each held a minority interest of 0.5% in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC are wholly-owned subsidiaries of NRG Energy, Inc.

     NRG Connecticut Generating LLC, a wholly owned subsidiary of NRG, owned 100% of Connecticut Jet Power LLC, Devon Power LLC, Middletown Power LLC, Montville Power LLC and Norwalk Harbor Power LLC.

     Effective January 1, 2000, the minority ownership interests held by Northeast Generation Holding LLC and NRG Eastern LLC as well as the ownership interests held by NRG Connecticut Generating LLC were transferred to the Company. Since all assets and operations were under common ownership and control since April 27, 1999 (Inception of NRG Northeast), the financial statements have been presented on a combined basis without minority interest.

     Additional information regarding NRG Northeast and the Company can be found in NRG's Form 10-K for the twelve months ended December 31, 1999.

NOTE 1 -- BUSINESS DEVELOPMENTS

     In June 1999, the Huntley and Dunkirk facilities were acquired from Niagara Mohawk Power Corporation ("NiMo") for approximately $355 million. The two coal-fired facilities are located near Buffalo, New York, and have a combined capacity of 1,360 MW. The Huntley facilities were acquired for approximately $161.7 million and have a capacity of 760 MW.

     The acquisition was accounted for as the purchase of assets. The aggregate purchase price was allocated among the assets acquired and liabilities assumed in the following amounts based on an appraisal completed in March 2000:

                                                              (IN THOUSANDS)
ASSETS
  Inventory.................................................     $ 14,912
  Other current assets......................................        1,225
  Property, plant and equipment.............................      145,602
                                                                 --------
Total Assets................................................      161,739
LIABILITIES
  Accounts payable -- affiliates............................           24
                                                                 --------
Total Liabilities...........................................           24
NET ASSETS ACQUIRED.........................................     $161,715
                                                                 ========

                               HUNTLEY POWER LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, uncollectible accounts and actuarially determined benefit costs, among others. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

  Cash and Cash Equivalents

     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.

  Inventory

     Inventory consists of spare parts, coal and fuel oil and is stated at the lower of weighted average cost or market (Note 5).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment.........................  25 to 30 years
Office furnishings and equipment............................   3 to 10 years

     At December 31, 1999, property, plant and equipment consisted of the following:

                                                              (IN THOUSANDS)
Land........................................................     $  4,005
Facilities, machinery and equipment.........................      143,802
Construction in progress....................................        8,416
Office furnishings and equipment............................          179
Accumulated depreciation....................................       (2,869)
                                                                 --------
Property, plant and equipment (net).........................     $153,533
                                                                 ========

  Deferred Financing

     Deferred financing costs consist of legal and other costs incurred to obtain debt financing. These costs are being amortized over the terms of the related debt.

                               HUNTLEY POWER LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

  Power Marketing Activities

     The Company has entered into a contract with a marketing affiliate for the sale of energy, capacity and ancillary services produced, which enables the affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate.

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of December 31, 1999, the accompanying financial statements report a balance of $153,533 for net property, plant and equipment. The tax basis of this property is estimated to be $151,434. The primary difference is due to accelerated tax depreciation.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company plans to adopt this standard in 2001, as required. The potential impact of implementing this statement has not yet been determined.

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133." This Statement amends SFAS 133 in four areas, normal purchases and sales contracts, definition of interest rate risk, hedging recognized foreign currency denominated assets and liabilities and hedging foreign currency risk and intercompany derivatives. The Company plans to adopt the standard, as required. The potential impact of implementing this standard has not been determined.

NOTE 3 -- SHORT TERM BORROWINGS

     At December 31, 1999, NRG Northeast had $682.3 million in short-term borrowings under its 364-day credit facility, which had a weighted average interest rate of 6.86% for the period. Interest on the credit facility is payable at a variable rate of LIBOR plus 0.125%. The credit facility consists of a $646.6 million term loan facility and a $35.7 million working capital revolving facility. On June 11, 1999, the Company borrowed from NRG Northeast approximately $97.1 million of the $646.6 million term loan facility proceeds pursuant to an intercompany loan agreement to finance a portion of its purchase of its electric generating facilities. The terms of the intercompany loan agreement are identical to NRG Northeast's 364-day credit facility. During 1999, approximately $4.4 million of interest expense related to the credit facility was recognized as part of the Company's results of operations.

                               HUNTLEY POWER LLC

NOTE 4 -- LONG TERM DEBT

     On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds to refinance short-term project borrowings and for certain other purposes. The bond offering included three tranches: $320 million with an interest rate of
8.065 percent due in 2004; $130 million with an interest rate of 8.842 percent due in 2015; and $300 million with an interest rate of 9.292 percent due in 2024. NRG Northeast used $646.6 million of the proceeds to repay short-term borrowings outstanding at December 31, 1999; accordingly $646.6 million of short-term debt has been reclassified as long-term debt based on the refinancing. Each of the subsidiaries of NRG Northeast, of which the Company is one, jointly and severally guarantee the bonds. The bonds are secured by a security interest in NRG Northeast's membership or other ownership interest in its subsidiaries that guarantee the bonds; NRG Northeast's rights under all intercompany notes between it and its subsidiaries, the power sales and agency agreements, the operations and maintenance agreements, the corporate services agreements, the transition power sales contracts entered into by NRG Northeast and its subsidiaries and the funds administration agreements; the debt service reserve account; and the revenues from certain power sales contracts entered into by NRG Power Marketing associated with existing or future facilities owned by NRG Northeast or its subsidiaries. A portion of the interest expense related to these bonds will be recognized as part of the Company's results of operations.

NOTE 5 -- INVENTORY

     At December 31, 1999, inventory, which is stated at the lower of weighted average cost or market, consisted of:

                                                              (IN THOUSANDS)
Fuel Oil....................................................     $    34
Spare Parts.................................................      10,000
Coal........................................................       8,332
Other.......................................................         241
                                                                 -------
     Total..................................................     $18,607
                                                                 =======

NOTE 6 -- RELATED PARTY TRANSACTIONS

     On June 11, 1999 the Company entered into a power sales and agency agreement with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreement is effective until December 31, 2030. Under the agreement, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and sell all power not otherwise sold or committed to or by the Company, (ii) procure and provide to the Company all fuel required to operate its respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by the Company. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreement, NRG Power Marketing Inc. pays to the Company gross receipts generated through sales, less costs incurred by NRG Power Marketing Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).

     During 1999, the Company recorded gross receipts less costs incurred from NRG Power Marketing Inc. totaling $33.5 million.

     On June 11, 1999 the Company entered into an operation and maintenance agreement with a subsidiary of NRG Operating Services, Inc., a wholly-owned subsidiary of NRG ("NRG Operating Services"). The agreement is effective for five years, with options to extend beyond five years. Under the agreement, the NRG Operating Services company operator operates and maintains its respective facility, including (i) coordinating fuel delivery, unloading and inventory,
(ii) managing facility spare parts, (iii) meeting external performance standards for transmission of electricity, (iv) providing operating and maintenance consulting and (v) cooperating with and assisting the Company in performing the Company's obligations under agreements related to its facilities.

                               HUNTLEY POWER LLC

NOTE 6 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)

     Under the agreement, the operator will be reimbursed for usual and customary costs related to providing the services including plant labor and other operating costs. A demobilization payment will be made if the subsidiary elects not to renew the agreement. There are also incentive fees and penalties based on performance under the approved operating budget, the heat rate and safety.

     During 1999, the Company incurred operating and maintenance costs billed from NRG Operating Services totaling $10.6 million.

     On June 11, 1999 the Company entered into an agreement with NRG for corporate support and services. The agreement is perpetual in term, unless terminated in writing. Under the agreement, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreement, NRG is paid for personnel time as well as out-of-pocket costs.

     During 1999, the Company paid NRG approximately $0.3 million for corporate support and services.

NOTE 7 -- BENEFIT PLANS

     The Company does not have any employees. The employees at the operating facility are employed by NRG Operating Services. NRG Northeast has contracted with NRG Operating Services to operate the facility (Note 6). Many of the operating employees were formerly employed by the previous owner of the facility.

PENSION BENEFITS -- 1999 ACQUISITIONS

     During 1999, subsidiaries of NRG Northeast acquired several generating assets and assumed benefit obligations for a number of employees associated with their acquisitions of generating assets. The benefit obligations included noncontributory defined benefit pension formulas, matched 401(k) savings plans and contributory post-retirement welfare plans. Approximately 56 percent of the benefit employees are represented by eight local labor unions under collective bargaining agreements, which expire between 2000 and 2003.

     NRG Operating Services sponsors one noncontributory defined benefit pension plan that covers most of the employees associated with the 1999 acquisitions. Generally, the benefits are based on a combination of years of service, the final average pay and Social Security benefits. The benefit plan data is shown below, as NRG Northeast and its respective subsidiaries, including the Company, will be required to fund the plan under its agreement with NRG Operating Services.

                                                                   NRG
                                                                NORTHEAST      HUNTLEY POWER
                                                                  PLAN            PORTION
                                                                  1999             1999
                                                              -------------    -------------
                                                                  (THOUSANDS OF DOLLARS)
COMPONENTS OF NET PERIODIC BENEFIT COST

Service cost benefits earned................................    $    968          $   280
Interest cost on benefit obligation.........................       1,115              434
Expected return on plan assets..............................      (1,193)            (526)
                                                                --------          -------
     Net periodic (benefit) cost............................    $    890          $   188
                                                                ========          =======

                               HUNTLEY POWER LLC

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)

                                                                  1999             1999
                                                              -------------    -------------
                                                                  (THOUSANDS OF DOLLARS)
RECONCILIATION OF FUNDED STATUS

Benefit obligation at beginning of year.....................    $ 24,954          $12,409
Additional acquisitions during the year.....................      27,330               --
Service cost................................................         968              280
Interest cost...............................................       1,115              434
Plan amendments.............................................          --               --
Actuarial gain..............................................      (1,098)            (323)
Benefit payments............................................        (403)            (200)
                                                                --------          -------
     Benefit obligation at Dec. 31..........................    $ 52,866          $12,600
                                                                ========          =======
Fair value of plan assets at beginning of year..............    $ 24,905          $12,385
Additional assets transferred...............................      10,070               --
Actual return on plan assets................................       3,091            1,448
Benefit payments............................................        (403)            (200)
                                                                --------          -------
     Fair value of plan assets at Dec. 31...................    $ 37,663          $13,633
                                                                ========          =======
Funded status at Dec. 31 -- excess of assets over
  obligation................................................    $(15,203)         $ 1,033
Unrecognized transition (asset) obligation..................          --               --
Unrecognized prior service cost.............................          --               --
Unrecognized net gain.......................................      (2,996)          (1,245)
                                                                --------          -------
(Accrued) Prepaid benefit obligation at Dec. 31.............    $(18,199)         $  (212)

                                                                  1999             1999
                                                              -------------    -------------
                                                                  (THOUSANDS OF DOLLARS)
AMOUNT RECOGNIZED IN THE BALANCE SHEET

Prepaid benefit cost........................................          --               --
Accrued benefit liability...................................    $(18,199)         $  (212)
                                                                --------          -------
     Net amount recognized -- (Accounts
      payable -- affiliates)................................    $(18,199)         $  (212)

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% for December 31, 1999. The rate of increase in future compensation levels used in determining the actuarial present value of the projected obligation was 4.5% for nonunion employees and 3.50% for union employees. The assumed long-term rate of return on assets used for cost determination was 8.5% for 1999. During 1999, the Company recorded approximately $438,000 of pension expense.

POSTRETIREMENT HEALTH CARE

     Under its agreement with NRG Operating Services, NRG Northeast assumed postretirement health care benefits for some of the employees associated with the 1999 acquisitions. The plan enables NRG Northeast and the retirees to share the costs of retiree health care. The cost sharing varies by acquisition group and collective bargaining agreements. There are no existing NRG Northeast retirees under these plans as of December 31, 1999. Complete valuation data is not available for some of these groups. The estimated net periodic postretirement benefit cost for 1999 is $0.85 million. The estimated accumulated postretirement benefit obligation is $12 million at December 31, 1999.

                               HUNTLEY POWER LLC

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)
401(k) PLANS

     Under its agreement with NRG Operating Services, NRG Northeast established several contributory defined contribution employee savings plans as a result of its 1999 acquisition activity. These plans comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and cover substantially all of the NRG Operating Service's employees who are not covered by Northern States Power's (NRG's parent) 401(k) Plan. NRG Northeast matches specified amounts of employee contributions to the plan. Employer contributions made to NRG Northeast's plans were approximately $0.31 million in 1999.

NOTE 8 -- SALES TO SIGNIFICANT CUSTOMERS

     During 1999, sales to one customer (the previous owner of the generating facilities) accounted for 67.1 percent of the Company's revenues in 1999. During 1999, the Company entered into a transition agreement with the previous owner of the Company's recently acquired electric generating facilities for the sale of energy, capacity and other ancillary services. This transition agreement accounted for a majority of the Company's revenues during 1999 (Note 9).

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

  Regulatory Issue

     On May 31, 2000, the Federal Energy Regulatory Commission ("FERC") approved a request of the New York Independent System Operator ("NYISO"), to impose price limitations on one ancillary service, Ten Minute Non-Synchronized Reserve ("TMNSR"), on a prospective basis effective March 28, 2000. The FERC rejected the NYISO's request for authority to adjust the market-clearing prices for TMNSR on a retroactive basis. On June 30, 2000 the NYISO appealed the FERC's decision rejecting its request to adjust the market clearing prices on a retroactive basis. NRG Northeast will attempt to revise its business plan to adjust its business operations to mitigate the future impact of the Order.

  Environmental

     On October 14, 1999, Governor Pataki of New York announced that he is ordering the New York Department of Environmental Conservation ("NYDEC") to require further reductions of sulfur dioxide ("SO(2)") emissions and nitrogen oxide ("NO(x)") emissions from New York power plants, beyond that which is required under current Federal and state law. These reductions would be phased in between January 1, 2003 and January 1, 2007. Compliance with these emissions reductions requirements, if they become effective, could have a material adverse impact on the operation of the Company's facilities located in the state of New York. Due to the uncertainties involved in the adoption of these new emission reduction requirements, the Company is unable to determine what impact these new requirements may have on the Company's results of operations.

     In a letter dated October 12, 1999, the Office of the Attorney General from the State of New York alleged that, based on a preliminary analysis, it believes major modifications were made to the Huntley and Dunkirk facilities during NiMo's ownership of those facilities without obtaining appropriate air permits. The Company has no reason to believe that NiMo did not comply with the preconstruction permit requirements for the facilities, and, accordingly, cannot predict the outcome of this investigation or its financial exposure related to the claim.

     As a result of alleged violations of opacity, or visible emission standards at the Huntley, Dunkirk and Oswego facilities, NiMo, the former owner and operator of these facilities, was in the process of negotiating a consent order with NYDEC to resolve such violations at the time we acquired such facilities. Under the terms

                               HUNTLEY POWER LLC

NOTE 9 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED) of the asset purchase agreements, NiMo will be responsible for any and all exceedences which occurred prior to the closing of the transactions contemplated in the asset purchase agreements. The Company's subsidiaries which own these facilities have agreed, in connection with their acquisition of these facilities, to enter into separate consent orders for each facility to address on-going and potential future violations of opacity standards. The Company believes that almost all of the opacity exceedences at the Dunkirk and Oswego facilities are non-preventable events occurring as a result of startups and shutdowns at those facilities that should not be subject to penalties under the New York regulations. These subsidiaries are currently in discussions with the NYDEC regarding this issue. Opacity exceedences at the Huntley Facility are also under discussion with NYDEC.

  Contractual Commitments

     For the next four years, the Company estimates that a significant portion of the total revenues from the Dunkirk and Huntley facilities will be derived from four-year transition contracts for capacity and energy. All forward capacity is sold to NiMo during the transition period, with the remainder of energy sold to the New York ISO. Each of the following agreements was executed on June 11, 1999 and extends for a term of four years.

     NRG Power Marketing has entered into an agreement with NiMo to hedge NiMo's transition to market rates. Under the agreement, NiMo will pay a fixed monthly price for the capacity and ancillary services provided by NRG Power Marketing. NRG Power Marketing will pay to NiMo the market price for the related capacity and ancillary services delivered.

     NRG Power Marketing has entered into a swap agreement with NiMo to hedge NiMo's transition to market rates. In accordance with the agreement, NiMo will pay to NRG Power Marketing a fixed monthly price for the capacity and ancillary services provided to NiMo related to Dunkirk units 1, 2, 3 and 4 and Huntley units 67 and 68. NRG Power Marketing will pay to NiMo the market price for such services.

     NiMo may also exercise a call option for an additional swap under which NiMo will nominate certain amounts of energy for the Dunkirk and Huntley facilities and will pay to NRG Power Marketing an amount for such energy determined in accordance with the nominated unit's heat rate curve. NRG Power Marketing will pay to NiMo the market rates for such energy at the time the energy was nominated.

     Huntley Power has entered into two agreements with NiMo that gives NiMo the option to purchase certain quantities of energy generated by Huntley units 65 and 66, during the summer and winter months and Huntley units 67 and 68 during peak and off peak summer hours.

                               DUNKIRK POWER LLC
                              FINANCIAL STATEMENTS
             FOR THE PERIOD FROM JUNE 11, 1999 TO DECEMBER 31, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee
  Of Dunkirk Power LLC:

     In our opinion, the accompanying balance sheet and the related statement of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of Dunkirk Power LLC at December 31, 1999, and the results of their operations and their cash flows for the period from June 11, 1999 (Inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
July 14, 2000

                               DUNKIRK POWER LLC

                         INDEX TO FINANCIAL STATEMENTS

Balance Sheet as of December 31, 1999.......................  F-52
Statement of Operations for the period from June 11, 1999 to
  December 31, 1999.........................................  F-53
Statement of Cash Flows for the period from June 11, 1999 to
  December 31, 1999.........................................  F-54
Statement of Members' Equity for the period from June 11,
  1999 to December 31, 1999.................................  F-55
Notes to Financial Statements...............................  F-56

                               DUNKIRK POWER LLC

                           CONSOLIDATED BALANCE SHEET

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              (THOUSANDS OF DOLLARS)
                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................         $      2
  Accounts receivable.......................................           13,804
  Inventory.................................................            8,643
  Prepaid expenses..........................................            2,016
                                                                     --------
          Total current assets..............................           24,465
  Property, plant & equipment, net (Note 2).................          183,365
  Deferred financing costs, net of accumulated amortization
     of $698................................................              557
                                                                     --------
          Total assets......................................         $208,387
                                                                     ========
                          LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
  Current liabilities:
     Accounts payable.......................................              946
     Checks in excess of cash...............................              515
     Accounts payable -- affiliates.........................            6,370
     Accrued fuel and purchased power expense...............            2,394
     Accrued taxes..........................................              409
     Other current liabilities..............................            1,030
                                                                     --------
       Total current liabilities............................           11,664
     Notes payable -- affiliates............................          124,118
                                                                     --------
          Total liabilities.................................          135,782
MEMBERS' EQUITY.............................................           72,605
                                                                     --------
          Total liabilities and members' equity.............         $208,387
                                                                     ========

                See accompanying notes to financial statements.

                               DUNKIRK POWER LLC

                            STATEMENT OF OPERATIONS

                                                                   FOR THE PERIOD
                                                              JUNE 11, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Revenues....................................................           $57,764
Operating Costs.............................................            43,021
                                                                       -------
     Operating margin.......................................            14,743
Depreciation and Amortization...............................             3,628
General and Administrative Expenses.........................             2,073
                                                                       -------
     Income from operations.................................             9,042
Interest Expense............................................             5,604
                                                                       -------
     Net Income.............................................           $ 3,438
                                                                       =======

                See accompanying notes to financial statements.

                               DUNKIRK POWER LLC

                            STATEMENT OF CASH FLOWS

                                                                   FOR THE PERIOD
                                                              JUNE 11, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Cash Flow from operating activities:
Net income..................................................          $   3,438
Adjustments to reconcile net income to net cash provided
  from operating activities:
  Depreciation and amortization.............................              3,628
  Amortization of deferred financing costs..................                698
  Changes in assets and liabilities:
     Accounts receivable....................................            (12,240)
     Inventories............................................              2,086
     Prepaid expenses.......................................             (2,017)
     Accounts payable.......................................                946
     Accounts payable-affiliates............................              6,345
     Accrued fuel and purchased power expense...............              2,394
     Accrued taxes..........................................                409
     Other current liabilities..............................              1,030
                                                                      ---------
       Net cash provided by operating activities............              6,717
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed..........           (193,285)
  Capital expenditures......................................             (5,976)
                                                                      ---------
       Net cash used in investing activities................           (199,261)
                                                                      ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................            124,118
  Deferred financing costs..................................             (1,254)
  Contributions by members..................................             69,167
  Checks in excess of cash..................................                515
                                                                      ---------
Net cash flows provided by financing activities.............            192,546
                                                                      ---------
Net increase in cash and cash equivalents...................                  2
Cash and cash equivalents at beginning of period............                 --
                                                                      ---------
Cash and cash equivalents at end of period..................          $       2
                                                                      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid (net of amount capitalized)...................          $   5,195

                See accompanying notes to financial statements.

                               DUNKIRK POWER LLC

                          STATEMENT OF MEMBERS' EQUITY

                                                                   FOR THE PERIOD
                                                              JUNE 11, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Balance, June 11, 1999......................................           $    --
  Contributions.............................................            69,167
  Net Income................................................             3,438
                                                                       -------
Balance, December 31, 1999..................................           $72,605
                                                                       =======

                See accompanying notes to financial statements.

                               DUNKIRK POWER LLC

                         NOTES TO FINANCIAL STATEMENTS

     Dunkirk Power LLC ("the Company"), a wholly-owned subsidiary of NRG Northeast Generating LLC ("NRG Northeast") owns and operates the approximately 600 Megawatt ("MW"), four unit, coal-fired base-load electric generating facility located in Dunkirk, New York.

     NRG Northeast, a wholly-owned indirect subsidiary of NRG Energy, Inc. ("NRG"), owns electric power generation plants in the northeastern region of the United States. NRG Northeast was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates the electric generating facilities owned by Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Harbor Power LLC, Oswego Harbor Power LLC and Somerset Power LLC.

     As of December 31, 1999, NRG Northeast held a 99% interest in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC each held a minority interest of 0.5% in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC are wholly-owned subsidiaries of NRG Energy, Inc.

     NRG Connecticut Generating LLC, a wholly owned subsidiary of NRG, owned 100% of Connecticut Jet Power LLC, Devon Power LLC, Middletown Power LLC, Montville Power LLC and Norwalk Harbor Power LLC.

     Effective January 1, 2000, the minority ownership interests held by Northeast Generation Holding LLC and NRG Eastern LLC as well as the ownership interests held by NRG Connecticut Generating LLC were transferred to NRG Northeast. Since all assets and operations were under common ownership and control since April 27, 1999 (Inception of NRG Northeast), the financial statements have been presented on a combined basis without minority interest.

     Additional information regarding NRG Northeast and the Company can be found in NRG's Form 10-K for the twelve months ended December 31, 1999.

NOTE 1 -- BUSINESS DEVELOPMENTS

     In June 1999, the Huntley and Dunkirk facilities were acquired from Niagara Mohawk Power Corporation ("NiMo") for approximately $355 million. The two coal-fired facilities are located near Buffalo, New York, and have a combined capacity of 1,360 MW. The Dunkirk facilities were acquired for approximately $193.3 million and have a capacity of 600 MW.

     The acquisition was accounted for as the purchase of assets. The aggregate purchase price was allocated among the assets acquired and liabilities assumed in the following amounts based on an appraisal completed in March 2000:

                                                              (IN THOUSANDS)
ASSETS
  Accounts Receivable.......................................     $  1,565
  Inventory.................................................       10,728
  Property, plant and equipment.............................      181,017
                                                                 --------
Total Assets................................................      193,310
LIABILITIES
  Accounts payable -- affiliates............................           25
                                                                 --------
Total Liabilities...........................................           25
NET ASSETS ACQUIRED.........................................     $193,285
                                                                 ========

                               DUNKIRK POWER LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, uncollectible accounts and actuarially determined benefit costs, among others. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

  Cash and Cash Equivalents

     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.

  Inventory

     Inventory consists of spare parts, coal and fuel oil and is stated at the lower of weighted average cost or market (Note 5).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment.........................  25 to 30 years
Office furnishings and equipment............................   3 to 10 years

     At December 31, 1999, property, plant and equipment consisted of the following:

                                                              (IN THOUSANDS)
Land........................................................     $  1,879
Facilities, machinery and equipment.........................      181,759
Construction in progress....................................        3,268
Office furnishings and equipment............................           87
Accumulated depreciation....................................       (3,628)
                                                                 --------
Property, plant and equipment (net).........................     $183,365
                                                                 ========

  Deferred Financing

     Deferred financing costs consist of legal and other costs incurred to obtain debt financing. These costs are being amortized over the terms of the related debt.

  Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

                               DUNKIRK POWER LLC

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Power Marketing Activities

     The Company has entered into a contract with a marketing affiliate for the sale of energy, capacity and ancillary services produced, which enables the affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate.

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of December 31, 1999, the accompanying financial statements report a balance of $183,365 for net property, plant and equipment. The tax basis of this property is estimated to be $180,530. The primary difference is due to accelerated tax depreciation.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The Company plans to adopt this standard in 2001, as required. The potential impact of implementing this statement has not yet been determined.

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133." This Statement amends SFAS 133 in four areas, normal purchases and sales contracts, definition of interest rate risk, hedging recognized foreign currency denominated assets and liabilities and hedging foreign currency risk and intercompany derivatives. The Company plans to adopt the standard, as required. The potential impact of implementing this standard has not been determined.

NOTE 3 -- SHORT TERM BORROWINGS

     At December 31, 1999, NRG Northeast had $682.3 million in short-term borrowings under its 364-day credit facility, which had a weighted average interest rate of 6.86% for the period. Interest on the credit facility is payable at a variable rate of LIBOR plus 0.125%. The credit facility consists of a $646.6 million term loan facility and a $35.7 million working capital revolving facility. On June 11, 1999, the Company borrowed from NRG Northeast approximately $124.1 million of the $646.6 million term loan facility proceeds pursuant to an intercompany loan agreement to finance a portion of its purchase of its electric generating facilities. The terms of the intercompany loan are identical to NRG Northeast's 364-day credit facility. During 1999, approximately $5.6 million of interest expense related to the credit facility was recognized as part of the Company's results of operations.

NOTE 4 -- LONG TERM DEBT

     On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds to refinance short-term project borrowings and for certain other purposes. The bond offering included three tranches: $320

                               DUNKIRK POWER LLC

NOTE 4 -- LONG TERM DEBT -- (CONTINUED)
million with an interest rate of 8.065 percent due in 2004; $130 million with an interest rate of 8.842 percent due in 2015; and $300 million with an interest rate of 9.292 percent due in 2024. NRG Northeast used $646.6 million of the proceeds to repay short-term borrowings outstanding at December 31, 1999; accordingly $646.6 million of short-term debt has been reclassified as long-term debt based on the refinancing. Each of the subsidiaries of NRG Northeast, of which the Company is one, jointly and severally guarantee the bonds. The bonds are secured by a security interest in NRG Northeast's membership or other ownership interest in its subsidiaries that guarantee the bonds; NRG Northeast's rights under all intercompany notes between it and its subsidiaries, the power sales and agency agreements, the operations and maintenance agreements, the corporate services agreements, the transition power sales contracts entered into by NRG Northeast and its subsidiaries and the funds administration agreement; the debt service reserve account; and the revenues from certain power sales contracts entered into by NRG Power Marketing associated with existing or future facilities owned by NRG Northeast or its subsidiaries. A portion of the interest expense related to these bonds will be recognized as part of the Company's results of operations.

NOTE 5 -- INVENTORY

     At December 31, 1999, inventory, which is stated at the lower of weighted average cost or market, consisted of:

                                                              (IN THOUSANDS)
Fuel Oil....................................................      $   36
Spare Parts.................................................       6,125
Coal........................................................       2,448
Other.......................................................          34
                                                                  ------
     Total..................................................      $8,643
                                                                  ======

NOTE 6 -- RELATED PARTY TRANSACTIONS

     On June 11, 1999 the Company entered into a power sales and agency agreement with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreement is effective until December 31, 2030. Under the agreement, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and sell all power not otherwise sold or committed to or by the Company, (ii) procure and provide to the Company all fuel required to operate its respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by the Company. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreement, NRG Power Marketing Inc. pays to the Company gross receipts generated through sales, less costs incurred by NRG Power Marketing Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).

     During 1999, the Company recorded gross receipts less costs incurred from NRG Power Marketing Inc. totaling $27.5 million.

     On June 11, 1999 the Company entered into an operation and maintenance agreement with a subsidiary of NRG Operating Services, Inc., a wholly-owned subsidiary of NRG ("NRG Operating Services"). The agreement is effective for five years, with options to extend beyond five years. Under the agreement, the NRG Operating Services company operator operates and maintains its respective facility, including (i) coordinating fuel delivery, unloading and inventory,
(ii) managing facility spare parts, (iii) meeting external performance standards for transmission of electricity, (iv) providing operating and maintenance consulting and

                               DUNKIRK POWER LLC

NOTE 6 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)
(v) cooperating with and assisting the Company in performing the Company's obligations under agreements related to its facilities.

     Under the agreement, the operator will be reimbursed for usual and customary costs related to providing the services including plant labor and other operating costs. A demobilization payment will be made if the subsidiary elects not to renew the agreement. There are also incentive fees and penalties based on performance under the approved operating budget, the heat rate and safety.

     During 1999, the Company incurred operating and maintenance costs billed from NRG Operating Services totaling $12.1 million.

     On June 11, 1999 the Company entered into an agreement with NRG for corporate support and services. The agreement is perpetual in term, unless terminated in writing. Under the agreement, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreement, NRG is paid for personnel time as well as out-of-pocket costs.

     During 1999, the Company paid NRG approximately $0.3 million for corporate support and services.

NOTE 7 -- BENEFIT PLANS

     The Company does not have any employees. The employees at the operating facility are employed by NRG Operating Services. NRG Northeast has contracted with NRG Operating Services to operate the facility (Note 6). Many of the operating employees were formerly employed by the previous owner of the facility.

PENSION BENEFITS -- 1999 ACQUISITIONS

     During 1999, subsidiaries of NRG Northeast acquired several generating assets and assumed benefit obligations for a number of employees associated with their acquisitions of generating assets. The benefit obligations included noncontributory defined benefit pension formulas, matched 401(k) savings plans and contributory post-retirement welfare plans. Approximately 56 percent of the benefit employees are represented by eight local labor unions under collective bargaining agreements, which expire between 2000 and 2003.

     NRG Operating Services sponsors one noncontributory defined benefit pension plan that covers most of the employees associated with the 1999 acquisitions. Generally, the benefits are based on a combination of years of service, the final average pay and Social Security benefits. The benefit plan data is shown below, as NRG Northeast and its respective subsidiaries, including the Company, will be required to fund the plan under its agreement with NRG Operating Services.

                                                                   NRG
                                                                NORTHEAST      DUNKIRK
                                                                  PLAN         PORTION
                                                                  1999          1999
                                                              -------------    -------
                                                               (THOUSANDS OF DOLLARS)
COMPONENTS OF NET PERIODIC BENEFIT COST

Service cost benefits earned................................    $    968       $   309
Interest cost on benefit obligation.........................       1,115           439
Expected return on plan assets..............................      (1,193)         (532)
                                                                --------       -------
     Net periodic (benefit) cost............................    $    890       $   216
                                                                ========       =======

                               DUNKIRK POWER LLC

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)

                                                                  1999          1999
                                                              -------------    -------
                                                               (THOUSANDS OF DOLLARS)
RECONCILIATION OF FUNDED STATUS

Benefit obligation at beginning of year.....................    $ 24,954       $12,545
Additional acquisitions during the year.....................      27,330            --
Service cost................................................         968           309
Interest cost...............................................       1,115           439
Plan amendments.............................................          --            --
Actuarial gain..............................................      (1,098)         (290)
Benefit payments............................................        (403)         (203)
                                                                --------       -------
     Benefit obligation at Dec. 31..........................    $ 52,866       $12,800
                                                                ========       =======
Fair value of plan assets at beginning of year..............    $ 24,905       $12,520
Additional assets transferred...............................      10,070            --
Actual return on plan assets................................       3,091         1,533
Benefit payments............................................        (403)         (203)
                                                                --------       -------
     Fair value of plan assets at Dec. 31...................    $ 37,663       $13,850
                                                                ========       =======
Funded status at Dec. 31 -- excess of assets over
  obligation................................................    $(15,203)      $ 1,050
Unrecognized transition (asset) obligation..................          --            --
Unrecognized prior service cost.............................          --            --
Unrecognized net gain.......................................      (2,996)       (1,291)
                                                                --------       -------
(Accrued) Prepaid benefit obligation at Dec. 31.............    $(18,199)      $  (241)

                                                                  1999          1999
                                                              -------------    -------
                                                               (THOUSANDS OF DOLLARS)
AMOUNT RECOGNIZED IN THE BALANCE SHEET

Prepaid benefit cost........................................          --            --
Accrued benefit liability...................................    $(18,199)      $  (241)
                                                                --------       -------
     Net amount recognized -- (Accounts
      payable -- affiliates)................................    $(18,199)      $  (241)
                                                                ========       =======

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% for December 31, 1999. The rate of increase in future compensation levels used in determining the actuarial present value of the projected obligation was 4.5% for nonunion employees and 3.50% for union employees. The assumed long-term rate of return on assets used for cost determination was 8.5% for 1999. During 1999, the Company recorded approximately $516,000 of pension expense.

POSTRETIREMENT HEALTH CARE

     Under its agreement with NRG Operating Services, NRG Northeast assumed postretirement health care benefits for some of the employees associated with the 1999 acquisitions. The plan enables NRG Northeast and the retirees to share the costs of retiree health care. The cost sharing varies by acquisition group and collective bargaining agreements. There are no existing NRG Northeast retirees under these plans as of December 31, 1999. Complete valuation data is not available for some of these groups. The estimated net periodic postretirement benefit cost for 1999 is $0.85 million. The estimated accumulated postretirement benefit obligation is $12 million at December 31, 1999.

                               DUNKIRK POWER LLC

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)
401(k) PLANS

     Under its agreement with NRG Operating Services, NRG Northeast established several contributory defined contribution employee savings plans as a result of its 1999 acquisition activity. These plans comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and cover substantially all of the NRG Operating Service's employees who are not covered by Northern States Power's (NRG's parent) 401(k) Plan. NRG Northeast matches specified amounts of employee contributions to the plan. Employer contributions made to NRG Northeast's plans were approximately $0.31 million in 1999.

NOTE 8 -- SALES TO SIGNIFICANT CUSTOMERS

     During 1999, sales to one customer (the previous owner of the generating facilities) accounted for 86.0 percent of the Company's revenues in 1999. During 1999, the Company entered into a transition agreement with the previous owner of the Company's recently acquired electric generating facilities for the sale of energy, capacity and other ancillary services. This transition agreement accounted for a majority of the Company's revenues during 1999 (Note 10).

NOTE 9 -- CONTINGENT REVENUES

     During 1999, the first year of electricity deregulation in the state of New York, NRG Northeast had claims related to certain revenues earned during the period April 27, 1999 to December 31, 1999. NRG Northeast is actively pursuing resolution and/or collection of these amounts. These amounts have not been recorded in the financial statements and will not be recognized as income until disputes are resolved and collection is assured. The contingent revenues relate to interpretation of certain transition power sales agreements and to sales to the New York Power Pool ("NYPP") and New England Power Pool ("NEPOOL"), conflicting meter readings, pricing of firm sales and other power pool reporting issues. Approximately $3.5 million of these contingent revenues relate to the Company.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

  Regulatory Issue

     On May 31, 2000, the Federal Energy Regulatory Commission ("FERC") approved a request of the New York Independent System Operator ("NYISO"), to impose price limitations on one ancillary service, Ten Minute Non-Synchronized Reserve ("TMNSR"), on a prospective basis effective March 28, 2000. The FERC rejected the NYISO's request for authority to adjust the market-clearing prices for TMNSR on a retroactive basis. On June 30, 2000 the NYISO appealed the FERC's decision rejecting its request to adjust the market clearing prices on a retroactive basis. NRG Northeast will attempt to revise its business plan to adjust its business operations to mitigate the future impact of the Order.

  Environmental

     On October 14, 1999, Governor Pataki of New York announced that he is ordering the New York Department of Environmental Conservation ("NYDEC") to require further reductions of sulfur dioxide ("SO(2)") emissions and nitrogen oxide ("NO(x)") emissions from New York power plants, beyond that which is required under current federal and state law. The additional reduction requirement would be phased in between January 1, 2003 and January 1, 2007. Compliance with these emissions reductions requirements, if they become effective, could have a material adverse impact on the operation of the Company's facilities located in the state of New York. Due to the uncertainties involved in the adoption of these new emission reduction requirements, the Company is unable to determine what impact these new requirements may have on the Company's results of operations.

                               DUNKIRK POWER LLC

NOTE 10 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     In a letter dated October 12, 1999, the Office of the Attorney General from the State of New York alleged that, based on a preliminary analysis, it believes major modifications were made to the Huntley and Dunkirk facilities during NiMo's ownership of those facilities without obtaining appropriate air permits. The Company has no reason to believe that NiMo did not comply with the preconstruction permit requirements for the facilities, and, accordingly, cannot predict the outcome of this investigation or its financial exposure related to the claim.

     As a result of alleged violations of opacity, or visible emission, standards at the Huntley, Dunkirk and Oswego facilities, NiMo, the former owner and operator of these facilities, was in the process of negotiating a consent order with NYDEC to resolve such violations at the time we acquired such facilities. Under the terms of the asset purchase agreements, NiMo will be responsible for any and all exceedences which occurred prior to the closing of the transactions contemplated in the asset purchase agreements. The Company's subsidiaries which own these facilities have agreed, in connection with their acquisition of these facilities, to enter into separate consent orders for each facility to address on-going and potential future violations of opacity standards. The Company believes that almost all of the opacity exceedences at the Dunkirk and Oswego facilities are non-preventable events occurring as a result of startups and shutdowns at those facilities that should not be subject to penalties under the New York regulations. These subsidiaries are currently in discussions with the NYDEC regarding this issue. Opacity exceedences at the Huntley Facility are also under discussion with NYDEC.

  Contractual Commitments

     For the next four years, the Company estimates that a significant portion of the total revenues from the Dunkirk and Huntley facilities will be derived from four-year transition contracts for capacity and energy. All forward capacity is sold to NiMo during the transition period, with the remainder of energy sold to the New York ISO. Each of the following agreements was executed on June 11, 1999 and extends for a term of four years.

     NRG Power Marketing has entered into an agreement with NiMo to hedge NiMo's transition to market rates. Under the agreement, NiMo will pay a fixed monthly price for the capacity and ancillary services provided by NRG Power Marketing. NRG Power Marketing will pay to NiMo the market price for the related capacity and ancillary services delivered.

     NRG Power Marketing has entered into a swap agreement with NiMo to hedge NiMo's transition to market rates. In accordance with the agreement, NiMo will pay to NRG Power Marketing a fixed monthly price for the capacity and ancillary services provided to NiMo related to Dunkirk units 1, 2, 3 and 4 and Huntley units 67 and 68. NRG Power Marketing will pay to NiMo the market price for such services.

     NiMo may also exercise a call option for an additional swap under which NiMo will nominate certain amounts of energy for the Dunkirk and Huntley facilities and will pay to NRG Power Marketing an amount for such energy determined in accordance with the nominated unit's heat rate curve. NRG Power Marketing will pay to NiMo the market rates for such energy at the time the energy was nominated.

                             ARTHUR KILL POWER LLC
                              FINANCIAL STATEMENTS
             FOR THE PERIOD FROM JUNE 25, 1999 TO DECEMBER 31, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management Committee
  Of Arthur Kill Power LLC:

     In our opinion, the accompanying balance sheet and the related statement of operations, of members' equity and of cash flows present fairly, in all material respects, the financial position of Arthur Kill Power LLC at December 31, 1999, and the results of their operations and their cash flows for the period from June 25, 1999 (Inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
July 14, 2000

                             ARTHUR KILL POWER LLC

                         INDEX TO FINANCIAL STATEMENTS

Balance Sheet as of December 31, 1999.......................  F-67
Statement of Operations for the period from June 25, 1999 to
  December 31, 1999.........................................  F-68
Statement of Cash Flows for the period from June 25, 1999 to
  December 31, 1999.........................................  F-69
Statement of Members' Equity for the period from June 25,
  1999 to December 31, 1999.................................  F-70
Notes to Financial Statements...............................  F-71

                             ARTHUR KILL POWER LLC

                                 BALANCE SHEET

                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                              (THOUSANDS OF DOLLARS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................         $      2
  Accounts receivable.......................................           23,737
  Inventory.................................................            8,584
  Prepaid expenses..........................................            6,225
                                                                     --------
          Total current assets..............................           38,548
  Property, plant & equipment, net (Note 2).................          401,000
  Deferred financing costs, net of accumulated amortization
     of $1,401..............................................            1,120
                                                                     --------
          Total assets......................................         $440,668
                                                                     ========
LIABILITIES AND MEMBERS' EQUITY
LIABILITIES:
  Current Liabilities:
     Accounts payable.......................................              194
     Checks in excess of cash...............................            5,837
     Accounts payable-affiliates............................            8,471
     Accrued fuel and purchased power expense...............           10,068
     Other current liabilities (Note 10)....................            2,285
                                                                     --------
     Total current liabilities..............................           26,855
     Notes payable -- affiliates............................          249,505
MEMBERS' EQUITY.............................................          164,308
                                                                     --------
          Total liabilities and members' equity.............         $440,668
                                                                     ========

                See accompanying notes to financial statements.

                             ARTHUR KILL POWER LLC

                            STATEMENT OF OPERATIONS

                                                                   FOR THE PERIOD
                                                              JUNE 25, 1999 (INCEPTION)
                                                                 TO DECEMBER 31,1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Revenues....................................................           $59,155
Operating Costs.............................................            21,220
                                                                       -------
     Operating margin.......................................            37,935
Depreciation and Amortization...............................             6,620
General and Administrative Expenses.........................             2,292
                                                                       -------
     Income from operations.................................            29,023
Interest Expense............................................            10,720
                                                                       -------
     Net Income.............................................           $18,303
                                                                       =======

                See accompanying notes to financial statements.

                             ARTHUR KILL POWER LLC

                            STATEMENT OF CASH FLOWS

                                                                   FOR THE PERIOD
                                                              JUNE 25, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
                                                               (THOUSANDS OF DOLLARS)
Cash Flow from operating activities:
Net income..................................................          $  18,303
Adjustments to reconcile net income to net cash provided
  from operating activities:
  Depreciation and amortization.............................              6,620
  Amortization of deferred financing costs..................              1,401
  Changes in assets and liabilities:
    Accounts receivable.....................................            (23,737)
    Inventories.............................................                 69
    Prepaid expenses........................................             (5,837)
    Accounts payable........................................                193
    Accounts payable -- affiliates..........................             (6,044)
    Accrued fuel and purchased power expense................             10,068
    Other current liabilities...............................                730
                                                                      ---------
       Net cash provided by operating activities............              1,766
Cash flows from investing activities:
  Business acquisition, net of liabilities assumed..........           (395,510)
  Capital expenditures......................................             (5,080)
                                                                      ---------
       Net cash used in investing activities................           (400,590)
                                                                      ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................            249,505
  Deferred financing costs..................................             (2,521)
  Contributions by members..................................            146,005
  Checks in excess of cash..................................              5,837
                                                                      ---------
       Net cash flows provided by financing activities......            398,826
                                                                      ---------
Net increase in cash and cash equivalents...................                  2
Cash and cash equivalents at beginning of period............                 --
                                                                      ---------
Cash and cash equivalents at end of period..................          $       2
                                                                      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid (net of amount capitalized)...................          $  10,201

                See accompanying notes to financial statements.

                             ARTHUR KILL POWER LLC

                          STATEMENT OF MEMBERS' EQUITY

                                                                   FOR THE PERIOD
                                                              JUNE 25, 1999 (INCEPTION)
                                                                TO DECEMBER 31, 1999
                                                              -------------------------
Balance, June 25, 1999......................................          $     --
  Contributions.............................................           146,005
  Net Income................................................            18,303
                                                                      --------
Balance, December 31, 1999..................................          $164,308
                                                                      ========

                See accompanying notes to financial statements.

                             ARTHUR KILL POWER LLC
                         NOTES TO FINANCIAL STATEMENTS

     Arthur Kill Power LLC ("the Company"), a wholly-owned subsidiary of NRG Northeast Generating LLC ("NRG Northeast") owns and operates the approximately 842 Megawatt ("MW"), three unit, natural gas/oil fired intermediate/peaking electric generating facility located in Staten Island, New York.

     NRG Northeast, a wholly-owned indirect subsidiary of NRG Energy, Inc. ("NRG"), owns electric power generation plants in the northeastern region of the United States. NRG Northeast was formed for the purpose of financing, acquiring, owning, operating and maintaining, through its subsidiaries and affiliates the electric generating facilities owned by Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Harbor Power LLC, Oswego Harbor Power LLC and Somerset Power LLC.

     As of December 31, 1999, NRG Northeast held a 99% interest in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC each held a minority interest of 0.5% in Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Dunkirk Power LLC, Huntley Power LLC, Oswego Harbor Power LLC and Somerset Power LLC. Northeast Generation Holding LLC and NRG Eastern LLC are wholly-owned subsidiaries of NRG Energy, Inc.

     NRG Connecticut Generating LLC, a wholly owned subsidiary of NRG, owned 100% of Connecticut Jet Power LLC, Devon Power LLC, Middletown Power LLC, Montville Power LLC and Norwalk Harbor Power LLC.

     Effective January 1, 2000, the minority ownership interests held by Northeast Generation Holding LLC and NRG Eastern LLC as well as the ownership interests held by NRG Connecticut Generating LLC were transferred to NRG Northeast. Since all assets and operations were under common ownership and control since April 27, 1999 (Inception of NRG Northeast), the financial statements have been presented on a combined basis without minority interest.

     Additional information regarding the NRG Northeast and the Company can be found in NRG's Form 10-K for the twelve months ended December 31, 1999.

     In the opinion of management, the accompanying financial statements contain all material adjustments necessary to present fairly the financial position of the Company as of December 31, 1999, the results of its operations, cash flows and members' equity for the period from June 25, 1999 to December 31, 1999.

NOTE 1 -- BUSINESS DEVELOPMENTS

     In June 1999, the Arthur Kill and Astoria generating facilities were acquired from the Consolidated Edison Company of New York, Inc. ("ConEd") for approximately $505 million. These facilities are located in Staten Island and Queens, New York, and have a combined capacity of 1,456 MW. The Arthur Kill facilities were acquired for approximately $395.5 million and have a capacity of 842 MW.

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- BUSINESS DEVELOPMENTS -- (CONTINUED)
     The aquisition was accounted for as the purchase of assets. The aggregate purchase price was allocated among the assets acquired and liabilities assumed in the following amounts based on an appraisal completed in October 1999:

                                                              (IN THOUSANDS)
ASSETS
  Inventory.................................................     $  8,654
  Other current assets......................................          388
  Property, plant and equipment.............................      402,539
                                                                 --------
Total Assets................................................      411,581

LIABILITIES
  Accounts payable -- affiliates............................       14,515
  Other current liabilities.................................        1,556
                                                                 --------
Total Liabilities...........................................       16,071

NET ASSETS ACQUIRED.........................................     $395,510
                                                                 ========

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

     In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, uncollectible accounts and actuarially determined benefit costs, among others. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

  Cash and Cash Equivalents

     The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.

  Inventory

     Inventory consists of spare parts and is stated at the lower of weighted average cost or market (Note 5).

  Prepaid Expenses

     Prepaid expenses include insurance, taxes and other prepayments.

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Facilities, machinery and equipment.........................  25 to 30 years
Office furnishings and equipment............................   3 to 10 years

     At December 31, 1999, property, plant and equipment consisted of the following:

                                                              (IN THOUSANDS)
Land........................................................     $ 25,963
Facilities, machinery and equipment.........................      380,617
Construction in progress....................................          902
Office furnishings and equipment............................          138
Accumulated depreciation....................................       (6,620)
                                                                 --------
Property, plant and equipment (net).........................     $401,000
                                                                 ========

  Deferred Financing

     Deferred financing costs consist of legal and other costs incurred to obtain debt financing. These costs are being amortized over the terms of the related debt.

  Revenue Recognition

     Revenue and related costs are recorded as electricity is generated or services are provided.

  Power Marketing Activities

     The Company has entered into a contract with a marketing affiliate for the sale of energy, capacity and ancillary services produced, which enables the affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate, which are physically settled, are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate.

  Income Taxes

     The net income or loss of the Company for income tax purposes, along with any associated tax credits, is included in the tax returns of NRG. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

     As of December 31, 1999, the accompanying financial statements report a balance of $401,000 for net property, plant and equipment. The tax basis of this property is estimated to be $394,802. The primary difference is due to accelerated tax depreciation.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires that all derivatives be recognized at fair value in the balance sheet, and that changes in fair value be recognized either currently in earnings or deferred as a component of Other Comprehensive Income, depending on the intended use of the derivative, its resulting designation and its effectiveness. The

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
Company plans to adopt this standard in 2001, as required. The potential impact of implementing this statement has not yet been determined.

     In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133." This Statement amends SFAS 133 in four areas, normal purchases and sales contracts, definition of interest rate risk, hedging recognized foreign currency denominated assets and liabilities and hedging foreign currency risk and intercompany derivatives. The Company plans to adopt the standard, as required. The potential impact of implementing this standard has not been determined.

NOTE 3 -- SHORT TERM BORROWINGS

     At December 31, 1999, NRG Northeast had $682.3 million in short-term borrowings under its credit facility, which had a weighted average interest rate of 6.86% for the period. The credit facility consists of a $646.6 million term loan facility and a $35.7 million working capital revolving facility. The Company borrowed from NRG Northeast approximately $249.5 million of the $646.6 million term loan facility proceeds pursuant to an intercompany loan agreement to finance a portion of its purchase of its electric generating facilities. During 1999, approximately $10.7 million of interest expense related to the credit facility was recognized as part of the Company's results of operations.

NOTE 4 -- LONG TERM DEBT

     On February 22, 2000, NRG Northeast issued $750 million of senior secured bonds to refinance short-term project borrowings and for certain other purposes. The bond offering included three tranches: $320 million with an interest rate of
8.065 percent due in 2004; $130 million with an interest rate of 8.842 percent due in 2015; and $300 million with an interest rate of 9.292 percent due in 2024. NRG Northeast used $646.6 million of the proceeds to repay short-term borrowings outstanding at December 31, 1999; accordingly $646.6 million of short-term debt has been reclassified as long-term debt based on the refinancing. Each of the subsidiaries of NRG Northeast, of which the Company is one, jointly and severally guarantee the bonds. The bonds are secured by a security interest in NRG Northeast's membership or other ownership interest in its subsidiaries that guarantee the bonds; NRG Northeast's rights under all intercompany notes between it and its subsidiaries, the power sales and agency agreements, the operations and maintenance agreements, the corporate services agreements, the transition power sales contracts entered into by NRG Northeast and its subsidiaries and the funds administration agreement; the debt service reserve account; and the revenues from certain power sales contracts entered into by NRG Power Marketing associated with existing or future facilities owned by NRG Northeast or its subsidiaries. A portion of the interest expense related to these bonds will be recognized as part of the Company's results of operations.

NOTE 5 -- INVENTORY

     At December 31, 1999, inventory, which is stated at the lower of weighted average cost or market, consisted of:

                                                              (IN THOUSANDS)
Spare Parts.................................................      $8,584
                                                                  ======

NOTE 6 -- RELATED PARTY TRANSACTIONS

     On June 25, 1999 the Company entered into a power sales and agency agreement with NRG Power Marketing Inc., a wholly-owned subsidiary of NRG. The agreement is effective until December 31, 2030. Under the agreement, NRG Power Marketing Inc. will (i) have the exclusive right to manage, market and

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- RELATED PARTY TRANSACTIONS -- (CONTINUED) sell all power not otherwise sold or committed to or by such subsidiaries, (ii) procure and provide to such subsidiaries all fuel required to operate their respective facilities and (iii) market, sell and purchase all emission credits owned, earned or acquired by such subsidiaries. In addition, NRG Power Marketing Inc. will have the exclusive right and obligation to effect the direction of the power output from the facilities.

     Under the agreement, NRG Power Marketing Inc. pays to the Company gross receipts generated through sales, less costs incurred by NRG Power Marketing Inc. relative to its providing services (e.g. transmission and delivery costs, fuel cost, taxes, employee labor, contract services, etc.).

     During 1999, the Company recorded gross receipts from NRG Power Marketing Inc. totaling $49.5 million.

     On June 25, 1999 the Company entered into an operation and maintenance agreement with a subsidiary of NRG Operating Services, Inc., a wholly-owned subsidiary of NRG ("NRG Operating Services"). The agreement is effective for five years, with options to extend beyond five years. Under the agreement, the NRG Operating Services company operator operates and maintains its respective facility, including (i) coordinating fuel delivery, unloading and inventory,
(ii) managing facility spare parts, (iii) meeting external performance standards for transmission of electricity, (iv) providing operating and maintenance consulting and (v) cooperating with and assisting the Company in performing the Company's obligations under agreements related to its facilities.

     Under the agreement, the operator will be reimbursed for usual and customary costs related to providing the services including plant labor and other operating costs. A demobilization payment will be made if the subsidiary elects not to renew the agreement. There are also incentive fees and penalties based on performance under the approved operating budget, the heat rate and safety.

     During 1999, the Company incurred operating and maintenance costs billed from NRG Operating Services totaling $5.6 million.

     On June 25, 1999 the Company entered into an agreement with NRG for corporate support and services. The agreement is perpetual in term, unless terminated in writing. Under the agreement, NRG will provide services, as requested, in areas such as human resources, accounting, finance, treasury, tax, office administration, information technology, engineering, construction management, environmental, legal and safety. Under the agreement, NRG is paid for personnel time as well as out-of-pocket costs.

     During 1999, the Company paid NRG approximately $0.1 million for corporate support and services.

NOTE 7 -- BENEFIT PLANS

     The Company does not have any employees. The employees at the operating facility are employed by NRG Operating Services. NRG Northeast has contracted with NRG Operating Services to operate the facility (Note 6). Many of the operating employees were formerly employed by the previous owner of the facility.

PENSION BENEFITS -- 1999 ACQUISITIONS

     During 1999, subsidiaries of NRG Northeast acquired several generating assets and assumed benefit obligations for a number of employees associated with those acquisitions. The benefit obligations included noncontributory defined benefit pension formulas, matched 401(k) savings plans and contributory post-retirement welfare plans. Approximately 56 percent of the benefit employees are represented by eight local labor unions under collective bargaining agreements, which expire between 2000 and 2003.

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)
     NRG Operating Services sponsors one noncontributory defined benefit pension plan that covers most of the employees associated with the 1999 acquisitions. Generally, the benefits are based on a combination of years of service, the final average pay and Social Security benefits. The benefit plan data is shown below, as NRG Northeast and its respective subsidiaries, will be required to fund the plan under its agreement with NRG Operating Services.

                                                                   NRG
                                                                NORTHEAST      ARTHUR KILL
                                                                  PLAN           PORTION
                                                                  1999            1999
                                                              -------------    -----------
                                                                 (THOUSANDS OF DOLLARS)
COMPONENTS OF NET PERIODIC BENEFIT COST

Service cost benefits earned................................    $    968         $   192
Interest cost on benefit obligation.........................       1,115              98
Expected return on plan assets..............................      (1,193)             --
                                                                --------         -------
     Net periodic (benefit) cost............................    $    890         $   290
                                                                ========         =======

                                                                  1999            1999
                                                              -------------    -----------
                                                                 (THOUSANDS OF DOLLARS)
RECONCILIATION OF FUNDED STATUS
Benefit obligation at beginning of year.....................    $ 24,954         $    --
Additional acquisitions during the year.....................      27,330           2,592
Service cost................................................         968             192
Interest cost...............................................       1,115              98
Plan amendments.............................................          --              --
Actuarial gain..............................................      (1,098)            (82)
Benefit payments............................................        (403)             --
                                                                --------         -------
     Benefit obligation at Dec. 31..........................    $ 52,866         $ 2,800
                                                                ========         =======
Fair value of plan assets at beginning of year..............    $ 24,905         $    --
Additional assets transferred...............................      10,070              --
Actual return on plan assets................................       3,091              --
Benefit payments............................................        (403)             --
                                                                --------         -------
     Fair value of plan assets at Dec. 31...................    $ 37,663         $    --
                                                                ========         =======
Funded status at Dec. 31 -- excess of assets over
  obligation................................................    $(15,203)        $(2,800)
Unrecognized transition (asset) obligation..................          --              --
Unrecognized prior service cost.............................          --              --
Unrecognized net gain.......................................      (2,996)            (82)
                                                                --------         -------
(Accrued) Prepaid benefit obligation at Dec. 31.............    $(18,199)        $(2,882)

                                                                  1999            1999
                                                              -------------    -----------
                                                                 (THOUSANDS OF DOLLARS)
AMOUNT RECOGNIZED IN THE BALANCE SHEET
Prepaid benefit cost........................................          --              --
Accrued benefit liability...................................    $(18,199)        $(2,882)
                                                                --------         -------
Net amount recognized -- (Accounts payable -- affiliates)...    $(18,199)        $(2,882)

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% for December 31, 1999. The rate of increase in future compensation levels used in determining the actuarial present value of the projected obligation was 4.5% for nonunion employees and

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- BENEFIT PLANS -- (CONTINUED)
3.50% for union employees. The assumed long-term rate of return on assets used for cost determination was 8.5% for 1999. During 1999, the Company recorded approximately $350,000 of pension expense.

POSTRETIREMENT HEALTH CARE

     Under its agreement with NRG Operating Services, NRG Northeast assumed postretirement health care benefits for some of the employees associated with the 1999 acquisitions. The plan enables NRG Northeast and the retirees to share the costs of retiree health care. The cost sharing varies by acquisition group and collective bargaining agreements. There are no existing NRG Northeast retirees under these plans as of December 31, 1999. Complete valuation data is not available for some of these groups. The estimated net periodic postretirement benefit cost for 1999 is $0.85 million. The estimated accumulated postretirement benefit obligation is $12 million at December 31, 1999.

401(k) PLANS

     Under its agreement with NRG Operating Services, NRG Northeast established several contributory defined contribution employee savings plans as a result of its 1999 acquisition activity. These plans comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and cover substantially all of the NRG Operating Service's employees who are not covered by NSP's 401(k) Plan. NRG Northeast matches specified amounts of employee contributions to the plan. Employer contributions made to NRG Northeast's plans were approximately $0.31 million in 1999.

NOTE 8 -- SALES TO SIGNIFICANT CUSTOMERS

     During 1999, sales to two customers accounted for 80.9 (the previous owner of the generating facilities) and 18.7 percent of the Company's revenues during 1999. During 1999, the Company entered into a transition agreement with the previous owner of the Company's recently acquired electric generating facility for the sale of energy, capacity and other ancillary services. The transition agreement accounted for the majority of the Company's revenues during 1999.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

  Regulatory issue

     On May 31, 2000, the Federal Energy Regulatory Commission ("FERC") approved a request of the New York Independent System Operator ("NYISO"), to impose price limitations on one ancillary service, Ten Minute Non-Synchronized Reserve ("TMNSR"), on a prospective basis effective March 28, 2000. The FERC rejected the NYISO's request for authority to adjust the market-clearing prices for TMNSR on a retroactive basis. On June 30, 2000 the NYISO appealed the FERC's decision rejecting its request to adjust the market clearing prices on a retroactive basis. NRG Northeast will attempt to revise its business plan to adjust its business operations to mitigate the future impact of the Order.

  Contractual Commitments

     Upon the closing of the acquisition of the generating facilities now owned by the Company, the Company entered into an agreement with ConEd, the previous owner of the generating facilities. The agreement obligates the Company to maintain specified levels of generating capability and availability. During certain periods, ConEd will purchase specified amounts of capacity, as long as the capacity is counted in the installed capacity requirement for New York City. The Company may use electric capacity other than that generated by its own plants to satisfy ConEd's demands.

                             ARTHUR KILL POWER LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
  Environmental

     On October 14, 1999, Governor Pataki of New York announced that he is ordering the New York Department of Environmental Conservation ("NYDEC") to require further reductions of sulfur dioxide ("SO(2)") emissions and nitrogen oxide ("NO(x)") emissions from New York power plants, beyond that which is required under current Federal and state law. These reductions would be phased in between January 1, 2003 and January 1, 2007. Compliance with these emissions reductions requirements, if they become effective, could have a material adverse impact on the operation of the Company's facilities located in the state of New York. Due to the uncertainties involved in the adoption of these new emission reduction requirements, the Company is unable to determine what impact these new requirements may have on the Company's results of operations.

     In connection with the acquisition of the Company's facilities from ConEd, the Company assumed ConEd's remaining obligations under certain consent orders issued to ConEd by the New York Department of Environmental Conservation.

     In connection with these environmental obligations, the Company has recorded approximately $1.5 million for expected environmental costs related to site remediation issues at the facility. This amount was recorded based on an environmental assessment performed by the previous owner of the facilities which determined that there existed elevated levels of certain metals in the ground water and surface water in certain areas of the facility.

                                    APPENDIX
                           GLOSSARY OF DEFINED TERMS

     Certain terms defined below are summaries of terms defined in, and are defined more specifically in, the financing documents. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the financing documents.

     Unless the context otherwise requires, any reference in this prospectus to any agreement will mean such agreement and all schedules, exhibits and attachments thereto, as amended, supplemented or otherwise modified and in effect as of the date of this prospectus. All terms defined herein used in the singular will have the same meanings when used in the plural and vice versa.

     "ACCEPTABLE BANK" means any commercial bank or other financial institution which (a) is organized under the laws of the United States of America, any state thereof or any other member of the Organization for Economic Cooperation and Development or Japan and has an office in the United States of America, (b) has capital, surplus and undivided profits of at least $1,000,000,000 and (c) has outstanding long-term unsecured indebtedness which is rated "A" or better by S&P and "A2" or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is in the business of rating long-term unsecured bank indebtedness).

     "ACCREDITED INVESTORS" has the meaning ascribed to such term under the Securities Act.

     "ARTHUR KILL FACILITY" means the natural gas/oil-fired intermediate/peaking plant having capable capacity of 842 MW (including a black start gas turbine), located in Staten Island, New York, and the related facilities, equipment and agreements, and the business and activities related thereto.

     "ARTHUR KILL POWER" means Arthur Kill Power LLC, a special-purpose Delaware limited liability company which owns the Arthur Kill facility.

     "ASTORIA FACILITY" means the natural gas/liquid-fuel fired peaking plant having a capable capacity of 614 MW, located in Queens, New York, and the related facilities, equipment and agreements, and the business and activities related thereto.

     "ASTORIA POWER" means Astoria Gas Turbine Power LLC, a special-purpose Delaware limited liability company which owns the Astoria facility.

     "BONDS" means, collectively, the $320 million 8.065% Series A-1 Senior Secured Bonds due 2004, the $130 million 8.842% Series B-1 Senior Secured Bonds due 2015 and the $300 million 9.292% Series C-1 Senior Secured Bonds due 2024, registered with the SEC, to be offered in exchange for the outstanding bonds, which will have substantially the same terms as the outstanding bonds, but which will be freely transferable.

     "BTU" means a British Thermal Unit.

     "CL&P" means The Connecticut Light & Power Company, a Connecticut corporation.

     "CLEAN AIR ACT" means Title IV of the Federal Clean Air Act of the United States.

     "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement dated as of the date of the issuance of the outstanding bonds among NRG Northeast, the guarantors, the trustee, the working capital agents, each senior secured debt agent and the collateral agent.

     "COLLATERAL AGENT" means The Chase Manhattan Bank, solely in its capacity as collateral agent under the collateral agency and intercreditor agreement.

     "CONED" means The Consolidated Edison Company of New York, Inc.

     "CONNECTICUT FACILITIES" means, collectively, the Connecticut Jet facilities, the Devon facility, the Middletown facility, the Montville facility and the Norwalk facility.

     "CONNECTICUT GUARANTORS" means, collectively, the guarantors which own the Connecticut facilities.

     "CONNECTICUT JET FACILITIES" means the six remote oil-fired peaking turbines located throughout Connecticut, having an aggregate capable capacity of 110 MW and the related facilities, equipment and agreements, as well as the business and activities related thereto.

     "CONNECTICUT JET POWER" means Connecticut Jet Power LLC, a Delaware limited liability company, which owns the Connecticut Jet facilities.

     "CORPORATE SERVICES AGREEMENTS" mean the corporate services agreement between each of the guarantors and NRG Energy, as the same may be amended or replaced.

     "OLD WORKING CAPITAL FACILITY" means the 364-day revolving credit facility in amounts up to $40 million currently available to us pursuant to the loan agreement to financing our working capital needs.

     "DEBT SERVICE RESERVE REQUIREMENT" means as of the date of determination, the sum of all principal of and interest on all series of bonds then outstanding projected to be payable on the next scheduled payment date for each series of bonds.

     "DEBT SERVICE RESERVE SUPPORT INSTRUMENT" means either an unconditional guarantee by NRG Energy or any of its affiliates other than NRG Northeast (so long as NRG Energy or such affiliate maintains a long-term senior unsecured debt rating of "Baa3" or better by Moody's and "BBB-" or better by S&P) or a letter of credit provided by a commercial bank or other financial or other financial institution with a long-term senior unsecured debt rating of "A2" or better by Moody's and "A" or better by S&P, in either case provided as security for amounts to be paid out of the debt service reserve account.

     "DEVON FACILITY" means the natural gas/oil-fired facility capable intermediate/peaking load having a capable capacity of 358 MW located in Milford, Connecticut and the related facilities, equipment and agreements, as well as the business and activities related thereto.

     "DEVON POWER" means Devon Power LLC, a special-purpose Delaware limited liability company which owns the Devon facility.

     "DISTRIBUTION COMPLIANCE PERIOD" means the period commencing on the later of the commencement of the offering of the bonds and the date of the issuance of the outstanding bonds and ending on the 40th day thereafter.

     "DOLLAR" or "$" means the lawful currency of the United States of America.

     "DPUC" means the Connecticut Department of Public Utility Control.

     "DSCR" means debt service coverage ratio.

     "DTC" means The Depository Trust Company, a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participating organizations.

     "DUNKIRK FACILITY" means the coal-fired base load facility having a capable capacity of 582 MW located in Dunkirk, New York, and the related facilities, equipment and agreements, and the business and activities related thereto.

     "DUNKIRK POWER" means Dunkirk Power LLC, a special-purpose Delaware limited liability company which owns the Dunkirk facility.

     "ENERGY POLICY ACT" means the Energy Policy Act of 1992.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUA" means Eastern Utility Association.

     "EUA COMPANIES" means, collectively, Blackstone Valley Electric Company, Eastern Edison Company and Newport Electric Corporation.

     "EWG" means an exempt wholesale generator as defined under Section 32 of PUHCA.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "EXCHANGE OFFER" means the offer to exchange the outstanding bonds for one or more new issues of senior bonds of NRG Northeast registered under the Securities Act with substantially identical terms to those of the outstanding bonds.

     "FACILITIES" means, collectively, the Arthur Kill facility, the Astoria facility, the Dunkirk facility, the Huntley facility, the Oswego facility, the Somerset facility and the Connecticut facilities.

     "FEDERAL ACID RAIN PROGRAM" refers to Title IV of the federal Clean Air Act, 42 U.S.C. sec.sec. 7651-7651O.

     "FERC" means the Federal Energy Regulatory Commission, or any successor thereto.

     "FINANCING COMMITMENTS" means any commitment to extend credit to NRG Northeast pursuant to the indenture, any series supplemental indenture, the bonds, the security agreement, the NRG power marketing security agreement, the collateral agency and intercreditor agreement, the consent and agreements, the intercompany loans and the registration rights agreement.

     "FINANCING DOCUMENTS" means, collectively, the indenture, the bonds, the Security Documents and the Registration Rights Agreement.

     "FINANCING LIABILITIES" means all indebtedness, financial liabilities and obligations of NRG Northeast or the guarantors, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the secured parties under or pursuant to the indenture, the bonds, the working capital agreement, any other senior secured debt documents, the security documents or any other agreement, document or instrument evidencing, securing or relating to such indebtedness, financial liabilities or obligations, to the extent arising on or prior to the debt termination date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

     "FORTISTAR LITIGATION" means the litigation filed by Fortistar Capital Inc. on or about July 12, 1999, as more fully described in "Business of NRG Northeast and the Guarantors -- Legal Proceedings."

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

     "GHG" or "GREENHOUSE GASES" mean certain gases that interact with other gases in the atmosphere to raise global temperatures, including carbon dioxide, methane and nitrous oxide.

     "GUARANTEE" means the guarantee of the bonds by each guarantor.

     "GUARANTORS" means, collectively, Arthur Kill Power, Astoria Power, Dunkirk Power, Huntley Power, Oswego Power, Somerset Power, Connecticut Jet Power, Devon Power, Middletown Power, Montville Power and Norwalk Power.

     "HOLDERS OF THE BONDS" means the registered holders of the bonds from time to time.

     "HUNTLEY FACILITY" means the coal-fired base load facility having a capable capacity of 566 MW, located five miles northeast of Buffalo, New York, and the related facilities, equipment and agreements, and the business and activities related thereto.

     "HUNTLEY POWER" means Huntley Power LLC, a special purpose Delaware limited liability company which owns the Huntley facility.

     "ICU" means internal combustion unit.

     "INDENTURE" means the indenture, dated as of February 22, 2000, among NRG Northeast, the guarantors and the trustee pursuant to which the outstanding bonds were and the bonds will be issued.

     "INITIAL PURCHASERS" means Chase Securities Inc., Salomon Smith Barney Inc., ABN AMRO Incorporated, CIBC World Markets Corp. and Dresdner Kleinwort Benson N.A. LLC.

     "INSTITUTIONAL ACCREDITED INVESTORS" or "IAIS" will have the meaning ascribed to such term in subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

     "INSURANCE CONSULTANT" means Marsh USA, Inc.

     "INSURANCE REPORT" means the report of the insurance consultant, dated December 9, 1999.

     "INTERCOMPANY LOANS" means indebtedness to NRG Northeast or any guarantor by NRG Northeast or any guarantor.

     "INTERCOMPANY NOTES" means those notes evidencing indebtedness owed by the guarantors to NRG Northeast, which notes have been pledged to the trustee under the Security Documents.

     "INTERCREDITOR COLLATERAL" means the collateral under the security agreement and any other collateral in which there is a security interest purported to be granted.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

     "ISDA" means the International Swap Dealers Association.

     "ISO" means an independent system operator.

     "ISO NEW ENGLAND" means the ISO which administers the NEPOOL's electricity market-place.

     "ISSUER" means NRG Northeast Generating LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of NRG Energy.

     "JOINT LEAD BOOK MANAGERS" means Chase Securities Inc. and Salomon Smith Barney Inc.

     "KW" means a kilowatt, a unit of electrical energy equal to one thousand watts of power.

     "KWH" means a unit of electrical energy equal to one kW of power supplied or taken from an electric circuit steadily for one hour.

     "LOAN AGREEMENT" means that certain loan agreement, dated as of June 4, 1999, among NRG Northeast as borrower, certain of the guarantors, as subsidiary guarantors and several commercial banks and other financial institutions as lenders, pursuant to which the term loan facility was made available to NRG Northeast.

     "MAJORITY HOLDERS" means the holders of more than 50% in aggregate principal amount of the bonds.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise of NRG Northeast and the guarantors, taken as a whole, (ii) the ability of NRG Northeast or any guarantor to perform any of its obligations under any transaction document to which it is a party which are material to NRG Northeast and the guarantors taken as a whole or (iii) the material rights of or benefits available to the holders of the bonds or the trustee.

     "MDTE" means the Massachusetts Department of Telecommunications and Energy.

     "MEC" means Montaup Electric Company.

     "MIDDLETOWN FACILITY" means the natural gas/oil-fired intermediate/peaking plant having a capable capacity of 770 MW located in Middletown, Connecticut, the related facilities, equipment and agreements, as well as the business and activities related thereto.

     "MIDDLETOWN POWER" means Middletown Power LLC, a special purpose Delaware limited liability company which owns the Middletown facility.

     "MMBTU" means one million Btus.

     "MOU" means the memorandum of understanding signed by 11 northeastern states and the District of Columbia in September 1994 to establish a regional plan for reducing NO(x) emissions from utility and large industrial boilers.

     "MONTVILLE FACILITY" means the natural gas/oil-fired intermediate/peaking plant having a capable capacity of 498 MW located in Uncasville, Connecticut, and the related facilities, equipment and agreements, as well as the business and activities related thereto.

     "MONTVILLE POWER" means Montville Power LLC, a special purpose Delaware limited liability company which owns the Montville facility.

     "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

     "MW" means a unit of electrical energy equal to one million watts of power.

     "MWH" means a unit of electrical energy equal to one MW of power supplied or taken from an electric circuit steadily for one hour.

     "NEPOOL" means the New England Power Pool.

     "NEW YORK AND MASSACHUSETTS FACILITIES" means, collectively, the New York facilities and the Somerset facility.

     "NEW YORK AND MASSACHUSETTS GUARANTORS" means, collectively, the guarantors which own the New York and Massachusetts facilities.

     "NEW YORK CITY IN-CITY MARKET" means that portion of the NYPP that is located in New York City and certain surrounding areas.

     "NEW YORK FACILITIES" means, collectively, the Arthur Kill, Astoria, Dunkirk, Huntley and Oswego facilities.

     "NEW YORK GUARANTORS" means, collectively, the guarantors which own the New York facilities.

     "NIMO" means Niagara Mohawk Power Corporation.

     "NON-U.S. PERSON" means any person that, for U.S. federal income tax purposes, is not a "U.S. Person".

     "NORWALK FACILITY" means the oil-fired intermediate facility having a capable capacity of 342 MW located on Manresa Island in South Norwalk, Connecticut, and the related facilities, equipment and agreements, as well as the business and activities related thereto.

     "NORWALK POWER" means Norwalk Harbor Power LLC, a special purpose Delaware limited liability company which owns and operates the Norwalk facility.

     "NO(X)" means nitrogen oxides.

     "NRG CONNECTICUT" means NRG Connecticut Generating LLC, a Delaware limited liability company.

     "NRG ENERGY" means NRG Energy, Inc., a Delaware corporation and a wholly-owned subsidiary of Northern States Power Company.

     "NRG NORTHEAST" means NRG Northeast Generating LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of NRG Energy.

     "NRG OPERATING SERVICES" means NRG Operating Services Inc., a Delaware corporation.

     "NRG POWER MARKETING" means NRG Power Marketing Inc., a Delaware corporation.

     "NSR" means new source review, a regulatory program requiring the preconstruction review of facility or operational modifications at major sources of air pollution, if the geographic area in which the source is located is not in compliance with national ambient air quality standards for the air pollutant
(i) as to which the facility is a major source and (ii) that will increase by a significant amount as a result of the proposed modification.

     "NY ISO" means the New York Independent System Operator, which administers the NYPP's electricity market-place.

     "NYDEC" means the New York Department of Environmental Conservation.

     "NYPP" means the New York Power Pool.

     "NYPSC" means the New York Public Service Commission.

     "NYPSL" means the New York Public Service Law.

     "OFFERING" means the offering of bonds described in this prospectus.

     "OUTSTANDING BONDS" means, collectively, the $320 million 8.065% Series A Senior Secured Bonds due 2004, the $130 million 8.842% Series B Senior Secured Bonds due 2015 and the $300 million 9.292% Series C Senior Secured Bonds due 2024, issued on February 22, 2000 pursuant to the indenture.

     "OPEN ACCESS RULES" means Order No. 888 and Order No. 889 of the FERC, as further refined and supplemented by Orders 888-A-B and -C.

     "OPERATION AND MAINTENANCE AGREEMENTS" means the operation and maintenance agreement between each of the guarantors and the applicable operator, as amended or replaced.

     "OPERATOR" means each of (i) NRG Astoria Gas Turbine Operations Inc. with respect to the Astoria facility; (ii) NRG Arthur Kill Power Operations Inc. with respect to the Arthur Kill facility; (iii) NRG Devon Operations Inc. with respect to the Devon facility; (iv) NRG Dunkirk Operations Inc. with respect to the Dunkirk facility; (v) NRG Huntley Operations Inc. with respect to the Huntley facility; (vi) NRG Middletown Operations Inc. with respect to the Middletown facility and the Connecticut Jet facilities; (vii) NRG Montville Operations Inc. with respect to the Montville facility; (viii) NRG Norwalk Harbor Power Operations Inc. with respect to the Norwalk facility; (ix) NRG Oswego Harbor Power Operations, Inc. with respect to the Oswego facility; and
(x) Somerset Operations Inc. with respect to the Somerset facility (individually, an "operator" and collectively, the "operators").

     "OSWEGO FACILITY" means the natural gas/oil-fired peaking plant having a capable capacity of 1,660 MW located in Oswego, New York, and the related facilities, equipment and agreements, and the business and activities related thereto.

     "OSWEGO POWER" means Oswego Harbor Power LLC, a special-purpose Delaware limited liability company which owns and operates the Oswego facility.

     "OTR" means the Ozone Transport Region created under the Clean Air Act.

     "POWER SALES AND AGENCY AGREEMENTS" means the power sales and agency agreements between each of the guarantors and NRG Power Marketing, as amended or replaced.

     "PROJECTED DEBT SERVICE COVERAGE RATIO" means, at any time of determination thereof, a projection of the debt service coverage ratio over the period specified, prepared by NRG Northeast in good faith based upon assumptions consistent in all material respects with the transaction documents, historical operating results, if any, and NRG Northeast's good faith projections of future revenues and operating expenses of NRG Northeast and the guarantors in light of the then existing or reasonably expected regulatory and market environments in the markets in which the facilities are or will be operated and upon the assumption that no early redemption or prepayment of the bonds of any series will be made prior to the stated maturity of such series of bonds.

     "PROSPECTUS" means this document in its entirety.

     "PRUDENT INDUSTRY PRACTICE" means any of those practices, methods, standards and acts (including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices generally conform to applicable law and governmental approvals. Prudent Industry Practice is not intended to be limited to the optimal practices that could be used to accomplish a desired result.

     "PSD" means the prevention of significant deterioration regulatory program requiring the preconstruction review of facility or operational modifications at major sources of air pollution, if the geographic area in which the source is located is in compliance with national ambient air quality standards for the air pollutant that will increase by a significant amount as a result of the proposed modification.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

     "QUALIFIED INSTITUTIONAL BUYER" or "QIB" has the meaning ascribed to such term in Rule 144A.

     "RATING AGENCIES" means Moody's and S&P.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

     "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of February 15, 2000 entered into by NRG Northeast, the guarantors and the initial purchasers.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "RETAIL WHEELING" means a system in which retail customers are allowed to choose their electricity suppliers, with incumbent utilities required to deliver such electricity over their transmission and distribution systems.

     "RG&E" means Rochester Gas & Electric Corporation.

     "RTO" means Regional Transmission Organization.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., and its successors and assigns.

     "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

     "SECTION 126 RULE" means a regulation issued by the EPA that, when finally promulgated, will require utilities and large industrial boilers in certain "upwind" states to substantially reduce their NO(x) emissions by May 2003.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY DOCUMENTS" means the security agreement among NRG Northeast, the guarantors and the collateral agent, the security agreement among NRG Power Marketing and the collateral agent, the collateral agency and intercreditor agreement and the intercompany loans.

     "SENIOR SECURED DEBT" means all permitted indebtedness of NRG Northeast (including the bonds in addition to the outstanding bonds) ranking pari passu as to the payment with the bonds and which is secured by the collateral.

     "SENIOR SECURED DEBT DOCUMENTS" means all agreements, documents and instruments evidencing and or securing any senior secured debt.

     "SERIES A-1 SENIOR SECURED BONDS" means the $320 million 8.065% Series A-1 Senior Secured Bonds due December 15, 2004, issued by NRG Northeast.

     "SERIES B-1 SENIOR SECURED BONDS" means the $130 million 8.842% Series B-1 Senior Secured Bonds due June 15, 2015, issued by NRG Northeast.

     "SERIES C-1 SENIOR SECURED BONDS" means the $300 million 9.292% Series C-1 Senior Secured Bonds due December 15, 2024, issued by NRG Northeast.

     "SIP CALL" means a regulation issued by the EPA on September 24, 1998 that requires 22 states in the eastern half of the United States to revise their state implementation plans in order to achieve significant reductions in NO(x) emissions commencing in May 2003.

     "SOMERSET FACILITY" means the 153 MW capable oil/coal-fired base-load/peaking plant located in Somerset, Massachusetts, and in each case the related facilities, equipment and agreements, and the business and activities related thereto.

     "SOMERSET POWER" means Somerset Power LLC, a special-purpose Delaware limited liability company which owns and operates the Somerset facility.

     "SO(2)" means sulfur dioxide.

     "SWAP AGREEMENT" means the ISDA Master Agreement, dated June 11, 1999, between NiMo and NRG Power Marketing, relating to the Dunkirk facility and the Huntley facility.

     "TERM LOAN FACILITY" means the 364-day term loan facility in an amount up to $646,564,000 made available to NRG Northeast pursuant to the loan agreement.

     "TRANSACTION DOCUMENTS" means the indenture, the bonds, the Security Documents, the registration rights agreement, the power sales and agency agreements, the operation and maintenance agreements, the transition power sales contracts, the corporate services agreements and the funds administration agreement.

     "TRANSITION POWER SALES CONTRACTS" means the following agreements: (i) Transition Power Purchase Agreement (Huntley 65 or 66 Secondary Call) between NiMo and Huntley Power, (ii) Transition Power Purchase Agreement (Huntley Power LLC -- Call) between Huntley Power and NiMo, (iii) Transition Power Purchase Agreement between NiMo and Oswego Power, (iv) Transition Capacity Agreements between ConEd and each of Arthur Kill Power and Astoria Power, (v) Standard Offer Service Wholesale Sales Agreement between CL&P and NRG Power Marketing,
(vi) Wholesale Standard Offer Service Agreement between NRG Power Marketing and the EUA Companies, and (vii) the Swap Agreement, in each case as amended or supplemented from time to time.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

     "TRUSTEE" means The Chase Manhattan Bank, as trustee under the indenture.

     "WHOLESALE WHEELING" means a system in which the owners of operators of electric transmission facilities make those facilities available for transmission on a non-discriminatory basis to all wholesale generators, sellers and buyers of electricity.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

     UNTIL [90 DAYS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT], ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                          NRG NORTHEAST GENERATING LLC
                               EXCHANGE OFFER FOR

          $320,000,000 8.065% SERIES A-1 SENIOR SECURED BONDS DUE 2004 $130,000,000 8.842% SERIES B-1 SENIOR SECURED BONDS DUE 2015 $300,000,000 9.292% SERIES C-1 SENIOR SECURED BONDS DUE 2024

                            ------------------------

                                   [NRG LOGO]

                            ------------------------

                            [               ], 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     NRG Northeast Generating LLC and the guarantors are empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manger or other person of each of the companies or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in each of their limited liability company agreements.

     Section 6.08 of the limited liability company agreements of NRG Northeast Generating LLC and the guarantors provide that each member of the company shall indemnify, protect, defend, release and hold harmless each other member, and such other member's representatives, affiliates and their respective directors, officers, employees and agents from and against any claims asserted by or on behalf of any person (including another member), that arise out of, relate to or are otherwise attributable to, directly or indirectly, a breach by the indemnifying member of the agreement, or the negligence, gross negligence or willful misconduct of the indemnifying member in connection with the agreement; provided however, that the foregoing indemnification provision shall not apply to any claim or other matter for which a member (or its representative) has no liability or duty pursuant to Section 6.07 of the each agreement or is indemnified or released pursuant to Section 6.02(a)(iii) of each agreement.

     Section 6.02(a)(iii) of each of the limited liability company agreements of NRG Northeast Generating LLC and the guarantors provides that the relevant company shall indemnify, protect, defend, release and hold harmless each representative of a member of the company on the Management Committee from and against any claims asserted by or on behalf of any person (including another member), other than the member that designated such Representative, that arise out of, relate to or are otherwise attributable to, directly or indirectly, such representative's service on the Management Committee, other than such claims arising out of the fraud or willful misconduct of such representative.

     Section 6.07 of each of the limited liability company agreements of NRG Northeast Generating LLC and the guarantors includes the following disclaimers of duties and liabilities the company's members.

          (1) No member owes any duty (including any fiduciary duty ) to the other members or to the company, other than the duties expressly set forth in the agreement.

          (2) No member shall be liable (whether in contract, tort or otherwise) for special, indirect, incidental or consequential damages).

          (3) The obligations of the member under the agreement are obligations of the members only, and no recourse shall be available against any officer, director or affiliate of any member, except as permitted under applicable law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Purchase Agreement, dated as of February 15, 2000, among NRG
          Northeast Generating LLC and Chase Securities, Inc. and
          Salomon Smith Barney Inc., as representatives of the Initial
          Purchasers.*
  3.1     Certificate of Formation of NRG Northeast Generating LLC.*
  3.2     Limited Liability Company Agreement of NRG Northeast
          Generating LLC.*
  3.3     Certificate of Formation of Arthur Kill Power LLC.*
  3.4     Limited Liability Company Agreement of Arthur Kill Power
          LLC.*
  3.5     Certificate of Formation of Astoria Gas Turbine Power LLC.*
  3.6     Limited Liability Company Agreement of Astoria Gas Turbine
          Power LLC.*
  3.7     Certificate of Formation of Connecticut Jet Power LLC.*
  3.8     Limited Liability Company Agreement of Connecticut Jet Power
          LLC.*
  3.9     Certificate of Formation of Devon Power LLC.*
  3.10    Limited Liability Company Agreement of Devon Power LLC.*
  3.11    Certificate of Formation of Dunkirk Power LLC.*
  3.12    Limited Liability Company Agreement of Dunkirk Power LLC.*
  3.13    Certificate of Formation of Huntley Power LLC.*
  3.14    Limited Liability Company Agreement of Huntley Power LLC.*
  3.15    Certificate of Formation of Middletown Power LLC.*
  3.16    Limited Liability Company Agreement of Middletown Power
          LLC.*
  3.17    Certificate of Formation of Montville Power LLC.*
  3.18    Limited Liability Company Agreement of Montville Power LLC.*
  3.19    Certificate of Formation of Norwalk Power LLC.*
  3.20    Limited Liability Company Agreement of Norwalk Power LLC.*
  3.21    Certificate of Formation of Oswego Harbor Power LLC.*
  3.22    Limited Liability Company Agreement of Oswego Harbor Power
          LLC.*
  3.23    Certificate of Formation of Somerset Power LLC.*
  3.24    Limited Liability Company Agreement of Somerset Power LLC.*
  4.1     Indenture, dated as of February 22, 2000, among NRG
          Northeast Generating LLC, the Guarantors party thereto and
          The Chase Manhattan Bank, as Trustee, relating to the Senior
          Secured Bonds.*
  4.2     First Supplemental Indenture, dated as of February 22, 2000, among NRG Northeast Generating LLC, the Guarantors party
          thereto and The Chase Manhattan Bank, as Trustee, relating to the 8.065% Series A Senior Secured Bonds due 2004, 8.842
          Series B Senior Secured Bonds due 2015 and 9.292% Series C
          Senior Secured Bonds due 2024.*
  4.3     Form of certificate of 8.065% Series A Senior Secured Bonds due 2004 (included in Exhibit 4.2).*
  4.4     Form of certificate of 8.842% Series B Senior Secured Bonds due 2015 (included in Exhibit 4.2).*
  4.5     Form of certificate of 9.292% Series C Senior Secured Bonds due 2024 (included in Exhibit 4.2).*
  4.6     Form of certificate of 8.065% Series A-1 Senior Secured
          Bonds due 2004.*
  4.7     Form of certificate of 8.842% Series B-1 Senior Secured
          Bonds due 2015.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.8     Form of certificate of 9.292% Series C-1 Senior Secured
          Bonds due 2024.*
  4.9     Exchange and Registration Rights Agreement, dated as of
          February 15, 2000, by and among NRG Northeast Generating
          LLC, the Guarantors party thereto, Chase Securities Inc. and
          Salomon Smith Barney Inc., on behalf of the Initial
          Purchasers.*
  4.10    Security Agreement, dated as of February 22, 2000, by and
          among NRG Northeast Generating LLC, the Guarantors party
          thereto and The Chase Manhattan Bank, as Trustee.*
  4.11    Security Agreement, dated as of February 22, 2000, between
          NRG Power Marketing LLC and The Chase Manhattan Bank, as
          Collateral Agent.*
  5.1     Form of opinion and consent of Skadden, Arps, Slate, Meagher
          & Flom as to the legality of the notes to be issued by NRG
          Northeast Generating LLC.**
 10.1     Collateral Agency and Intercreditor Agreement, dated as of
          February 22, 2000, by and among NRG Northeast Generating
          LLC, the Guarantors party thereto and The Chase Manhattan
          Bank, as Working Capital Agent, Collateral Agent and
          Trustee.*
 10.2     Working Capital Agreement, dated as of February 22, 2000, by and among NRG Northeast Generating LLC, the Guarantors party thereto and Citibank, N.A. and The Chase Manhattan Bank, as
          Working Capital Banks.*
 10.3     Indemnification Agreement, dated as of December 23, 1999, by and among NRG Energy, The Chase Manhattan Bank and Citibank,
          N.A., as Lender Representatives and the Indemnified
          Parties.*
 10.4     Indemnification Consent Agreement, dated as of February 22,
          2000, by and among NRG Energy, NRG Northeast Generating LLC, the Initial Purchasers party thereto and The Chase Manhattan
          Bank, as Trustee and Collateral Agent.*
 10.5     Restated Intercompany Note dated as of February 22, 2000 by
          Arthur Kill Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.6     Restated Intercompany Note dated as of February 22, 2000 by
          Astoria Gas Turbine Power LLC in favor of NRG Northeast
          Generating LLC.*
 10.7     Restated Intercompany Note dated as of February 22, 2000 by
          Devon Power LLC in favor of NRG Northeast Generating LLC.*
 10.8     Restated Intercompany Note dated as of February 22, 2000 by
          Dunkirk Power LLC in favor of NRG Northeast Generating LLC.*
 10.9     Restated Intercompany Note dated as of February 22, 2000 by
          Huntley Power LLC in favor of NRG Northeast Generating LLC.*
 10.10    Restated Intercompany Note dated as of February 22, 2000 by
          Middletown Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.11    Restated Intercompany Note dated as of February 22, 2000 by
          Montville Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.12    Restated Intercompany Note dated as of February 22, 2000 by
          Norwalk Power LLC in favor of NRG Northeast Generating LLC.*
 10.13    Restated Intercompany Note dated as of February 22, 2000 by
          Oswego Harbor Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.14    Restated Intercompany Note dated as of February 22, 2000 by
          Somerset Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.15    Working Capital Intercompany Note dated as of February 22,
          2000 by each of the Guarantors in favor of NRG Northeast
          Generating LLC.*
 10.16    Funds Administration Agreement, dated as of February 22,
          2000, by and among NRG Northeast Generating LLC and the
          Guarantors party thereto.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.17    Power Sales and Agency Agreement dated as of June 25, 1999 between NRG Power Marketing, Inc. and Arthur Kill Power
          LLC.*
 10.18    Power Sales and Agency Agreement dated as of June 25, 1999 between NRG Power Marketing, Inc. and Astoria Gas Turbine
          Power LLC.*
 10.19    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Connecticut Jet
          Power LLC.*
 10.20    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Devon Power LLC.*
 10.21    Power Sales and Agency Agreement dated as of June 11, 1999 between NRG Power Marketing, Inc. and Dunkirk Power LLC.*
 10.22    Power Sales and Agency Agreement dated as of June 11, 1999 between NRG Power Marketing, Inc. and Huntley Power LLC.*
 10.23    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Middletown Power
          LLC.*
 10.24    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Montville Power
          LLC.*
 10.25    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Norwalk Power
          LLC.*
 10.26    Power Sales and Agency Agreement dated as of October 22,
          1999 between NRG Power Marketing, Inc. and Oswego Harbor
          Power LLC.*
 10.27    Amended and Restated Power Sales and Agency Agreement dated as of July 15, 1999 between NRG Power Marketing, Inc. and
          Somerset Power LLC.*
 10.28    Operation and Maintenance Agreement dated as of June 25,
          1999 between NRG Arthur Kill Operations, Inc. and Arthur
          Kill Power LLC.*
 10.29    Operation and Maintenance Agreement dated as of June 25,
          1999 between NRG Astoria Gas Turbine Operations, Inc. and
          Astoria Gas Turbine Power LLC.*
 10.30    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Middletown Operations, Inc. and Connecticut
          Jet Power LLC.*
 10.31    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Devon Operations, Inc. and Devon Power
          LLC.*
 10.32    Operation and Maintenance Agreement dated as of June 11,
          1999 between NRG Dunkirk Operations, Inc. and Dunkirk Power
          LLC.*
 10.33    Operation and Maintenance Agreement dated as of June 11,
          1999 between NRG Huntley Operations, Inc. and Huntley Power
          LLC.*
 10.34    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Middletown Operations, Inc. and Middletown
          Power LLC.*
 10.35    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Montville Operations, Inc. and Montville
          Power LLC.*
 10.36    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Norwalk Harbor Operations, Inc. and Norwalk
          Power LLC.*
 10.37    Operation and Maintenance Agreement dated as of October 22,
          1999 between NRG Oswego Harbor Power Operations, Inc. and
          Oswego Harbor Power LLC.*
 10.38    Amended and Restated Operation and Maintenance Agreement
          dated as of July 15, 1999 between NRG Somerset Operations,
          Inc. and Somerset Power LLC.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.39    Corporate Services Agreement between NRG Energy, Inc. and
          Arthur Kill Power LLC dated as of June 25, 1999.*
 10.40    Corporate Services Agreement between NRG Energy, Inc. and
          Astoria Gas Turbine Power LLC dated as of June 25, 1999.*
 10.41    Corporate Services Agreement between NRG Energy, Inc. and
          Connecticut Jet Power LLC dated as of December 15, 1999.*
 10.42    Corporate Services Agreement between NRG Energy, Inc. and
          Devon Power LLC dated as of December 15, 1999.*
 10.43    Corporate Services Agreement between NRG Energy, Inc. and
          Dunkirk Power LLC dated as of June 11, 1999.*
 10.44    Corporate Services Agreement between NRG Energy, Inc. and
          Huntley Power LLC dated as of June 11, 1999.*
 10.45    Corporate Services Agreement between NRG Energy, Inc. and
          Middletown Power LLC dated as of December 15, 1999.*
 10.46    Corporate Services Agreement between NRG Energy, Inc. and
          Montville Power LLC dated as of December 15, 1999.*
 10.47    Corporate Services Agreement between NRG Energy, Inc. and
          Norwalk Power LLC dated as of December 15, 1999.
 10.48    Corporate Services Agreement between NRG Energy, Inc. and
          Oswego Harbor Power LLC dated as of October 22, 1999.*
 10.49    Amended and Restated Corporate Services Agreement between
          NRG Energy, Inc. and Somerset Power LLC dated as of July 15,
          1999.*
 10.50    Transition Capacity Agreement between Arthur Kill Power LLC and Consolidated Edison Company of New York, Inc. dated as of June 25, 1999, incorporated by reference to Exhibit 10.30 to NRG Energy, Inc.'s Form 10Q for the quarter ended June
          30, 1999.
 10.51    Transition Capacity Agreement between Astoria Gas Turbine
          Power LLC and Consolidated Edison Company of New York, Inc.
          dated as of June 25, 1999, incorporated by reference to
          Exhibit 10.29 to NRG Energy, Inc.'s Form 10Q for the quarter ended June 30, 1999.
 10.52    [Swap] Master Agreement dated as of June 11, 1999 between
          Niagara Mohawk Power Corporation and NRG Power Marketing,
          Inc., incorporated by reference to Exhibit 10.34 to NRG
          Energy, Inc.'s Form 10Q for the quarter ended September 30,
          1999.
 10.53    Transition Power Purchase Agreement (Huntley 65 or 66
          Secondary Call) between Niagara Mohawk Power Corporation and
          Huntley Power LLC dated as of June 11, 1999.*
 10.54    Transition Power Purchase Agreement (Huntley Power LLC -
          Call) between Niagara Mohawk Power Corporation and Huntley
          Power LLC dated as of June 11, 1999, incorporated by
          reference to Exhibit 10.24 to NRG Energy, Inc.'s Form 10Q
          for the quarter ended June 30, 1999.
 10.55    Wholesale Standard Offer Service Agreement among Blackstone
          Valley Electric Company, Eastern Edison Company, Newport
          Electric Corporation and NRG Power Marketing Inc. dated as of October 13, 1998 (incorporated by reference to Exhibit
          10.18 to NRG Energy, Inc.'s Form 10Q for the quarter ended
          June 30, 1999), as amended by First Amendment to Wholesale
          Standard Offer Service Agreement dated as of January 15,
          1999 (incorporated by reference to Exhibit 10.20 to NRG
          Energy, Inc.'s Form 10Q for the quarter ended June 30,
          1999).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.56    Transition Power Purchase Agreement between Niagara Mohawk
          Power Corporation and Oswego Harbor Power LLC dated as of
          April 1, 1999, as amended by Transition Power Purchase 1st
          Amendment between Niagara Mohawk Power Corporation and
          Oswego Harbor Power LLC dated as of July 21, 1999 and 2nd
          Amendment between Niagara Mohawk Power Corporation and
          Oswego Harbor Power LLC dated as of October 19, 1999.*
 10.57    Standard Offer Service Wholesale Sales Agreement between The
          Connecticut Light and Power Company and NRG Power Marketing,
          Inc. dated as of October 29, 1999, incorporated by reference to Exhibit 10.35 to NRG Energy, Inc.'s Form 10Q for the
          quarter ended September 30, 1999.
 10.58    Site Agreement between Niagara Mohawk Power Corporation and
          Huntley Power LLC dated as of May 11, 1999.*
 10.59    Site Agreement between Niagara Mohawk Power Corporation and
          Dunkirk Power LLC dated as of May 11, 1999.*
 10.60    Site Agreement between Niagara Mohawk Power Corporation and
          Oswego Harbor Power LLC dated as of August 19, 1999.*
 10.61    Arthur Kill Continuing Site Agreement between Consolidated
          Edison Company of New York, Inc. and NRG Energy, Inc. dated as of January 27, 1999.*
 10.62    Astoria Gas Turbine Continuing Site Agreement between
          Consolidated Edison Company of New York, Inc. and NRG
          Energy, Inc. dated as of January 27, 1999.*
 10.63    Interconnection Agreement between Niagara Mohawk Power
          Corporation and Huntley Power LLC dated as of April 14,
          1999.*
 10.64    Interconnection Agreement between Niagara Mohawk Power
          Corporation and Dunkirk Power LLC dated as of April 14,
          1999.*
 10.65    Interconnection Agreement between Niagara Mohawk Power
          Corporation and Oswego Harbor Power LLC dated as of July 30,
          1999.*
 10.66    Interconnection Agreement between The Connecticut Light and
          Power Company and NRG Energy, Inc. dated as of July 1,
          1999.*
 10.67    Interconnection Agreement between Montaup Electric Company and NRG Energy, Inc. dated as of October 13, 1998.*
 10.68    Generating Plant and Gas Turbine Asset Purchase and Sale
          Agreement for Arthur Kill Generating Plants located at
          Staten Island, Richmond County, New York and Astoria Gas
          Turbines located at Astoria, Queens County, New York between
          Consolidated Edison Company of New York, Inc. and NRG
          Energy, Inc. dated as of January 27, 1999, incorporated by reference to Exhibit 10.21 to NRG Energy, Inc.'s Form 10Q
          for the quarter ended June 30, 1999.
 10.69    Asset Purchase Agreement between Montaup Electric Company
          and NRG Energy, Inc. dated as of October 13, 1998.*
 10.70    Asset Sales Agreement between Niagara Mohawk Power
          Corporation and NRG Energy, Inc. dated as of December 23,
          1998 (incorporated by reference to Exhibit 10.19 to NRG
          Energy, Inc.'s Form 10Q for the quarter ended June 30,
          1999), as amended by Amendment to the Asset Sales Agreement dated as of June 11, 1999 (incorporated by reference to
          Exhibit 10.28 to NRG Energy, Inc.'s Form 10Q for the quarter ended June 30, 1999).
 10.71    Asset Sales Agreement among Niagara Mohawk Power
          Corporation, Rochester Gas and Electric Corporation, Oswego
          Harbor Power LLC and NRG Energy, Inc. dated as of April 1,
          1999.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.72    Asset Demarcation Agreement among The Connecticut Light and
          Power Company, Connecticut Jet Power LLC, Devon Power LLC,
          Middletown Power LLC, Montville Power LLC, Norwalk Power
          LLC, NRG Devon Operations, Inc., NRG Middletown Operations,
          Inc., NRG Montville Operations, Inc., NRG Norwark Harbor
          Operations, Inc. and NRG Energy, Inc. dated as of December
          15, 1999.*
 10.73    Purchase and Sale Agreement between NRG Energy, Inc. and The
          Connecticut Light and Power Company dated as of July 1,
          1999.*
 12.1     Statement re: Computation of Ratio of Earnings to Fixed
          Charges.*
 21.1     Subsidiaries of NRG Northeast Generating LLC.*
 23.1     Consent of PricewaterhouseCoopers LLP.*
 23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1).**
 24.1     Powers of Attorney (included as part of signature page to
          this registration statement).*
 25.1     Form T-1 Statement of Eligibility of The Chase Manhattan
          Bank to act as Trustee under the indenture.*
 27.1     Financial Data Schedule for December 31, 1999 Financial
          Statements of NRG Northeast Generating LLC (for SEC use
          only).*
 27.2     Financial Data Schedule for March 31, 2000 Financial
          Statements of NRG Northeast Generating LLC (for SEC use
          only).*
 27.3     Financial Data Schedule for Middletown Power LLC (for SEC
          use only).*
 27.4     Financial Data Schedule for Huntley Power LLC (for SEC use
          only).*
 27.5     Financial Data Schedule for Dunkirk Power LLC (for SEC use
          only).*
 27.6     Financial Data Schedule for Arthur Kill Power LLC (for SEC
          use only).*
 99.1     Form of Letter of Transmittal.**
 99.2     Form of Notice of Guaranteed Delivery.**
 99.3     Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.**
 99.4     Letter to Clients.**

---------------
 * Filed herewith.
** To be filed by amendment.

  ITEM 22. UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, NRG Northeast Generating LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          NRG NORTHEAST GENERATING LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned representatives of the members and the undersigned officers of NRG Northeast Generating LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                     TITLE                    DATE
                     ---------                                     -----                    ----
               /s/ DAVID H. PETERSON                    Representative of Northeast     July 31, 2000
---------------------------------------------------   Generation Holding LLC and NRG
                 David H. Peterson                              Eastern LLC

               /s/ LEONARD A. BLUHM                     Representative of Northeast     July 31, 2000
---------------------------------------------------   Generation Holding LLC and NRG
                 Leonard A. Bluhm                               Eastern LLC

             /s/ CRAIG A. MATACZYNSKI                   Representative of Northeast     July 31, 2000
---------------------------------------------------   Generation Holding LLC and NRG
               Craig A. Mataczynski                      Eastern LLC and President

                /s/ BRYAN K. RILEY                            Vice President            July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                               Treasurer              July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Arthur Kill Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          ARTHUR KILL POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Arthur Kill Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
NRG NORTHEAST GENERATING LLC                         Sole Member of Arthur Kill Power LLC  July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Astoria Gas Turbine Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          ASTORIA GAS TURBINE POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Astoria Gas Turbine Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
NRG NORTHEAST GENERATING LLC                          Sole Member of Astoria Gas Turbine   July 31, 2000
                                                                  Power LLC

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Connecticut Jet Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          CONNECTICUT JET POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Connecticut Jet Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
NRG NORTHEAST GENERATING LLC                            Sole Member of Connecticut Jet     July 31, 2000
                                                                  Power LLC

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Devon Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          DEVON POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Devon Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----
           NRG NORTHEAST GENERATING LLC                Sole Member of Devon Power LLC      July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                            President                 July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                             Vice President              July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                               Treasurer                 July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Dunkirk Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          DUNKIRK POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Dunkirk Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----
           NRG NORTHEAST GENERATING LLC               Sole Member of Dunkirk Power LLC     July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                            President                 July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                             Vice President              July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                               Treasurer                 July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Huntley Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          HUNTLEY POWER LLC

                                          BY:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Huntley Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
           NRG NORTHEAST GENERATING LLC                Sole Member of Huntley Power LLC    July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Middletown Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          MIDDLETOWN POWER LLC

                                          BY:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Middletown Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
           NRG NORTHEAST GENERATING LLC                   Sole Member of Middletown        July 31, 2000
                                                                  Power LLC

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Montville Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          MONTVILLE POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Montville Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
           NRG NORTHEAST GENERATING LLC               Sole Member of Montville Power LLC   July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Norwalk Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          NORWALK POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Norwalk Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
           NRG NORTHEAST GENERATING LLC                Sole Member of Norwalk Power LLC    July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Oswego Harbor Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          OSWEGO HARBOR POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Oswego Harbor Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
           NRG NORTHEAST GENERATING LLC               Sole Member of Oswego Harbor Power   July 31, 2000
                                                                     LLC

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Somerset Power LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 31st day of July, 2000.

                                          SOMERSET POWER LLC

                                          By:       /s/ BRIAN B. BIRD
                                            ------------------------------------
                                            Name: Brian B. Bird
                                            Title: Treasurer

                               POWER OF ATTORNEY

     We the undersigned members and officers of Somerset Power LLC do hereby constitute and appoint Leonard A. Bluhm and Brian B. Bird and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as representatives of the members and as officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, will do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000:

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
           NRG NORTHEAST GENERATING LLC               Sole Member of Somerset Power LLC    July 31, 2000

By: /s/ CRAIG A. MATACZYNSKI
--------------------------------------------------
    Name: Craig A. Mataczynski
    Title: President

             /s/ CRAIG A. MATACZYNSKI                             President                July 31, 2000
---------------------------------------------------
               Craig A. Mataczynski

                /s/ BRYAN K. RILEY                              Vice President             July 31, 2000
---------------------------------------------------
                  Bryan K. Riley

                 /s/ BRIAN B. BIRD                                Treasurer                July 31, 2000
---------------------------------------------------
                   Brian B. Bird

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Purchase Agreement, dated as of February 15, 2000, among NRG
          Northeast Generating LLC and Chase Securities, Inc. and
          Salomon Smith Barney Inc., as representatives of the Initial
          Purchasers.*
  3.1     Certificate of Formation of NRG Northeast Generating LLC.*
  3.2     Limited Liability Company Agreement of NRG Northeast
          Generating LLC.*
  3.3     Certificate of Formation of Arthur Kill Power LLC.*
  3.4     Limited Liability Company Agreement of Arthur Kill Power
          LLC.*
  3.5     Certificate of Formation of Astoria Gas Turbine Power LLC.*
  3.6     Limited Liability Company Agreement of Astoria Gas Turbine
          Power LLC.*
  3.7     Certificate of Formation of Connecticut Jet Power LLC.*
  3.8     Limited Liability Company Agreement of Connecticut Jet Power
          LLC.*
  3.9     Certificate of Formation of Devon Power LLC.*
  3.10    Limited Liability Company Agreement of Devon Power LLC.*
  3.11    Certificate of Formation of Dunkirk Power LLC.*
  3.12    Limited Liability Company Agreement of Dunkirk Power LLC.*
  3.13    Certificate of Formation of Huntley Power LLC.*
  3.14    Limited Liability Company Agreement of Huntley Power LLC.*
  3.15    Certificate of Formation of Middletown Power LLC.*
  3.16    Limited Liability Company Agreement of Middletown Power
          LLC.*
  3.17    Certificate of Formation of Montville Power LLC.*
  3.18    Limited Liability Company Agreement of Montville Power LLC.*
  3.19    Certificate of Formation of Norwalk Power LLC.*
  3.20    Limited Liability Company Agreement of Norwalk Power LLC.*
  3.21    Certificate of Formation of Oswego Harbor Power LLC.*
  3.22    Limited Liability Company Agreement of Oswego Harbor Power
          LLC.*
  3.23    Certificate of Formation of Somerset Power LLC.*
  3.24    Limited Liability Company Agreement of Somerset Power LLC.*
  4.1     Indenture, dated as of February 22, 2000, among NRG
          Northeast Generating LLC, the Guarantors party thereto and
          The Chase Manhattan Bank, as Trustee, relating to the Senior
          Secured Bonds.*
  4.2     First Supplemental Indenture, dated as of February 22, 2000, among NRG Northeast Generating LLC, the Guarantors party
          thereto and The Chase Manhattan Bank, as Trustee, relating to the 8.065% Series A Senior Secured Bonds due 2004, 8.842
          Series B Senior Secured Bonds due 2015 and 9.292% Series C
          Senior Secured Bonds due 2024.*
  4.3     Form of certificate of 8.065% Series A Senior Secured Bonds due 2004 (included in Exhibit 4.2).*
  4.4     Form of certificate of 8.842% Series B Senior Secured Bonds due 2015 (included in Exhibit 4.2).*
  4.5     Form of certificate of 9.292% Series C Senior Secured Bonds due 2024 (included in Exhibit 4.2).*
  4.6     Form of certificate of 8.065% Series A-1 Senior Secured
          Bonds due 2004.*
  4.7     Form of certificate of 8.842% Series B-1 Senior Secured
          Bonds due 2015.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.8     Form of certificate of 9.292% Series C-1 Senior Secured
          Bonds due 2024.*
  4.9     Exchange and Registration Rights Agreement, dated as of
          February 15, 2000, by and among NRG Northeast Generating
          LLC, the Guarantors party thereto, Chase Securities Inc. and
          Salomon Smith Barney Inc., on behalf of the Initial
          Purchasers.*
  4.10    Security Agreement, dated as of February 22, 2000, by and
          among NRG Northeast Generating LLC, the Guarantors party
          thereto and The Chase Manhattan Bank, as Trustee.*
  4.11    Security Agreement, dated as of February 22, 2000, between
          NRG Power Marketing LLC and The Chase Manhattan Bank, as
          Collateral Agent.*
  5.1     Form of opinion and consent of Skadden, Arps, Slate, Meagher
          & Flom as to the legality of the notes to be issued by NRG
          Northeast Generating LLC.**
 10.1     Collateral Agency and Intercreditor Agreement, dated as of
          February 22, 2000, by and among NRG Northeast Generating
          LLC, the Guarantors party thereto and The Chase Manhattan
          Bank, as Working Capital Agent, Collateral Agent and
          Trustee.*
 10.2     Working Capital Agreement, dated as of February 22, 2000, by and among NRG Northeast Generating LLC, the Guarantors party thereto and Citibank, N.A. and The Chase Manhattan Bank, as
          Working Capital Banks.*
 10.3     Indemnification Agreement, dated as of December 23, 1999, by and among NRG Energy, The Chase Manhattan Bank and Citibank,
          N.A., as Lender Representatives and the Indemnified
          Parties.*
 10.4     Indemnification Consent Agreement, dated as of February 22,
          2000, by and among NRG Energy, NRG Northeast Generating LLC, the Initial Purchasers party thereto and The Chase Manhattan
          Bank, as Trustee and Collateral Agent.*
 10.5     Restated Intercompany Note dated as of February 22, 2000 by
          Arthur Kill Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.6     Restated Intercompany Note dated as of February 22, 2000 by
          Astoria Gas Turbine Power LLC in favor of NRG Northeast
          Generating LLC.*
 10.7     Restated Intercompany Note dated as of February 22, 2000 by
          Devon Power LLC in favor of NRG Northeast Generating LLC.*
 10.8     Restated Intercompany Note dated as of February 22, 2000 by
          Dunkirk Power LLC in favor of NRG Northeast Generating LLC.*
 10.9     Restated Intercompany Note dated as of February 22, 2000 by
          Huntley Power LLC in favor of NRG Northeast Generating LLC.*
 10.10    Restated Intercompany Note dated as of February 22, 2000 by
          Middletown Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.11    Restated Intercompany Note dated as of February 22, 2000 by
          Montville Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.12    Restated Intercompany Note dated as of February 22, 2000 by
          Norwalk Power LLC in favor of NRG Northeast Generating LLC.*
 10.13    Restated Intercompany Note dated as of February 22, 2000 by
          Oswego Harbor Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.14    Restated Intercompany Note dated as of February 22, 2000 by
          Somerset Power LLC in favor of NRG Northeast Generating
          LLC.*
 10.15    Working Capital Intercompany Note dated as of February 22,
          2000 by each of the Guarantors in favor of NRG Northeast
          Generating LLC.*
 10.16    Funds Administration Agreement, dated as of February 22,
          2000, by and among NRG Northeast Generating LLC and the
          Guarantors party thereto.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.17    Power Sales and Agency Agreement dated as of June 25, 1999 between NRG Power Marketing, Inc. and Arthur Kill Power
          LLC.*
 10.18    Power Sales and Agency Agreement dated as of June 25, 1999 between NRG Power Marketing, Inc. and Astoria Gas Turbine
          Power LLC.*
 10.19    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Connecticut Jet
          Power LLC.*
 10.20    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Devon Power LLC.*
 10.21    Power Sales and Agency Agreement dated as of June 11, 1999 between NRG Power Marketing, Inc. and Dunkirk Power LLC.*
 10.22    Power Sales and Agency Agreement dated as of June 11, 1999 between NRG Power Marketing, Inc. and Huntley Power LLC.*
 10.23    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Middletown Power
          LLC.*
 10.24    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Montville Power
          LLC.*
 10.25    Power Sales and Agency Agreement dated as of December 15,
          1999 between NRG Power Marketing, Inc. and Norwalk Power
          LLC.*
 10.26    Power Sales and Agency Agreement dated as of October 22,
          1999 between NRG Power Marketing, Inc. and Oswego Harbor
          Power LLC.*
 10.27    Amended and Restated Power Sales and Agency Agreement dated as of July 15, 1999 between NRG Power Marketing, Inc. and
          Somerset Power LLC.*
 10.28    Operation and Maintenance Agreement dated as of June 25,
          1999 between NRG Arthur Kill Operations, Inc. and Arthur
          Kill Power LLC.*
 10.29    Operation and Maintenance Agreement dated as of June 25,
          1999 between NRG Astoria Gas Turbine Operations, Inc. and
          Astoria Gas Turbine Power LLC.*
 10.30    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Middletown Operations, Inc. and Connecticut
          Jet Power LLC.*
 10.31    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Devon Operations, Inc. and Devon Power
          LLC.*
 10.32    Operation and Maintenance Agreement dated as of June 11,
          1999 between NRG Dunkirk Operations, Inc. and Dunkirk Power
          LLC.*
 10.33    Operation and Maintenance Agreement dated as of June 11,
          1999 between NRG Huntley Operations, Inc. and Huntley Power
          LLC.*
 10.34    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Middletown Operations, Inc. and Middletown
          Power LLC.*
 10.35    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Montville Operations, Inc. and Montville
          Power LLC.*
 10.36    Operation and Maintenance Agreement dated as of December 15,
          1999 between NRG Norwalk Harbor Operations, Inc. and Norwalk
          Power LLC.*
 10.37    Operation and Maintenance Agreement dated as of October 22,
          1999 between NRG Oswego Harbor Power Operations, Inc. and
          Oswego Harbor Power LLC.*
 10.38    Amended and Restated Operation and Maintenance Agreement
          dated as of July 15, 1999 between NRG Somerset Operations,
          Inc. and Somerset Power LLC.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.39    Corporate Services Agreement between NRG Energy, Inc. and
          Arthur Kill Power LLC dated as of June 25, 1999.*
 10.40    Corporate Services Agreement between NRG Energy, Inc. and
          Astoria Gas Turbine Power LLC dated as of June 25, 1999.*
 10.41    Corporate Services Agreement between NRG Energy, Inc. and
          Connecticut Jet Power LLC dated as of December 15, 1999.*
 10.42    Corporate Services Agreement between NRG Energy, Inc. and
          Devon Power LLC dated as of December 15, 1999.*
 10.43    Corporate Services Agreement between NRG Energy, Inc. and
          Dunkirk Power LLC dated as of June 11, 1999.*
 10.44    Corporate Services Agreement between NRG Energy, Inc. and
          Huntley Power LLC dated as of June 11, 1999.*
 10.45    Corporate Services Agreement between NRG Energy, Inc. and
          Middletown Power LLC dated as of December 15, 1999.*
 10.46    Corporate Services Agreement between NRG Energy, Inc. and
          Montville Power LLC dated as of December 15, 1999.*
 10.47    Corporate Services Agreement between NRG Energy, Inc. and
          Norwalk Power LLC dated as of December 15, 1999.
 10.48    Corporate Services Agreement between NRG Energy, Inc. and
          Oswego Harbor Power LLC dated as of October 22, 1999.*
 10.49    Amended and Restated Corporate Services Agreement between
          NRG Energy, Inc. and Somerset Power LLC dated as of July 15,
          1999.*
 10.50    Transition Capacity Agreement between Arthur Kill Power LLC and Consolidated Edison Company of New York, Inc. dated as of June 25, 1999, incorporated by reference to Exhibit 10.30 to NRG Energy, Inc.'s Form 10Q for the quarter ended June
          30, 1999.
 10.51    Transition Capacity Agreement between Astoria Gas Turbine
          Power LLC and Consolidated Edison Company of New York, Inc.
          dated as of June 25, 1999, incorporated by reference to
          Exhibit 10.29 to NRG Energy, Inc.'s Form 10Q for the quarter ended June 30, 1999.
 10.52    [Swap] Master Agreement dated as of June 11, 1999 between
          Niagara Mohawk Power Corporation and NRG Power Marketing,
          Inc., incorporated by reference to Exhibit 10.34 to NRG
          Energy, Inc.'s Form 10Q for the quarter ended September 30,
          1999.
 10.53    Transition Power Purchase Agreement (Huntley 65 or 66
          Secondary Call) between Niagara Mohawk Power Corporation and
          Huntley Power LLC dated as of June 11, 1999.*
 10.54    Transition Power Purchase Agreement (Huntley Power LLC -
          Call) between Niagara Mohawk Power Corporation and Huntley
          Power LLC dated as of June 11, 1999, incorporated by
          reference to Exhibit 10.24 to NRG Energy, Inc.'s Form 10Q
          for the quarter ended June 30, 1999.
 10.55    Wholesale Standard Offer Service Agreement among Blackstone
          Valley Electric Company, Eastern Edison Company, Newport
          Electric Corporation and NRG Power Marketing Inc. dated as of October 13, 1998 (incorporated by reference to Exhibit
          10.18 to NRG Energy, Inc.'s Form 10Q for the quarter ended
          June 30, 1999), as amended by First Amendment to Wholesale
          Standard Offer Service Agreement dated as of January 15,
          1999 (incorporated by reference to Exhibit 10.20 to NRG
          Energy, Inc.'s Form 10Q for the quarter ended June 30,
          1999).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.56    Transition Power Purchase Agreement between Niagara Mohawk
          Power Corporation and Oswego Harbor Power LLC dated as of
          April 1, 1999, as amended by Transition Power Purchase 1st
          Amendment between Niagara Mohawk Power Corporation and
          Oswego Harbor Power LLC dated as of July 21, 1999 and 2nd
          Amendment between Niagara Mohawk Power Corporation and
          Oswego Harbor Power LLC dated as of October 19, 1999.*
 10.57    Standard Offer Service Wholesale Sales Agreement between The
          Connecticut Light and Power Company and NRG Power Marketing,
          Inc. dated as of October 29, 1999, incorporated by reference to Exhibit 10.35 to NRG Energy, Inc.'s Form 10Q for the
          quarter ended September 30, 1999.
 10.58    Site Agreement between Niagara Mohawk Power Corporation and
          Huntley Power LLC dated as of May 11, 1999.*
 10.59    Site Agreement between Niagara Mohawk Power Corporation and
          Dunkirk Power LLC dated as of May 11, 1999.*
 10.60    Site Agreement between Niagara Mohawk Power Corporation and
          Oswego Harbor Power LLC dated as of August 19, 1999.*
 10.61    Arthur Kill Continuing Site Agreement between Consolidated
          Edison Company of New York, Inc. and NRG Energy, Inc. dated as of January 27, 1999.*
 10.62    Astoria Gas Turbine Continuing Site Agreement between
          Consolidated Edison Company of New York, Inc. and NRG
          Energy, Inc. dated as of January 27, 1999.*
 10.63    Interconnection Agreement between Niagara Mohawk Power
          Corporation and Huntley Power LLC dated as of April 14,
          1999.*
 10.64    Interconnection Agreement between Niagara Mohawk Power
          Corporation and Dunkirk Power LLC dated as of April 14,
          1999.*
 10.65    Interconnection Agreement between Niagara Mohawk Power
          Corporation and Oswego Harbor Power LLC dated as of July 30,
          1999.*
 10.66    Interconnection Agreement between The Connecticut Light and
          Power Company and NRG Energy, Inc. dated as of July 1,
          1999.*
 10.67    Interconnection Agreement between Montaup Electric Company and NRG Energy, Inc. dated as of October 13, 1998.*
 10.68    Generating Plant and Gas Turbine Asset Purchase and Sale
          Agreement for Arthur Kill Generating Plants located at
          Staten Island, Richmond County, New York and Astoria Gas
          Turbines located at Astoria, Queens County, New York between
          Consolidated Edison Company of New York, Inc. and NRG
          Energy, Inc. dated as of January 27, 1999, incorporated by reference to Exhibit 10.21 to NRG Energy, Inc.'s Form 10Q
          for the quarter ended June 30, 1999.
 10.69    Asset Purchase Agreement between Montaup Electric Company
          and NRG Energy, Inc. dated as of October 13, 1998.*
 10.70    Asset Sales Agreement between Niagara Mohawk Power
          Corporation and NRG Energy, Inc. dated as of December 23,
          1998 (incorporated by reference to Exhibit 10.19 to NRG
          Energy, Inc.'s Form 10Q for the quarter ended June 30,
          1999), as amended by Amendment to the Asset Sales Agreement dated as of June 11, 1999 (incorporated by reference to
          Exhibit 10.28 to NRG Energy, Inc.'s Form 10Q for the quarter ended June 30, 1999).
 10.71    Asset Sales Agreement among Niagara Mohawk Power Corporation
          , Rochester Gas and Electric Corporation, Oswego Harbor
          Power LLC and NRG Energy, Inc. dated as of April 1, 1999.*

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.72    Asset Demarcation Agreement among The Connecticut Light and
          Power Company, Connecticut Jet Power LLC, Devon Power LLC,
          Middletown Power LLC, Montville Power LLC, Norwalk Power
          LLC, NRG Devon Operations, Inc., NRG Middletown Operations,
          Inc., NRG Montville Operations, Inc., NRG Norwark Harbor
          Operations, Inc. and NRG Energy, Inc. dated as of December
          15, 1999.*
 10.73    Purchase and Sale Agreement between NRG Energy, Inc. and The
          Connecticut Light and Power Company dated as of July 1,
          1999.*
 12.1     Statement re: Computation of Ratio of Earnings to Fixed
          Charges.*
 21.1     Subsidiaries of NRG Northeast Generating LLC.*
 23.1     Consent of PricewaterhouseCoopers LLP.*
 23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1).**
 24.1     Powers of Attorney (included as part of signature page to
          this registration statement).*
 25.1     Form T-1 Statement of Eligibility of The Chase Manhattan
          Bank to act as Trustee under the indenture.*
 27.1     Financial Data Schedule for December 31, 1999 Financial
          Statements of NRG Northeast Generating LLC (for SEC use
          only).*
 27.2     Financial Data Schedule for March 31, 2000 Financial
          Statements of NRG Northeast Generating LLC (for SEC use
          only).*
 27.3     Financial Data Schedule for Middletown Power LLC (for SEC
          use only).*
 27.4     Financial Data Schedule for Huntley Power LLC (for SEC use
          only).*
 27.5     Financial Data Schedule for Dunkirk Power LLC (for SEC use
          only).*
 27.6     Financial Data Schedule for Arthur Kill Power LLC (for SEC
          use only).*
 99.1     Form of Letter of Transmittal.**
 99.2     Form of Notice of Guaranteed Delivery.**
 99.3     Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.**
 99.4     Letter to Clients.**

---------------
 * Filed herewith.
** To be filed by amendment.